UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☑ Preliminary Proxy Statement ☐ Definitive Proxy Statement ☐ Definitive Additional Materials ☐ Soliciting Material Pursuant to §240.14a-12	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

SKILLSOFT PUBLIC LIMITED COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Ordinary Shares, par value €0.11 per share, of SkillSoft PLC (“Ordinary Shares”)

(2)	Aggregate number of securities to which transaction applies:

95,330,356 Ordinary Shares, comprised of (A) 5,276 Ordinary Shares outstanding as of 8 April 2010 and (B) 95,325,080 Ordinary Shares represented by American Depositary Shares (“ADSs”), which are traded on the NASDAQ Global Market, as well as options to purchase 9,996,601 ADSs with an exercise price of less than $11.25 per share.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The maximum aggregate value was determined based on the sum of: (a) 95,330,356 SkillSoft Ordinary Shares multiplied by $11.25 per share; and (b) 9,996,601 SkillSoft Ordinary Shares underlying outstanding stock options with exercise prices less than $11.25 per share multiplied by $5.42 (which is the difference between $11.25 per share and the weighted average exercise price per share). The filing fee was determined by multiplying $0.00007130 by the maximum aggregate value of the transaction as determined in accordance with the preceding sentence.

(4)	Proposed maximum aggregate value of transaction: $1,126,648,082.42

(5)	Total fee paid: $80,331

☐	Fee paid previously with preliminary materials:

☑	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

$76,813

(2)	Form, Schedule or Registration Statement No.:

PREM14A

(3)	Filing Party:

SkillSoft PLC

(4)	Date Filed:

February 19, 2010

Explanatory Note: This preliminary proxy statement is being filed solely to pay the additional filing fee required pursuant to Rule 0-11(a)(3) of the Securities Exchange Act of 1934, as amended.

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt about the action you should take, you are recommended to immediately seek your own personal financial advice from your stockbroker, bank manager, solicitor, accountant or other independent professional financial advisor who, if you are taking advice in Ireland, is authorised or exempted under the Investment Intermediaries Act 1995 of Ireland (as amended) or the European Communities (Markets in Financial Instruments Directive) Regulations 2007 of Ireland (as amended).

If you have sold or otherwise transferred all of your SkillSoft ADSs and/or SkillSoft Shares please send this document and the accompanying documents at once to the purchaser or transferee, or to the stockbroker, bank or other agent through whom the sale or transfer was effected, for transmission to the purchaser or transferee. If you have sold or otherwise transferred some of your SkillSoft ADSs and/or SkillSoft Shares you should immediately consult the stockbroker, bank or other agent through whom the sale or transfer was effected. Such documents should, however, not be distributed, forwarded or transmitted in or into or from any Restricted Jurisdiction.

REVISED RECOMMENDED ACQUISITION FOR CASH

OF

SKILLSOFT PUBLIC LIMITED COMPANY

BY

SSI INVESTMENTS III LIMITED

BY MEANS OF A SCHEME OF ARRANGEMENT

UNDER SECTION 201 OF THE COMPANIES ACT 1963 OF IRELAND

EXPLANATORY NOTE

On 31 March 2010, SkillSoft and SSI Investments announced that they had reached agreement on the terms of a revised recommended acquisition for cash of the entire issued and to be issued share capital of SkillSoft by SSI Investments for the increased price of US$11.25 per SkillSoft Share or SkillSoft ADS. SkillSoft and SSI Investments had previously announced on 12 February 2010 that they had reached agreement on the terms of a recommended acquisition of SkillSoft by SSI Investments for cash at a price of US$10.80 per SkillSoft Share or SkillSoft ADS. The SkillSoft Board unanimously recommends the Revised Acquisition to SkillSoft Securityholders. To facilitate the Revised Acquisition, the Court Meeting and EGM, scheduled to be held on 6 April 2010, were adjourned and have been reconvened for 3 May 2010 for the purpose of considering and, if thought fit, approving the Revised Acquisition. SkillSoft is mailing this revised Proxy Statement (comprising the Scheme Document) to the SkillSoft Shareholders and SkillSoft ADS holders of record in order to provide information regarding the Revised Acquisition.

SkillSoft ADS holders will find enclosed with this document an ADS Voting Instruction Card for the Adjourned Meetings. SkillSoft ADS holders who previously voted their ADSs by properly and timely submitting their voting instructions, and who wish such voting instructions to remain unchanged for the Adjourned Meetings, should take no action. SkillSoft ADS holders who did not previously submit voting instructions, or who wish to change their previously submitted voting instructions, should submit their voting instructions in accordance with the instructions printed on the enclosed ADS Voting Instruction Card. Registered SkillSoft ADS holders who elect to submit their voting instructions by returning the ADS Voting Instruction Card should return it by post as soon as possible but in any event so as to be received by the Depositary, at Proxy Tabulator for SkillSoft PLC, P.O. Box 8016, Cary, North Carolina 27512-9903, by 27 April 2010. If you wish to change your previously submitted voting instructions, or if you have not previously voted, your ADS Voting Instruction Card for the Adjourned Meetings must be received by 27 April 2010 or the Depositary will not alter your vote in respect of previous voting instructions or (as the case may be) vote your SkillSoft ADSs. Any new voting instructions properly and timely submitted will supersede any previous voting instructions. Beneficial SkillSoft ADS holders should follow voting instructions provided by your bank or broker.

SkillSoft Shareholders will find enclosed with this document Forms of Proxy for the Adjourned Meetings. SkillSoft Shareholders who have previously submitted their proxy or voting instructions by properly and timely submitting a Form of Proxy, and who wish such existing Form of Proxy to remain unchanged for the Adjourned Meetings, should take no action. SkillSoft Shareholders who wish to change their previously submitted voting instructions or appoint a different person as their proxy should complete the enclosed Forms of Proxy in accordance with the instructions printed on the forms and return them either by post, by hand or by fax as soon as possible but in any event so as to be received by SkillSoft’s Registrar, Computershare Investor Services (Ireland) Limited, P.O. Box 954, Heron House, Corrig Road, Sandyford Industrial Estate, Dublin 18, Ireland, not less than 48 hours before the relevant Adjourned Meeting. If returning the Forms of Proxy by fax, please send the fax to 01 216 3183 (if calling within Ireland) or +353 1 216 3183 (if calling from outside Ireland). If the Form of Proxy for the Adjourned Court Meeting is not lodged by the relevant time, it may be handed to the Chairman of the Adjourned Court Meeting before the start of the Adjourned Court Meeting. The completion and return of a Form of Proxy will not prevent you from attending and voting in person at either the Adjourned Court Meeting or the Adjourned EGM (as appropriate) or any adjournment thereof if you so wish and are so entitled.

This document should be read as a whole. Your attention is drawn to the letter from Charles E. Moran, Chairman of the Board of SkillSoft, in Part I (Letter of Recommendation from the Board of SkillSoft) of this document, which contains a unanimous recommendation from the Board of SkillSoft that you vote in favour of the resolutions to be proposed at the Adjourned Court Meeting and the Adjourned EGM. A letter from Credit Suisse explaining the Scheme appears in Part III (Explanatory Statement) of this document.

Capitalised words in this document are defined in Part IX (Definitions).

Notices convening the Adjourned Court Meeting and the Adjourned EGM, both of which will be held at Fitzwilton House, Wilton Place, Dublin 2, Ireland on 3 May 2010, are set out in Part X (Notice of Adjourned Court Meeting) and Part XI (Notice of Adjourned Extraordinary General Meeting of SkillSoft Public Limited Company), respectively, of this document. The Adjourned Court Meeting will start at 9.00 a.m. (Irish Standard Time) and the Adjourned EGM will start at 9.15 a.m. (Irish Standard Time) (or, if later, as soon thereafter as the Adjourned Court Meeting, convened for the same date and place, has concluded or been adjourned).

Record Date for SkillSoft ADS holders. The Depositary has fixed 3 March 2010 as the record date for the determination of SkillSoft ADS holders entitled to receive notice of the Adjourned Court Meeting and the Adjourned EGM, and any adjournment or postponement thereof, and vote on the proposals presented at the Adjourned Meetings.

Record Date for SkillSoft Shareholders. Holders of record of SkillSoft Shares on 7 April 2010, whose names are registered in the register of members of SkillSoft will receive notice of the Adjourned Court Meeting and the Adjourned EGM and any adjournments thereof; however, holders of Scheme Shares as of the Voting Record Time will be entitled to attend and vote at the Adjourned Court Meeting and holders of only SkillSoft Shares as of the Voting Record Time will be entitled to attend and vote at the Adjourned EGM in respect of the number of SkillSoft Shares registered in their name at the Voting Record Time. During each week up to 1 May 2010, the Registrar and SkillSoft will review the register of members of SkillSoft and will mail to any new SkillSoft Shareholders a copy of this document together with the Forms of Proxy.

The action to be taken by SkillSoft Securityholders in respect of the Adjourned Meetings and the Revised Acquisition is set out on page 29.

The directors of SkillSoft accept responsibility for the information contained in this document, other than that relating to SSI Investments, Berkshire, Advent, Bain Capital Partners, the Investor Group, Stockbridge, Stockbridge Partners, their respective associates and the directors of SSI Investments and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of SkillSoft (who have taken all reasonable care to ensure such is the case), the information contained in this document for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

The directors of SSI Investments accept responsibility for the information contained in this document relating to SSI Investments, the Investor Group, Berkshire, Advent, Bain Capital Partners, Stockbridge, Stockbridge

Partners, their respective associates and the directors of SSI Investments and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of SSI Investments (who have taken all reasonable care to ensure such is the case), the information contained in this document for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

Credit Suisse, which is regulated under the laws of the United Sates of America, is acting for SkillSoft and for no one else in connection with the Revised Acquisition and will not be responsible to any person other than SkillSoft for providing the protections afforded to clients of Credit Suisse, nor for providing advice in relation to the Revised Acquisition, the content of this document or any transaction or any matter referred to herein. Neither Credit Suisse nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Credit Suisse in connection with this document, any transaction, any statement contained herein or otherwise.

Morgan Stanley, which is regulated under the laws of the United States of America, is acting as lead financial advisor to SSI Investments and the Investor Group and no one else in connection with the Revised Acquisition and will not be responsible to anyone other than SSI Investments and the Investor Group for providing the protections afforded to clients of Morgan Stanley or for providing advice in relation to the Revised Acquisition, the contents of this document or any transaction or arrangement referred to herein. Neither Morgan Stanley nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Morgan Stanley in connection with this document, any transaction, any statement contained herein or otherwise.

Barclays Capital, which is regulated under the laws of the United States of America, is acting as financial advisor to SSI Investments and the Investor Group and no one else in connection with the Revised Acquisition and will not be responsible to anyone other than SSI Investments and the Investor Group for providing the protections afforded to clients of Barclays Capital or for providing advice in relation to the Revised Acquisition, the contents of this document or any transaction or arrangement referred to herein. Neither Barclays Capital nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Barclays Capital in connection with this document, any transaction, any statement contained herein or otherwise.

Wilmer Cutler Pickering Hale and Dorr LLP and William Fry are acting as legal advisors to SkillSoft.

Ropes & Gray LLP and Mason Hayes+Curran are acting as legal advisors to SSI Investments and the Investor Group.

This document does not constitute an offer or an invitation to purchase, sell, subscribe for or exchange or the solicitation of an offer to purchase, sell, subscribe for or exchange any securities or the solicitation of any vote of approval in any jurisdiction in which such offer, invitation or solicitation would be unlawful.

The distribution of this document in or into certain jurisdictions may be restricted by the laws of those jurisdictions. Accordingly, copies of this document and all other documents relating to the Revised Acquisition are not being, and must not be, mailed or otherwise forwarded, distributed or sent in, into or from any Restricted Jurisdiction. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction.

Any action taken in relation to the Revised Acquisition should be taken only on the basis of all of the information contained in this document.

If you are a SkillSoft ADS holder and have any questions relating to this document or how to complete and return the ADS Voting Instruction Card, please call SkillSoft’s proxy solicitor, Georgeson, toll-free at 1-866-357-4029 (if calling within the United States) or at 001 212-806-6859 (if calling from outside the

United States) between 9.00 a.m. and 5.00 p.m. (United States Eastern Time) on any Business Day. If calling from outside the United States, please call collect. Banks and brokers should contact Georgeson at 1-212-440-9800. Georgeson cannot provide advice on the benefits of the Revised Acquisition or the Scheme or recommend how you vote or give any financial or tax advice.

If you are a SkillSoft Shareholder and have any questions relating to this document or how to complete and return the Forms of Proxy, please call SkillSoft’s Registrar, Computershare Investor Services (Ireland) Limited at 01 447 5518 (if calling within Ireland) or at +353 1 447 5518 (if calling from outside Ireland) between 9.00 a.m. and 5.00 p.m. (Irish Standard Time) on any Business Day. SkillSoft’s Registrar cannot provide advice on the benefits of the Scheme or the Revised Acquisition or recommend how you vote or give any financial advice or tax advice.

Under the provisions of Rule 8.3 of the Takeover Rules, if any person is, or becomes, interested (directly or indirectly) in one per cent. or more of any class of relevant securities of SkillSoft, all dealings in any relevant securities of SkillSoft (including by means of an option in respect of, or a derivative referenced to, any such relevant securities) by such person must be publicly disclosed by not later than 3.30 p.m. (Irish Standard Time) on the business day following the date of the relevant transaction. This requirement will continue until the date on which the Scheme becomes effective or on which the Offer Period otherwise ends. If two or more persons co-operate on the basis of any agreement, either express or tacit, either oral or written, to acquire an interest in relevant securities of SkillSoft, they will be deemed to be a single person for the purpose of Rule 8.3 of the Takeover Rules.

Under the provisions of Rule 8.1 of the Takeover Rules, all dealings in relevant securities of SkillSoft by SSI Investments or SkillSoft, or by any of their respective associates, must also be disclosed by no later than 12 noon (Irish Standard Time) on the business day following the date of the relevant transaction.

The attention of SkillSoft Securityholders, who are resident in, or citizens of, or who have a contractual or legal obligation to forward this document to, Restricted Jurisdictions, is drawn to paragraph 11 in Part III (Explanatory Statement) of this document.

Information concerning forward-looking statements

This document includes information that constitutes forward-looking statements made pursuant to the safe harbour provision of the United States Private Securities Litigation Reform Act of 1995. Statements in this document regarding the proposed transaction between SSI Investments and SkillSoft, the expected timetable for completing the transaction and any other statements about SSI Investments’ and SkillSoft’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements. Any such forward-looking statements involve risk and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements. Factors that could cause or contribute to such differences include competitive pressures, changes in customer demands or industry standards, adverse economic conditions, loss of key personnel, litigation and other risk factors disclosed under the heading “Risk Factors” in SkillSoft’s Annual Report on Form 10-K for the fiscal year ended 31 January 2010, as filed with the Securities and Exchange Commission. The forward-looking statements provided by SSI Investments and SkillSoft in this document represent the views of SSI Investments and SkillSoft as of the date of this document. SSI Investments and SkillSoft anticipate that subsequent events and developments may cause their views to change. However, while SSI Investments and SkillSoft may elect to update these forward-looking statements at some point in the future, SSI Investments and SkillSoft specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing SSI Investments’ or SkillSoft’s views as of any date subsequent to the date of this document.

This document is dated 8 April 2010 and was first mailed to SkillSoft Securityholders on 9 April 2010.

CONTENTS

QUESTIONS AND ANSWERS ABOUT THE REVISED ACQUISITION, THE SCHEME OF ARRANGEMENT, THE ADJOURNED COURT MEETING, THE ADJOURNED EXTRAORDINARY GENERAL MEETING AND THE COURT HEARING		1

SUMMARY		13

ADVISORS TO SKILLSOFT, SSI INVESTMENTS AND THE INVESTOR GROUP		26

EXPECTED TIMETABLE OF PRINCIPAL EVENTS*		27

ENCLOSURES AND CONTACT INFORMATION		28

ACTION TO BE TAKEN		29

PART I—LETTER OF RECOMMENDATION FROM THE BOARD OF SKILLSOFT		33
1.	INTRODUCTION	33
2.	SUMMARY OF THE TERMS OF THE REVISED ACQUISITION	33
3.	THE CONDITIONS	34
4.	BACKGROUND TO AND REASONS FOR RECOMMENDING THE REVISED ACQUISITION	35
5.	EFFECTS OF THE REVISED ACQUISITION	44
6.	VOTING UNDERTAKINGS	45
7.	RESTATED EXPENSES REIMBURSEMENT AGREEMENT	47
8.	TRANSACTION AGREEMENT, AS AMENDED BY THE FIRST AMENDING AGREEMENT TO THE TRANSACTION AGREEMENT	47
9.	SOLICITATION OF PROPOSALS FROM OTHER PARTIES	53
10.	INTERESTS OF SKILLSOFT OFFICERS AND DIRECTORS IN THE TRANSACTION	53
11.	SKILLSOFT SHARE OPTION PLANS AND SKILLSOFT EMPLOYEE SHARE PURCHASE PLAN	53
12.	ACTION TO BE TAKEN	54
13.	FURTHER INFORMATION	54
14.	ADDITIONAL INFORMATION ON SKILLSOFT	54
15.	RECOMMENDATION	55

PART II—LETTER FROM SSI INVESTMENTS		56
1.	BACKGROUND TO AND REASONS FOR THE REVISED ACQUISITION	56
2.	INFORMATION ON SSI INVESTMENTS	56
3.	INFORMATION ON THE INVESTOR GROUP	57
4.	THE CONSIDERATION	57
5.	FINANCING OF THE REVISED ACQUISITION	58
6.	DIRECTORS, MANAGEMENT, EMPLOYEES AND SKILLSOFT’S BUSINESS	59
7.	UNDERTAKINGS TO VOTE IN FAVOUR OF THE REVISED ACQUISITION AND THE SCHEME	60
8.	PAYMENT OF SCHEME CONSIDERATION	61

PART III—EXPLANATORY STATEMENT		62
1.	INTRODUCTION	62
2.	THE REVISED ACQUISITION	62
3.	THE CONDITIONS	63
4.	CONSENTS AND ADJOURNED MEETINGS	63
5.	STRUCTURE OF THE SCHEME	66
6.	BOARD, MANAGEMENT AND EMPLOYEES	67
7.	SKILLSOFT SHARE OPTION PLANS AND SKILLSOFT EMPLOYEE SHARE PURCHASE PLAN	67

i

ii

QUESTIONS AND ANSWERS ABOUT THE REVISED ACQUISITION,

THE SCHEME OF ARRANGEMENT, THE ADJOURNED COURT MEETING,

THE ADJOURNED EXTRAORDINARY GENERAL MEETING AND THE COURT HEARING

The following questions and answers are provided for your convenience, and briefly address some commonly asked questions about the Revised Acquisition, the Scheme of Arrangement, the Adjourned Court Meeting, the Adjourned Extraordinary General Meeting and the Court Hearing. These questions and answers may not address all questions that may be important to you as a SkillSoft Securityholder. You should still read this entire document carefully, including each of the Annexes.

Overview

Q1:	What is the proposed transaction?

A:	On 31 March 2010, the Board of SkillSoft and the Board of SSI Investments, a company formed by funds sponsored by each of Berkshire, Advent and Bain Capital Partners, announced that they had reached agreement on the terms of a revised recommended acquisition for cash at the increased price of $11.25 per SkillSoft Share or SkillSoft ADS of the entire issued and to be issued share capital of SkillSoft by means of a scheme of arrangement. To become effective this proposal is subject to various conditions, including shareholder approval. As described below, the transaction is proposed to be structured as a scheme of arrangement under Irish law, under which SSI Investments will effectively acquire all of the outstanding SkillSoft Shares and SkillSoft ADSs. The Board of SkillSoft unanimously recommends that SkillSoft Securityholders vote in favour of the revised recommended acquisition of SkillSoft by SSI Investments and the Scheme of Arrangement, as the members of the SkillSoft Board who are SkillSoft Securityholders have irrevocably undertaken (subject to certain exceptions) to do in respect of their own beneficial holdings, amounting to, in aggregate 5,877 SkillSoft Shares, which represents approximately 0.006 per cent. of the issued share capital of SkillSoft, and any SkillSoft Shares that such directors may acquire or subscribe for upon exercise of their SkillSoft Options.

Q2:	How do I vote in favour of the proposed transaction?

A:	If you hold SkillSoft ADSs and you have previously voted in favour of the proposed transaction, your vote will remain valid for the Adjourned Meetings on 3 May 2010. If you wish your voting instructions to remain the same, you should take no action.

If you are a registered SkillSoft ADS holder and you wish to change your voting instructions, or if you have not previously submitted voting instructions, you should complete, date and sign the ADS Voting Instruction Card accompanying this document in accordance with the instructions printed thereon and return it to the Depositary, at Proxy Tabulator for SkillSoft PLC, P.O. Box 8016, Cary, North Carolina 27512-9903, United States as soon as possible but, in any event, by 27 April 2010. Alternatively, you may submit your voting instructions via telephone by calling the number printed at the top of your ADS Voting Instruction Card or via the Internet at www.proxypush.com/skil. To dial in or log in please ensure that you have your ADS Voting Instruction Card available. Any new voting instructions properly and timely submitted will supersede any previous voting instructions submitted by you.

If you are a beneficial SkillSoft ADS holder, you should follow the voting instructions provided by your bank or broker.

If you are a direct SkillSoft Shareholder, you will have received a Form of Proxy in respect of each of the Meetings with the scheme circular that was posted to SkillSoft Shareholders on 12 March 2010. If you have already completed and returned either or both of these Forms of Proxy, they will remain valid for the Adjourned Meetings on 3 May 2010 unless you complete and return a new Form of Proxy. SkillSoft Shareholders who wish any existing Form(s) of Proxy to remain in place should take no action.

SkillSoft Shareholders will find enclosed with this document an additional PINK Form of Proxy for use in connection with the Adjourned Court Meeting and an additional BLUE Form of Proxy for use in connection with the Adjourned EGM. Either these or the original Forms of Proxy should (unless you are an Investor Group Associate) be completed, in each case by following the instructions appearing in the answers to Q13 and Q14 below on pages 5 and 6 of this document, if you wish to make any proxy appointment (or to revoke or revise any proxy appointment which you have already made) in connection with the Adjourned Court Meeting and/or the Adjourned EGM. Any new Form(s) of Proxy properly and timely submitted will supersede any previous Form(s) of Proxy submitted by you.

You will need to complete both Forms of Proxy in order to vote in favour of the Revised Acquisition. There are two Forms of Proxy in this transaction because Irish law requires that two separate shareholder meetings be held, the Adjourned Court Meeting and the Adjourned EGM. Investor Group Associates will not vote their SkillSoft ADSs at the Adjourned Court Meeting but they will instruct the Depositary to vote the SkillSoft Shares represented by their SkillSoft ADSs at the Adjourned EGM.

Q3:	What is the difference between a Scheme Shareholder and a SkillSoft Shareholder?

A:	Whether a holder of SkillSoft Shares is a Scheme Shareholder or a SkillSoft Shareholder depends on who holds the SkillSoft Shares in question and when the shares were issued by SkillSoft. Any holder of SkillSoft Shares outstanding on the date of this document will be a Scheme Shareholder. In addition, SkillSoft Shares issued after the Scheme Record Time do not constitute Scheme Shares. It is expected that the only SkillSoft Shares issued after the Scheme Record Time will be SkillSoft Shares issued pursuant to the exercise of options granted under the SkillSoft Share Option Plans, and this is explained further in paragraph 11 in Part I (Letter of Recommendation from the Board of SkillSoft) of this document.

Q4:	What is a “scheme of arrangement”?

A:	A “scheme of arrangement” is an Irish transaction structure that is similar in effect to a “merger” in the United States. If the Scheme of Arrangement becomes effective, then:

•	SSI Investments will pay US$11.25 in cash per SkillSoft Share to each Scheme Shareholder;

•	all outstanding Scheme Shares will either be cancelled or transferred to SSI Investments;

•	SkillSoft will issue New SkillSoft Shares to SSI Investments in place of the Cancellation Shares, so that SkillSoft becomes a wholly owned subsidiary of SSI Investments; and

•	the Scheme will be binding on all SkillSoft Shareholders, whether or not they voted in support of the Scheme.

As SkillSoft is an Irish incorporated company, it and its Board (and the Board’s compliance with its fiduciary duties) are subject to the laws of Ireland. As is explained in the succeeding questions and answers, the Revised Acquisition is subject to approval by SkillSoft Shareholders and the High Court of Ireland and the proposed transaction cannot be consummated without these approvals. The Revised Acquisition will be considered approved by SkillSoft Shareholders if a simple majority (more than 50 per cent.) in number of the Scheme Shareholders who vote (in person or by proxy), vote in favour of the Scheme and if Scheme Shares representing three-fourths (75 per cent.) in value of the total number of Scheme Shares voted at the Adjourned Court Meeting are voted in favour of the Scheme. So, in effect, what is being presented in this document is a proposal, to be considered and voted on by SkillSoft Shareholders, for the acquisition of SkillSoft by SSI Investments on the terms set out in this document.

The Court Hearing, the Adjourned Court Meeting and the Adjourned Extraordinary General Meeting

Q5:	What are the Court Hearing and the Adjourned Court Meeting?

A:	In order for the Scheme to become effective, the sanction of the Scheme by the High Court at a hearing is required. This hearing is referred to as the Court Hearing. Subject to the approval of the resolutions proposed at the Meetings, it is anticipated that the Court Hearing will take place on 20 May 2010.

In addition, prior to the sanction of the High Court, and in order for the Scheme to become effective, the approval of the Scheme by the Scheme Shareholders is required. This approval is obtained at a shareholder meeting referred to as the Court Meeting. The purpose of the Court Meeting is to allow the High Court to ascertain whether Scheme Shareholders are in favour of the Scheme. All SkillSoft Shareholders, other than the holders of Designated Shares, are Scheme Shareholders. The previously adjourned Court Meeting has been reconvened to be held at 9.00 a.m. (Irish Standard Time) on 3 May 2010, and the Notice of the Adjourned Court Meeting is set out in Part X (Notice of Adjourned Court Meeting) of this document.

Q6:	What is the Adjourned Extraordinary General Meeting?

A:	In addition to the approval of the Scheme at the Adjourned Court Meeting, the Scheme cannot become effective unless a number of additional resolutions are approved at a second meeting of the SkillSoft Shareholders, which is referred to herein as the Adjourned Extraordinary General Meeting. These resolutions are discussed in paragraph 4.2 of Part III (Explanatory Statement) of this document and, with the exception of resolution 4, all serve to implement the Scheme and SSI Investments’ acquisition of SkillSoft. The previously adjourned Extraordinary General Meeting has been reconvened to be held at 9.15 a.m. (Irish Standard Time) on 3 May 2010 or, if later, immediately after the conclusion or adjournment of the Adjourned Court Meeting. The Notice of the Adjourned Extraordinary General Meeting is set out on in Part XI (Notice of Adjourned Extraordinary General Meeting of SkillSoft Public Limited Company) of this document.

Q7:	Why are there multiple shareholder meetings?

A:	Irish law requires that two separate shareholder meetings be held, the Adjourned Court Meeting and the Adjourned Extraordinary General Meeting. Both meetings are necessary to cause the Scheme to become effective. Investor Group Associates will not vote their Scheme Shares at the Adjourned Court Meeting but they will instruct the Depositary to vote the SkillSoft Shares represented by their SkillSoft ADSs at the Adjourned Extraordinary General Meeting.

Q8:	When and where is the Adjourned Court Meeting?

A:	The Adjourned Court Meeting will be held at Fitzwilton House, Wilton Place, Dublin 2, Ireland, on 3 May 2010, at 9.00 a.m. (Irish Standard Time).

Q9:	When and where is the Adjourned Extraordinary General Meeting?

A:	The Adjourned Extraordinary General Meeting will be held at Fitzwilton House, Wilton Place, Dublin 2, Ireland, on 3 May 2010, at 9.15 a.m. (Irish Standard Time) or, if later, immediately after the conclusion or adjournment of the Adjourned Court Meeting.

Q10:	Who is entitled to vote at the Adjourned Court Meeting and the Adjourned Extraordinary General Meeting?

A:	Only Scheme Shareholders will be entitled to vote at the Adjourned Court Meeting whereas all SkillSoft Shareholders will be entitled to vote at the Adjourned Extraordinary General Meeting. SkillSoft ADS holders will be represented at the Adjourned Court Meeting and the Adjourned Extraordinary General Meeting through the Depositary, who will vote the SkillSoft Shares represented by their SkillSoft ADSs as instructed by SkillSoft ADS holders through the ADS Voting Instruction Card.

Q11:	What vote is required at the Adjourned Court Meeting?

A:	At the Adjourned Court Meeting, the Scheme will be approved if a simple majority (more than 50 per cent.) in number of the Scheme Shareholders who vote (in person or by proxy), vote in favour of the Scheme and if Scheme Shares representing three-fourths (75 per cent.) in value of the total number of Scheme Shares voted at the Adjourned Court Meeting are voted in favour of the Scheme.

In considering its approval of the Scheme, the High Court will consider whether there has been a sufficiently large (in the High Court’s judgment) number of Scheme Shares included in the vote in favour of the Scheme to fairly represent the opinion of Scheme Shareholders, in addition to whether the required majority (as described above) is obtained. As a result, it is important that as many votes as possible are cast at the Adjourned Court Meeting.

SkillSoft urges SkillSoft ADS holders who have not already submitted ADS voting instructions, or who wish to change their previously submitted voting instructions, to complete, sign, date and return the enclosed ADS Voting Instruction Card or to submit their ADS voting instructions via the Internet or by telephone to ensure that the Depositary represents their SkillSoft ADSs and votes the corresponding Scheme Shares at the Adjourned Court Meeting.

SkillSoft urges Scheme Shareholders, who have not already completed and returned a PINK Form of Proxy, or who wish to change their previously submitted proxy or voting instructions, to complete, sign, date and return the enclosed PINK Form of Proxy to ensure the representation and voting of their Scheme Shares at the Adjourned Court Meeting.

SkillSoft urges SkillSoft ADS holders and Scheme Shareholders who had previously voted against the Original Acquisition, but now wish to vote in favour of the Revised Acquisition, to properly and timely take the steps outlined in this document to do so.

The failure to vote (by proxy or in person) in favour of the Scheme will increase the likelihood of the Scheme being defeated at the Adjourned Court Meeting and the Revised Acquisition not proceeding.

Q12:	What vote is required at the Adjourned Extraordinary General Meeting?

A:	At the Adjourned Extraordinary General Meeting, the ordinary resolutions must be approved by a simple majority (more than 50 per cent.) of the votes cast (in person or by proxy) and the special resolutions must be approved by not less than three-fourths (75 per cent.) of the votes cast (in person or by proxy).

SkillSoft urges SkillSoft ADS holders who have not already submitted ADS voting instructions, or who wish to change their previously submitted voting instructions, to complete, sign, date and return the enclosed ADS Voting Instruction Card or to submit their ADS voting instructions via the Internet or by telephone to ensure that the Depositary represents their SkillSoft ADSs and votes the corresponding SkillSoft Shares at the Adjourned Extraordinary General Meeting.

SkillSoft urges SkillSoft Shareholders who have not already completed a BLUE Form of Proxy, or who wish to change their previously submitted proxy or voting instructions, to complete, sign, date and return the enclosed BLUE Form of Proxy to ensure the representation and voting of their SkillSoft Shares at the Adjourned Extraordinary General Meeting.

SkillSoft urges SkillSoft ADS holders and SkillSoft Shareholders who had previously voted against the Original Acquisition, but now wish to vote in favour of the Revised Acquisition, to properly and timely take the steps outlined in this document to do so.

The failure to vote (by proxy or in person) in favour of the resolutions to be proposed at the Adjourned Extraordinary General Meeting will increase the likelihood of the resolutions to be proposed at the Adjourned Extraordinary General Meeting not being approved and the Revised Acquisition not proceeding.

Q13:	How do I vote at the Adjourned Court Meeting?

A:	For SkillSoft ADS holders:

If you have previously, properly and timely completed and submitted the ADS Voting Instruction Card mailed to you on 12 March 2010, or properly and timely submitted your voting instructions via telephone or the Internet, those voting instructions will remain valid for the Adjourned Court Meeting unless you complete and return a new ADS Voting Instruction Card, or submit new voting instructions via telephone or the Internet. Any new voting instructions properly and timely submitted will supersede any previous voting instructions. Registered SkillSoft ADS holders who wish their existing ADS voting instructions to remain unchanged should take no action.

Beneficial SkillSoft ADS holders, who have not already submitted voting instructions or who wish to change their voting instructions, should follow the instructions provided by their bank or broker.

Registered SkillSoft ADS holders, who have not already completed and returned an ADS Voting Instruction Card or who wish to change their voting instructions, should complete, date and sign the enclosed ADS Voting Instruction Card in accordance with the instructions printed thereon and return it to the Depositary, at Proxy Tabulator for SkillSoft PLC, P.O. Box 8016, Cary, North Carolina 27512-9903, United States, as soon as possible but, in any event, by 27 April 2010. Alternatively, you may submit your voting instructions via telephone by calling the number printed at the top of your ADS Voting Instruction Card or via the Internet at www.proxypush.com/skil. To dial in or log in please make sure that you have your ADS Voting Instruction Card available. If you are changing your previously submitted voting instructions, or if you did not previously submit voting instructions, your voting instructions for the Adjourned Court Meeting must be received by the Depositary by 5.00 p.m. (United States Eastern Time) on 27 April 2010. It is important that, for the Adjourned Court Meeting, as many votes as possible are cast (whether in person or by proxy) so that the High Court may be satisfied that there is a fair and reasonable representation of Scheme Shareholder opinion. Therefore, if you have not previously submitted your voting instructions, or if you wish to change your voting instructions, you are strongly urged to complete, sign, date and return the enclosed ADS Voting Instruction Card as soon as possible to ensure that the Depositary votes the Scheme Shares represented by your SkillSoft ADSs at the Adjourned Court Meeting in accordance with your voting instructions. Any new voting instructions properly and timely submitted will supersede any previous voting instructions submitted by you.

For Scheme Shareholders:

If you have already completed and returned the PINK Form of Proxy distributed with the scheme circular that was posted on 12 March 2010, this Form of Proxy will remain valid for the Adjourned Court Meeting unless you complete and return a new Form of Proxy. SkillSoft Shareholders who wish their existing PINK Form of Proxy to remain unchanged should take no action.

Scheme Shareholders who have not already completed and returned a PINK Form of Proxy, or who wish to change their proxy or voting instructions, should complete, date and sign the enclosed PINK Form of Proxy in accordance with the instructions printed thereon and return it to SkillSoft’s Registrar, Computershare Investor Services (Ireland) Limited, at Heron House, Corrig Road, Sandyford Industrial Estate, Dublin 18, Ireland, as soon as possible but, in any event, so as to be received by post or, during normal business hours, by hand, by 9.00 a.m. (Irish Standard Time) on 1 May 2010. A PINK Form of Proxy so returned will supersede any PINK Form of Proxy previously submitted by you. It is important that, for the Adjourned Court Meeting, as many votes as possible are cast (whether in person or by proxy) so that the High Court may be satisfied that there is a fair and reasonable representation of Scheme Shareholder opinion. Therefore, if you have not previously submitted your proxy or voting instructions, or if you wish to change your proxy or voting instructions, you are strongly urged to complete, sign, date and return the enclosed PINK Form of Proxy as soon as possible.

Q14:	How do I vote at the Adjourned Extraordinary General Meeting?

A:	For SkillSoft ADS holders:

If you are a registered SkillSoft ADS holder and you have already completed and returned the ADS Voting Instruction Card that was mailed to you on 12 March 2010, or properly and timely submitted your voting instructions via telephone or the Internet, those voting instructions will remain valid for the Adjourned Extraordinary General Meeting unless you complete and return a new ADS Voting Instruction Card, or submit new voting instructions via telephone or the Internet. Any new voting instructions properly and timely submitted will supersede any previous voting instructions. Registered SkillSoft ADS holders who wish their existing ADS voting instructions to remain unchanged should take no action.

Beneficial SkillSoft ADS holders, who have not already completed and returned an ADS Voting Instruction Card or who wish to change their voting instructions, should follow the instructions provided by their bank or broker.

Registered SkillSoft ADS holders, who have not already completed and returned an ADS Voting Instruction Card or who wish to change their voting instructions, should complete, date and sign the enclosed ADS Voting Instruction Card in accordance with the instructions printed thereon and return it to the Depositary, at Proxy Tabulator for SkillSoft PLC, P.O. Box 8016, Cary, North Carolina 27512-9903, United States, as soon as possible but, in any event, so that it is received by the Depositary by 5.00 p.m. (United States Eastern Time) on 27 April 2010. Alternatively, you may submit your voting instructions via telephone by calling the number printed at the top of your ADS Voting Instruction Card or via the Internet at www.proxypush.com/skil. To dial in or log in please make sure that you have your ADS Voting Instruction Card available. Any new voting instructions properly and timely submitted will supersede any previous voting instructions submitted by you.

For SkillSoft Shareholders:

If you have already completed and returned the BLUE Form of Proxy distributed with the scheme circular that was posted on 12 March 2010, this Form of Proxy will remain valid for the Adjourned Extraordinary General Meeting unless you complete and return a new Form of Proxy. SkillSoft Shareholders who wish their existing BLUE Form of Proxy to remain in place should take no action.

SkillSoft Shareholders, who have not already completed and returned a BLUE Form of Proxy or who wish to change their proxy or voting instructions, should complete, date and sign the enclosed BLUE Form of Proxy in accordance with the instructions printed thereon and return it to Computershare Investor Services (Ireland) Limited, at Heron House, Corrig Road, Sandyford Industrial Estate, Dublin 18, Ireland, as soon as possible but, in any event, so as to be received by post or, during normal business hours, by hand, by 9.15 a.m. (Irish Standard Time) on 1 May 2010. Any BLUE Form of Proxy so returned will supersede any BLUE Form of Proxy previously submitted by you.

Q15:	If my SkillSoft ADSs or SkillSoft Shares are held in “street name” by my broker, will my broker vote my SkillSoft ADSs or SkillSoft Shares for me?

A:	Depending on any relevant arrangements in respect of such matters, your broker will be permitted to vote your SkillSoft ADSs or SkillSoft Shares only if you instruct your broker how to vote. If you are a SkillSoft Shareholder (but not a SkillSoft ADS holder) and have previously provided your broker with absolute discretion to vote at all times on SkillSoft Shareholder votes, then your broker will be able to vote your SkillSoft Shares unless you instruct your broker otherwise. If your broker does not have absolute discretion to vote on your behalf, or if you are a SkillSoft ADS holder and you wish to instruct your broker to vote on your behalf, you should follow the procedures provided by your broker regarding the voting of your SkillSoft ADSs or SkillSoft Shares. If your broker does not have absolute discretion and you do not provide instructions to your broker to vote in favour of the Scheme, your SkillSoft ADSs or SkillSoft Shares (as the case may be) will not be voted, which will increase the likelihood of the Scheme being defeated and the Revised Acquisition not proceeding.

Q16:	If I am a SkillSoft ADS holder, do I need to present my SkillSoft ADSs to the Depositary for cancellation and delivery of SkillSoft Shares in order to be able to vote in favour of the Scheme or to receive the Consideration?

A:	No. As a SkillSoft ADS holder, you may vote in favour of the Scheme by completing and signing the enclosed ADS Voting Instruction Card and, if the Scheme is made effective, and you continue to hold your SkillSoft ADSs, you will receive the Consideration.

Q17:	May I vote in person?

A:	For SkillSoft ADS holders:

No. SkillSoft ADS holders will not be entitled to attend or vote or speak at the Adjourned Meetings or to be represented at the Court Hearing. However, SkillSoft ADS holders may instruct the Depositary how to vote such holders’ SkillSoft ADSs at the Adjourned Meetings and the Depositary will vote in accordance with the instructions it receives. Details of how SkillSoft ADS holders can instruct the Depositary to vote at the Adjourned Court Meeting and the Adjourned Extraordinary General Meeting are contained in the enclosed ADS Voting Instruction Card.

SkillSoft ADS holders who wish to attend or vote or speak at the Adjourned Court Meeting and/or the Adjourned Extraordinary General Meeting or to be represented at the Court Hearing should take steps to present their SkillSoft ADSs to the Depositary for cancellation and delivery of SkillSoft Shares so as to become holders of record of SkillSoft Shares on the register of members of SkillSoft prior to the relevant Voting Record Time for the Adjourned Court Meeting or the Adjourned Extraordinary General Meeting or prior to the Court Hearing (as the case may be).

For Scheme Shareholders and SkillSoft Shareholders:

Yes. If you are a holder of Scheme Shares you may attend and vote and speak at the Adjourned Court Meeting in person. If you are a holder of SkillSoft Shares you may attend and vote and speak at the Adjourned Extraordinary General Meeting and vote your SkillSoft Shares in person. If you hold your Scheme Shares or SkillSoft Shares (as the case may be) in “street name,” you must provide a legal proxy executed by your bank or broker to vote your Scheme Shares or SkillSoft Shares in person at the Adjourned Court Meeting and/or the Adjourned Extraordinary General Meeting.

Q18:	What if I do not vote in favour?

A:	The failure to vote in favour of the Scheme and the resolutions to be proposed at the Adjourned Extraordinary General Meeting (by proxy or in person) will increase the likelihood of (i) the Scheme being defeated at the Adjourned Court Meeting; (ii) the resolutions to be proposed at the Adjourned Extraordinary General Meeting not being approved; and (iii) the Revised Acquisition not proceeding. If the Scheme is defeated and the Revised Acquisition does not proceed, you will not receive the consideration of US$11.25 in cash per SkillSoft ADS or SkillSoft Share that is payable pursuant to the terms of the Revised Acquisition and Scheme. Your vote is important regardless of the number of SkillSoft ADSs or SkillSoft Shares that you own.

Q19:	Who is soliciting my proxy?

A:	This proxy is being solicited by the Board of SkillSoft. The Board of SkillSoft considers the terms of the Revised Acquisition to be fair and reasonable. The Board of SkillSoft unanimously recommends that SkillSoft Securityholders vote in favour of the Revised Acquisition and Scheme.

Q20:	May holders of SkillSoft ADSs or SkillSoft Shares be represented at the Court Hearing?

A:	SkillSoft ADS holders will not be entitled to be represented at the Court Hearing. SkillSoft ADS holders who wish to be represented at the Court Hearing should take steps to present their SkillSoft ADSs to the Depositary for cancellation and delivery of SkillSoft Shares so as to become holders of record of SkillSoft Shares in the register of members of SkillSoft prior to the Court Hearing.

All SkillSoft Shareholders (but not SkillSoft ADS holders) are entitled to be represented by counsel or a solicitor (at their own expense) to support or oppose the sanctioning of the Scheme at the Court Hearing.

Q21:	What should I do now?

A:	For SkillSoft ADS holders:

After carefully reading and considering the information contained in this document, please vote your SkillSoft ADSs if you have not previously done so, or if you wish to change your voting instructions, by returning the enclosed ADS Voting Instruction Card to the Depositary or by submitting your ADS voting instructions via the Internet or by telephone as explained on your ADS Voting Instruction Card. If you are a beneficial SkillSoft ADS holder, you should follow the instructions provided by your bank or broker.

Do not enclose or return your SkillSoft ADS certificates with your ADS Voting Instruction Card.

For Scheme Shareholders and SkillSoft Shareholders:

After carefully reading and considering the information contained in this document, please vote your SkillSoft Shares if you have not already done so, or if you wish to change your voting instructions, by returning the enclosed PINK Form of Proxy and BLUE Form of Proxy to SkillSoft’s Registrar by post, by hand or by fax. SkillSoft Shareholders (but not SkillSoft ADS holders) may also attend the Adjourned Court Meeting and/or the Adjourned Extraordinary General Meeting and vote in person.

Do not enclose or return your share certificate(s) with your Forms of Proxy.

Q22:	When should I send in my ADS Voting Instruction Card and/or Forms of Proxy?

A:	SkillSoft ADS holders who have not already completed and returned an ADS Voting Instruction Card, or who wish to change their voting instructions, should complete, sign, date and return their ADS Voting Instruction Card as soon as possible, and in any event, so that it is received by the Depositary by 5.00 p.m. (United States Eastern Time) on 27 April 2010, so that their SkillSoft ADSs will be voted at the Adjourned Court Meeting and/or Adjourned Extraordinary General Meeting. If you are a beneficial SkillSoft ADS holder, you should follow the instructions provided by your bank or broker.

SkillSoft Shareholders who have not already completed and returned their Forms of Proxy, or who wish to change their proxy or voting instructions, should complete, sign, date and return their Forms of Proxy (in the manner set out in the section headed “Action to be Taken” on page 29 of this document) as soon as possible, and in any event by 1 May 2010, so that their SkillSoft Shares will be voted at the Adjourned Court Meeting and/or Adjourned Extraordinary General Meeting.

Q23:	May I change my vote after I have mailed my signed ADS Voting Instruction Card and/or Forms of Proxy?

A:	For SkillSoft ADS holders:

Yes. Registered holders of SkillSoft ADSs may change their vote at any time before 5.00 p.m. (United States Eastern Time) on 27 April 2010. You may do this by sending a written, dated notice to the Depositary, at Proxy Tabulator for SkillSoft PLC, P.O. Box 8016, Cary, North Carolina 27512-9903, stating that you would like to revoke your voting instructions, which must be received by the Depositary by 5.00 p.m. (United States Eastern Time) on 27 April 2010. Any new voting instructions properly and timely submitted will supersede any previous voting instructions submitted by you. Beneficial SkillSoft ADS holders should contact their bank or broker.

If you have questions regarding your ADS Voting Instruction Card after you have returned it to the Depositary, you should contact Georgeson or the Depositary at the addresses provided below.

For Scheme Shareholders and SkillSoft Shareholders:

Scheme Shareholders may change their vote at any time before the start of the Adjourned Court Meeting in the case of the PINK Form of Proxy and SkillSoft Shareholders may change their vote at any time up to 9.15 a.m. (Irish Standard Time) on 1 May 2010 in the case of the BLUE Form of Proxy for the Adjourned Extraordinary General Meeting. You may do this in one of three ways. First, you may send a written, dated notice to the Registrar of SkillSoft stating that you would like to revoke your proxy. Second, you may complete, sign, date and submit a new Form of Proxy. Third, you may attend the Adjourned Court Meeting and/or the Adjourned Extraordinary General Meeting and vote in person. Your attendance alone will not revoke your proxy. Any new Form(s) of Proxy properly and timely submitted will supersede any previous Form(s) of Proxy submitted by you. If you have instructed a broker to vote your SkillSoft Shares, you must follow the directions received from your broker relating to changing those instructions.

If you have questions regarding your Forms of Proxy after you have returned them to the Registrar, you should contact the Registrar at the address provided below.

Q24:	When and where is the Court Hearing?

A:	Subject to the approval of the resolutions proposed at the Meetings, it is anticipated that the Court Hearing will be held at The Four Courts, Inns Quay, Dublin, Ireland on 20 May 2010.

The Revised Acquisition and the Scheme of Arrangement

Q25:	What is the Scheme of Arrangement?

A:	The Scheme of Arrangement is an arrangement made between SkillSoft and the Scheme Shareholders under Irish law and is subject to the approval of the High Court. If the Scheme of Arrangement becomes effective, all Scheme Shares currently held by Scheme Shareholders will be cancelled or transferred to SSI Investments. SkillSoft will then issue New SkillSoft Shares to SSI Investments in place of the Scheme Shares cancelled pursuant to the Scheme of Arrangement and SSI Investments will pay US$11.25 per SkillSoft Share in cash (without interest and less any applicable withholding taxes) to the former Scheme Shareholders. As a result of these arrangements, SkillSoft will become a wholly owned subsidiary of SSI Investments.

Q26:	What will I receive in the Revised Acquisition?

A:	For SkillSoft ADS holders:

As a SkillSoft ADS holder, you will receive US$11.25 in cash (without interest and less any applicable withholding taxes and ADS cancellation fees) for each SkillSoft ADS that you own. For example, if you own 100 SkillSoft ADSs, after the Scheme becomes effective, you will receive US$1,125.00 in cash (without interest and less any applicable withholding taxes and ADS cancellation fees).

For SkillSoft Shareholders:

As a SkillSoft Shareholder, you will receive US$11.25 in cash (without interest and less any applicable withholding taxes) for each SkillSoft Share that you own. For example, if you own 100 SkillSoft Shares, within 14 days of the Scheme becoming effective, you will receive US$1,125.00 in cash (without interest and less any applicable withholding taxes).

Q27:	What rights do I have if I oppose the Revised Acquisition and the Scheme of Arrangement?

A:	For SkillSoft ADS holders:

You can vote against approval of the Scheme by completing, signing, dating and returning your ADS Voting Instruction Card or by submitting your ADS voting instructions via the Internet or by telephone to the Depositary for the Adjourned Court Meeting and/or the Adjourned Extraordinary General Meeting.

For Scheme Shareholders and SkillSoft Shareholders:

You can vote against approval of the Scheme by completing, signing, dating and returning your Forms of Proxy or voting in person at the Adjourned Court Meeting and/or the Adjourned Extraordinary General Meeting. Each SkillSoft Shareholder is entitled to be represented by counsel or a solicitor (at their own expense) at the Court Hearing to oppose the sanctioning of the Scheme.

Q28:	Am I entitled to appraisal rights in connection with the Scheme?

A:	If the Scheme is approved by the Scheme Shareholders and sanctioned by the High Court, then, subject to the Scheme becoming effective in accordance with its terms and the right of a Scheme Shareholder to appeal the High Court’s decision to sanction the Scheme, the Scheme will be binding on all SkillSoft Shareholders, including those Scheme Shareholders who did not vote or who voted against it at the Adjourned Court Meeting. Only those Scheme Shareholders who attend and are heard at the Court Hearing will have the right to appeal the High Court’s decision to sanction the Scheme to the Irish Supreme Court. SkillSoft Shareholders will have no right to seek a court appraisal of the value of SkillSoft Shares. If the Scheme becomes effective, all SkillSoft ADS holders will receive US$11.25 per SkillSoft ADS (without interest and less any applicable withholding taxes and ADS cancellation fees) and all SkillSoft Shareholders will receive US$11.25 per SkillSoft Share (without interest and less any applicable withholding taxes).

Q29:	If the Revised Acquisition is consummated, when can I expect to receive the consideration for my SkillSoft Shares and/or SkillSoft ADSs?

A:	After the Scheme becomes effective, the Depositary will forward to each SkillSoft ADS holder the US$11.25 in cash per SkillSoft ADS (without interest and less any applicable withholding taxes and ADS cancellation fees) to which he/she/it is entitled under the terms of the Scheme. Holders of SkillSoft ADSs will be required to surrender their SkillSoft ADSs in order to receive their entitlement under the Scheme. Following the Scheme becoming effective, The Bank of New York Mellon, as Depositary, will mail a notice to registered holders of SkillSoft ADSs regarding the mechanics of the exchange of their existing SkillSoft ADSs for the consideration. Instructions for the exchange of SkillSoft ADS certificates will be set out in the letter of transmittal. If you hold your SkillSoft ADSs indirectly, you must rely on the procedures of the bank, broker or financial institution through which you hold your SkillSoft ADSs for completion of the exchange.

After the Scheme becomes effective, SkillSoft Shareholders will receive the Consideration to which they are entitled under the terms of the Scheme within 14 days of the Effective Date. For more information on the details related to the payment of the Consideration, please see paragraph 10.1 of Part III (Explanatory Statement) of this document.

Q30:	Why is the Board of SkillSoft recommending the Revised Acquisition?

A:	The Board of SkillSoft, which has been so advised by Credit Suisse, considers the terms of the Revised Acquisition to be fair and reasonable. In providing its advice, Credit Suisse has taken into account the commercial assessments of the Board of SkillSoft. Accordingly, the Board of SkillSoft intends unanimously to recommend to SkillSoft Securityholders to vote in favour of the Revised Acquisition and Scheme, as the directors of SkillSoft who are SkillSoft Securityholders have irrevocably undertaken (subject to certain exceptions) to do in respect of their own beneficial holdings, amounting to, in aggregate 5,877 SkillSoft Shares, which represents approximately 0.006 per cent. of the issued share capital of SkillSoft, and any SkillSoft Shares such directors may acquire or subscribe for upon exercise of their SkillSoft Options. To review the SkillSoft Board’s reasons for recommending the Revised Acquisition, see paragraph 4 of Part I (Letter of Recommendation from the Board of SkillSoft) of this document entitled “Background to and Reasons For Recommending the Revised Acquisition.”

Q31:	What are the tax consequences of the Revised Acquisition to me?

A:	Your receipt of the Consideration will be a taxable transaction for US federal income tax and Irish CGT purposes. For a more detailed explanation of the tax consequences, see paragraphs 8 and 9 of Part VIII (Additional Information) of this document entitled “Irish Taxation” and “US Federal Income Tax Consequences,” respectively. Your tax consequences will depend on your personal situation. You should consult your personal tax advisors for a full explanation of the tax consequences of the Scheme to you.

Q32:	When does the Board of SkillSoft expect the Revised Acquisition to be consummated?

A:	SkillSoft currently expects the Revised Acquisition and the Scheme to become effective during June 2010. SkillSoft cannot, however, require SSI Investments to proceed with the Scheme until all of the Conditions described in paragraph 3 of Part I (Letter of Recommendation from the Board of SkillSoft) and set out in full in Part V (Conditions of the Revised Acquisition and the Scheme) are waived or satisfied at or prior to the Effective Date in accordance with their respective terms, including the approval of the Scheme at the Adjourned Court Meeting and the Adjourned Extraordinary General Meeting. The Scheme requires approval by the High Court and regulatory approvals, including the approval of Relevant Authorities pursuant to the HSR Act and the equivalent laws of Germany and Austria, which regulatory approvals SkillSoft has received. SkillSoft cannot assure you as to when, or if, all of the Conditions of the Revised Acquisition will be met, and it is possible the parties will not complete the Revised Acquisition.

Q33:	What happens if I sell my SkillSoft Shares before the Adjourned Court Meeting and the Adjourned Extraordinary General Meeting?

A:	For SkillSoft ADS holders:

The Record Date for SkillSoft ADS holders for the Adjourned Court Meeting and the Adjourned Extraordinary General Meeting is earlier than the expected Effective Time of the Revised Acquisition. If you held your SkillSoft ADSs on the Record Date (3 March 2010) but transfer those SkillSoft ADSs after the Record Date and before the Effective Time, you may retain your right to submit voting instructions to be represented by the Depositary at the Adjourned Court Meeting and the Adjourned Extraordinary General Meeting, but not the right to receive the consideration. This right to receive the consideration will pass to the person who owns the SkillSoft ADSs you transferred as of the Scheme Record Time (10.00 p.m. (Irish Standard Time) on the Business Day before the Effective Date of the Revised Acquisition).

For SkillSoft Shareholders:

The Voting Record Time for SkillSoft Shareholders for the Adjourned Court Meeting and the Adjourned Extraordinary General Meeting is earlier than the expected Effective Time of the Revised Acquisition. If you hold your SkillSoft Shares on the Voting Record Time (9.00 a.m. (Irish Standard Time) on 1 May 2010 or, if either the Adjourned Court Meeting or the Adjourned EGM is adjourned, 9.00 a.m. (Irish Standard Time) on the day which is two days before the date set for the relevant adjourned meeting) but transfer those SkillSoft Shares after the Voting Record Time and before the Effective Time, you may retain your right to vote at the Adjourned Court Meeting and the Adjourned Extraordinary General Meeting but not the right to receive the Consideration. This right to receive the Consideration will pass to the person who owns the SkillSoft Shares you transferred as of the Scheme Record Time (10.00 p.m. (Irish Standard Time) on the Business Day before the Effective Date of the Revised Acquisition).

Q34:	What should I do if I have questions?

A:	For SkillSoft ADS holders:

If you have questions about the Revised Acquisition, the Scheme of Arrangement, the Adjourned Court Meeting, the Adjourned Extraordinary General Meeting, the Court Hearing or this document, or would like additional copies of this document or the ADS Voting Instruction Card, you should contact SkillSoft’s proxy solicitor, Georgeson, at 1-866-357-4029 (if calling within the United States) or at 001 212-806- 6859

(if calling from outside the United States) between 9.00 a.m. and 5.00 p.m. (United States Eastern Time) on any Business Day. If calling from outside the United States, please call collect. Banks and brokers should contact Georgeson at 1-212-440-9800. For legal reasons, SkillSoft’s proxy solicitor cannot provide advice on the benefits of the Revised Acquisition or the Scheme or recommend how you vote or give any financial or tax advice.

For SkillSoft Shareholders:

If you have questions about the Revised Acquisition, the Scheme of Arrangement, the Adjourned Court Meeting, the Adjourned Extraordinary General Meeting, the Court Hearing or this document, or would like additional copies of this document or the Forms of Proxy, you should contact SkillSoft’s Registrar, Computershare Investor Services (Ireland) Limited, on 01 447 5518 (if calling within Ireland) or on +353 1 447 5518 (if calling from outside Ireland) between 9.00 a.m. and 5.00 p.m. (Irish Standard Time) on any Business Day. For legal reasons, SkillSoft’s Registrar cannot provide advice on the benefits of the Scheme or Revised Acquisition or recommend how you should vote or give any financial advice or tax advice.

SUMMARY

This summary highlights selected information from this document and may not contain all of the information that is important to SkillSoft Securityholders. To understand the Scheme fully, you should carefully read this entire document, as well as the other documents to which this document refers. Page references are included in parentheses to direct you to a more complete summary of the topics presented in this summary. The information incorporated by reference into this document may be obtained without charge by following the instructions in the paragraph entitled “Where You Can Find More Information” beginning on page 164 of this document.

Information on SkillSoft, SSI Investments and the Investor Group (Pages 54-57)

SkillSoft Public Limited Company

107 Northeastern Boulevard

Nashua, New Hampshire 03062, United States

+1 603-324-3000

www.skillsoft.com

SkillSoft, an Irish incorporated public limited company, is a leading provider of on-demand e-learning and performance support solutions for global enterprises, government, education and small to medium-sized businesses. SkillSoft helps its customers to maximize performance through a combination of content, online information resources, flexible technologies and support services. SkillSoft is headquartered in Dublin, Ireland, with US headquarters in Nashua, New Hampshire, and offices worldwide. SkillSoft has approximately 1,100 employees worldwide.

SkillSoft ADSs, each of which represents one SkillSoft Share deposited with the Depositary pursuant to the Deposit Agreement, have been traded in the United States on NASDAQ since 13 April 1995. SkillSoft ADSs are traded on NASDAQ under the symbol “SKIL”.

SSI Investments III Limited

Block 3

The Harcourt Centre

Harcourt Road

Dublin 2, Ireland

+353 1 4161290

SSI Investments, a company formed by funds sponsored by each of Berkshire, Advent and Bain Capital Partners, was incorporated in Ireland on 3 February 2010. SSI Investments’ share capital is not publicly traded and SSI Investments has no employees. SSI Investments has not conducted any business prior to the date of this document (except for entering into agreements relating to the Revised Acquisition). The principal executive offices of SSI Investments are located in Dublin, Ireland.

Berkshire Partners LLC

200 Clarendon Street, 35th Floor

Boston, Massachusetts 02116, United States

+1 617-227-0050

www.berkshirepartners.com

Berkshire Partners LLC, a Massachusetts limited liability company is an active investor in the private equity market, managing approximately US$6.5 billion of capital over seven funds. The principal executive offices of Berkshire Partners LLC are located in Boston, Massachusetts.

Advent International Corporation

75 State Street

Boston, Massachusetts 02109, United States

+1 617-951-9400

www.adventinternational.com

Advent International Corporation, a Delaware corporation is a leading global private equity firm with investment professionals in more than 16 countries. The principal executive offices of Advent International Corporation are located in Boston, Massachusetts.

Bain Capital Partners, LLC

111 Huntington Avenue

Boston, Massachusetts 02199, United States

+1 617-516-2000

www.baincapital.com

Bain Capital Partners, LLC, a Delaware limited liability company, is a private investment firm that manages several private equity funds. Bain Capital Partners, LLC is a subsidiary of Bain Capital, LLC, which is a global investment firm whose other affiliates manage pooled investment vehicles including venture capital, public equity, high-yield assets and mezzanine capital. In total, Bain Capital, LLC and its affiliates manage approximately US$65 billion in assets and have a team of over 300 professionals dedicated to investing and to supporting its portfolio companies. The principal executive offices of Bain Capital Partners, LLC are located in Boston.

The Revised Acquisition (Page 62)

On 31 March 2010, SkillSoft and SSI Investments announced that they had reached agreement on the terms of a revised recommended acquisition for cash for the increased price of US$11.25 per SkillSoft Share or SkillSoft ADS of the entire issued and to be issued share capital of SkillSoft by SSI Investments, to be implemented by means of a scheme of arrangement under Irish law. SkillSoft and SSI Investments had previously announced on 12 February 2010 that they had reached agreement on the terms of a recommended acquisition of SkillSoft by SSI Investments for cash at a price of US$10.80 per SkillSoft Share.

At the Effective Time, the Scheme Shares will be cancelled pursuant to Sections 72 and 74 of the Act or transferred to SSI Investments. SkillSoft will then issue New SkillSoft Shares to SSI Investments in place of those Scheme Shares cancelled pursuant to the Scheme, and SSI Investments will pay the Consideration to former Scheme Shareholders in consideration for the Revised Acquisition. As a result of the Scheme, SkillSoft will become a wholly owned subsidiary of SSI Investments.

The Transaction Agreement, as amended by the First Amending Agreement to the Transaction Agreement (Page 47)

SkillSoft and SSI Investments have entered into a Transaction Agreement, as amended by the First Amending Agreement to the Transaction Agreement on 31 March 2010. The amended Transaction Agreement contains, among other things, certain assurances in relation to the implementation of the Scheme and the conduct of SkillSoft’s business up to the Effective Time.

Under the terms of the Transaction Agreement, SkillSoft and SSI Investments each have agreed to, among other things:

•

take such steps as are necessary, proper or advisable and provide each other with such other cooperation and assistance as may reasonably be requested of it to implement the Revised Acquisition and the Scheme;

•	afford such cooperation as may reasonably be requested of it for the purposes of preparing and verifying documents for the Revised Acquisition and the Scheme; and

•	use its reasonable efforts to achieve satisfaction of the Conditions as soon as practicable before 16 July 2010.

Pursuant to the First Amending Agreement to the Transaction Agreement, SkillSoft and SSI Investments have additionally agreed that:

•

no expenses reimbursement agreement shall be entered into by SkillSoft with a party other than SSI and this obligation will continue in force for a period of one year, irrespective of any earlier termination of the Transaction Agreement;

•	SSI shall have additional rights under the non-solicitation provision of the Transaction Agreement, including a matching right in connection with any Third Party Transaction Proposal; and

•

if SSI wishes to switch from a scheme of arrangement to an offer (which is similar to a US-style tender offer, and is also regulated by the Panel, but not by the High Court), SkillSoft will use all reasonable efforts to facilitate implementation of the Revised Acquisition by this method.

The Consideration (Page 57)

At the Effective Time, each Scheme Share will be cancelled or transferred to SSI Investments and Scheme Shareholders will be entitled to receive the Consideration. Settlement of any Consideration due to SkillSoft Shareholders (without interest and less any applicable withholding taxes) will be despatched by ordinary prepaid post (or by such other manner as the Panel may approve). The Depositary will then arrange for the distribution directly to SkillSoft ADS holders of the consideration to which they are entitled under the terms of the Scheme (without interest and less any applicable withholding taxes and ADS cancellation fees). All documents and remittances sent to SkillSoft ADS holders or SkillSoft Shareholders (or in accordance with their directions) will be despatched at their own risk.

Treatment of SkillSoft ADSs (Page 71)

Each SkillSoft ADS represents one SkillSoft Share. The Depositary holds the SkillSoft Shares underlying the SkillSoft ADSs on behalf of the SkillSoft ADS holders. Accordingly, the Depositary, as a SkillSoft Shareholder, will be entitled to US$11.25 for every SkillSoft Share held by it at the Scheme Record Time. After the Effective Date, the Scheme Shares underlying the SkillSoft ADSs will be cancelled, and the American Depositary Receipts evidencing the SkillSoft ADSs will be required to be surrendered to the Depositary in order for the holders thereof to receive their entitlement under the Scheme (without interest and less any applicable withholding taxes, and net of the ADS cancellation fee).

The Adjourned Court Meeting (Page 64)

Following the Increase Announcement, the previously adjourned Court Meeting has been reconvened for 9.00 a.m. (Irish Standard Time) on 3 May 2010 to enable Scheme Shareholders to consider and, if thought fit, approve the Scheme. The Adjourned Court Meeting will be held at Fitzwilton House, Wilton Place, Dublin 2, Ireland.

It is important that as many votes as possible are cast at the Adjourned Court Meeting so that the appropriate resolution approving the Scheme can be passed and that the High Court may be satisfied that there is a fair representation of Scheme Shareholder opinion when it is considering whether to sanction the Scheme. If you are the registered holder of any SkillSoft ADSs and you have not previously submitted your voting instructions, or if you wish to change your voting instructions, you are strongly urged to complete and return the enclosed ADS Voting Instruction Card as soon as possible to ensure that the Depositary represents your ADSs and votes the corresponding Scheme Shares at the Adjourned Court Meeting. If you are the beneficial holder of SkillSoft ADSs, you should follow the voting instructions provided by your bank or broker. If you are the registered holder of any Scheme Shares and you have not previously submitted your PINK Form of Proxy, or if you wish to change your proxy or voting instructions, you are strongly urged to complete and return the enclosed PINK Form of Proxy for the Adjourned Court Meeting as soon as possible. Any new voting instructions or PINK Form of Proxy properly and timely submitted will supersede any previous voting instructions or PINK Form of Proxy submitted by you.

The Adjourned Extraordinary General Meeting (Pages 64-65)

Following the Increase Announcement, the previously adjourned EGM has been reconvened for 9.15 a.m. (Irish Standard Time) on 3 May 2010 (or, if later, as soon thereafter as the Adjourned Court Meeting is concluded or adjourned) to enable SkillSoft Shareholders to consider and, if thought fit, pass the following resolutions:

•	to approve the Scheme and to authorise the directors of SkillSoft to take such action as they consider necessary or appropriate to carry the Scheme into effect;

•	to approve the cancellation of the Cancellation Shares and the application of the reserve in SkillSoft’s books arising upon such cancellation in paying up in full at par the new SkillSoft Shares;

•

to approve certain amendments to SkillSoft’s Articles of Association designed to avoid any person (other than SSI Investments) being left with SkillSoft Shares after completion of the Revised Acquisition; and

•	to approve a proposal to adjourn the Adjourned EGM, if necessary, to solicit additional proxies in favour of approval of the resolutions to be considered at the Adjourned EGM.

It is also intended that the Chairman will move an ordinary resolution at the Adjourned EGM substantially in the terms set out in Note 1 to the Notice of Adjourned Extraordinary General Meeting set out in Part XI of this document.

The Adjourned EGM will be held at Fitzwilton House, Wilton Place, Dublin 2, Ireland.

It is important that as many votes as possible are cast at the Adjourned EGM. If you are the registered holder of any SkillSoft ADSs and you have not previously submitted your voting instructions, or if you wish to change your voting instructions, you are strongly urged to complete and return the enclosed ADS Voting Instruction Card as soon as possible to ensure that the Depositary represents your SkillSoft ADSs and votes the corresponding SkillSoft Shares at the Adjourned EGM. If you are the beneficial holder of SkillSoft ADSs, you should follow the voting instructions provided by your bank or broker. If you are the registered holder of any SkillSoft Shares and you have not previously submitted your BLUE Form of Proxy, or if you wish to change your proxy or voting instructions, you are strongly urged to complete and return the enclosed BLUE Form of Proxy for the Adjourned EGM as soon as possible. Any new voting instructions or BLUE Form of Proxy properly and timely submitted will supersede any previous voting instructions or BLUE Form of Proxy submitted by you.

The Court Hearing (Page 66)

In order for the Scheme to become effective, the sanction of the High Court at the Court Hearing is required in addition to the approval by Scheme Shareholders at the Adjourned Court Meeting and the passing of the necessary resolutions by SkillSoft Shareholders at the Adjourned EGM. All Scheme Shareholders (but not SkillSoft ADS holders) are entitled to be represented by counsel or a solicitor (at their own expense) at the Court Hearing to support or oppose the sanctioning of the Scheme.

Subject to the approval of the resolutions proposed at the Adjourned Meetings, it is anticipated that the Court Hearing will take place on 20 May 2010 at the Four Courts, Inns Quay, Dublin, Ireland.

SkillSoft ADS Holders May Not Attend the Adjourned Meetings or the Court Hearing (Page 71)

SkillSoft ADS holders will not be entitled to attend or vote at the Adjourned Meetings or to be represented at the Court Hearing. However, SkillSoft ADS holders may instruct the Depositary how to vote such holders’ SkillSoft ADSs at the Adjourned Meetings and the Depositary will vote in accordance with the instructions it receives. Details of how SkillSoft ADS holders can instruct the Depositary to vote at the Adjourned Meetings are contained in the enclosed ADS Voting Instruction Card.

Holders of SkillSoft ADSs who wish to attend the Adjourned Court Meeting and/or the Adjourned EGM or to be represented at the Court Hearing should take steps to present their SkillSoft ADSs to the Depositary for cancellation and delivery of SkillSoft Shares so as to become holders of record of SkillSoft Shares prior to the relevant Voting Record Time for the Adjourned Court Meeting and/or the Adjourned EGM or prior to the Court Hearing (as the case may be).

Voting Record Time and Voting Procedures (Page 30)

SkillSoft ADS holders may not attend or vote at the Adjourned Court Meeting or the Adjourned EGM; however, the Depositary is required by the Deposit Agreement to vote the SkillSoft Shares deposited thereunder in accordance with the instructions of the SkillSoft ADS holders. Details of how registered SkillSoft ADS holders can instruct the Depositary to vote at the Adjourned Meetings are contained in the enclosed ADS Voting Instruction Card. Beneficial holders of SkillSoft ADSs should follow the voting instructions provided by their bank or broker.

Only registered SkillSoft Shareholders whose names are registered in the register of members of SkillSoft as of the Voting Record Time will be entitled to attend and vote at the Adjourned Court Meeting and the Adjourned EGM in respect of the number of Scheme Shares and SkillSoft Shares, respectively, registered in their name at such time.

Quorum and Vote Required (Pages 63-66)

The Adjourned Court Meeting:

In order to conduct business at the Adjourned Court Meeting, a quorum must be present. The presence at the Adjourned Court Meeting (either in person or by proxy) of three persons entitled to vote at such meeting who together hold not less than one-third (33 1/3 per cent.) of SkillSoft’s voting share capital in issue, each being a holder of SkillSoft Shares, a proxy for a holder of SkillSoft Shares, or a duly authorised representative of a corporate holder of SkillSoft Shares, will constitute a quorum for the transaction of business at the Adjourned Court Meeting. At the Adjourned Court Meeting, voting will be by poll and not a show of hands and each holder of Scheme Shares who is present (in person or by proxy) will be entitled to one vote for each Scheme Share held. The approval required at the Adjourned Court Meeting is that those voting in favour of the Scheme must represent a simple majority (more than 50 per cent.) in number of those Scheme Shareholders present and voting (in person or by proxy) and also represent three-fourths (75 per cent.) in value of the Scheme Shares held by those Scheme Shareholders present and voting (in person or by proxy).

Failure to vote in favour of the Scheme or failure to vote your proxy in favour of the Scheme by post, hand, fax, or in person, in the case of the Scheme Shareholders, or failure to submit your vote in favour of the Scheme by the Internet, telephone or post in the case of the SkillSoft ADS holders, will increase the likelihood of the Scheme being defeated at the Adjourned Court Meeting and the Revised Acquisition not proceeding.

The Adjourned Extraordinary General Meeting:

A quorum must be present in order to conduct any business at the Adjourned EGM. The SkillSoft Articles provide that the presence at the Adjourned EGM (either in person or by proxy) of three persons entitled to vote at such meeting who together hold not less than one-third (33 1/3 per cent.) of SkillSoft’s voting share capital in issue, each being a holder of SkillSoft Shares, a proxy for a holder of SkillSoft Shares, or a duly authorised representative of a corporate holder of SkillSoft Shares, constitutes a quorum for the transaction of business.

A majority (more than 50 per cent.) of the votes cast is required to pass an ordinary resolution, and three-fourths (75 per cent.) or greater of the votes cast are required to pass a special resolution. A special resolution is required to effect certain actions, including alterations to SkillSoft’s Articles of Association and the cancellation of the Cancellation Shares.

Proxies and Voting (Page 30)

The Adjourned Court Meeting:

SkillSoft ADS holders

To vote at the Adjourned Court Meeting, registered SkillSoft ADS holders who have not previously submitted voting instructions, or who wish to change their voting instructions, are requested to complete and return the enclosed ADS Voting Instruction Card to the Depositary, at Proxy Tabulator for SkillSoft PLC, P.O. Box 8016, Cary, North Carolina 27512-9903, United States, as soon as possible but, in any event, so that it is received by 5.00 p.m. (United States Eastern Time) on 27 April 2010. Alternatively, you may submit your voting instructions via telephone by calling the number printed at the top of your ADS Voting Instruction Card or via the Internet at www.proxypush.com/skil. To dial in or log in please make sure that you have your ADS Voting Instruction Card available. If the Depositary does not receive your ADS Voting Instruction Card by such date, the Depositary will not vote the Scheme Shares represented by your SkillSoft ADSs. It is important that, for the Adjourned Court Meeting, as many votes as possible are cast so that the High Court may be satisfied that there is a fair and reasonable representation of Scheme Shareholder opinion. Therefore, if you have not previously submitted your voting instructions, or if you wish to change your voting instructions, you are strongly urged to complete, sign and return the enclosed ADS Voting Instruction Card as soon as possible to ensure that the Depositary represents your SkillSoft ADSs and votes the corresponding Scheme Shares at the Adjourned Court Meeting. If you are a beneficial SkillSoft ADS holder, you should follow the voting instructions provided by your bank or broker.

Scheme Shareholders

To vote at the Adjourned Court Meeting, Scheme Shareholders, who have not already completed and returned the PINK Form of Proxy, or who wish to change their proxy or voting instruction, are requested to submit the enclosed PINK Form of Proxy to the Registrar, Computershare Investor Services (Ireland) Limited, at Heron House, Corrig Road, Sandyford Industrial Estate, Dublin 18, Ireland as soon as possible and, in any event, not less than 48 hours before the time appointed for the Adjourned Court Meeting but, if forms are not so lodged, they may be handed to the Chairman of the Adjourned Court Meeting before the start of the Adjourned Court Meeting and will still be valid. It is important that, for the Adjourned Court Meeting, as many votes as possible are cast (whether in person or by proxy) so that the High Court may be satisfied that there is a fair and reasonable representation of Scheme Shareholder opinion. Therefore, if you have not previously submitted your PINK Form of Proxy, or if you wish to change your proxy or voting instructions, you are strongly urged to complete, sign and return the enclosed PINK Form of Proxy as soon as possible.

Scheme Shares represented at the Adjourned Court Meeting by properly executed proxies received prior to or at the Adjourned Court Meeting, and not revoked, will be voted at the Adjourned Court Meeting, and at any and all adjournments or postponements of that meeting, in accordance with the instructions on the proxies. If a proxy is duly executed appointing the Chairman of the Adjourned Court Meeting, and submitted without instructions, the Scheme Shares represented by that proxy will be voted in favour of approval of the Scheme.

The Adjourned Extraordinary General Meeting:

SkillSoft ADS holders

To vote at the Adjourned EGM, registered SkillSoft ADS holders who have not previously submitted their voting instructions, or who wish to change their voting instructions, must complete the enclosed ADS Voting Instruction Card in accordance with the instructions printed thereon and return it to the Depositary, at Proxy Tabulator for SkillSoft PLC, P.O. Box 8016, Cary, North Carolina 27512-9903, United States, as soon as possible but, in any event, so that it is received by 5.00 p.m. (United States Eastern Time) on 27 April 2010. Alternatively, you may submit your voting instructions via telephone by calling the number printed at the top of your ADS Voting Instruction Card or via the Internet at www.proxypush.com/skil. To dial in or log in please make sure that you have your ADS Voting Instruction Card available. If the Depositary does not receive your ADS Voting Instruction Card by the date above, the Depositary will not vote the SkillSoft Shares represented by your SkillSoft ADSs. If you are a beneficial SkillSoft ADS holder, you should follow the voting instructions provided by your bank or broker.

SkillSoft Shareholders

For the Adjourned EGM, SkillSoft Shareholders who have not already completed and returned a BLUE Form of Proxy, or who wish to change their proxy or voting instruction, must complete and sign the BLUE Form of Proxy, in accordance with the instructions printed thereon and return it to the Registrar, Computershare Investor

Services (Ireland) Limited, at Heron House, Corrig Road, Sandyford Industrial Estate, Dublin 18, Ireland, as soon as possible and, in any event, not less than 48 hours before the time appointed for the Adjourned EGM.

SkillSoft Shares represented at the Adjourned EGM by properly executed proxies received prior to or at the Adjourned EGM, and not revoked, will be voted at the Adjourned EGM, and at any and all adjournments or postponements of that meeting, in accordance with the instructions on the proxies. If a proxy is duly executed appointing the Chairman of the Adjourned EGM, and submitted without instructions, the SkillSoft Shares represented by that proxy will be voted in favour of the resolutions to be considered at the Adjourned EGM.

Revocation of Proxies (Page 31)

Registered holders of SkillSoft ADSs may change their vote at any time before 5.00 p.m. (United States Eastern Time) on 27 April 2010. You may do this by sending a written, dated notice to the Depositary, at Proxy Tabulator for SkillSoft PLC, P.O. Box 8016, Cary, North Carolina 27512-9903, United States stating that you would like to revoke your voting instructions, which must be received by the Depositary by 5.00 p.m. (United States Eastern Time) on 27 April 2010. Beneficial holders of SkillSoft ADSs should contact their bank or broker.

Scheme Shareholders may revoke or amend the PINK Form of Proxy at any time up to 9.00 a.m. (Irish Standard Time) on 1 May 2010 in the case of the Adjourned Court Meeting, or Scheme Shareholders may attend the Adjourned Court Meeting and vote in person. SkillSoft Shareholders may revoke or amend the BLUE Form of Proxy at any time up to 9.15 a.m. (Irish Standard Time) on 1 May 2010 in the case of the Adjourned EGM, or SkillSoft Shareholders may attend the Adjourned EGM and vote in person. You may do this in one of three ways. First, you may send a written, dated notice to the Registrar of SkillSoft stating that you would like to revoke your proxy. Second, you may complete, sign, date and submit a new Form of Proxy. Third, you may attend the Adjourned Court Meeting and/or the Adjourned EGM and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your SkillSoft Shares, you must follow the directions received from your broker relating to changing those instructions.

If you wish to amend or revoke your Forms of Proxy after you have returned them to SkillSoft’s Registrar, you should contact the Registrar at the address given below.

Submission of a Form of Proxy does not preclude you from attending and voting in person at the Adjourned Meeting in question.

Recommendation of the Board of SkillSoft and Reasons for the Scheme (Page 42)

The Board of SkillSoft unanimously recommends to SkillSoft Securityholders to vote in favour of the Revised Acquisition and the Scheme. In support of this recommendation, the members of the Board of SkillSoft who are SkillSoft Securityholders have irrevocably undertaken (subject to certain exceptions) to vote their own beneficial holdings, amounting to, in aggregate, 5,877 SkillSoft Shares, which represents approximately 0.006 per cent. of the issued share capital of SkillSoft, and any SkillSoft Shares such directors may acquire or subscribe for upon exercise of their SkillSoft Options, in favour of the Revised Acquisition and the Scheme.

Appraisal Rights (Page 160)

If the Scheme is approved by Scheme Shareholders at the Adjourned Court Meeting and sanctioned by the High Court, then, subject to the Scheme becoming effective in accordance with its terms and the right of a Scheme Shareholder to appeal the High Court’s decision to sanction the Scheme, the Scheme will be binding on all SkillSoft Shareholders, including those Scheme Shareholders who did not vote or who voted against it at the Adjourned Court Meeting. Only those Scheme Shareholders who attend and are heard at the Court Hearing will have the right to appeal the High Court’s decision to sanction the Scheme to the Irish Supreme Court. SkillSoft Shareholders will have no right to seek a court appraisal of the value of SkillSoft Shares. If the Scheme becomes effective, all Scheme Shareholders will receive the same Consideration per Scheme Share.

Exchange of ADSs and Return of Share Certificates (Page 71)

If the Scheme is approved by the High Court, a request will be made to cancel the quotation of SkillSoft ADSs on NASDAQ. The last day of dealings in SkillSoft ADSs on NASDAQ will be the last Business Day before the Effective Time, and is expected to be on or about 21 May 2010.

No transfers of SkillSoft Shares (other than transfers to SSI Investments) will be registered after the Scheme Record Time. At the Effective Time, share certificates in respect of SkillSoft Shares will cease to be valid and should, if so requested by SkillSoft or its agents, be sent to SkillSoft for cancellation.

Holders of SkillSoft ADSs will be required to surrender their SkillSoft ADSs in order to receive their entitlement under the Scheme. Following the Scheme becoming effective, the Depositary will mail a notice to registered holders of SkillSoft ADSs regarding the mechanics of the exchange of their ADSs. Instructions for the exchange of SkillSoft ADS certificates will be set out in the letter of transmittal. Beneficial ADS holders should receive instructions from their bank or broker.

Financing of the Revised Acquisition (Page 58)

The Revised Acquisition will be financed from debt financing provided by Morgan Stanley Senior Funding, Inc. (an affiliate of Morgan Stanley) and Barclays Bank PLC (an affiliate of Barclays Capital), together with equity commitments from each member of the Investor Group. Full payment of the consideration to SkillSoft Securityholders and SkillSoft Optionholders involves a maximum cash payment of approximately US$1.2 billion. Morgan Stanley & Co. Limited, an affiliate of Morgan Stanley, is satisfied that resources are available to SSI Investments sufficient to satisfy in full the cash consideration payable under the Scheme.

Conditions of the Revised Acquisition and the Scheme (Page 34)

The implementation of the Scheme is conditional, amongst other things, upon:

•

the approval by a majority in number of Scheme Shareholders representing three-fourths (75 per cent.) or more in value of the Scheme Shares held by such holders present and voting (either in person or by proxy) at the Adjourned Court Meeting (or at any adjournment of such meeting);

•	the passing by the requisite majority of such resolutions as are required to approve or implement the Scheme at the Adjourned EGM and are set out in the notice of the Adjourned EGM;

•

the sanction of the Scheme and confirmation of the reduction of capital involved therein by the High Court and the delivery of an office copy of the Court Order and the minute required by Section 75 of the Act to the Registrar of Companies and the registration of such Court Order and minute by the Registrar of Companies;

•

the expiration of the applicable waiting periods under the HSR Act and the equivalent laws of Germany and Austria. The US authorities terminated the mandatory waiting period under the HSR Act on 5 March 2010. The German and Austrian authorities have also issued the relevant clearances;

•

the Irish Revenue Commissioners not having confirmed in writing that they do not recognise that certain intellectual property rights transferred to SkillSoft Ireland Limited on 9 February 2009 attract Irish capital allowances on the entire acquisition price under (A) Section 291 of the Taxes Consolidation Act 1997 as computer software or (B) Sections 291 and 755 of that Act as computer software and patent rights, respectively. The Irish Revenue Commissioners issued a letter on 17 February 2010 confirming that “the acquisition of [such intellectual property rights] will be treated as constituting part of SkillSoft Ireland Limited’s continuing trade and that, on the basis of the information provided and subject to Revenue’s usual right to audit or carry out an enquiry and anything which may arise therefrom, the [intellectual property rights] acquired will qualify for capital allowances under Section 291”; and

•

the Conditions, which are not otherwise identified above and which are set out in full in Part V (Conditions of the Revised Acquisition and the Scheme) of this document, being satisfied or waived on or before the sanction of the Scheme by the High Court pursuant to Section 201 of the Act.

Further, for the Revised Acquisition to proceed, the Scheme must become effective by not later than 16 July 2010 or such later date, if any, as SkillSoft and SSI Investments may, with, if required, the consent of the Panel, agree and, if required, the High Court may allow.

The Conditions of the Revised Acquisition and the Scheme are set out in full in Part V (Conditions of the Revised Acquisition and the Scheme) of this document.

Solicitation of Proposals from Other Parties (Page 53)

Except in limited circumstances, the directors of SkillSoft have agreed not to withdraw or adversely modify their recommendation to SkillSoft Shareholders regarding the Scheme.

Notwithstanding the foregoing, during the period beginning on the date of the Transaction Agreement and continuing until 11.59 p.m. (United States Eastern Time) on 6 March 2010, SkillSoft and its Subsidiaries (and their respective Representatives, as defined in the Transaction Agreement) had the right to:

•

initiate, solicit and encourage, including by way of providing access to non-public information, any discussions with, or enquiries or proposals from, any person other than SSI Investments in respect of or in connection with a Third Party Transaction Proposal; and

•

enter into and maintain discussions or negotiations with respect to a Third Party Transaction Proposal or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations.

SkillSoft agreed that it would give SSI Investments not less than four days’ advance notice of any meeting of the SkillSoft Board or other forum or the occurring of any other means at which any withdrawal of the Scheme Recommendation would be considered. A discussion of the go-shop period appears in paragraph 9 of Part I, (Letter of Recommendation from the Board of SkillSoft) of the document.

Termination of the Transaction Agreement (Page 52)

Either SSI Investments or SkillSoft may terminate the Transaction Agreement at or prior to the Effective Time of the Scheme if any of the following occurs:

•	the resolutions are not passed at the Adjourned Court Meeting and the Adjourned EGM (other than resolution 4);

•

the Conditions are not satisfied or waived by 11.59 p.m. (United States Eastern Time) on 16 July 2010 (or such later date as SkillSoft and SSI Investments may agree to in writing subject to the consent of the Panel and/or the High Court (if required));

•	the High Court declines or refuses to sanction the Scheme, unless both SkillSoft and SSI Investments agree that the decision of the High Court will be appealed;

•	the Board of SkillSoft (or any member thereof) withdraws, adversely modifies or qualifies its recommendation to SkillSoft Shareholders to vote in favour of the Scheme; or

•

SkillSoft wilfully takes or omits to take any action, such as failing to post this document, preventing SkillSoft Shareholders from voting at any meetings to approve the Scheme, unilaterally altering the terms and conditions of the Scheme, or failing to deliver the Court Order and minute of reduction of capital to the Registrar of Companies (in any such case without the consent of SSI Investments).

Either SSI Investments or SkillSoft may terminate the Transaction Agreement if, prior to the Scheme being withdrawn by SkillSoft or lapsing in accordance with its terms, a Competing Offer (as defined in the Restated Expenses Reimbursement Agreement) is announced and subsequently made and that Competing Offer, or a Competing Offer in which that competing party is interested or participates, subsequently becomes effective or unconditional within the 18 months of such lapse or withdrawal.

Restated Expenses Reimbursement Agreement (Page 47)

Under the Restated Expenses Reimbursement Agreement, SkillSoft has agreed to pay specific quantifiable third party costs and expenses incurred by SSI Investments in connection with the Revised Acquisition up to a maximum amount equal to 1 per cent. of the total value of the entire issued share capital of SkillSoft (excluding any interest in such share capital (including in the form of SkillSoft ADSs) held by Stockbridge) as ascribed by the terms of the Revised Acquisition in the following circumstances:

•	the Board of SkillSoft (or any member thereof) withdraws, adversely modifies or qualifies its recommendation to SkillSoft ADS holders or SkillSoft Shareholders to vote in favour of the Scheme;

•

SkillSoft wilfully takes or omits to take any action, such as failing to post the Scheme Document, preventing SkillSoft Shareholders from voting at any meetings to approve the Scheme, unilaterally altering the terms and conditions of the Scheme, or failing to deliver the Court Order and minute of reduction of capital to the Registrar of Companies (in any such case without the consent of SSI Investments);

•

prior to the Scheme being withdrawn by SkillSoft or lapsing in accordance with its terms, a Competing Offer is announced and subsequently made and that Competing Offer or a Competing Offer in which that competing party is interested or participates subsequently becomes effective or unconditional within the 18 months of such lapse or withdrawal; or

•

the Scheme is not approved at the Adjourned Court Meeting by the requisite majorities required by Section 201 of the Companies Act 1963 or if any other resolutions of SkillSoft Shareholders necessary to implement the Scheme are not passed at the Adjourned EGM convened for the purposes of proposing such resolutions to SkillSoft Shareholders.

SkillSoft Executive Officers and Non-Executive Directors and the Effects of the Scheme on their Interests (Pages 68-69)

In considering the recommendations of the Board of SkillSoft with respect to the approval of the Scheme, SkillSoft Securityholders should be aware that SkillSoft Non-Executive Directors and SkillSoft executive officers have interests in the Scheme that may be in addition to, or different from, the interests of SkillSoft Shareholders. These interests may create potential conflicts of interest but the Board of SkillSoft is satisfied they do not. The Board of SkillSoft was aware of these interests, which include those summarized below, and considered them, among other matters, in making its decision to recommend that SkillSoft Securityholders vote in favour of the Revised Acquisition and the Scheme.

SkillSoft Options held by SkillSoft Non-Executive Directors and SkillSoft executive officers will be treated under the Scheme in the same manner as all other SkillSoft Options (including the vesting of all unvested SkillSoft Options in connection with the Scheme). SkillSoft Non-Executive Directors and executive officers holding SkillSoft Options will receive cash payments upon the consummation of the Scheme in an aggregate amount (before withholding for applicable taxes) of approximately US$40,538,036 (based on their respective holdings of SkillSoft Options on the Latest Practicable Date).

Voting Undertakings (Page 45)

SSI Investments and SkillSoft have received a voting undertaking in connection with the Revised Acquisition from Columbia, which provides (subject to certain exceptions) that Columbia will vote, or procure that voting instructions are given to vote, in favour of the Revised Acquisition and the Scheme with respect to the SkillSoft ADSs and SkillSoft Shares that Columbia owns or controls, which represent approximately 21.5 per cent. of the entire issued share capital of SkillSoft.

In addition, SSI Investments has received voting undertakings, in respect of approximately 0.022 per cent. of the entire issued share capital of SkillSoft (subject to certain exceptions), and any SkillSoft Shares or SkillSoft ADSs that may be acquired upon the exercise of their SkillSoft Options, to vote, or to procure that voting instructions are given to vote, in favour of the Revised Acquisition and the Scheme from:

(i)	the members of the Board of SkillSoft who are SkillSoft Securityholders;

(ii)	Gregory J. Porto (Vice President (Administration) of SkillSoft); and

(iii)	Susan Moran (the spouse of SkillSoft’s CEO and President, Charles E. Moran);

in respect of the 21,219 SkillSoft Shares and SkillSoft ADSs, in aggregate, they own or control. In addition, each of the SkillSoft directors, Gregory J. Porto and Susan Moran has also undertaken that, if SSI Investments requests that he or she do so, he or she will serve the necessary notices on the Depositary (within one Business Day of being requested to do so) so as to procure that the SkillSoft Shares underlying his or her SkillSoft ADSs are vested in his or her respective nominees. Mr. Porto has transferred legal (but not beneficial) title to one SkillSoft Share to each of nine separate nominees and Mr. Porto has been registered as the holder of one thousand SkillSoft Shares in the register of members of SkillSoft.

Stockbridge, an affiliate of Berkshire, owns or controls 170,625 SkillSoft Shares and SkillSoft ADSs in total, representing approximately 0.179 per cent. of the entire issued share capital of SkillSoft. Stockbridge has irrevocably undertaken (subject to certain exceptions) to SSI Investments and SkillSoft, in respect of the SkillSoft Shares and SkillSoft ADSs which it owns or controls, not to vote such SkillSoft Shares and SkillSoft ADSs at the Adjourned Court Meeting but to vote such SkillSoft Shares and SkillSoft ADSs in favour of the resolutions to be considered at the Adjourned EGM. Stockbridge Partners, an affiliate of Berkshire, manages investments for its clients and has limited discretionary voting power in respect of 110,319 SkillSoft ADSs, representing approximately 0.116 per cent. of the entire issued share capital of SkillSoft. Stockbridge Partners has similarly undertaken (subject to certain exceptions) so to vote, subject to the prior rights of those clients to exercise voting power themselves.

SkillSoft Share Option Plans and SkillSoft Employee Share Purchase Plan (Page 53)

All unvested SkillSoft Options will become fully vested and exercisable in connection with the Scheme, in accordance with the provisions of the SkillSoft Share Option Plans. SkillSoft and SSI Investments will offer all SkillSoft Optionholders an opportunity to elect to exercise their SkillSoft Options immediately upon the making of the Court Order and conditional upon the Scheme becoming effective. The SkillSoft Shares issued upon such exercise will then be transferred to SSI Investments under the Scheme. In so doing, SkillSoft Optionholders may exercise their SkillSoft Options with a cashless exercise facility under which they may direct that the exercise price of their SkillSoft Options be paid to SkillSoft out of the proceeds of the sale to SSI Investments under the Scheme of the SkillSoft Shares issued to them upon exercise of their SkillSoft Options.

All SkillSoft Options that remain outstanding on the Effective Date will be cancelled with effect from the Effective Time in consideration for the payment to the relevant SkillSoft Optionholder of a cash payment per SkillSoft Share subject to a SkillSoft Option equal to the excess, if any, of the Consideration per SkillSoft Share over the exercise price per SkillSoft Share applicable to such SkillSoft Option (net of any applicable withholding taxes). Under the Transaction Agreement, SkillSoft has agreed, subject to certain conditions, to use all reasonable efforts to inform SkillSoft Optionholders who are resident in the United States of the advantages, subject to their individual circumstances, of electing to avail themselves of the cancellation of options.

SkillSoft Options outstanding on the Effective Date having an exercise price per SkillSoft Share that is equal to or greater than the Consideration per SkillSoft Share will terminate in accordance with the applicable provisions of the SkillSoft Share Option Plans, without payment of consideration, and the SkillSoft Share Option Plans will terminate at the Effective Time.

The most recent offering period under the SkillSoft Employee Share Purchase Plan ended on 31 March 2010, and on such date each participant in the SkillSoft Employee Share Purchase Plan was issued the number of

SkillSoft Shares purchased for his or her account under such plan in respect of the applicable offering period, in accordance with the terms of the SkillSoft Employee Share Purchase Plan. No new offering periods will commence under the SkillSoft Employee Share Purchase Plan before the Effective Time, and the SkillSoft Employee Share Purchase Plan will terminate at the Effective Time. The SkillSoft Shares issued to participants under the SkillSoft Employee Share Purchase Plan are subject to the Scheme.

Effective Time of the Scheme (Page 62)

Assuming the necessary approvals from the Scheme Shareholders and SkillSoft Shareholders (as the case may be) have been obtained and all conditions have been satisfied or (where applicable) waived, the Scheme will become effective upon delivery to the Registrar of Companies of an office copy of the Court Order together with the minute required by Section 75 of the Act confirming the capital reduction and registration of the Court Order and minute by the Registrar of Companies. Upon the Scheme becoming effective, it will be binding on all SkillSoft Shareholders, irrespective of whether or not they attended or voted at the Adjourned Court Meeting or the Adjourned EGM. Assuming as above, it is expected that the Scheme will become effective during May 2010.

Irish Taxation (Page 155)

Irish Holders who, under the Scheme, dispose of their SkillSoft ADSs or SkillSoft Shares will be subject to Irish capital gains tax (in the case of individuals) or Irish corporation tax (in the case of companies) to the extent that the proceeds realised from such disposition exceed the base cost (indexation may apply to increase the base cost of acquisitions of shares made prior to 1 January 2003 of their SkillSoft ADSs or SkillSoft Shares) plus incidental expenses. The current rate of tax applicable to such chargeable gains is 25 per cent.

Irish Holders who have unused capital losses from other sources in current, or any previous, tax year can generally apply such losses to reduce gains realised on the disposal of their SkillSoft ADSs or SkillSoft Shares.

No Irish Stamp Duty will be payable by a holder of SkillSoft ADSs or SkillSoft Shares in relation to the disposal of SkillSoft ADSs or SkillSoft Shares under the Scheme.

US SkillSoft ADS holders and US SkillSoft Shareholders will not be subject to Irish CGT on the disposal of SkillSoft ADSs or SkillSoft Shares provided at the time of disposal: (i) SkillSoft ADSs are quoted on NASDAQ or (ii) SkillSoft Shares do not derive the greater part of their value from land, buildings, minerals, or mineral or exploration rights in Ireland.

Holders of SkillSoft ADSs or SkillSoft Shares are advised to consult their own tax advisors with respect to the application of Irish taxation laws to their particular circumstances in relation to the Scheme.

US Federal Income Tax Consequences (Page 156)

A sale of SkillSoft ADSs or SkillSoft Shares (as the case may be) for cash pursuant to the Scheme will be treated as a taxable transaction for federal income tax purposes under the Internal Revenue Code, and may be taxable for US state and local purposes as well. Holders of SkillSoft ADSs or SkillSoft Shares (as the case may be) are advised to consult their own tax advisors with respect to the application of US federal, state, local and other laws to their particular circumstances in relation to the Scheme.

Regulatory Approvals (Page 160)

Under the provisions of the HSR Act and the equivalent laws of Germany and Austria, SkillSoft and SSI Investments must not complete the Revised Acquisition until SkillSoft and SSI Investments have made certain filings with the Federal Trade Commission and the United States Department of Justice and with the respective trade commissions of Germany and Austria, and the applicable waiting period(s) have expired or been terminated.

SkillSoft and SSI Pooling, L.P. filed pre-merger notifications with the US antitrust authorities pursuant to the HSR Act on 25 February 2010. The US antitrust authorities terminated the mandatory waiting period under the HSR Act on 5 March 2010.

The parties have made similar filings with the equivalent German and Austrian authorities. On 26 March 2010, the German Federal Cartel Office issued a clearance letter regarding the Original Acquisition, which also applies to the Revised Acquisition, and on 3 April 2010, the Austrian Federal Competition Authority terminated the mandatory waiting period. On 5 March 2010 SkillSoft and SSI Investments made a notice filing in Brazil and the Brazilian Secretariat of Economic Monitoring and the Secretariat of Economic Law of the Ministry of Justice issued a report on 16 March 2010 recommending that the Original Acquisition be approved without conditions. SkillSoft and SSI Investments do not believe that any other foreign antitrust approvals are required to consummate the Revised Acquisition.

In addition, under the Act, the High Court must sanction the Scheme and confirm the reduction of SkillSoft’s capital.

ADVISORS TO SKILLSOFT, SSI INVESTMENTS AND THE INVESTOR GROUP

SkillSoft
Financial Advisor to SkillSoft	Credit Suisse Securities (USA) LLC 11 Madison Avenue New York, NY 10010 United States
Legal Advisors to SkillSoft	As to Irish law William Fry Fitzwilton House Wilton Place Dublin 2 Ireland	As to US law WilmerHale LLP 60 State Street Boston, MA 02109 United States
Auditors to SkillSoft	Ernst & Young LLP 200 Clarendon Street Boston, MA 02116-5072 United States
Registrar	Computershare Investor Services (Ireland) Limited Heron House Corrig Road Sandyford Industrial Estate Dublin 18 Ireland
Depositary	The Bank of New York Mellon Corporation 101 Barclay Street New York, NY 10286 United States
Proxy Solicitor for SkillSoft	Georgeson Inc. 199 Water Street 26th Floor New York, NY 10038 United States
SSI Investments and the Investor Group
Financial Advisors to SSI Investments and the Investor Group	Morgan Stanley & Co. Incorporated 1585 Broadway, 36th Floor New York, NY 10036 United States Barclays Capital Inc. 745 Seventh Avenue New York, NY 10019 United States
Legal Advisors to SSI Investments and the Investor Group	As to Irish law Mason Hayes+Curran South Bank House Barrow Street Dublin 4 Ireland	As to US law Ropes & Gray LLP One International Place Boston, MA 02110 United States

EXPECTED TIMETABLE OF PRINCIPAL EVENTS*

Event	Time and/or Date(1)
Date of this document	8 April 2010
Latest time for receipt by the Depositary of completed ADS
Voting Instruction Cards for the Adjourned Court Meeting and the Adjourned EGM(2)	5.00 p.m. on 27 April 2010
Latest time for receipt of PINK Forms of Proxy for the Adjourned Court Meeting(3)	9.00 a.m. on 1 May 2010
Latest time for receipt of BLUE Forms of Proxy for the Adjourned EGM	9.15 a.m. on 1 May 2010
Voting Record Time(4)	9.00 a.m. on 1 May 2010
Adjourned Court Meeting(5)	9.00 a.m. on 3 May 2010
Adjourned Extraordinary General Meeting(6)	9.15 a.m. on 3 May 2010
Anticipated date for Court Hearing (of the petition to sanction the Scheme)	20 May 2010
Anticipated last day of dealings in SkillSoft ADSs on NASDAQ	21 May 2010
Anticipated Scheme Record Time	10.00 p.m. on 21 May 2010
Anticipated Effective Date	24 May 2010
Anticipated despatch of cheques/electronic transfers in respect of the Consideration (as appropriate)	No later than 11 June 2010

Notes:

(1)	The dates and times are indicative only and will depend on, inter alia, the date upon which the Conditions are satisfied or (if capable of waiver) waived, and the dates upon which the High Court sanctions the Scheme and confirms the reduction of capital that forms part of the Scheme and the Court Order sanctioning the Scheme and confirming the reduction of capital is delivered to and registered by the Registrar of Companies. Unless otherwise noted, all time references are to Irish Standard Time.
(2)	United States Eastern Time.
(3)	If the PINK Form of Proxy for the Adjourned Court Meeting is not returned by this time, a PINK Form of Proxy may be handed to the Chairman of the Adjourned Court Meeting before the start of the Adjourned Court Meeting and will still be valid.
(4)	If either the Adjourned Court Meeting and/or the Adjourned EGM are adjourned, the Voting Record Time will be 9.00 a.m. (Irish Standard Time) on the day which is two days before the date set for the relevant adjourned meeting.
(5)	On application to the High Court made by SkillSoft on 7 April 2010, the High Court directed that the Adjourned Court Meeting be held on 3 May 2010 at 9.00 a.m. (Irish Standard Time).
(6)	To commence at 9.15 a.m. (Irish Standard Time), or, if later, immediately after the conclusion or adjournment of the Adjourned Court Meeting.
*	These dates are based on SkillSoft’s current expectations and may be subject to change. If the anticipated date for the Court Hearing of the petition to sanction the Scheme is changed, SkillSoft will give adequate notice of the change by issuing an announcement through the Regulatory Information Service.

ENCLOSURES AND CONTACT INFORMATION

Enclosures

SkillSoft ADS holders will receive the following enclosures with a copy of this document:

Depositary’s Notice of the Adjourned Court Meeting and the Adjourned EGM of SkillSoft, ADS Voting Instruction Card for the Adjourned Court Meeting and the Adjourned EGM

SkillSoft Shareholders will receive the following enclosures with a copy of this document:

PINK Form of Proxy for the Adjourned Court Meeting

BLUE Form of Proxy for the Adjourned EGM

Contact Information

If you have any queries in relation to the ADS Voting Instruction Card, Forms of Proxy or actions to be taken at the Adjourned Meetings, please contact:

IF A SKILLSOFT SHAREHOLDER	IF A SKILLSOFT ADS HOLDER

SkillSoft’s Registrar

Computershare Investor Services (Ireland) Limited

01 447 5518 (if calling within Ireland)
or
+353 1 447 5518 (if calling from outside Ireland)
between 9.00 a.m. and 5.00 p.m. (Irish Standard Time) on any Business Day

SkillSoft’s Proxy Solicitor

Georgeson

1-866-357-4029 (if calling within the United States) or

001 212-806-6859 (if calling from outside the United States) between 9.00 a.m. and 5.00 p.m. (United States Eastern Time) on any Business Day

If calling from outside the United States, please call collect.

Banks and brokers should call 1-212-440-9800.

OR

SkillSoft’s Depositary

For Registered Holders:

The Bank of New York Mellon Corporation

BNY Mellon Shareowner Services
PO Box 358516
Pittsburgh, PA 15252-8516

1-866-247-3849 (if calling within the United States)
001-201-680-6825 (if calling from outside the United States) between 8.00 a.m. and 8.00 p.m. (United States Eastern Time) on any Business Day
e-mail queries: shrrelations@bnymellon.com

Beneficial ADS holders should follow the voting instructions provided by your bank or broker.

For legal reasons, none of the Registrar, Georgeson, nor the Depositary will be able to provide advice on the benefits of the Revised Acquisition or the Scheme or the merits of the Revised Acquisition itself or give financial advice or tax advice.

ACTION TO BE TAKEN

ADJOURNED MEETINGS TO BE HELD ON 3 MAY 2010

The Scheme requires approval by Scheme Shareholders at the Adjourned Court Meeting to be held at Fitzwilton House, Wilton Place, Dublin 2, Ireland, at 9.00 a.m. (Irish Standard Time) on 3 May 2010. In addition to approval at the Adjourned Court Meeting, implementation of the Scheme also requires various approvals by SkillSoft Shareholders at an Adjourned EGM to be held at Fitzwilton House, Wilton Place, Dublin 2, Ireland, at 9.15 a.m. (Irish Standard Time) on 3 May 2010 or, if later, immediately after the conclusion or adjournment of the Adjourned Court Meeting.

SIGN AND RETURN THE ACCOMPANYING ADS VOTING INSTRUCTION CARD OR FORMS OF PROXY

For SkillSoft ADS holders:

Registered ADS holders who have not already submitted their ADS voting instructions, or who wish to change their voting instructions, are encouraged to sign and return the enclosed ADS Voting Instruction Card as soon as possible and in any event so as to be received by the Depositary, at Proxy Tabulator for SkillSoft PLC, P.O. Box 8016, Cary, North Carolina 27512-9903 United States, as soon as possible but, in any event, so that it is received by 5.00 p.m. (United States Eastern Time) on 27 April 2010. Alternatively, you may submit your ADS voting instructions via telephone by calling the number printed at the top of your ADS Voting Instruction Card or via the Internet at www.proxypush.com/skil. To dial in or log in please make sure that you have your ADS Voting Instruction Card available. Beneficial SkillSoft ADS holders should follow the voting instructions provided by your bank or broker.

It is important that, for the Adjourned Court Meeting, as many votes as possible are cast (whether in person or by proxy) so that the High Court may be satisfied that there is a fair and reasonable representation of Scheme Shareholder opinion. Therefore, if you have not previously submitted your voting instructions, or if you wish to change your voting instructions, you are strongly urged to complete, sign and return the enclosed ADS Voting Instruction Card as soon as possible.

If you have any questions relating to this document or the completion and return of the ADS Voting Instruction Card, please contact the helpline at the telephone numbers provided on page 32.

For Scheme Shareholders and SkillSoft Shareholders:

Scheme Shareholders who have not already completed and returned a PINK Form of Proxy, or who wish to change their proxy or voting instructions, are encouraged to sign and return the enclosed PINK Form of Proxy for the Adjourned Court Meeting and SkillSoft Shareholders who have not already completed and returned a BLUE Form of Proxy, or who wish to change their proxy or voting instructions, are encouraged to sign and return the enclosed BLUE Form of Proxy for the Adjourned EGM as soon as possible and in any event so as to be received by SkillSoft’s Registrar, Computershare Investor Services (Ireland) Limited, at Heron House, Corrig Road, Sandyford Industrial Estate, Dublin 18, Ireland, no later than 9.00 a.m. (Irish Standard Time) and 9.15 a.m. (Irish Standard Time), respectively, on 1 May 2010. The PINK Form of Proxy for the Adjourned Court Meeting (but NOT the BLUE Form of Proxy for the Adjourned EGM) may also be handed to the Chairman of the Adjourned Court Meeting before the start of the Adjourned Court Meeting on 3 May 2010 and will still be valid.

The completion and return of the Forms of Proxy either for the Adjourned Court Meeting or for the Adjourned EGM will not prevent you from attending and voting at either Adjourned Meeting (or any adjournment thereof) in person if you wish to do so.

It is important that, for the Adjourned Court Meeting, as many votes as possible are cast (whether in person or by proxy) so that the High Court may be satisfied that there is a fair and reasonable representation of Scheme Shareholder opinion. Therefore, if you have not previously submitted your Forms of Proxy, or if you wish to change your proxy or your voting instructions, you are strongly urged to complete, sign and return the enclosed Forms of Proxy as soon as possible.

If you have any questions relating to this document or the completion and return of the Forms of Proxy, please contact the helpline at the telephone numbers provided on page 32.

Overseas Shareholders should refer to paragraph 11 in Part III (Explanatory Statement) of this document. Details relating to settlement are included in paragraph 10 in Part III (Explanatory Statement) of this document.

RECOMMENDATION

The directors of SkillSoft unanimously recommend that you vote in favour of all resolutions at the Adjourned Meetings using the ADS Voting Instruction Card or Forms of Proxy (as the case may be) enclosed with this document.

VOTING PROCEDURES

Voting of SkillSoft Shares Underlying SkillSoft ADSs pursuant to the Deposit Agreement

Generally. Holders of SkillSoft ADSs representing SkillSoft Shares may not attend or speak or vote at the Adjourned Meetings; however, subject to certain limitations set out in the Deposit Agreement, the Depositary has the right to vote all SkillSoft Shares deposited under the Deposit Agreement. The Depositary, however, is required by the Deposit Agreement to vote the SkillSoft Shares deposited thereunder in accordance with the instructions of the SkillSoft ADS holders and is prohibited from exercising voting discretion with respect to such SkillSoft Shares.

Notice of Meetings. As soon as practicable after receipt from SkillSoft of the Notice of Adjourned Court Meeting and the Notice of Adjourned EGM, the Depositary will mail to the registered SkillSoft ADS holders as of the close of business on 3 March 2010 a notification of the Adjourned Meetings indicating: (a) the date, time and place of each of the Meetings, (b) that each SkillSoft ADS holder at the close of business on 3 March 2010 will be entitled to instruct the Depositary as to the exercise of voting rights pertaining to the SkillSoft Shares represented by the SkillSoft ADSs, and (c) the manner in which such instructions must be given.

Voting of SkillSoft Shares Underlying SkillSoft ADSs. Upon the timely receipt of voting instructions from a SkillSoft ADS holder, the Depositary will vote or cause to be voted the SkillSoft Shares represented by the relevant SkillSoft ADSs in accordance with such instructions. Any new voting instructions properly and timely submitted will supersede any previous voting instructions submitted by the SkillSoft ADS holder.

Voting of SkillSoft Shares

Voting at the Adjourned Court Meeting. Voting at the Adjourned Court Meeting is on a poll (i.e. each holder of Scheme Shares who is present (in person or by proxy) will be entitled to one vote for each Scheme Share held). For the Scheme to be approved at the Adjourned Court Meeting, Scheme Shareholders voting in favour of the Scheme must represent a simple majority (more than 50 per cent.) in number of those Scheme Shareholders present and voting (in person or by proxy) and must also represent three-fourths (75 per cent.) in value of the Scheme Shares held by those Scheme Shareholders present and voting (in person or by proxy). All PINK Forms of Proxy should be completed and returned so as to be received by the Registrar not less than 48 hours before the Adjourned Court Meeting. If the PINK Form of Proxy for the Adjourned Court Meeting is not lodged by the relevant time, it may be handed to the Chairman of the Adjourned Court Meeting before the start of the Adjourned Court Meeting.

Voting at the Adjourned EGM. Votes may be given either in person or by proxy. Each Member will have one vote for each SkillSoft Share held by such Member. Where there is a tie, the Chairman of the meeting is entitled to cast the deciding vote in addition to any other vote the Chairman may have. Under Irish law, an abstention or a vote that is “withheld” will not be counted in the calculation of the proportion of the votes “for” or “against” a proposed resolution.

A majority (more than 50 per cent.) of votes cast is required to pass an ordinary resolution and three-fourths (75 per cent.) or greater of the votes cast are required to pass a special resolution. On 8 April 2010, there were 19 registered SkillSoft Shareholders entitled to attend and vote at the Adjourned EGM and, therefore, 19 votes on a show of hands (or, if a poll is demanded, 95,330,356 votes) capable of being cast at the Adjourned EGM. The number of members entitled to attend and vote at the Adjourned EGM will be equal to the total number of registered SkillSoft Shareholders as of 9.15 a.m. (Irish Standard Time) on 1 May 2010. The maximum number of votes capable of being cast on a show of hands at the Adjourned EGM will be equal to the total number of registered SkillSoft Shareholders (or, if a poll is demanded, the total number of SkillSoft Shares in issue) as of 9.15 a.m. (Irish Standard Time) on 1 May 2010.

Voting by Proxy. Each proxy which is properly executed and returned to the Registrar will be voted in the manner directed by the Member executing it or, if no directions are given, will be voted (or withheld) at the discretion of the Chairman of the relevant meeting or any other person duly appointed as proxy by the Member. All Forms of Proxy should be completed and returned so as to be received by the Registrar not less than 48 hours before the relevant Meeting. Any new Forms of Proxy properly and timely submitted will supersede any previous Forms of Proxy submitted by the SkillSoft Shareholder.

REVOCATION OF PROXIES

For SkillSoft ADS holders:

Registered holders of SkillSoft ADSs may change their vote at any time before 5.00 p.m. (United States Eastern Time) on 27 April 2010. You may do this by sending a written, dated notice to the Depositary at Proxy Tabulator for SkillSoft PLC, P.O. Box 8016, Cary, North Carolina 27512-9903, United States stating that you would like to revoke your voting instructions, which must be received by the Depositary by 5.00 p.m. (United States Eastern Time) on 27 April 2010. Beneficial holders of SkillSoft ADSs should contact their bank or broker.

If you desire to send any notice of revocation of your ADS Voting Instruction Card or have questions regarding your ADS Voting Instruction Card after you have returned it to the Depositary, you should contact the Depositary at:

The Bank of New York Mellon Corporation

BNY Mellon Shareowner Services

P.O. Box 358516

Pittsburgh, PA 15252-8516

Toll free tel.: 1-866-247-3849 (if calling within the United States) or

International tel.: 001-201-680-6825 (if calling from outside the United States)

For Scheme Shareholders and SkillSoft Shareholders:

Scheme Shareholders may change their vote at any time before the start of the Adjourned Court Meeting in the case of the PINK Form of Proxy, and SkillSoft Shareholders may change their vote at any time up to 9.15 a.m. (Irish Standard Time) on 1 May 2010 in the case of the BLUE Form of Proxy for the Adjourned EGM. You may do this in one of three ways. First, you may send a written, dated notice to the Registrar stating that you would like to revoke your proxy. Second, you may complete, sign, date and submit a new Form of Proxy. Third, you may attend the Adjourned Court Meeting and/or the Adjourned EGM and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your SkillSoft Shares, you must follow the directions received from your broker relating to changing those instructions.

If you desire to send any notice of revocation of your Forms of Proxy or have questions regarding your Forms of Proxy after you have returned them to the Registrar, you should contact the Registrar at the following address:

ComputerShare Investor Services (Ireland) Limited

Heron House

Corrig Road

Sandyford Industrial Estate

Dublin 18

Ireland

Tel.: 01 447 5518 (if calling within Ireland) or

Tel.: +353 1 447 5518 (if calling from outside Ireland)

Fax: 01 216 3183 (if calling within Ireland) or

Fax: +353 1 216 3183 (if calling from outside Ireland)

SOLICITATION OF PROXIES AND EXPENSES

The cost of preparing, assembling, printing and mailing this document, the Notice of Adjourned Court Meeting, the Notice of Adjourned EGM, ADS Voting Instruction Card, and the enclosed Forms of Proxy, as well as the cost of soliciting proxies relating to the Adjourned Court Meeting and the Adjourned EGM, will be borne by SkillSoft. SkillSoft will request banks, brokers, dealers and voting trustees or other nominees, including the Depositary in the case of SkillSoft ADSs, to solicit their customers who are owners of SkillSoft ADSs and/or SkillSoft Shares listed of record and names of nominees, and will reimburse them for the reasonable out-of-pocket expenses of such solicitation. The original solicitation of proxies by mail may be supplemented by telephone, e-mail, telegram and personal solicitation by officers and other regular employees or agents of SkillSoft. No additional compensation will be paid for such services. SkillSoft has retained Georgeson to assist in the solicitation of proxies from SkillSoft ADS holders by mail, telephone or other electronic means, or in person, for a fee of approximately US$50,000 plus reasonable out-of-pocket expenses relating to the solicitation.

HELPLINE

If you are a SkillSoft ADS holder and have any queries in relation to actions to be taken at the Adjourned Meetings, please contact SkillSoft’s proxy solicitor, Georgeson, at 1-866-357-4029 (if calling within the United States) or at 001 212-806-6859 (if calling from outside the United States) between 9.00 a.m. and 5.00 p.m. (United States Eastern Time) on any Business Day. If calling from outside the United States, please call collect. For legal reasons, Georgeson will not be able to provide advice on the merits of the Revised Acquisition itself or give financial advice or tax advice.

If you are a registered SkillSoft ADS holder and have any queries in relation to your ADS Voting Instruction Card, please contact BNY Mellon Shareowner Services, P.O. Box 358516, Pittsburgh, PA 15252-8516, 1-866-247-3849 (if calling within the United States), and 001-201-680-6825 (if calling from outside the United States). Beneficial SkillSoft ADS holders should contact their bank or broker. For legal reasons, the Depositary will not be able to provide advice on the merits of the Revised Acquisition itself or give financial advice or tax advice.

If you are a SkillSoft Shareholder and have any queries in relation to actions to be taken at the Adjourned Meetings, please contact SkillSoft’s Registrar, Computershare Investor Services (Ireland) Limited, on 01 447 5518 (if calling within Ireland) or on +353 1 447 5518 (if calling from outside Ireland) between 9.00 a.m. and 5.00 p.m. (Irish Standard Time) on any Business Day. For legal reasons, the Registrar will not be able to provide advice on the merits of the Revised Acquisition itself or give financial advice or tax advice.

PART I—LETTER OF RECOMMENDATION FROM THE BOARD OF SKILLSOFT

SkillSoft Public Limited Company

(Incorporated and registered in Ireland under the Companies Acts with registered number 148294)

Board:	Registered Office
Charles E. Moran (Chairman)	Belfield Office Park
James S. Krzywicki	Clonskeagh
Dr. Ferdinand von Prondzynski	Dublin 4
P. Howard Edelstein	Ireland
William F. Meagher, Jr.
William J. Boyce
8 April 2010

To SkillSoft Securityholders and, for information only, to SkillSoft Optionholders

REVISED RECOMMENDED ACQUISITION OF SKILLSOFT PUBLIC LIMITED COMPANY

Dear SkillSoft Securityholder,

1.	INTRODUCTION

On 31 March 2010, the Board of SkillSoft and the Board of SSI Investments announced that they had reached agreement on the terms of a revised recommended acquisition for cash at the increased price of US$11.25 per SkillSoft Share or SkillSoft ADS of the entire issued and to be issued share capital of SkillSoft by SSI Investments, a company formed by funds sponsored by each of Berkshire, Advent and Bain Capital Partners. SkillSoft and SSI Investments had previously announced on 12 February 2010 that they had reached agreement on the terms of a recommended acquisition of SkillSoft by SSI Investments for cash at a price of US$10.80 per SkillSoft Share.

The Revised Acquisition will be effected by way of a scheme of arrangement between SkillSoft and the Scheme Shareholders under Section 201 of the Act, the terms of which are set out in Part IV (The Scheme of Arrangement) of this document and an explanation of which is given by Credit Suisse in Part III (Explanatory Statement) of this document. The Revised Acquisition and the Scheme are subject to the Conditions and further terms set out in Part V (Conditions of the Revised Acquisition and the Scheme) of this document. It is anticipated that, subject to the satisfaction or waiver of these conditions, the Revised Acquisition will become effective during May 2010.

I am writing to you to set out the background to the Revised Acquisition and the reasons why the Board of SkillSoft considers the terms of the Revised Acquisition to be fair and reasonable to SkillSoft Securityholders taken as a whole, and is unanimously recommending that SkillSoft Securityholders vote in favour of the Revised Acquisition and the Scheme.

2.	SUMMARY OF THE TERMS OF THE REVISED ACQUISITION

Subject to the conditions and further terms set out in Part V (Conditions of the Revised Acquisition and the Scheme) of this document, under the terms of the Revised Acquisition, Scheme Shareholders will receive:

US$11.25 in cash for each SkillSoft Share

After the Scheme becomes effective, SkillSoft ADS holders will receive the consideration to which they are entitled directly from the Depositary upon surrender of their SkillSoft ADSs. You should note that if there is insufficient Scheme Shareholder support for the Scheme at the Adjourned Court Meeting, the Scheme will not become effective. The Revised Acquisition will not proceed and the cash Consideration of US$11.25 per SkillSoft Share will not become payable unless a majority in number of the Scheme Shareholders voting at the Adjourned Court Meeting vote in favour of the proposed Revised Acquisition and the Scheme Shares voted by those Scheme Shareholders represent at least 75 per cent. in value of the Scheme Shares voted at that meeting.

The Revised Acquisition values the entire issued and to be issued share capital of SkillSoft at approximately US$1.2 billion.

The Consideration represents a:

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premium of approximately 31 per cent. over US$8.56, being the average daily Closing Price of a SkillSoft ADS over the 12 months up to and including 11 February 2010, being the last Business Day prior to the Rule 2.5 Announcement;

•	premium of approximately 15 per cent. over US$9.76, being the Closing Price of a SkillSoft ADS on 11 February 2010; and

•	higher price than any Closing Price of a SkillSoft ADS over the 12 months up to and including 11 February 2010.

3.	THE CONDITIONS

The implementation of the Scheme is conditional, amongst other things, upon:

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the Scheme becoming effective by no later than 16 July 2010 (or such later date as SkillSoft and SSI Investments may, with (if required) the consent of the Panel, agree and (if required) the High Court may allow);

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the approval by a majority in number of Scheme Shareholders representing three-fourths (75 per cent.) or more in value of the Scheme Shares held by such holders present and voting (either in person or by proxy) at the Adjourned Court Meeting (or at any adjournment of such meeting);

•	the passing by the requisite majority of such resolutions as are required to approve or implement the Scheme at the Adjourned EGM and are set out in the notice of the Adjourned EGM;

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the sanction of the Scheme and confirmation of the reduction of capital involved therein by the High Court and the delivery of an office copy of the Court Order and the minute required by Section 75 of the Act to the Registrar of Companies and the registration of such Court Order and minute by the Registrar of Companies;

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the expiration of the applicable waiting periods under the HSR Act and the equivalent laws of Germany and Austria. The US authorities terminated the mandatory waiting period under the HSR Act on 5 March 2010. The German and Austrian authorities have also issued the relevant clearances;

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the Irish Revenue Commissioners not having confirmed in writing that they do not recognise that certain intellectual property rights transferred to SkillSoft Ireland Limited on 9 February 2009 attract Irish capital allowances on the entire acquisition price under (A) Section 291 of the Taxes Consolidation Act 1997 as computer software or (B) Sections 291 and 755 of that Act as computer software and patent rights, respectively. The Irish Revenue Commissioners issued a letter on 17 February 2010 confirming that “the acquisition of [such intellectual property rights] will be treated as constituting part of SkillSoft Ireland Limited’s continuing trade and that, on the basis of the information provided and subject to Revenue’s usual right to audit or carry out an enquiry and anything which may arise therefrom, the [intellectual property rights] acquired will qualify for capital allowances under Section 291”; and

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the Conditions, which are not otherwise identified above and which are set out in full in Part V (Conditions of the Revised Acquisition and the Scheme) of this document, being satisfied or waived on or before the sanction of the Scheme by the High Court pursuant to Section 201 of the Act.

4.	BACKGROUND TO AND REASONS FOR RECOMMENDING THE REVISED ACQUISITION

Background to the Revised Acquisition

The SkillSoft Board has on an ongoing basis considered the long-term strategy of SkillSoft and strategic opportunities that might be available to enhance shareholder value, including additional investments in new growth opportunities, potential acquisitions, recapitalization options, and the sale of SkillSoft. Acquisitions are viewed by the SkillSoft Board as an important part of SkillSoft’s growth strategy, and SkillSoft has consummated several successful acquisitions, most recently NETg. The SkillSoft Board has also explored opportunities for investments in SkillSoft, which might be used to fund acquisitions, incremental investments in its business, or share repurchases or a leveraged recapitalization (subject to applicable legal requirements) to provide additional liquidity to shareholders. In addition, the Board has always been willing to entertain a proposal to acquire SkillSoft, which would be considered based not only on the purchase price offered but also on the Board’s and management’s views of SkillSoft’s future earnings and growth prospects. As part of this process of exploring alternatives to enhance shareholder value, SkillSoft management has from time to time engaged in discussions with both private equity firms and operating companies to assess whether any of those parties had an interest in acquiring or investing in SkillSoft, and has kept the SkillSoft Board apprised of those discussions. In addition, the SkillSoft Board has at various times requested Credit Suisse and other financial advisors to assist in exploring opportunities for acquisitions by SkillSoft and opportunities for an acquisition of or an investment in SkillSoft.

At different times commencing in the fall of 2007, several different private equity firms contacted SkillSoft management and expressed an interest in exploring an acquisition of, or investment in, SkillSoft. The SkillSoft Board concluded that management should engage in exploratory discussions, on a sequential basis, to determine whether any of these might lead to a transaction proposal that the Board believed was in the best interests of SkillSoft shareholders. I and other members of SkillSoft management, with the assistance of financial advisory firms, held meetings and discussions with a number of different private equity firms over the next several months, to allow them to conduct “due diligence” on SkillSoft for the purpose of evaluating a potential acquisition of, or investment in, SkillSoft. All of those discussions were preliminary in nature, focusing on those firms’ due diligence review of SkillSoft, and none led to a discussion of potential acquisition or investment terms. By the spring of 2008, each of the private equity firms with which SkillSoft had held discussions had informed SkillSoft that, due primarily to unfavourable debt market conditions and uncertainty regarding the broader economy, it was not interested in proceeding with a transaction with SkillSoft at that time.

At a Board meeting in March 2009, the SkillSoft Board considered whether it was advisable to again explore potential opportunities for an acquisition of, or an investment in, SkillSoft. The SkillSoft Board agreed that management should pursue such opportunities.

Beginning in March 2009, I and other members of SkillSoft management, often with the participation of Mr. William Boyce, a non-executive director of SkillSoft, held several meetings and discussions with a private equity firm, which is referred to in this document as PEF #1. At a Board meeting in May 2009, management updated the SkillSoft Board on the status of discussions with PEF #1. The SkillSoft Board also discussed with Credit Suisse the merger and acquisition market in general, the views of the analyst and investment community on SkillSoft’s market positioning and future prospects, and strategies for optimizing the purchase price in the event the Board elected to proceed with a proposal for the acquisition of SkillSoft. William Fry, SkillSoft’s Irish counsel, advised the Board on the relevant provisions of Irish law that would apply to an acquisition of SkillSoft. WilmerHale, SkillSoft’s US counsel, also reviewed with the Board relevant considerations under US law, including applicable SEC rules. After additional meetings and discussions over the next several months, in August 2009 the SkillSoft Board, after discussion with Credit Suisse and SkillSoft’s legal advisors, decided to terminate discussions with PEF #1 based largely on difficulties PEF #1 was encountering in securing debt financing to proceed with an acquisition or investment proposal for SkillSoft as well as questions raised by PEF #1 regarding the broader economic environment and SkillSoft’s performance in the challenging global economic conditions. Discussions with PEF#1 largely ended at this time.

In May 2009, SkillSoft was contacted by another private equity firm, which is referred to in this document as PEF #2, which expressed an interest in learning more about SkillSoft’s business to determine whether it was interested in an investment in SkillSoft. The SkillSoft Board elected not to pursue discussions with PEF #2 at that time. SkillSoft management commenced discussions with PEF #2 in August 2009 and held a series of meetings and discussions with PEF #2 (often with the participation of Mr. Boyce) over the next several months so that PEF #2 could conduct a due diligence review of SkillSoft’s business. PEF #2 indicated to SkillSoft that its primary focus was an investment transaction. In early November 2009, PEF #2 proposed an investment in SkillSoft. The Board, after considering SkillSoft’s financial position and cash needs and trading liquidity concluded that SkillSoft should not proceed with investment discussions with PEF #2 at that time.

During this same period of time, SkillSoft continued to explore growth opportunities, including both organic growth and growth via acquisitions. In October 2009, SkillSoft entered into an engagement letter with a boutique investment banking firm under which that firm was charged with identifying acquisition opportunities for SkillSoft within a particular market segment. While SkillSoft has considered several acquisition candidates, it has not identified any companies that it could acquire on acceptable terms.

Throughout the fiscal year ended 31 January 2010 (referred to as fiscal 2010), SkillSoft’s business continued to be affected by the weak global economic climate, increased price competition from a broad array of competitors and a slower overall market adoption rate for e-learning solutions. As a result of those challenges, SkillSoft’s revenue during fiscal 2010 was slightly down from fiscal 2009 and its bookings (which SkillSoft has not historically publicly disclosed) during fiscal 2010 were also down from fiscal 2009. SkillSoft’s fiscal 2010 net income was above fiscal 2009 net income, which was due to cost-cutting initiatives and expenses deferrals implemented by SkillSoft management rather than to growth in SkillSoft’s business.

In early September 2009, Berkshire met with representatives from SkillSoft, including myself and Mr. Boyce, to conduct a general discussion of SkillSoft’s business, based entirely on public information. Several weeks later, in late October 2009, Berkshire contacted me and expressed an interest in conducting due diligence on SkillSoft for the purpose of evaluating a potential acquisition of or investment in SkillSoft. After consulting with Mr. Boyce, who was by that time the Lead Director of SkillSoft, and informing other members of the Board, I along with Mr. Boyce and other members of SkillSoft management held a series of meetings and discussions with Berkshire, following execution of the Confidentiality Agreement on 2 November 2009. Mr. Boyce and I updated the other SkillSoft directors on the discussions with Berkshire at the 18 November 2009 Board meeting.

In mid-December 2009, Berkshire conveyed to me that, based on its due diligence to date, it was considering making an acquisition proposal for SkillSoft, but that it had more work to do with respect to obtaining financing and conducting additional due diligence before it would be in a position to make an acquisition proposal for SkillSoft. I reported this to the SkillSoft Board at a meeting held on 18 December 2009. At that meeting, the Board also received an update from management on SkillSoft’s business performance. In addition, Credit Suisse participated in a discussion with the Board with respect to SkillSoft’s valuation. Based on those discussions, the SkillSoft Board concluded that management, with Mr. Boyce’s involvement, should continue its discussions with Berkshire to determine whether Berkshire was willing to make an acquisition proposal for SkillSoft and the price it was willing to offer. Credit Suisse and SkillSoft’s legal advisors then provided input to the Board on the process that the Board could elect to follow in those discussions. Credit Suisse further advised on the steps that could be taken to determine whether a purchase price offered by Berkshire was fair and the highest reasonably attainable acquisition price for SkillSoft.

Meetings and discussions between SkillSoft management and Berkshire continued into January 2010. The Panel was consulted as to contacting potential participants in, and debt providers to, the Investor Group. Subsequently, at Berkshire’s request, SkillSoft management met with Advent and Bain Capital Partners, which were considering partnering with Berkshire in making an acquisition proposal for SkillSoft. SkillSoft management also met, at Berkshire’s request, with Morgan Stanley and Barclays Bank, potential providers of debt financing for the transaction. During this time period, numerous discussions also took place between Credit Suisse and Morgan Stanley.

At a meeting held on 11 January 2010, the SkillSoft Board received an update from management and Mr. Boyce on the discussions with Berkshire, and an update from management on SkillSoft’s business. In addition, Credit Suisse participated in a discussion with the SkillSoft Board on considerations relating to the valuation of SkillSoft and potential processes to follow to optimize shareholder value in such a transaction. The SkillSoft directors requested that a subsequent Board meeting be held at which the directors could consider in more detail management’s financial outlook for the fiscal year ending 31 January 2011 (referred to as fiscal 2011) as well as growth strategies available to SkillSoft, so the Board would be better prepared to evaluate any acquisition proposal that might be received by comparing it to the prospects for enhancing shareholder value if SkillSoft were not acquired; that meeting was subsequently scheduled for 29 January 2010. The SkillSoft Board also discussed the possibility of forming a special committee to oversee discussions with Berkshire in light of the potential conflict of interest that I may have, arising from the possibility that I and other members of the management team might receive an offer of employment or other compensatory arrangements from Berkshire if Berkshire were to acquire SkillSoft. After discussion, the SkillSoft directors (other than me) concluded that a special committee should not be established at that time, based primarily on their belief that this matter warranted the participation and input of all members of the SkillSoft Board and that my potential conflict of interest could be addressed by excusing me from discussions and decisions where appropriate.

The SkillSoft Board met again on 18 January 2010. At that meeting, the Board again received an update on the discussions with Berkshire. In addition, management and Credit Suisse reported that PEF #1 and PEF #2 had each contacted either management or Credit Suisse and asked to again engage in due diligence discussions with SkillSoft to assess their interest in potentially making an acquisition proposal for SkillSoft. The SkillSoft directors discussed whether it was advisable to seek permission under the Takeover Rules to engage in discussions with one or both of such firms without the requirement for a public announcement, in addition to Berkshire and its investing partners. The SkillSoft Board decided that it was not in the best interests of SkillSoft and its shareholders, based primarily on the following factors:

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The views of William Fry that such a request was unlikely to be granted under the Takeover Rules without the requirement for SkillSoft to publicly announce that it was in acquisition discussions, and the belief of the SkillSoft Board and management that such an announcement could cause the loss of key employees and customers due to concern over the uncertain future of SkillSoft;

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The Board’s view, after receiving input from SkillSoft management and discussion with Credit Suisse, that the results of the additional due diligence undertaken by those firms may be unlikely to satisfactorily assuage the concerns those firms were seeking to address in their due diligence; and

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The Board’s belief that if PEF #1 or PEF #2 had a legitimate interest in making an acquisition proposal for SkillSoft at a price in excess of what Berkshire was willing to pay, those firms would have the opportunity to do so after the announcement of an agreement with Berkshire regarding the proposed acquisition of SkillSoft, due in large part to the Takeover Rules (which provide subsequent bidders with equal access to the information provided to Berkshire and significantly limit the amount of the expense reimbursement that SkillSoft could agree to with Berkshire), and the fact that prior due diligence conducted by those two firms would permit them to react quickly if they so desired.

On the evening of Wednesday, 27 January 2010, the Investor Group sent a letter to SkillSoft stating that, subject to confirmatory due diligence, the Investor Group was willing to acquire SkillSoft for US$10.50 per SkillSoft Share in cash. This letter also set out the primary terms and conditions of such an acquisition, including a covenant of SkillSoft not to solicit any competing acquisition proposals. The letter from the Investor Group stated that it was an indicative proposal only and not a firm intention to make an offer under the Takeover Rules. The letter was forwarded to each member of the SkillSoft Board.

On Friday, 29 January 2010, the SkillSoft Board held a meeting that had been previously scheduled to consider various strategic alternatives. The directors agreed at the outset of the meeting that discussion of the Investor Group’s proposal would be deferred until a subsequent Board meeting to be held over the weekend of 30/31 January 2010, to ensure there was adequate time at this meeting to cover the scheduled agenda items and to enable the SkillSoft directors to evaluate the Investor Group’s proposal with the benefit of the information presented and discussions held at this meeting. During the 29 January 2010 Board meeting, SkillSoft management, with participation from Credit Suisse, made a presentation to the SkillSoft Board on the following topics:

•	The e-learning market and SkillSoft’s positioning within that market;

•	Factors impacting the valuation of SkillSoft ADSs;

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Management’s preliminary “base” operating plan for fiscal 2011, which indicated that fiscal 2011 will be a more challenging year than is reflected in consensus analysts’ estimates, in part because SkillSoft’s bookings (which SkillSoft has not historically publicly disclosed) during fiscal 2010 were down from fiscal 2009;

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Potential growth strategies for SkillSoft—including more aggressive investments in its business, growth via acquisitions and entry into adjacent markets—and illustrative short-term and long-term financial outlooks associated with each alternative; and

•	Analysis of the potential short-term and long-term trading prices of SkillSoft ADSs based on pursuing each of the growth strategies discussed.

Following this presentation and extensive discussion, the SkillSoft directors were concerned about a potential decrease in the near-term trading price of SkillSoft ADSs, and felt that while there were opportunities for enhancing shareholder value over the longer term, there were significant risks associated with each strategy identified and an extended period of time required to execute those strategies.

On Sunday, 31 January 2010, the SkillSoft Board met to discuss the Investor Group’s proposal. The SkillSoft directors, with input from Credit Suisse, William Fry and WilmerHale, discussed the acquisition proposal put forward by the Investor Group, including the purchase price, along with the other terms and conditions of the Investor Group’s proposal. At the conclusion of the discussion, the SkillSoft directors were in agreement that the proposal (including the US$10.50 purchase price) was attractive on its current terms, but that SkillSoft should attempt to negotiate more favourable terms. The SkillSoft Board directed Credit Suisse to present a counterproposal to the Investor Group, through Morgan Stanley, that included a purchase price of US$11.25 per share, a right to affirmatively solicit competing acquisition proposals for a specified period of time following announcement of an agreement with the Investor Group (referred to as a go-shop provision), and several other changes to the terms of the Investor Group’s proposal. In addition, in response to another request from PEF #1 to re-engage in due diligence discussions with SkillSoft, the Board again decided against approaching the Panel with that request, primarily for the reasons cited at the 18 January 2010 Board meeting.

On Monday, 1 February 2010, Credit Suisse delivered to Morgan Stanley the SkillSoft Board’s counterproposal to the Investor Group’s letter.

On Tuesday, 2 February 2010, Morgan Stanley delivered a response on behalf of the Investor Group, which included a purchase price of US$10.65 per share, acceptance of the go-shop concept (though not all of its terms) and certain other changes to the terms of SkillSoft’s counterproposal, including a request for a contractual matching right in the event SkillSoft received a superior proposal.

After discussions among SkillSoft management, members of the SkillSoft Board, and SkillSoft’s financial and legal advisors, SkillSoft directed Credit Suisse to respond with a proposed purchase price of US$11.00 per share and other proposed modifications to the Investor Group’s terms, including a rejection of the matching right. Credit Suisse delivered this response to Morgan Stanley on the morning of Wednesday, 3 February 2010.

Later in the day on 3 February 2010, Morgan Stanley informed Credit Suisse that the Investor Group would only agree to proceed to complete the steps necessary to make a formal offer, such as confirmatory due diligence and implementing financing arrangements, on the basis of receiving a SkillSoft Board recommendation at a price of US$10.80 per share. Morgan Stanley also indicated that the Investor Group was generally in agreement with the other terms in SkillSoft’s latest counterproposal (including the elimination of the matching right), subject to some of the finer points being worked out between the parties’ respective legal advisors. Credit Suisse communicated this response to the SkillSoft Board and a Board meeting was scheduled for the following morning.

The SkillSoft Board held a meeting on the morning of Thursday, 4 February 2010. At that meeting, the Board first discussed the potential conflicts of interest of three of its directors – myself, Mr. Boyce and Mr. Edelstein. I might receive an offer of employment or other compensatory arrangement from the Investor Group if the Investor Group were to acquire SkillSoft. Mr. Boyce’s daughter is employed by Berkshire in its marketing department. She has no involvement in the Original Acquisition (or the Revised Acquisition) and had limited knowledge of it prior to its public announcement. Mr. Edelstein has been engaged by Advent to perform consulting services in connection with one of the companies in which Advent is considering making an investment. Mr. Edelstein’s consulting services are unrelated to Advent’s participation in the Original Acquisition (or the Revised Acquisition). Mr. Edelstein began performing this consulting work in late January 2010, and it is unclear for how long it will continue. Mr. Edelstein’s total compensation for this consulting work through 15 February 2010 is less than US$20,000.

Based on input from its legal advisors, the Board decided to form an independent committee (referred to as the Independent Committee). Although the Board felt that both Mr. Boyce and Mr. Edelstein could serve as effective, independent committee members, the Board determined that it was in the best interest of SkillSoft and the SkillSoft Shareholders, in order to avoid any appearance of a conflict of interest, for the Independent Committee to be comprised of Mr. Krzywicki, Mr. Meagher and Dr. von Prondzynski, the three Board members with no potential conflicts of interest. The SkillSoft Board delegated to the Independent Committee the authority to approve or disapprove and recommend to the Board approval or disapproval of the proposed acquisition of SkillSoft by the Investor Group, and resolved that the Board shall not approve the proposed acquisition by the Investor Group without the prior approval of such acquisition by the Independent Committee.

The SkillSoft Board then discussed the 3 February 2010 proposal from the Investor Group, and also discussed it with Credit Suisse and SkillSoft’s legal advisors. Each member of the SkillSoft Board concluded that the 3 February 2010 proposal from the Investor Group was acceptable and that it was in the best interests of SkillSoft’s shareholders to have the opportunity to consider that proposal. The Board authorized Credit Suisse to communicate that to Morgan Stanley and directed its legal advisors to work as expeditiously as possible to prepare and negotiate the definitive acquisition documents. It was agreed that another meeting of the Board would be held to review the definitive acquisition documents, to discuss the proposal with Credit Suisse and to consider formal approval of the Original Acquisition.

Over the course of the next week, SkillSoft management and the Investor Group continued to hold meetings and discussions concerning due diligence items and other acquisition-related matters. There were also numerous discussions between Credit Suisse and Morgan Stanley, as well as discussions between the respective legal advisors of SkillSoft and the Investor Group concerning the definitive acquisition documents.

On Tuesday, 9 February 2010, William Fry submitted a draft Expenses Reimbursement Agreement to the Panel for review and approval. On 10 February 2010, the Panel sent a letter to William Fry stating that it had approved the draft Expenses Reimbursement Agreement.

On Wednesday, 10 February 2010, the SkillSoft Board and the Independent Committee met to further consider and vote upon the proposed Original Acquisition and related matters. During that meeting:

•	I presented my views on the competitive environment and SkillSoft’s prospects as a stand-alone company, including two revised versions of management’s preliminary fiscal 2011 operating plan;

•	The William Fry representatives outlined the fiduciary duties and responsibilities of the SkillSoft Board under applicable Irish law;

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The William Fry representatives summarized the principal terms of the Original Transaction Agreement, the Expenses Reimbursement Agreement, the Directors’ Voting Undertakings, the conditions to the Original Acquisition and Scheme, and the Rule 2.5 Announcement;

•	The SkillSoft Board discussed the terms of the acquisition documents;

•	The Credit Suisse representatives discussed with the Board the financial terms of the Original Acquisition; and

•	I informed the SkillSoft Board that no equity or compensation arrangements had been discussed between the Investor Group and any member of SkillSoft management.

After discussion and deliberation, the Independent Committee, meeting in executive session, unanimously voted to approve the Original Acquisition by SSI Investments (the company formed by the Investor Group for purposes of the Original Acquisition) and the Original Acquisition agreements presented at that meeting, and to recommend that the full SkillSoft Board do the same. The SkillSoft Board then approved the Original Acquisition and Original Acquisition-related documents, contingent upon certain final open issues being resolved and the Original Acquisition agreements being executed before the opening of the US stock markets on Thursday, 11 February 2010. However, not all open items were resolved and the Original Acquisition agreements were not executed by such time.

On the afternoon of Thursday, 11 February 2010, the SkillSoft Board and the Independent Committee met to further consider and vote upon the proposed Original Acquisition and related matters. During that meeting:

•	Credit Suisse and SkillSoft’s legal representatives updated the directors on the status of the Original Acquisition agreements and the resolution of open issues; and

•	The Credit Suisse representatives assisted the Board in the review of the financial terms of the Original Acquisition.

After discussion and deliberation, the Independent Committee, meeting in executive session, unanimously voted to approve the Original Acquisition by SSI Investments (the company formed by the Investor Group for purposes of the Original Acquisition) and the Original Acquisition agreements presented at that meeting, and to recommend that the full SkillSoft Board do the same. The Board then unanimously determined that it was fair to and in the best interests of SkillSoft Securityholders to have the opportunity to consider the Original Acquisition proposal, unanimously voted to approve the Original Acquisition by SSI Investments and the Original Transaction Agreement, the Expenses Reimbursement Agreement, the Directors’ Voting Undertaking, the Rule 2.5 Announcement and other Original Acquisition-related documents and unanimously resolved to recommend that the SkillSoft Securityholders vote to approve the Original Acquisition in accordance with the applicable provisions of Irish law.

On the evening of Thursday, 11 February 2010, the parties executed the Original Transaction Agreement, the Expenses Reimbursement Agreement and the Directors’ Voting Undertakings. The parties issued both the Rule 2.5 Announcement and a press release announcing the Original Acquisition on the morning of Friday, 12 February 2010.

During the week of Monday, 22 March 2010, Columbia, SkillSoft’s largest shareholder, indicated to SkillSoft that it was planning to vote against the Original Acquisition because it did not believe the consideration was sufficient. Because Columbia owns or controls approximately 21.5% of the issued share capital of SkillSoft, a negative vote from Columbia presented a significant risk of preventing the Original Acquisition from receiving the requisite approval of SkillSoft Securityholders. On Saturday, 27 March 2010, representatives of SkillSoft and SSI Investments, along with their respective financial advisors, engaged in discussions with Columbia to exchange perspectives on the merits of the transaction and the attractiveness of the $10.80 proposed purchase price. On Monday, 29 March 2010, Columbia indicated that it would vote in favour of the Original Acquisition if SSI Investments increased the consideration to US$11.25 per SkillSoft Share. Columbia executed a Shareholder’s Voting Undertaking confirming this position on Wednesday, 31 March 2010.

SSI Investments informed SkillSoft that its willingness to increase the consideration to US$11.25 per SkillSoft Share was contingent upon the execution of the Shareholder’s Voting Undertaking and the following:

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SkillSoft adjourning the Court Meeting and EGM, scheduled for 6 April 2010, in order to permit the revision to the consideration in accordance with Irish law and to provide sufficient time for the preparation and circulation of this revised Scheme Document and for SkillSoft Securityholders to consider this revised Scheme Document and vote their SkillSoft Shares or SkillSoft ADSs;

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SkillSoft agreeing to certain changes to the Original Transaction Agreement, including a prohibition on SkillSoft entering into an expenses reimbursement agreement with another party for one year following termination of the Transaction Agreement and SkillSoft’s commitment to provide SSI Investments with additional information concerning, and a matching right with respect to, any Third Party Transaction Proposal subsequently received by SkillSoft;

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SkillSoft entering into the Restated Expenses Reimbursement Agreement, which adds the failure of the Revised Acquisition to receive the requisite approval of the SkillSoft Securityholders to the events that trigger SkillSoft’s obligation to pay the expense reimbursement payment to SSI Investments; and

•	the SkillSoft directors executing affirmations of the Voting Undertakings previously executed by them.

On Wednesday, 31 March 2010, the Panel granted its consent (subject to certain conditions) to permit SkillSoft to announce that it proposed to adjourn the Court Meeting and, simultaneously with that announcement, for SkillSoft and SSI Investments to announce a firm intention to increase the consideration payable under the Revised Acquisition. On 31 March 2010, the Panel also granted its consent to permit SkillSoft to enter into the Restated Expenses Reimbursement Agreement.

Also, on 31 March 2010, the SkillSoft Board and the Independent Committee met to consider the Revised Acquisition offer from SSI Investments, the requested changes to the Original Transaction Agreement and the proposed entry into the Restated Expenses Reimbursement Agreement. During that meeting,

•	I and other members of management updated the other directors of SkillSoft about recent developments;

•	the William Fry representative outlined the fiduciary duties and responsibilities of the SkillSoft Board under applicable Irish law;

•	the William Fry representative summarized the proposed changes to the Original Transaction Agreement and the Restated Expenses Reimbursement Agreement; and

•	the Credit Suisse representative discussed with the SkillSoft Board the financial terms of the Revised Acquisition.

After discussion and deliberation, the Independent Committee, meeting in executive session, unanimously voted to approve the Revised Acquisition, the amendments to the Original Transaction Agreement and entry into the Restated Expenses Reimbursement Agreement presented at the meeting, and to recommend that the full SkillSoft Board do the same. The SkillSoft Board then unanimously:

•	determined that it was in the best interests of SkillSoft Securityholders to have the opportunity to consider the Revised Acquisition;

•	voted to approve the Revised Acquisition by SSI Investments at the revised price of US$11.25 per SkillSoft Share;

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authorized SkillSoft to enter into the First Amending Agreement to the Transaction Agreement and the Restated Expenses Reimbursement Agreement and to issue a public announcement of the Revised Acquisition terms;

•	resolved to recommend that the SkillSoft Securityholders vote to approve the Revised Acquisition, as so revised, in accordance with the applicable provisions of Irish law; and

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resolved to adjourn the Court Meeting and to seek the consent of SkillSoft Shareholders to the adjournment of the EGM to provide sufficient time for the preparation and circulation of this revised Scheme Document and for SkillSoft Securityholders to consider this revised Scheme Document and vote their SkillSoft Shares or SkillSoft ADSs.

On the evening of Wednesday, 31 March 2010, the parties executed the First Amending Agreement to the Transaction Agreement, the Restated Expenses Reimbursement Agreement and the Affirmation of Undertakings. Following that, the parties issued a public announcement of the Revised Acquisition terms and the adjournment of the Court Meeting and the intention to seek the consent of SkillSoft Shareholders to the adjournment of the EGM.

Reasons for the Transaction and Recommendation of the SkillSoft Board

In reaching its determination to approve the Original Acquisition and the Revised Acquisition, the Board of SkillSoft consulted with SkillSoft management and its financial and legal advisors, drew on its knowledge of SkillSoft’s business, assets, financial condition, operating results, prospects and historical share trading prices, and considered the following factors in particular:

•	Characteristics of the trading market for SkillSoft ADSs, including:

•	historical and current trading prices of SkillSoft ADSs;

•	the significant ownership concentration among SkillSoft’s top institutional shareholders; and

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the limited liquidity of the trading market for SkillSoft ADSs, which has led to frustration among some significant SkillSoft shareholders and (in SkillSoft management’s opinion) has dissuaded other institutional investors from purchasing SkillSoft ADSs.

•	The e-learning market in which SkillSoft competes, including:

•	the characteristics and projected growth of the market, including a reduction in forecasted growth rates due to global economic conditions, thus impacting revenue growth of all market participants;

•	trends related to the recessionary environment, such as a more discretionary view on training, budget pressure and pricing sensitivity; and

•	a customary competitive analysis, including SkillSoft’s strengths, weaknesses, opportunities and competitive threats.

•

SkillSoft’s operating results for fiscal 2010 and its preliminary operating plan for fiscal 2011, which anticipates that fiscal 2011 will be a more challenging year than is reflected in the fiscal 2011 mean estimates of securities analysts published with Institutional Brokers’ Estimate System (I/B/E/S) in part because SkillSoft’s bookings (which SkillSoft has not historically publicly disclosed) during fiscal 2010 were down from fiscal 2009, and SkillSoft recognizes revenue ratably in the periods following client bookings. As a result, the SkillSoft Board had concerns about the potential near-term trading price of SkillSoft ADSs.

•	The SkillSoft Board’s review of strategies available to SkillSoft, and its conclusion following that review that:

•

each of the strategies, in the Board’s judgment, involved risk and uncertain likelihood of success, and involved execution challenges as well as the potential to disrupt SkillSoft’s existing business plan and prospects;

•	continuing to operate the business with a view to maximizing profitability, while a viable alternative, was unlikely to result in meaningful change to SkillSoft’s existing growth profile;

•

each of the growth strategies considered could potentially have a negative impact on the trading price of SkillSoft ADSs in the short term due to the natural delay that occurs between when incremental investments are made and subsequent growth is achieved; and

•

those growth strategies that offered the greatest potential for a long-term positive impact on the trading price of SkillSoft ADSs involved increased levels of execution risk, long-term horizons, and lacked reasonable certainty in their ability to yield meaningful increases in the value of SkillSoft ADSs relative to the underlying risk.

•

The efforts undertaken by SkillSoft directly or by various investment banks and intermediaries over the past several years to determine whether any party was interested in making an acquisition proposal for SkillSoft, which did not yield any definitive acquisition proposal other than the one from the Investor Group.

•	The value of the purchase price to be received by SkillSoft Securityholders in the Original Acquisition and the Revised Acquisition, including:

•

with respect to the Original Acquisition only, the fact that the consideration of US$10.80 per SkillSoft Share in cash represents approximately an 11 per cent. premium to the Closing Price of a SkillSoft ADS on 11 February 2010 (the last Business Day prior to the Rule 2.5 Announcement of the Original Acquisition offer from SSI Investments), approximately a 26 per cent. premium to the average closing price of a SkillSoft ADS over the one-year period ending on 11 February 2010 and approximately a 49 per cent. premium to the average Closing Price of a SkillSoft ADS over the five-year period ending on 11 February 2010;

•

with respect to the Revised Acquisition only, the fact that the consideration of US$11.25 per SkillSoft Share in cash represents approximately a 15 per cent. premium to the Closing Price of a SkillSoft ADS on 11 February 2010 (the last Business Day prior to the Rule 2.5 Announcement of the Original Acquisition offer from SSI Investments), approximately a 31 per cent. premium to the average closing price of a SkillSoft ADS over the one-year period ending on 11 February 2010 and approximately a 55 per cent. premium to the average Closing Price of a SkillSoft ADS over the five-year period ending on 11 February 2010; and

•

the fact that SkillSoft Securityholders will receive the Consideration in cash, which provides certainty of value to SkillSoft Securityholders as compared to a transaction in which they would receive stock or other non-cash consideration.

•	The discussions undertaken with Credit Suisse.

•	The terms and conditions of the Original Acquisition and the Revised Acquisition, including:

•

the conditions to the closing of the acquisition and the likelihood of their being satisfied, including the absence of any financing condition to SSI Investments’ obligation to consummate the acquisition;

•

with respect to the Original Acquisition only, the right of SkillSoft to affirmatively solicit acquisition proposals from other parties during the 22-day period following the date of the Rule 2.5 Announcement, and the right of SkillSoft following the expiration of that period to furnish information to and conduct negotiations with third parties that make an unsolicited acquisition proposal, subject in either case to SkillSoft’s obligation to make an expenses-reimbursement payment of up to 1 per cent. of the total value of the entire issued share capital of SkillSoft (excluding any interest in such share capital (including in the form of SkillSoft ADSs) held by Stockbridge) as ascribed by the terms of the Original Acquisition, under certain circumstances;

•	with respect to the Revised Acquisition only, the results of this solicitation process, which yielded no proposals other than a conditional preliminary proposal that was subsequently withdrawn; and

•

the Board of SkillSoft’s belief that the expenses-reimbursement payment to be made to SSI Investments in the circumstances set forth in the Expenses Reimbursement Agreement would not be likely to preclude another party from making a superior acquisition proposal.

In the course of its deliberations, the Board of SkillSoft also considered a variety of risks and other countervailing factors with respect to the Original Acquisition and the Revised Acquisition, including:

•

The fact that SkillSoft will no longer exist as an independent, publicly-traded company and that SkillSoft Securityholders will no longer benefit from the future financial performance or any appreciation in the value of SkillSoft;

•	The risk that the acquisition might not be completed due to failure to satisfy the Conditions, some of which are outside of SkillSoft’s control;

•

If the acquisition is not completed, the potential adverse effect of the public announcement of the acquisition on SkillSoft’s business, including its customer and partner relationships, SkillSoft’s ability to attract and retain key personnel and SkillSoft’s overall competitive position; and

•	The fact that gains from an all-cash transaction will be taxable to SkillSoft Securityholders for US federal income tax purposes and Irish capital gains tax purposes.

The foregoing discussion of the factors considered by the SkillSoft Board is not intended to be exhaustive, but does set forth all of the material factors considered by the SkillSoft Board. The SkillSoft Board collectively reached the unanimous conclusion to approve the Original Acquisition and the Revised Acquisition in light of the various factors described above and other factors that each member of the SkillSoft Board deemed relevant. In view of the wide variety of factors considered by the members of the SkillSoft Board in connection with their evaluation of the Original Acquisition and the Revised Acquisition and the complexity of these matters, the SkillSoft Board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. The SkillSoft Board made its decision based on the totality of information presented to and considered by it. In considering the factors discussed above, individual directors may have given different weights to different factors.

Based on its evaluation of the above factors, the SkillSoft Board unanimously recommends that SkillSoft Securityholders vote in favour of the Revised Acquisition.

5.	EFFECTS OF THE REVISED ACQUISITION

Upon the Scheme becoming effective, (i) the Scheme Shares will be cancelled pursuant to Sections 72 and 74 of the Act or transferred to SSI Investments, (ii) SkillSoft will then issue New SkillSoft Shares to SSI Investments in place of the Cancellation Shares, and (iii) SSI Investments will pay the Consideration to former Scheme Shareholders in consideration for the Revised Acquisition. As a result of the Scheme, SkillSoft will become a wholly owned subsidiary of SSI Investments. It is intended that, subject to and following the Scheme becoming effective and subject to applicable requirements of NASDAQ, SSI Investments will procure that SkillSoft applies for cancellation of the quotation of SkillSoft ADSs on NASDAQ. The last day of dealing in SkillSoft ADSs on NASDAQ will be the last Business Day before the Effective Date. After this time, price quotations for SkillSoft ADSs and SkillSoft Shares will no longer be available and SkillSoft will cease filing periodic reports under the Exchange Act. Since its initial public offering, SkillSoft has not paid cash dividends on the SkillSoft Shares and, if the Scheme becomes effective, no dividend will be paid to SkillSoft ADS holders or SkillSoft Shareholders in respect of the current SkillSoft financial year. In addition, SkillSoft intends to terminate the Deposit Agreement through which the ADS programme is operated, the SkillSoft Employee Share Purchase Plan and the SkillSoft Share Option Plans at the Effective Time.

The Views of the Board of SkillSoft on SSI Investments’ Plans for SkillSoft and its Employees

The Board of SSI Investments has confirmed that:

•	it intends that the business of SkillSoft will continue in the same manner in which it currently operates;

•	it has no plans to change the locations of the places of business or to redeploy the fixed assets of the SkillSoft Group;

•	the existing employment rights of employees of the SkillSoft Group (including pension rights) under applicable laws will be fully safeguarded following the Scheme becoming effective;

•	it attaches great importance to the skills and experience of the existing management and employees of SkillSoft who it sees as critical to the business going forward; and

•	it will aim, through SkillSoft’s compensation and reward package, to ensure high levels of performance and to reward and retain key employees.

Following consideration of the information referred to above, the Board of SkillSoft views positively the commitment of SSI Investments to continue the business of SkillSoft in the same manner in which it currently operates. The Board of SkillSoft is pleased to note that SSI Investments will fully safeguard the existing employment rights of employees of the SkillSoft Group and that it has no plans to change the location of the places of business of the SkillSoft Group. The Board of SkillSoft recognizes that SkillSoft has a skilled workforce, who are crucial to the future success of the business, and is pleased that SSI Investments is of the same view.

6.	VOTING UNDERTAKINGS

Columbia Wanger Asset Management, L.P.

SSI Investments and SkillSoft have received a voting undertaking in connection with the Revised Acquisition from Columbia, which provides (subject to certain exceptions) that Columbia vote, or procure that voting instructions are given to vote, in favour of the resolutions to be proposed at the Adjourned Court Meeting and the Adjourned EGM with respect to the SkillSoft ADSs and SkillSoft Shares that Columbia owns or controls, which represent approximately 21.5 per cent. of the entire issued share capital of SkillSoft. Together with the voting undertakings previously received, SSI Investments has now received voting undertakings in respect of approximately 21.8 per cent. of the entire issued share capital of SkillSoft. Columbia’s voting undertaking will lapse if:

•	the Scheme lapses for want of the requisite majorities on the resolutions (save as a result of the breach by Columbia of its voting undertaking) or is withdrawn at the request of SSI Investments;

•	the Transaction Agreement is terminated by either party thereto in accordance with its terms without breach on the part of SkillSoft;

•

a higher competing offer (as defined in Columbia’s voting undertaking) is announced (pursuant to Rule 2.5 of the Takeover Rules) or a higher competing offer is made following termination of the Transaction Agreement in accordance with its terms without breach on the part of SkillSoft;

•

the directors of SkillSoft withdraw their recommendation to shareholders of SkillSoft to vote in favour of the Scheme following termination of the Transaction Agreement in accordance with its terms without breach on the part of SkillSoft;

•	the Scheme does not become effective by 16 July 2010 (or such later date as SkillSoft and SSI Investments agree, with the consent of the Panel and the High Court);

•

the High Court declines or refuses to sanction the Scheme, unless SkillSoft and SSI Investments agree that the decision of the High Court shall be appealed and, if so appealed, a final non-appealable order, decree, judgment, or ruling has been issued; or

•	SSI Investments announces that it will not proceed to make the Revised Acquisition.

The foregoing summary of the voting undertaking by Columbia is qualified by reference to the complete text of Columbia’s voting undertaking, which is attached to this document as Annex F.

Members of the Board of SkillSoft and Others

The directors of SkillSoft have given irrevocable undertakings to SSI Investments (subject to certain exceptions) to vote, or to procure that voting instructions are given to vote, in favour of any resolutions required to approve and implement the Revised Acquisition and the Scheme at the Adjourned EGM in respect of their entire beneficial holdings (and that of their family trusts) amounting to, in aggregate, 5,877 SkillSoft ADSs, representing approximately 0.006 per cent. of the issued share capital of SkillSoft, and any SkillSoft Shares or SkillSoft ADSs such directors may acquire or subscribe for upon exercise of their SkillSoft Options. Under the voting undertakings, each member of the Board of SkillSoft has agreed (subject to certain exceptions) not to sell, transfer, encumber or otherwise dispose of any of his SkillSoft Share or SkillSoft ADSs. In addition, each of the directors has also undertaken that, if SSI Investments requests that he do so, he will serve the necessary notices on the Depositary (within one Business Day of being requested to do so) so as to procure that the SkillSoft Shares underlying his SkillSoft ADSs are vested in nominees of each such director.

The foregoing summary of the voting undertakings by the directors of SkillSoft is qualified by reference to the complete text of the form of voting undertaking and the form of affirmation of voting undertaking, which are attached to this document as Annex D and E, respectively.

SSI Investments has also received similar voting undertakings from Mr. Gregory J. Porto in respect of his entire beneficial holding (and that of his family) amounting to 8,978 SkillSoft Shares and SkillSoft ADSs in total, representing approximately 0.009 per cent. of SkillSoft’s issued share capital, and from Mr. Charles E. Moran’s wife, Mrs. Susan Moran, in respect of her entire beneficial holding (and that of her family trusts) of SkillSoft ADSs amounting to 6,364 SkillSoft ADSs, representing approximately 0.007 per cent. of SkillSoft’s issued share capital. Under his voting undertaking, Mr. Porto undertook to procure the transfer of one SkillSoft Share to each of three nominees by 18 February 2010 and, if requested to do so by SSI Investments, to serve the necessary notices on the Depositary (within five Business Days of being requested to do so) so as to procure that one SkillSoft Share (underlying a SkillSoft ADS) would vest in each of six separate nominees of Mr. Porto and that one thousand SkillSoft Shares (underlying SkillSoft ADSs) would vest in Mr. Porto. Mr. Porto has transferred legal (but not beneficial) title to one SkillSoft Share to each of nine separate nominees and one thousand SkillSoft Shares (underlying SkillSoft ADSs) have vested in Mr. Porto.

These voting undertakings will lapse in the event that:

•	the Scheme lapses or is withdrawn;

•	the Transaction Agreement is terminated by either party thereto;

•	a higher competing offer (as defined in the form of affirmation of voting undertakings) is announced (pursuant to Rule 2.4 or Rule 2.5 of the Takeover Rules) or a higher competing offer is made;

•	the Scheme does not become effective by 16 July 2010 (or such later date as SkillSoft and SSI Investments agree, with (if required) the consent of the Panel and the High Court);

•	the resolutions are not passed at the Adjourned EGM (other than resolution 4) or the Adjourned Court Meeting;

•	the Board of SkillSoft withdraws its recommendation to SkillSoft Securityholders to vote in favour of the Scheme;

•

the High Court declines or refuses to sanction the Scheme, unless SkillSoft and SSI Investments agree that the decision of the High Court will be appealed and, if so appealed, a final non-appealable order, decree, judgment, or ruling has been issued; or

•	SSI Investments announces that it will not proceed to make the Revised Acquisition.

Stockbridge and Stockbridge Partners LLC

Stockbridge has undertaken (subject to certain exceptions) to SSI Investments and SkillSoft to vote in favour of the resolutions proposed at the Adjourned EGM in respect of the 170,625 SkillSoft Shares and SkillSoft ADSs in total it owns or controls, representing approximately 0.179 per cent. of the entire issued share capital of SkillSoft. Stockbridge Partners has limited discretionary voting power in respect of 110,319 SkillSoft ADSs, representing approximately 0.116 per cent. of the entire issued share capital of SkillSoft. Stockbridge Partners has similarly undertaken (subject to certain exceptions) so to vote, subject to the prior rights of its clients to exercise voting power themselves.

7.	RESTATED EXPENSES REIMBURSEMENT AGREEMENT

SkillSoft entered into a restated expenses reimbursement agreement with SSI Investments, dated 31 March 2010, the terms of which were approved by the Panel. Under the Restated Expenses Reimbursement Agreement, SkillSoft has agreed to pay specific, quantifiable third party costs and expenses incurred by SSI Investments in connection with the Revised Acquisition in the circumstances outlined below. The liability of SkillSoft to pay these amounts is limited to a maximum amount equal to 1 per cent of the total value of the entire issued share capital of SkillSoft (excluding any interest in such share capital (including in the form of SkillSoft ADSs) held by Stockbridge) as ascribed by the terms of the Revised Acquisition. The amount payable by SkillSoft to SSI Investments will not include any Value Added Tax attributable to such third party costs to the extent it is recoverable by SSI Investments.

The circumstances in which such payment will be made are if:

•	the Board of SkillSoft (or any member thereof) withdraws, adversely modifies or qualifies its recommendation to SkillSoft Securityholders to vote in favour of the Scheme;

•

SkillSoft wilfully takes or omits to take any action, such as failing to post this document, preventing SkillSoft Shareholders from voting at any meetings to approve the Scheme, unilaterally altering the terms and conditions of the Scheme, or failing to deliver the Court Order and minute of reduction of capital to the Registrar of Companies (in any such case without the consent of SSI Investments);

•

prior to the Scheme being withdrawn by SkillSoft or lapsing in accordance with its terms, a Competing Offer is announced and subsequently made and that Competing Offer or a Competing Offer in which that competing party is interested or participates subsequently becomes effective or unconditional within the 18 months of such lapse or withdrawal; or

•

the Scheme is not approved at the Adjourned Court Meeting by the requisite majorities required by Section 201 of the Companies Act 1963 or if any other resolutions of SkillSoft Shareholders necessary to implement the Scheme are not passed at the Adjourned EGM(s) convened for the purposes of proposing such resolutions to SkillSoft Shareholders.

As required by the Takeover Rules, the SkillSoft Board and Credit Suisse (independent financial advisor to the SkillSoft Board) have confirmed in writing to the Panel that, in their opinion, in the context of the Revised Acquisition, the Restated Expenses Reimbursement Agreement is in the best interests of SkillSoft and SkillSoft Shareholders.

The foregoing summary of the Restated Expenses Reimbursement Agreement is qualified by reference to the complete text of the Restated Expenses Reimbursement Agreement, which is attached to this document as Annex C.

8.	TRANSACTION AGREEMENT, AS AMENDED BY THE FIRST AMENDING AGREEMENT TO THE TRANSACTION AGREEMENT

SkillSoft and SSI Investments entered into a Transaction Agreement, dated 11 February 2010, as amended by the First Amending Agreement to the Transaction Agreement, which contains, among other things, certain obligations and commitments in relation to the implementation of the Scheme and the conduct of SkillSoft’s business until the Effective Time.

Under the terms of the Transaction Agreement, SkillSoft and SSI Investments each agree to, amongst other things:

(a)	take such steps as are necessary, proper or advisable, and provide each other with such cooperation and assistance as may reasonably be requested of it, to implement the Revised Acquisition and the Scheme;

(b)	afford such cooperation as may reasonably be requested of it for the purposes of preparing and verifying documents for the Revised Acquisition and the Scheme; and

(c)	use its reasonable efforts to achieve satisfaction of all the Conditions as soon as practicable before 16 July 2010.

Conduct of Business

Under the Transaction Agreement, SkillSoft has agreed that from the date of the Transaction Agreement until the Effective Time or the date, if any, on which the Transaction Agreement is terminated, except as may be required by law, or as expressly required elsewhere in the Transaction Agreement, SkillSoft will (and will use all reasonable efforts to cause each member of the SkillSoft Group to) (x) conduct its business in the ordinary course consistent with past practice in all material respects and in compliance in all material respects with all applicable laws and regulations and to use all reasonable efforts to preserve substantially intact its business and goodwill and keep available the services of its executive officers and key employees and preserve the relationships with those persons having business dealings with SkillSoft and (y) maintain the SkillSoft Group’s cash management policies in existence on the date of the Transaction Agreement and not engage in any intercompany transactions outside the Ordinary Course of Business, except to the extent SSI Investments has given its prior written consent. Furthermore, SkillSoft has agreed not to take any of the following actions (and to cause every member of the SkillSoft Group not to take such actions) except as required by law or regulation or by agreements in effect on the date of the Transaction Agreement, as expressly required by the Transaction Agreement or by the Scheme, or to the extent SSI Investments has given its prior written consent, such consent not to be unreasonably withheld, conditioned or delayed in the cases of all the sub-clauses below (except for paragraphs (a), (b), (d), (h), (n) and (o) below):

(a)	amend the memorandum and articles of association or equivalent organisational documents of SkillSoft or any member of the SkillSoft Group;

(b)

(i)	except (x) pursuant to the exercise of SkillSoft Options granted prior to the date of the Transaction Agreement (and listed in the Options Schedule to the Transaction Agreement) and then only in accordance with the existing terms of the SkillSoft Share Option Plans and (y) pursuant to the purchase of up to 210,000 SkillSoft Shares by participants in the SkillSoft Employee Share Purchase Plan as part of the offering period ending on or around 31 March 2010, issue, or agree to issue, any shares, or any rights or securities convertible or exchangeable into, or grant the right to call for the issue of, any shares, effect any share split, share combination, reverse share split, share dividend, recapitalisation, alter the rights attaching to any shares, or effect any reduction, repayment or cancellation of share capital or share premium or capitalise any reserves or redeem or buy-back any shares or other similar transaction; and

(ii)	grant, confer or award any option, right, warrant, deferred stock unit, conversion right or other right not existing on the date of the Transaction Agreement to acquire any of its shares whether or not pursuant to the SkillSoft Share Option Plans or the SkillSoft Employee Share Purchase Plan;

(c)	except as required to comply with written employment agreements, plans or other arrangements existing on the date of the Transaction Agreement:

(i)	increase any compensation or enter into or amend any employment or severance agreement, except for annual increases in salaries as permitted by sub-paragraphs (iv) or (v) below or severance agreements that do not exceed, individually, US$50,000, it being understood (for the avoidance of doubt) that SkillSoft and its Subsidiaries may hire new employee(s) in the Ordinary Course of Business;

(ii)	grant any bonus in excess of US$50,000 to any one individual, provided that this shall not in any way restrict the payment of bonuses to newly hired employees or to existing employees in the Ordinary Course of Business;

(iii)	save pursuant to any annual review in the Ordinary Course of Business, adopt any new material employee benefit plan (including any stock option, stock benefit or stock purchase plan) or pension scheme or amend in any material respect any existing employee benefit plan or pension scheme (including, without prejudice to the generality of the foregoing, changing the entitlements to benefits under a pension scheme, or the benefits that accrue under a pension scheme, or the amounts payable thereunder, or the basis of calculation of such amounts, or the basis on which any pension scheme is funded), except for changes which are less favourable to participants in such plans or are required to implement the Scheme;

(iv)	except for annual increases in salaries or pursuant to disciplinary action, in each case in the Ordinary Course of Business, commence, terminate or vary in any material respect, or agree to vary in any material respect the terms of employment, including, without limitation, compensation, of any employee or proposed employee whose annual remuneration exceeds US$300,000 (excluding members of SkillSoft’s sales force), it being understood (for the avoidance of doubt) that SkillSoft and its Subsidiaries may hire new employee(s) and promote employee(s) in the Ordinary Course of Business;

(v)	increase the base salary of any member of the SkillSoft senior management team or increase the base salary of any employee unless the aggregate of all such increases is equal to or less than 5% of the aggregate base salaries of all SkillSoft Group employees;

(vi)	enter into any new agreement with persons that are Affiliates or amend or otherwise modify in any material respect any agreement or arrangement with persons that are Affiliates, provided that the foregoing will not apply to any new or existing agreements between members of the SkillSoft Group;

(vii)	enter into any material new agreement with another member or members of the SkillSoft Group or amend or otherwise modify in any material respect any material agreement or arrangement between any members of the SkillSoft Group;

(viii)	save for the entry into new executive compensation plans in substantially the form (as to terms and conditions) disclosed to SSI Investments at any time up to the date of the Transaction Agreement, enter into or amend or otherwise modify any agreement or arrangement with officers or directors of SkillSoft;

(d)

(i)	recommend, announce, declare, set aside, pay or make or propose the recommendation, announcement, declaration, setting aside of any payment or making of any dividend, make any bonus issue or make any other distribution or payment (whether in cash, securities or other property) with respect to any SkillSoft shares or allow any member of the SkillSoft Group to pay or make any such dividend, distribution or payment (other than dividends from a wholly-owned subsidiary of SkillSoft to another wholly-owned subsidiary of SkillSoft or to SkillSoft); or

(ii)	directly or indirectly redeem, purchase or otherwise acquire any of SkillSoft’s shares or any equity interest of any member of the SkillSoft Group, other than in connection with: (A) the acquisition of SkillSoft Shares from holders of SkillSoft Options in full or partial payment of the exercise price payable by such holders upon exercise of SkillSoft Options outstanding as of the date of the Transaction Agreement, and (B) tax withholdings upon the exercise of SkillSoft Options;

(e)	except in connection with a Third Party Transaction Proposal after a change in Scheme Recommendation or any other transaction having an aggregate value of not more than US$5,000,000, merge with, enter into a consolidation with, enter into a scheme of arrangement with or acquire an interest in any person or acquire the whole or a substantial portion of the assets or business of any person or any division or line of business thereof, acquire any assets or enter into any agreement or arrangement for any of the above;

(f)	sell, lease, licence, pledge, transfer, or otherwise dispose of or encumber any properties or assets of SkillSoft or of any member of the SkillSoft Group (including any accounts, leases, contracts or intellectual property or any assets or the shares in any subsidiary) for consideration in an aggregate amount of US$1,000,000 or more (or its equivalent in any currency);

(g)

(i)	enter into any joint venture or profit sharing agreement (which, for the avoidance of doubt, shall not include sales commission plans in the Ordinary Course of Business);

(ii)	licence any intellectual property rights from any third party which obliges the SkillSoft Group to make payments in excess of US$1,000,000 during its fiscal year or that cannot be terminated at will by the SkillSoft Group within three years after the date of the Transaction Agreement without payment or penalty; or

(iii)	enter into any agreement the effect of which would be to impose any material non-compete, exclusivity or similar restrictive covenants on SkillSoft or any material member of the SkillSoft Group or which would, following the Effective Date, bind SSI Investments or any member of the Investor Group (other than SkillSoft and members of the SkillSoft Group);

(h)

(i)	create, incur or suffer to exist any indebtedness for borrowed money other than (i) such indebtedness which existed as of 31 October 2009 as reflected on the balance sheet included in SkillSoft’s interim results published in its Quarterly Report on Form 10-Q for the quarterly period ended 31 October 2009 filed with the SEC, or (ii) any indebtedness owed to SkillSoft by any of its direct or indirect wholly owned Subsidiaries;

(ii)	guarantee indebtedness of another person (other than another member of the SkillSoft Group);

(iii)	issue, sell or amend any debt securities or warrants or other rights to acquire any debt securities of SkillSoft or any member of the SkillSoft Group, or guarantee any debt securities of another person (other than another member of the SkillSoft Group);

(iv)	be a creditor in respect of any financial indebtedness; or

(v)	enter into, modify, amend or terminate any commodity hedging agreement, and any other agreement, involving credit exposure for SkillSoft or any member of the SkillSoft Group;

(i)	make any material change to its methods, principles or practices of accounting currently in effect, except:

(i)	as required by generally accepted accounting principles;

(ii)	as required by a Relevant Authority or quasi-Relevant Authority (including the Financial Accounting Standards Board or any similar organisation); or

(iii)	as required by a change in applicable law;

(j)	make or materially change any material tax election, settle or compromise any material tax claim or amend any tax return in excess of US$500,000;

(k)	open or expand any facility or office where the annual cost thereof is in excess of US$1,000,000 in the aggregate;

(l)	settle or compromise any litigation or other dispute (whether or not commenced prior to the date of the Transaction Agreement) for an amount of US$250,000 or more;

(m)	make any material changes to the insurance policies of the SkillSoft Group, or settle or compromise any claim under such policies (whether or not commenced prior to the date of the Transaction Agreement) for an amount of US$500,000 or more;

(n)	authorise, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of SkillSoft or any member of the SkillSoft Group provided that this does not apply to the liquidation or dissolution of Fidalco Limited, Stargazer Productions, SmartForce Business Skills Limited or Knowledge Well Group Limited that commenced prior to the date of the Transaction Agreement;

(o)	incur, or agree to incur, any capital expenditure in excess of US$1,000,000 individually or US$5,000,000 in the aggregate;

(p)	take any action after the date of the Transaction Agreement that would result in the early repayment, acceleration or otherwise amend the terms of any indebtedness outstanding between members of the SkillSoft Group otherwise than in the Ordinary Course of Business or cancel any facilities available to SkillSoft; or

(q)	authorise any of, or commit or agree to take any of, the foregoing actions.

“Ordinary Course of Business” for the purposes of the foregoing paragraph headed “Conduct of Business” means, in the case of each of SkillSoft and any of its Subsidiaries, such reasonable actions taken in the ordinary course of its normal operations and consistent in all material respects with its past practices.

Solicitation

SkillSoft and SSI Investments agreed that, from the date of the Transaction Agreement until 11.59 p.m. (United States Eastern Time) on 6 March 2010, SkillSoft and its Subsidiaries (and their respective Representatives) would have the right to: (i) initiate, solicit and encourage, including by way of providing access to non-public information, any discussions with, or enquiries or proposals from, any person other than SSI Investments in respect of or in connection with a Third Party Transaction Proposal and (ii) enter into and maintain discussions or negotiations with respect to a Third Party Transaction Proposal or otherwise cooperate with or assist or participate in, or facilitate any such enquiries, proposals, discussions or negotiations. SkillSoft agreed that prior to 7 March 2010, it would give SSI Investments not less than four days’ advance notice of any meeting of the Board of SkillSoft or other forum or the occurring of any other means by which any withdrawal of the Scheme Recommendation would be considered.

Non-Solicitation

SkillSoft agreed that, from 7 March 2010 until the earliest of (i) 11.59 p.m. (United States Eastern Time) on 16 July 2010, (ii) the date on which the Transaction Agreement is terminated in accordance with its terms, and (iii) the date on which the Scheme becomes effective (or lapses or is withdrawn), no member of the SkillSoft Group (or any of their respective Representatives) would directly or indirectly solicit, or initiate any discussions with or proposals from, any person with respect to or in connection with a Third Party Transaction Proposal. Subject to the Takeover Rules, SkillSoft has also agreed from and after the date of the First Amending Agreement to the Transaction Agreement and ending on the earlier of the dates specified in (i), (ii) and (iii) above, to promptly advise SSI Investments orally, with written confirmation to follow within one Business Day, of (i) receipt of any Third Party Transaction Proposal or request for non-public information in connection with any Third Party Transaction Proposal from any person and (ii) the material terms and conditions of any such Third Party Transaction Proposal (including, for the avoidance of doubt, the identity of the person making such Third Party Transaction Proposal). Subject to the Takeover Rules, SkillSoft also agreed:

•

to keep SSI Investments reasonably informed, on a reasonably current basis, of the status and material terms and conditions (including updating SSI Investments of any material change to such terms within one Business Day of SkillSoft receiving or becoming aware of such change) of any such Third Party Transaction Proposal from any person;

•

to provide to SSI Investments as soon as practicable after receipt or delivery thereof copies of any proposals received by SkillSoft with respect to such Third Party Transaction Proposal from any person and any draft or final version of any acquisition agreement relating to such Third Party Transaction Proposal;

•

to give SSI Investments not less than four days’ advance written notice of any meeting of the Board, or other forum or the occurring of any other means by which any withdrawal of the Scheme Recommendation is to be considered;

•

to deliver to SSI Investments, not less than four days prior to any withdrawal of the Scheme Recommendation, a written notice (the “Superior Proposal Notice”) stating that SkillSoft (or the Board of SkillSoft) intends to make a change in the Scheme Recommendation and withdraw the Scheme and intends to join with such person in the issue of a recommended announcement of such Third Party Transaction Proposal pursuant to Rule 2.5 of the Takeover Rules;

•

to make, during the four day period commencing on the date of such Superior Proposal Notice, its Representatives reasonably available for the purpose of engaging in negotiations with SSI Investments (to the extent SSI Investments desires to negotiate) regarding a possible amendment of the Transaction Agreement or the Scheme to effect an increase in the price payable under the Scheme or the implementation of the Revised Acquisition at such increased price by way of a general offer so that the Third Party Transaction Proposal that is the subject of the Superior Proposal Notice ceases to be superior to that available to the SkillSoft Shareholders pursuant to the Scheme; and

•

that if, after the expiration of the negotiation period described in Clause 5.5.3(f) of the Transaction Agreement, the Board of SkillSoft shall have in good faith determined, after consultation with SkillSoft’s outside legal counsel and financial advisers, that such amendment as described in such Clause 5.5.3(f) does not constitute a proposal which is itself superior to that available to the SkillSoft Shareholders pursuant to the Third Party Transaction Proposal, there is an amendment to the financial or other material terms of the Third Party Transaction Proposal, SkillSoft shall be obliged to deliver a further Superior Proposal Notice and the period of negotiation pursuant to Clause 5.5.3(f) of the Transaction Agreement, in respect of such further Superior Proposal Notice, shall be a period of two (2) Business Days from the date of receipt by SSI Investments of such further Superior Proposal Notice.

Notwithstanding the foregoing, the Transaction Agreement does not preclude, restrict or hinder the SkillSoft Group (or any of their respective Representatives) from considering and engaging with any unsolicited Third Party Transaction Proposal, but only if and only to the extent that the SkillSoft Board has determined, in good faith after consultation with its outside legal counsel and its financial advisors, that it is required to do so to satisfy the fiduciary duties of the Board of SkillSoft or to comply with the Takeover Rules.

Termination of the Transaction Agreement

Either SkillSoft or SSI Investments may terminate the Transaction Agreement at or prior to the Effective Time of the Scheme if any of the following occurs:

•	the resolutions are not passed at the Adjourned Court Meeting or the Adjourned EGM (other than resolution 4);

•

the Conditions are not satisfied or waived by 11.59 p.m. (United States Eastern Time) on 16 July 2010 (or such later date as SkillSoft and SSI Investments may agree to in writing, subject to the consent of the Panel and/or the High Court (if required));

•	the High Court declines or refuses to sanction the Scheme, unless both SkillSoft and SSI Investments agree that the decision of the High Court will be appealed;

•	the Board of SkillSoft (or any member thereof) withdraws, adversely modifies or qualifies its recommendation to SkillSoft Shareholders to vote in favour of the Scheme;

•

SkillSoft wilfully takes or omits to take any action, such as failing to post this document, preventing SkillSoft Shareholders from voting at any meetings to approve the Scheme, unilaterally altering the terms and conditions of the Scheme, or failing to deliver the Court Order and minute of reduction of capital to the Registrar of Companies (in any such case without the consent of SSI Investments); or

•

the Scheme is not approved at the Adjourned Court Meeting by the requisite majorities required by section 201 of the Companies Act 1963 or if any other resolutions of SkillSoft Shareholders required to implement the Scheme are not passed by the requisite majorities at the Adjourned EGM(s).

Either SkillSoft or SSI Investments may also terminate the Transaction Agreement if, prior to the Scheme being withdrawn by SkillSoft or lapsing in accordance with its terms, a Competing Offer (as defined in the Restated Expenses Reimbursement Agreement) is announced and subsequently made and that Competing Offer, or a Competing Offer in which that competing party is interested or participates, subsequently becomes effective or unconditional within 18 months of such lapse or withdrawal.

The foregoing summary of the Transaction Agreement is qualified by reference to the complete text of the Transaction Agreement and the First Amending Agreement to the Transaction Agreement, which are attached to this document as Annex A and Annex B, respectively.

9.	SOLICITATION OF PROPOSALS FROM OTHER PARTIES

Beginning on 12 February 2010 and up until 6 March 2010, Credit Suisse, on behalf of and at the request of SkillSoft, contacted 45 parties (including both private equity firms and operating companies) that SkillSoft, after discussion with Credit Suisse, believed might have an interest in considering an acquisition of SkillSoft. Based on feedback from these parties, Credit Suisse, on behalf of SkillSoft, sent 15 parties a go-shop process instruction letter and a form of Confidentiality Agreement. SkillSoft entered into Confidentiality Agreements with 10 of these parties and subsequently granted each of them access to the electronic data room containing the documents that had been made available to the Investor Group. All of those parties conducted some level of due diligence on SkillSoft.

SkillSoft received an indicative conditional preliminary proposal from one of those parties to acquire all of the outstanding shares of SkillSoft at a price per SkillSoft Share in excess of the price payable under the proposed Original Acquisition of SkillSoft by SSI Investments. This proposal was preliminary in nature and subject to certain conditions. Subsequent to submitting this proposal to SkillSoft and after further work relating to those conditions, the third party informed SkillSoft that it would not be submitting a more formal or unconditional offer and withdrew its preliminary proposal. No further approaches from interested parties have been received up to the date of this document.

The remaining nine parties that signed a Confidentiality Agreement informed Credit Suisse that they will not pursue an acquisition of SkillSoft.

10.	INTERESTS OF SKILLSOFT OFFICERS AND DIRECTORS IN THE TRANSACTION

SSI Investments expects to retain the current management team of SkillSoft to operate the company after the completion of the Revised Acquisition by SSI Investments. No equity or compensation arrangements have been discussed between the Investor Group and any member of SkillSoft management.

SkillSoft has employment agreements with each of its named executive officers. The employment agreements provide that the executive is entitled to specified severance benefits in the event such executive’s employment is terminated by SkillSoft without “cause” or by the executive for “good reason” (each as defined in the employment agreement). In addition, all of SkillSoft’s executive officer employment agreements provide that the executive may elect to extend the vesting and exercisability of such officer’s share options for a period of six months or one year (depending on the executive) following employment termination, in some cases in exchange for a non-competition covenant or a non-solicitation covenant or the performance of consulting services.

11.	SKILLSOFT SHARE OPTION PLANS AND SKILLSOFT EMPLOYEE SHARE PURCHASE PLAN

All unvested SkillSoft Options will become fully vested and exercisable in connection with the Scheme, in accordance with the provisions of the SkillSoft Share Option Plans. SkillSoft and SSI Investments will offer all SkillSoft Optionholders an opportunity to elect to exercise their SkillSoft Options immediately upon the making of the Court Order and conditional upon the Scheme becoming effective. The SkillSoft Shares issued upon such exercise will then be acquired by SSI Investments under the Scheme. In so doing, SkillSoft Optionholders may exercise their SkillSoft Options with a cashless exercise facility under which they may direct that the exercise price of their SkillSoft Options be paid to SkillSoft out of the proceeds of the sale to SSI Investments under the Scheme of the SkillSoft Shares issued to them upon exercise of their SkillSoft Options. All SkillSoft Options that remain outstanding on the Effective Date will be cancelled with effect from the Effective Time in consideration for the payment to the relevant SkillSoft Optionholder of a cash payment per SkillSoft Share subject to a SkillSoft Option equal to the excess, if any, of the Consideration per SkillSoft Share over the exercise price per SkillSoft Share applicable to such SkillSoft Option (without interest and less any applicable withholding taxes). Under the Transaction Agreement, SkillSoft has agreed, subject to certain conditions, to use all reasonable efforts to inform SkillSoft Optionholders who are resident in the United States of the advantages, subject to their individual circumstances, of electing to avail themselves of the cancellation of options.

SkillSoft Options outstanding on the Effective Date having an exercise price per SkillSoft Share that is equal to or greater than the Consideration per SkillSoft Share will terminate in accordance with the applicable provisions of the SkillSoft Share Option Plans, without payment of consideration and the SkillSoft Share Option Plans will be terminated at the Effective Time.

The most recent offering period under the SkillSoft Employee Share Purchase Plan ended on 31 March 2010. No new offering periods will commence under the SkillSoft Employee Share Purchase Plan before the Effective Time, and the Employee Share Purchase Plan will be terminated at the Effective Time. The SkillSoft Shares issued to participants under the SkillSoft Employee Share Purchase Plan are subject to the Scheme.

12.	ACTION TO BE TAKEN

Your attention is drawn to the summary of the action to be taken on page 29 of this document.

13.	FURTHER INFORMATION

Your attention is drawn to the information set out in the rest of this document. You are advised to read this document in its entirety and not to rely solely on the information in this Part I (Letter of Recommendation from the Board of SkillSoft).

14.	ADDITIONAL INFORMATION ON SKILLSOFT

SkillSoft, an Irish incorporated public limited company, is a leading Software as a Service (SaaS) provider of on-demand e-learning and performance support solutions for global enterprises, government, education and small to medium-sized businesses. SkillSoft helps its customers to maximize performance through a combination of content, online information resources, flexible technologies and support services. SkillSoft is headquartered in Dublin, Ireland with its US headquarters in Nashua, New Hampshire and offices worldwide. SkillSoft has approximately 1,100 employees worldwide.

SkillSoft ADSs, which represent SkillSoft Shares deposited with the Depositary pursuant to the Deposit Agreement, have been traded in the United States on NASDAQ since 13 April 1995. SkillSoft ADSs are traded on NASDAQ under the symbol “SKIL”.

15.	RECOMMENDATION

The Board of SkillSoft, which has been so advised by Credit Suisse, considers the terms of the Revised Acquisition to be fair and reasonable. In providing its advice, Credit Suisse has taken into account the commercial assessments of the Board of SkillSoft. Accordingly, the Board of SkillSoft unanimously recommends to SkillSoft Securityholders to vote in favour of the Revised Acquisition and the Scheme. The members of the Board of SkillSoft have irrevocably undertaken to vote in favour of the Revised Acquisition and the Scheme in respect of their own beneficial holdings, amounting to, in aggregate 5,877 SkillSoft Shares, which represent approximately 0.006 per cent. of the issued share capital of SkillSoft, and any SkillSoft Shares the directors may acquire or subscribe for upon exercise of their SkillSoft Options.

Yours faithfully,

Charles E. Moran
Chairman

PART II—LETTER FROM SSI INVESTMENTS

SSI Investments III Limited

(Incorporated and registered in Ireland under the Companies Acts with registered number 480477)

Board:	Registered Office
Michael C. Ascione	Block 3
Mark Commins	The Harcourt Centre
Tim Franks	Harcourt Road
David Humphrey	Dublin 2, Ireland
Imelda Shine
8 April 2010

To SkillSoft Securityholders and, for information only, to SkillSoft Optionholders

RECOMMENDED REVISED ACQUISITION FOR CASH BY SSI INVESTMENTS III LIMITED OF THE ENTIRE ISSUED AND TO BE ISSUED SHARE CAPITAL OF SKILLSOFT PLC

Dear SkillSoft Securityholder,

1.	BACKGROUND TO AND REASONS FOR THE REVISED ACQUISITION

On 31 March 2010, the Board of SkillSoft and the Board of SSI Investments announced that they had reached agreement on the terms of a revised recommended acquisition for cash for the increased price of $11.25 per SkillSoft Share or SkillSoft ADS of the entire issued and to be issued share capital of SkillSoft by SSI Investments, a company formed by funds sponsored by each of Berkshire, Advent and Bain Capital Partners. SkillSoft and SSI Investments had previously announced on 12 February 2010 that they had reached agreement on the terms of a recommended acquisition of SkillSoft by SSI Investments for cash at a price of $10.80 per SkillSoft Share.

SSI Investments and the Investor Group believe that the Revised Acquisition represents a compelling opportunity for SkillSoft and its shareholders that maximizes value and certainty and provides an attractive liquidity event for SkillSoft Securityholders.

2.	INFORMATION ON SSI INVESTMENTS

SSI Investments is a private limited company, which was incorporated in Ireland on 3 February 2010. The directors of SSI Investments are Michael Ascione, Mark Commins, Tim Franks, David Humphrey and Imelda Shine. SSI Investments has not conducted any business prior to the date of this document (except for entering into transactions relating to the Original Acquisition and the Revised Acquisition). SSI Investments is a company formed by the Investor Group and has no employees. Further information on SSI Investments is set out in Part VI of this document.

Morgan Stanley is acting as lead financial advisor to SSI Investments and the Investor Group.

Barclays Capital is acting as financial advisor to SSI Investments and the Investor Group.

Ropes & Gray LLP and Mason Hayes+Curran are acting as legal advisors to SSI Investments and the Investor Group.

3.	INFORMATION ON THE INVESTOR GROUP

Berkshire Partners LLC

Berkshire Partners is an active investor in the private equity market, managing approximately US$6.5 billion of capital over seven funds. Berkshire is currently investing from its seventh fund, which totals US$3.1 billion in committed capital, and has completed more than 90 acquisitions or growth capital investments during its nearly 25-year investment history. Berkshire has a long history of successfully investing in business services companies, including NEW/Asurion (a provider of extended service plans and value added wireless subscription services) and Acosta (a provider of sales and marketing services to the consumer packaged goods industry).

Advent International Corporation

Advent International Corporation is a leading global private equity firm with more than 150 investment professionals in 16 countries around the world. Over its 25-year history, Advent has raised US$24 billion of cumulative capital and currently manages buyout portfolios comprising more than 50 companies. Advent has backed numerous management teams in knowledge-based industries including: Financial Dynamics, an international business communications consultancy; Alexander Mann, a specialist staffing company focused on information technology and financial markets; HumanGroup, a provider of temporary and outsourced staffing services; and Kroton (Bovespa: KROT11), one of Brazil’s largest private education companies.

Bain Capital Partners, LLC

Bain Capital, LLC is a global private investment firm whose affiliates, including Bain Capital Partners, manage several pools of capital including private equity, venture capital, public equity, high-yield assets and mezzanine capital with approximately US$65 billion in assets under management. Bain Capital has a team of over 300 professionals dedicated to investing and to supporting its portfolio companies. Since its inception in 1984, funds sponsored by Bain Capital have made private equity investments and add-on acquisitions in over 300 companies in a variety of industries around the world. Bain Capital has a long history of investments in the software, business services and education industries, including SunGard, Applied Systems, Houghton Mifflin, Gartner Group, UGS, LinkedIn, The Princeton Review, SolarWinds, and FleetCor. Headquartered in Boston, Bain Capital has offices in New York, London, Munich, Hong Kong, Shanghai, Tokyo and Mumbai.

Further information on the Investor Group is set out in Part VI of this document.

4.	THE CONSIDERATION

Under the terms of the Revised Acquisition, SkillSoft Shareholders who are Scheme Shareholders will be entitled to receive:

US$11.25 per SkillSoft Share in cash

The Consideration values the entire issued and to be issued share capital of SkillSoft at approximately US$1.2 billion. Under the terms of the Revised Acquisition, SkillSoft ADS holders will receive US$11.25 in cash for each SkillSoft ADS they own (less any applicable withholding taxes and ADS cancellation fees).

The Consideration represents:

•

a premium of approximately 31 per cent. over US$8.56, being the average daily Closing Price of a SkillSoft ADS over the 12 months up to and including 11 February 2010, being the last Business Day prior to the Rule 2.5 Announcement;

•	a premium of approximately 15 per cent. over US$9.76, being the Closing Price of a SkillSoft ADS on 11 February 2010; and

•	a higher price than any Closing Price of a SkillSoft ADS over the 12 months up to and including 11 February 2010.

5.	FINANCING OF THE REVISED ACQUISITION

The Revised Acquisition will be financed from debt financing provided by Morgan Stanley Senior Funding, Inc. (an affiliate of Morgan Stanley) and Barclays Bank PLC (an affiliate of Barclays Capital), together with equity commitments from each member of the Investor Group. The debt financing is expected to consist of a senior secured revolving credit facility of US$40 million, a senior secured term loan facility of US$325 million, and a senior unsecured interim loan of US$240 million (collectively, the “Facilities”).

Debt Financing

The Facilities agreements, as amended, were originally entered into on 11 February 2010. The credit agreement governing the senior secured revolving credit facility and term loan facility (together, the “Senior Secured Facilities”) were entered into among SSI Luxco II, S.à.r.l. (“SSI Luxco”), SSI Investments II Limited, the Issuing Bank and Lenders (each as defined therein) party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent. The senior unsecured interim loan agreement was entered into among SSI Luxco, the Lenders (as defined therein) party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent. The revolving credit facility has a term of five years, and the term loan facility has a term of six years. The unsecured interim loan has an initial term of one year and may, subject to the satisfaction of certain conditions, be converted into an extended term loan with a term of an additional seven years.

The Facilities are being provided for the purpose of paying part of the Scheme Consideration and fees, and expenses, as well as for working capital and other general corporate purposes.

The Senior Secured Facilities initially benefit from security over the shares of SSI Investments and the shares of certain parent companies of SSI Investments. Following consummation of the Revised Acquisition and, to the extent applicable, completion of certain statutory procedures in Ireland, the Senior Secured Facilities will benefit from security over the shares of SkillSoft issued in connection with re-registering SkillSoft as a private limited company and over substantially all of the assets of SkillSoft and its material subsidiaries. The ability of the borrowers to repay the Facilities will depend on the performance of the businesses of SkillSoft and its subsidiaries.

The Facilities agreements contain certain customary representations and warranties, ongoing conditions, affirmative and negative covenants, financial covenants and events of default. Additionally, the initial drawdown under each of the Facilities is subject to certain representations being true in all material respects and there being no major default continuing or occurring as a result of the drawdown. The initial drawdown of the Facilities is also conditional on, among other things, the Scheme becoming effective.

Equity Financing

Pursuant to equity commitment letters provided by each of Berkshire Fund VII (OS), L.P., Bain Capital Fund X, L.P., and Advent International GPE VI Limited Partnership, Advent International GPE VI-A Limited Partnership, Advent International GPE VI-B Limited Partnership, Advent International GPE VI-C Limited Partnership, Advent International GPE VI-D Limited Partnership, Advent International GPE VI-E Limited Partnership, Advent International GPE VI-F Limited Partnership, Advent International GPE VI-G Limited Partnership, Advent Partners GPE VI 2008 Limited Partnership, Advent Partners GPE VI 2009 Limited Partnership, and Advent Partners GPE VI-A Limited Partnership (collectively, the “Advent Funds”), such investors have severally agreed to contribute up to an aggregate of US$679.9 million in cash, directly or indirectly, to SSI Investments, which amount would constitute the equity portion of the financing for the Scheme. This amount may be reduced and replaced by equity contributions made by other affiliated funds of such investors who participate as equity investors in the transaction with the Investor Group, directly or indirectly, in SSI Investments. The commitment of each member of the Investor Group pursuant to the equity commitment letters is as follows:

Equity Investor	Commitment
Berkshire Fund VII (OS), L.P.	up to US$	271,972,000
Bain Capital Fund X, L.P.	up to US$	203,979,000
Advent Funds	up to US$	203,979,000
Total:	up to US$	679,930,000

The commitment of each member of the Investor Group is subject to satisfaction of all conditions precedent to the obligations of SSI Investments to consummate the Scheme under the Transaction Agreement and the Rule 2.5 Announcement (as supplemented by the Increase Announcement on 31 March 2010), and to the substantially contemporaneous funding of the debt and equity financing. Each member of the Investor Group may allocate all or a portion of its investment to affiliated funds. Neither SkillSoft nor any other person or entity other than SSI Investments has any rights under the equity commitment letters.

Each equity commitment will terminate upon the earliest of:

•	the conclusion of the certain funds period, if the Scheme is not completed by that date;

•	the consummation of the Scheme;

•	termination of the Transaction Agreement pursuant to its terms; and

•

such time as any claim is asserted against any Non-Recourse Parties, which are defined in the equity commitment letters as persons and entities that are associated with the members of the Investor Group.

Morgan Stanley & Co. Limited, an affiliate of Morgan Stanley, is satisfied that resources are available to SSI Investments sufficient to satisfy in full the cash consideration payable under the Scheme.

6.	DIRECTORS, MANAGEMENT, EMPLOYEES AND SKILLSOFT’S BUSINESS

SSI Investments intends that, following the Revised Acquisition, the business of SkillSoft will continue in the same manner in which it currently operates. SSI Investments has no plans to change the locations of the places of business, or redeploy the fixed assets, of the SkillSoft Group.

SSI Investments attaches great importance to the skills and experience of the existing management and employees of SkillSoft who will be critical to SkillSoft’s business going forward. SSI Investments believes that employees are crucial to the future success of the business and recognises that SkillSoft has a skilled workforce. In a competitive international marketplace, SSI Investments will seek to retain and develop the best people for SkillSoft’s business. SSI Investments will also aim through SkillSoft’s compensation and reward packages to ensure high levels of performance and to reward and retain key employees.

The Board of SSI Investments confirms that, following the Scheme becoming effective, the existing employment rights, including pension rights, under applicable law, of all employees of the SkillSoft Group will be fully safeguarded.

Upon the Scheme becoming effective, the non-executive directors of SkillSoft have indicated that they intend to resign from the Board of SkillSoft.

Pursuant to the Transaction Agreement, SSI Investments is obliged for a period of twelve months commencing on the Effective Date to maintain certain benefits at levels that are, in the aggregate, comparable to those in effect for SkillSoft employees on the Effective Date (not including equity compensation or defined benefit plans), and thereafter has the right, in its sole discretion, to maintain SkillSoft’s employee benefit plans. SSI Investments has agreed to use all reasonable efforts to cause SkillSoft’s employees to receive full credit for service with SkillSoft for purposes of eligibility, vesting and other appropriate benefits, including applicability of minimum waiting periods for participation, but excluding benefit accrual, with respect to any employee benefit plans or arrangements maintained by SSI

Investments. SSI Investments has also agreed to use all reasonable efforts to waive all pre-existing conditions, limitations or eligibility waiting periods under any health or similar plan of SSI Investments for SkillSoft’s employees and their eligible dependents, to the extent that SkillSoft’s employees had satisfied any similar limitations or requirements under the corresponding plan in which SkillSoft’s employees participated immediately prior to the Effective Date. In addition, SSI Investments will use all reasonable efforts to cause any deductibles paid by SkillSoft’s employees under SkillSoft’s health plans in the plan year in which the Effective Date of the Scheme occurs to be credited towards the deductibles under the health plans of SSI Investments.

Pursuant to the Transaction Agreement, SSI Investments and SkillSoft have agreed to certain indemnification rights in favour of each of the former and present directors and officers of SkillSoft.

7.	UNDERTAKINGS TO VOTE IN FAVOUR OF THE REVISED ACQUISITION AND THE SCHEME

SSI Investments has received voting undertakings, in respect of approximately 21.8 per cent. of the entire issued share capital of SkillSoft, (subject to certain exceptions) to vote, or to procure that voting instructions are given to vote, in favour of the Revised Acquisition and the Scheme.

Columbia Wanger Asset Management, L.P.

SSI Investments and SkillSoft have received a voting undertaking in connection with the Revised Acquisition from Columbia, which provides (subject to certain exceptions) that Columbia vote, or procure that voting instructions are given to vote, in favour of the resolutions to be proposed at the Adjourned Court Meeting and the Adjourned EGM with respect to the SkillSoft ADSs and SkillSoft Shares that Columbia owns or controls, which represent approximately 21.5 per cent. of the entire issued share capital of SkillSoft.

Columbia’s voting undertaking will lapse if:

•

the Scheme lapses for want of the requisite majorities on the resolutions (save as a result of the breach by Columbia of the additional voting undertaking) or is withdrawn at the request of SSI Investments;

•	the Transaction Agreement is terminated by either party thereto in accordance with its terms without breach on the part of SkillSoft;

•

a higher competing offer (as defined in Columbia’s voting undertaking) is announced (pursuant to Rule 2.5 of the Takeover Rules) or a higher competing offer is made following termination of the Transaction Agreement in accordance with its terms without breach on the part of SkillSoft;

•

the directors of SkillSoft withdraw their recommendation to shareholders of SkillSoft to vote in favour of the Scheme following termination of the Transaction Agreement in accordance with its terms without breach on the part of SkillSoft;

•	the Scheme does not become effective by 16 July 2010 (or such later date as SkillSoft and SSI Investments agree, with the consent of the Panel and the High Court);

•

the High Court declines or refuses to sanction the Scheme, unless SkillSoft and SSI Investments agree that the decision of the High Court shall be appealed and, if so appealed, a final non-appealable order, decree, judgment, or ruling has been issued; or

•	SSI Investments announces that it will not proceed to make the Revised Acquisition.

Members of the Board of SkillSoft and Others

SSI Investments has received voting undertakings to vote, or to procure that voting instructions are given to vote, in favour of the Revised Acquisition and the Scheme from:

•	the members of the Board of SkillSoft who are SkillSoft Securityholders;

•	Gregory Porto (Vice President (Administration) of SkillSoft); and

•	Susan Moran (the spouse of SkillSoft CEO, President and Chairman, Charles E. Moran),

in respect of the 21,219 SkillSoft Shares and SkillSoft ADSs and 3,707,157 SkillSoft Options, in aggregate, they own or control. Mr. Porto has transferred legal (but not beneficial) title to one SkillSoft Share to each of nine separate nominees and one thousand SkillSoft Shares (underlying SkillSoft ADSs) have vested in Mr. Porto.

Stockbridge and Stockbridge Partners LLC

Stockbridge, an affiliate of Berkshire, owns or controls 170,625 SkillSoft Shares and SkillSoft ADSs in total, representing approximately 0.179 per cent. of the entire issued share capital of SkillSoft, and has irrevocably undertaken (subject to certain exceptions) to SSI Investments and SkillSoft in respect of the SkillSoft Shares and SkillSoft ADSs which it owns or controls, not to vote such SkillSoft Shares and SkillSoft ADSs at the Adjourned Court Meeting but to vote such SkillSoft Shares and SkillSoft ADSs in favour of the resolutions to be considered at the Adjourned EGM. Stockbridge Partners LLC, an affiliate of Berkshire that manages investments for its clients, has limited discretionary voting power in respect of 110,319 SkillSoft ADSs, representing approximately 0.116 per cent. of the entire issued share capital of SkillSoft. Stockbridge Partners LLC has similarly undertaken (subject to certain exceptions) so to vote, subject to the prior rights of those clients to exercise voting power themselves.

Lapse of Undertakings

The voting undertakings of Stockbridge, Stockbridge Partners LLC and the directors and officers of SkillSoft described above will lapse if:

•	the Scheme lapses or is withdrawn;

•	the Transaction Agreement is terminated by either party thereto;

•

a higher competing offer (as defined in the form of affirmation of voting undertakings) is announced (whether pursuant to Rule 2.4 or Rule 2.5 of the Takeover Rules) or a higher competing offer is made;

•	the Scheme does not become effective by 16 July 2010 (or such later date as SkillSoft and SSI Investments agree, with (if required) the consent of the Panel and the High Court);

•	the resolutions are not passed at the Adjourned EGM (other than resolution 4) or the Adjourned Court Meeting;

•	the Board of SkillSoft withdraws its recommendation to SkillSoft Securityholders to vote in favour of the Scheme;

•

the High Court declines or refuses to sanction the Scheme, unless SkillSoft and SSI Investments agree that the decision of the High Court will be appealed and, if so appealed, a final non-appealable order, decree, judgment, or ruling has been issued; or

•	SSI Investments announces that it will not proceed to make the Revised Acquisition.

8.	PAYMENT OF SCHEME CONSIDERATION

Upon completion of the Scheme, settlement of the Consideration to which any Scheme Shareholder is entitled under the Revised Acquisition will be effected within 14 days of the Effective Date. Full details of arrangements in connection with the payment of the Consideration are set out at paragraphs 3 and 4 of Part IV (The Scheme of Arrangement) of this document.

Yours faithfully,

Michael C. Ascione Acting Chairman

PART III—EXPLANATORY STATEMENT

(IN COMPLIANCE WITH SECTION 202 OF THE ACT)

CREDIT SUISSE

11 Madison Avenue

New York, NY 10010

United States

8 April 2010

To SkillSoft Securityholders and, for information only, to SkillSoft Optionholders

RECOMMENDED REVISED ACQUISITION OF SKILLSOFT PLC

Dear SkillSoft Securityholder,

1.	INTRODUCTION

On 31 March 2010, the Board of SkillSoft and the Board of SSI Investments announced that they had reached agreement on the terms of a revised recommended acquisition for cash of the entire issued and to be issued share capital of SkillSoft by SSI Investments by way of a Scheme of Arrangement under Section 201 of the Act for the increased price of $11.25 per SkillSoft Share. SkillSoft and SSI Investments had previously announced on 12 February 2010 that they had reached agreement on the terms of a recommended acquisition of SkillSoft by SSI Investments for cash at a price of $10.80 per SkillSoft Share.

Your attention is drawn to the letter of recommendation from the Board of SkillSoft in Part I (Letter of Recommendation from the Board of SkillSoft) of this document, which sets forth the reasons why the directors of SkillSoft, who have been so advised by Credit Suisse, consider the terms of the Revised Acquisition to be fair and reasonable to SkillSoft Securityholders taken as a whole and why the Board of SkillSoft unanimously recommends that all SkillSoft Securityholders vote in favour of the Revised Acquisition and the Scheme at both the Adjourned Court Meeting and the Adjourned EGM, as the directors of SkillSoft intend to do in respect of their own beneficial holdings of 5,877 SkillSoft Shares, in aggregate, which represent approximately 0.006 per cent. of the existing issued share capital of SkillSoft, and any SkillSoft Shares such directors may acquire or subscribe for upon exercise of their SkillSoft Options. In providing its advice to the Board of SkillSoft, Credit Suisse has taken into account the commercial assessments of the Board of SkillSoft.

2.	THE REVISED ACQUISITION

The Revised Acquisition is to be effected by way of a Scheme of Arrangement between SkillSoft and the Scheme Shareholders under Section 201 of the Act. The Scheme is set out in full in Part IV (The Scheme of Arrangement) of this document. Under the terms of the Scheme, SSI Investments will pay the Consideration to Scheme Shareholders in consideration for the cancellation of their Cancellation Shares and/or the transfer to SSI Investments of their Transfer Shares.

If the Scheme is implemented at the Effective Time, all Cancellation Shares will be cancelled pursuant to Sections 72 and 74 of the Act and all Transfer Shares will be transferred to SSI Investments in accordance with the Scheme. SkillSoft will then issue New SkillSoft Shares to SSI Investments in place of the Cancellation Shares and SSI Investments will pay the Consideration to former Scheme Shareholders in consideration for the Revised Acquisition. After the Scheme becomes effective, SkillSoft ADS holders will receive that proportion of the Consideration to which they are entitled directly from the Depositary. As a result of the Scheme, SkillSoft will become a wholly-owned subsidiary of SSI Investments.

The Scheme will require approval by Scheme Shareholders at the Adjourned Court Meeting, approval by SkillSoft Shareholders at the Adjourned EGM and the sanction of the High Court at the Court Hearing.

The Adjourned Court Meeting and the Adjourned EGM and the nature of the approvals required to be given at the Adjourned Meetings are described in more detail in paragraph 4 below. All SkillSoft Shareholders (but not SkillSoft ADS holders) are entitled to be represented by counsel or a solicitor (at their own expense) at the Court Hearing to support or oppose the sanctioning of the Scheme.

The Revised Acquisition is subject to a number of Conditions (summarised in paragraph 3 below and set out in full in Part V (Conditions of the Revised Acquisition and the Scheme) of this document). The Revised Acquisition can only become effective if the Conditions of the Revised Acquisition have been satisfied or waived on or before the Effective Date in accordance with their respective terms. The Scheme will become effective upon the delivery to the Registrar of Companies of an office copy of the Court Order together with the minute required by Section 75 of the Act and registration of such Court Order by the Registrar of Companies, which, subject to the sanction of the Scheme by the High Court, is expected to occur during May 2010.

3.	THE CONDITIONS

The Revised Acquisition is conditional on, amongst other things, the Scheme becoming effective. The Conditions of the Revised Acquisition and the Scheme are set out in full in Part V (Conditions of the Revised Acquisition and the Scheme) of this document. The implementation of the Scheme is conditional upon, amongst other things:

•

the Scheme becoming effective by no later than 16 July 2010 (or such later date as SkillSoft and SSI Investments may, with (if required) the consent of the Panel, agree and (if required) the High Court may allow);

•

the approval by a majority in number of Scheme Shareholders present and voting (either in person or by proxy), representing three-fourths (75 per cent.) or more in value of the SkillSoft Shares held by such holders, at the Adjourned Court Meeting (or at any adjournment of such meeting);

•	the passing of such resolutions as are required to approve or implement the Scheme at the Adjourned EGM;

•

the sanction of the Scheme and confirmation of the reduction of capital involved therein by the High Court and the delivery of an office copy of the Court Order and the minute required by Section 75 of the Act to the Registrar of Companies and the registration of such Court Order and minute by the Registrar of Companies;

•

the expiration of the applicable waiting periods under the HSR Act and the equivalent laws of Germany and Austria. The US authorities terminated the mandatory waiting period under the HSR Act on 5 March 2010. The German and Austrian authorities have also issued the relevant clearances;

•

the Irish Revenue Commissioners not having confirmed in writing that they do not recognise that certain intellectual property rights transferred to SkillSoft Ireland Limited on 9 February 2009 attract Irish capital allowances on the entire acquisition price under (A) Section 291 of the Taxes Consolidation Act 1997 as computer software or (B) Sections 291 and 755 of that Act as computer software and patent rights, respectively. The Irish Revenue Commissioners issued a letter on 17 February 2010 confirming that “the acquisition of [such intellectual property rights] will be treated as constituting part of SkillSoft Ireland Limited’s continuing trade and that, on the basis of the information provided and subject to Revenue’s usual right to audit or carry out an enquiry and anything which may arise therefrom, the [intellectual property rights] acquired will qualify for capital allowances under Section 291”; and

•

the Conditions, which are not otherwise identified above, and which are set out in full in Part V (Conditions of the Revised Acquisition and the Scheme) of this document being satisfied or waived on or before the sanction of the Scheme by the High Court pursuant to Section 201 of the Act.

4.	CONSENTS AND ADJOURNED MEETINGS

The Scheme is subject to the approval by Scheme Shareholders at the Adjourned Court Meeting as more fully described in paragraph 4.1 of this Part III (Explanatory Statement) and its implementation will also require various approvals of SkillSoft Shareholders at the separate Adjourned EGM, as more fully described in paragraph 4.2 of this Part III (Explanatory Statement), both of which will be held at Fitzwilton House, Wilton Place, Dublin 2, Ireland on 3 May 2010. The Adjourned Court Meeting will start at 9.00 a.m. (Irish Standard Time) and the Adjourned EGM will start at 9.15 a.m. (Irish Standard Time) (or, if later, as soon thereafter as the Adjourned Court Meeting is concluded or adjourned) on that date. The Adjourned Court Meeting is being held at the direction of the High Court to seek the approval of the Scheme by Scheme Shareholders. The Adjourned EGM is being convened to enable the directors of SkillSoft to implement the Scheme and to amend the SkillSoft Articles, as described below.

Notices of both the Adjourned Court Meeting and the Adjourned EGM are set out in Part X (Notice of Adjourned Court Meeting) and Part XI (Notice of Adjourned Extraordinary General Meeting of SkillSoft Public Limited Company), respectively, of this document. Entitlement to attend and vote at each Adjourned Meeting and the number of votes which may be cast at each Adjourned Meeting will be determined by reference to the register of members of SkillSoft at the Voting Record Time.

On 8 April 2010, 95,330,356 SkillSoft Shares were issued and outstanding and there were 19 registered SkillSoft Shareholders whose names were registered in the register of members of SkillSoft.

4.1	Adjourned Court Meeting

The Adjourned Court Meeting has been convened for 9.00 a.m. (Irish Standard Time) on 3 May 2010 to enable Scheme Shareholders to consider and, if thought fit, approve the Scheme. At the Adjourned Court Meeting, voting will be by poll and not a show of hands and each holder of Scheme Shares who is present (in person or by proxy) will be entitled to one vote for each Scheme Share held for the purposes of sub-paragraph (b) below. In order to conduct business at the Adjourned Court Meeting a quorum must be present. The presence (either in person or by proxy) of three persons entitled to vote at such meeting and together holding not less than one-third of the SkillSoft Shares in issue, each being a holder of SkillSoft Shares, a proxy for a holder of SkillSoft Shares or a duly authorised representative of a corporate holder of SkillSoft Shares, will constitute a quorum for the transaction of business at the Adjourned Court Meeting. The approval required at the Adjourned Court Meeting is that those voting to approve the Scheme must:

(a)	represent a simple majority (more than 50 per cent.) in number of those Scheme Shareholders present and voting in person of by proxy; and

(b)	also represent three-fourths (75 per cent.) in value of the Scheme Shares held by those Scheme Shareholders present and voting (in person or by proxy).

It is important that as many votes as possible are cast at the Adjourned Court Meeting so that the appropriate resolution approving the Scheme can be passed and that the High Court may be satisfied that there is a fair representation of Scheme Shareholder opinion when it is considering whether to sanction the Scheme. If you are the registered holder of any SkillSoft ADSs and you have not previously submitted your voting instructions, or if you wish to change your voting instructions, you are strongly urged to complete and return the enclosed ADS Voting Instruction Card as soon as possible to ensure that the Depositary represents your ADSs and votes the corresponding Scheme Shares at the Adjourned Court Meeting in accordance with your voting instructions. If you are the beneficial holder of SkillSoft ADSs, you should follow the voting instructions provided by your bank or broker. If you are the registered holder of any Scheme Shares and you have not previously submitted your proxy or voting instructions, or if you wish to change your proxy or voting instructions, you are strongly urged to complete and return the enclosed PINK Form of Proxy for the Adjourned Court Meeting as soon as possible. Any new voting instructions or PINK Form of Proxy properly and timely submitted will supersede any previous voting instructions or PINK Form of Proxy submitted by you.

4.2	Adjourned Extraordinary General Meeting

In addition, the Adjourned EGM has been convened for 9.15 a.m. (Irish Standard Time) on 3 May 2010 (or, if later, as soon thereafter as the Adjourned Court Meeting is concluded or adjourned). A quorum must be present in order to conduct any business at the Adjourned EGM. SkillSoft’s Articles provide that the presence at the Adjourned EGM (either in person or by proxy) of three persons entitled to vote at such meeting and together holding not less than one-third (33 1/3 per cent.) of the SkillSoft Shares in issue, each being a holder of SkillSoft Shares, a proxy for a holder of SkillSoft Shares, or a duly authorised representative of a corporate holder of SkillSoft Shares, constitutes a quorum for the transaction of business. At the Adjourned EGM, the SkillSoft Shareholders will consider and, if thought fit, pass the following resolutions (which in the case of special resolutions requires a vote in favour of not less than three-fourths (75 per cent.) of the votes cast and in the case of ordinary resolutions requires a majority (more than 50 per cent.) of the votes cast):

Resolution 1 — Ordinary Resolution

To approve the Scheme and to authorise the directors of SkillSoft to take such action as they consider necessary or appropriate to carry the Scheme into effect.

Resolution 2 — Special Resolution

To approve the cancellation of the Cancellation Shares and to apply the reserve in SkillSoft’s books arising upon such cancellation in paying up in full at par New SkillSoft Shares.

Resolution 3 — Special Resolution

To amend the SkillSoft Articles to ensure that any SkillSoft Shares issued under the SkillSoft Share Option Plans or otherwise between the Voting Record Time and the Scheme Record Time will be subject to the Scheme. It is also proposed to amend the SkillSoft Articles so that any other SkillSoft Shares issued to any person (other than to SSI Investments) will become transferable to SSI Investments on the same terms as under the Scheme (i.e. the person will receive US$11.25 in cash for each SkillSoft Share issued to them and acquired by SSI Investments).

These amendments are designed to avoid any person (other than SSI Investments) being left with SkillSoft Shares after dealings in SkillSoft Shares have ceased on NASDAQ (which will occur at the close of business on the Business Day before the Effective Time). Resolution 3, set out in the notice of Adjourned EGM in Part XI (Notice of Adjourned Extraordinary General Meeting) of this document, seeks the approval of SkillSoft Shareholders for such amendments.

Resolution 4 — Ordinary Resolution

To approve a proposal to adjourn the Adjourned EGM, if necessary, to solicit additional proxies in favour of approval of the resolutions to be considered at the Adjourned EGM. SkillSoft is submitting a proposal for consideration at the Adjourned EGM to authorise the Chairman of the Adjourned EGM to approve one or more adjournments of the Adjourned EGM if there are not sufficient votes to approve the resolutions to be considered at the Adjourned EGM at the time of the Adjourned EGM. Even though a quorum may be present at the Adjourned EGM, it is possible that SkillSoft may not have received sufficient votes to approve the resolutions to be considered at the Adjourned EGM by the time of the Adjourned EGM. In that event, SkillSoft would determine to adjourn the Adjourned EGM in order to solicit additional proxies. The adjournment proposal relates only to an adjournment of the EGM for purposes of soliciting additional proxies to obtain the requisite SkillSoft Shareholder approval to approve the resolutions to be considered at the Adjourned EGM. Any other adjournment of the Adjourned EGM would be voted upon pursuant to the discretionary authority granted by the proxy. To approve the adjournment proposal, a majority of the outstanding SkillSoft Shares present or represented at the Adjourned EGM and entitled to vote, which includes abstentions, must vote in favour of the proposal. This resolution is not required to be passed in order to implement the Scheme.

It is also intended that the Chairman will move an ordinary resolution at the Adjourned EGM substantially in the terms set out in Note 1 to the Notice of Adjourned Extraordinary General Meeting set out in Part XI of this document.

It is important that as many votes as possible are cast at the Adjourned EGM. If you are the registered holder of any SkillSoft ADSs and you have not previously submitted your voting instructions, or if you wish to change your voting instructions, you are strongly urged to complete and return the enclosed ADS Voting Instruction Card as soon as possible to ensure that the Depositary represents your SkillSoft ADSs and votes the corresponding SkillSoft Shares at the Adjourned EGM. If you are the beneficial holder of SkillSoft ADSs, you should follow the voting instructions provided by your bank or broker. If you are the registered holder of any SkillSoft Shares and you have not previously submitted your proxy or voting instructions, or if you wish to change your proxy or voting instructions, you are strongly urged to complete and return the enclosed BLUE Form of Proxy for the Adjourned EGM as soon as possible. Any new voting instructions or BLUE Form of Proxy properly and timely submitted will supersede any previous voting instructions or BLUE Form of Proxy submitted by you.

4.3	Court Hearing

Subject to the approval of the resolutions proposed at the Adjourned Meetings, it is anticipated that the Court Hearing will take place on 20 May 2010. Each SkillSoft Shareholder (but not a SkillSoft ADS holder) is entitled to be represented by counsel or a solicitor (at their own expense) at the Court Hearing to support or oppose the sanctioning of the Scheme.

4.4	Form of ADS Voting Instruction Card and Forms of Proxy

SkillSoft ADS holders who have not already submitted their ADS voting instructions or who wish to change their voting instructions are strongly urged to complete and return the enclosed ADS Voting Instruction Card as soon as possible and, in any event, no later than 27 April 2010. If you have not already submitted an ADS Voting Instruction Card, and the Depositary does not receive your ADS Voting Instruction Card by such date, the Depositary will not vote your SkillSoft ADSs.

Scheme Shareholders and SkillSoft Shareholders have been sent a PINK Form of Proxy for the Adjourned Court Meeting and a BLUE Form of Proxy for the Adjourned EGM. Scheme Shareholders and SkillSoft Shareholders who have not already completed and submitted their Forms of Proxy or who wish to change their proxy or voting instructions are strongly urged to complete and return their Forms of Proxy, as soon as possible and, in any event, no later 9.00 a.m. (Irish Standard Time) on 1 May 2010 in the case of the PINK Form of Proxy for the Adjourned Court Meeting and 9.15 a.m. (Irish Standard Time) on 1 May 2010 in the case of the BLUE Form of Proxy for the Adjourned EGM. The PINK Form of Proxy for the Adjourned Court Meeting (but NOT the BLUE Form of Proxy for the Adjourned EGM) may also be handed to the Chairman of the Adjourned Court Meeting before the start of the Adjourned Court Meeting on 3 May 2010 and will still be valid.

4.5	Abstentions and Broker Non-Votes

Your broker will be permitted to vote your SkillSoft ADSs or SkillSoft Shares only if you instruct your broker how to vote. If you are a SkillSoft Shareholder (but not a SkillSoft ADS holder) and have previously provided your broker with absolute discretion to vote at all times on SkillSoft Shareholder votes, then your broker will be able to vote your SkillSoft Shares unless you instruct your broker otherwise. If your broker does not have absolute discretion to vote on your behalf, or you are a SkillSoft ADS holder and you wish to instruct your broker to vote on your behalf, you should follow the procedures provided by your broker regarding the voting of your SkillSoft ADSs or SkillSoft Shares. If your broker does not have absolute discretion and you do not provide instructions to your broker to vote in favour of the Scheme, your SkillSoft ADSs or SkillSoft Shares (as the case may be) will not be voted in favour of the Scheme, which will increase the likelihood of the Scheme being defeated and the Revised Acquisition not proceeding. Under Irish law, an abstention or a vote that is “withheld” will not be counted in the calculation of the proportion of the votes “for” or “against” a proposed resolution.

5.	STRUCTURE OF THE SCHEME

Under the Scheme, the Cancellation Shares will be cancelled pursuant to Sections 72 and 74 of the Act and all Transfer Shares will be transferred to SSI Investments. New SkillSoft Shares will be issued to SSI

Investments (and/or its nominee(s)) by the capitalisation of the reserve arising from the cancellation of the Cancellation Shares. As a result of these arrangements, SkillSoft will become a wholly-owned subsidiary of SSI Investments.

SkillSoft Shareholders who are subject to the Scheme will receive the Consideration. SkillSoft Shares issued after 10.00 p.m. (Irish Standard Time) on the day before the Effective Date will not be subject to the Scheme. Accordingly, it is proposed that the SkillSoft Articles be amended so that SkillSoft Shares issued after 10.00 p.m. (Irish Standard Time) on the day before the Effective Date (other than to SSI Investments) will be automatically transferred to SSI Investments on the same terms as under the Scheme.

It is expected that the Scheme will become effective and that the Revised Acquisition will be completed during May 2010. The Scheme can only become effective if all the Conditions to which the Scheme is subject have been satisfied or waived by no later than 16 July 2010 or such later date (if any) as SkillSoft and SSI Investments may, with (if required) the consent of the Panel, agree and (if required) the High Court may allow. The Scheme will become effective upon the registration by the Registrar of Companies of an official copy of the Court Order together with the minute approved by the High Court in respect of the capital reduction and the issue by the Registrar of Companies of a certificate of registration of the Court Order. Once the Scheme becomes effective, its terms will be binding on all SkillSoft Shareholders, irrespective of whether they attended the Adjourned Court Meeting or Adjourned EGM and irrespective of the manner in which they voted.

6.	BOARD, MANAGEMENT AND EMPLOYEES

6.1	Generally

The Board of SSI Investments has confirmed that, where employees of SkillSoft have existing employment rights, including pension rights, under applicable laws, those rights will be fully safeguarded following the Scheme becoming effective.

6.2	Employee Matters

Pursuant to the Transaction Agreement, SSI Investments is obliged for a period of twelve months commencing on the Effective Date to maintain certain benefits at levels that are, in the aggregate, comparable to those in effect for SkillSoft employees on the Effective Date (not including equity compensation or defined benefit plans), and thereafter has the right, in its sole discretion, to maintain SkillSoft’s employee benefit plans. SSI Investments has agreed to use all reasonable efforts to cause SkillSoft’s employees to receive full credit for service with SkillSoft for purposes of eligibility, vesting and other appropriate benefits, including applicability of minimum waiting periods for participation, but excluding benefit accrual, with respect to any employee benefit plans or arrangements maintained by SSI Investments. SSI Investments has also agreed to use all reasonable efforts to waive all pre-existing conditions, limitations or eligibility waiting periods under any health or similar plan of SSI Investments for SkillSoft’s employees and their eligible dependents, to the extent that SkillSoft’s employees had satisfied any similar limitations or requirements under the corresponding plan in which SkillSoft’s employees participated immediately prior to the Effective Date. In addition, SSI Investments will use all reasonable efforts to cause any deductibles paid by SkillSoft’s employees under SkillSoft’s health plans in the plan year in which the Effective Date of the Scheme occurs to be credited towards the deductibles under the health plans of SSI Investments.

6.3	Indemnification and Insurance

Pursuant to the Transaction Agreement, SSI Investments and SkillSoft have agreed to certain indemnification rights in favour of each of the former and present directors and officers of SkillSoft.

7.	SKILLSOFT SHARE OPTION PLANS AND SKILLSOFT EMPLOYEE SHARE PURCHASE PLAN

SSI Investments will make appropriate proposals to SkillSoft Optionholders to implement the requirements of the Transaction Agreement. The Transaction Agreement provides that:

(i)	SkillSoft Optionholders will be given an opportunity to elect to exercise their SkillSoft Options immediately upon the making of the Court Order and conditional upon the Scheme becoming effective. The SkillSoft Shares issued upon such exercise will then be transferred to SSI Investments under the Scheme;

(ii)	SkillSoft Optionholders who so elect may exercise their SkillSoft Options with a cashless exercise facility under which they may direct that the exercise price of their SkillSoft Options be paid to SkillSoft out of the proceeds of the sale to SSI Investments under the Scheme of the SkillSoft Shares issued to them upon exercise of their SkillSoft Options; and

(iii)	all SkillSoft Options that remain outstanding on the Effective Date will be cancelled with effect from the Effective Time in consideration for a cash payment per SkillSoft Share subject to such SkillSoft Option to the SkillSoft Optionholder equal to the excess, if any, of the Consideration per SkillSoft Share over the exercise price applicable to such SkillSoft Option (net of applicable withholding taxes).

Under the Transaction Agreement, SkillSoft has agreed, subject to certain conditions, to use all reasonable efforts to inform SkillSoft Optionholders who are resident in the United States of the advantages, subject to their individual circumstances, of electing to avail themselves of the cancellation of options.

SkillSoft Options outstanding on the Effective Date having an exercise price per SkillSoft Share that is equal to or greater than the Consideration per SkillSoft Share will terminate in accordance with the applicable provisions of the SkillSoft Share Option Plans, without payment of consideration, and the SkillSoft Share Option Plans will terminate at the Effective Time.

The most recent offering period under the SkillSoft Employee Share Purchase Plan ended on 31 March 2010. No new offering periods will commence under the SkillSoft Employee Share Purchase Plan before the Effective Time. The SkillSoft Shares issued to participants under the SkillSoft Employee Share Purchase Plan are subject to the Scheme, and the SkillSoft Employee Share Purchase Plan will terminate at the Effective Time.

8.	THE SKILLSOFT EXECUTIVE OFFICERS AND NON-EXECUTIVE DIRECTORS AND THE EFFECT OF THE SCHEME ON THEIR INTERESTS

8.1	Interests Held by Executive Officers and Non-Executive Directors

The effect of the Scheme on the interests of SkillSoft’s executive officers and of the SkillSoft Non-Executive Directors does not differ from its effect on the like interests of other persons, except as disclosed in this paragraph 8.

The names of SkillSoft’s current executive officers and the SkillSoft Non-Executive Directors are listed below. The address of each person listed in the table below is c/o SkillSoft plc, Belfield Office Park, Clonskeagh, Dublin 4, Ireland.

Name	Title
Charles E. Moran	President and Chief Executive Officer
Thomas J. McDonald	Chief Financial Officer, Executive Vice-President and Assistant Secretary
Jerald A. Nine, Jr.	Chief Operating Officer
Mark A. Townsend	Executive Vice-President, Technology
Colm M. Darcy	Executive Vice-President, Content Development
Anthony P. Amato	Vice-President, Finance and Chief Accounting Officer
James S. Krzywicki	Non-Executive Director
Dr. Ferdinand von Prondzynski	Non-Executive Director
P. Howard Edelstein	Non-Executive Director
William F. Meagher, Jr.	Non-Executive Director
William J. Boyce	Non-Executive Director

The interests of SkillSoft’s executive officers and SkillSoft Non-Executive Directors in the share capital of SkillSoft and in the SkillSoft Share Option Plans are set out in paragraphs 4 and 5 of Part VIII (Additional Information) of this document.

SkillSoft Options held by SkillSoft’s executive officers and SkillSoft Non-Executive Directors will be treated in a similar manner to all other SkillSoft Optionholders (including the vesting of all unvested options in connection with the Scheme), as set out in paragraph 7 of this Part III (Explanatory Statement).

SkillSoft’s executive officers holding unexercised SkillSoft Options as of the Effective Date will receive cash payments upon the consummation of the Scheme in the approximate amounts (before withholding for applicable taxes) indicated in the following table (based on their respective holdings of SkillSoft Options on the Latest Practicable Date):

Name	Title	Number of SkillSoft Options	SkillSoft Option Exercise Price	Approximate SkillSoft Option Settlement Amount
Charles E. Moran	President and Chief Executive Officer	2,954,657	US$4.06-US$6.41	US$	14,910,480
Thomas J. McDonald	Chief Financial Officer, Executive Vice-President and Assistant Secretary	1,638,698	US$4.06-US$6.41	US$	9,426,739
Jerald A. Nine, Jr.	Chief Operating Officer	1,278,359	US$6.36-US$6.41	US$	6,191,176
Mark A. Townsend	Executive Vice-President, Technology	1,020,890	US$4.06-US$6.41	US$	6,342,920
Colm M. Darcy	Executive Vice-President, Content Development	297,556	US$6.41-US$19.06	US$	1,198,171
Anthony P. Amato	Vice-President, Finance and Chief Accounting Officer	145,000	US$3.66-US$12.50	US$	805,950

Total		7,335,160		US$	38,875,436

The SkillSoft Non-Executive Directors holding unexercised SkillSoft Options will receive cash payments upon the consummation of the Scheme in the approximate amounts (before withholding for applicable taxes) indicated in the following table (based on their respective holdings of SkillSoft Options on the Latest Practicable Date):

Name	Title	Number of SkillSoft Options	SkillSoft Option Exercise Price	Approximate SkillSoft Option Settlement Amount
James S. Krzywicki	Non-Executive Director	115,000	US$6.21-US$27.81	US$	207,800
Dr. Ferdinand von Prondzynski	Non-Executive Director	125,000	US$5.50-US$20.68	US$	321,300
P. Howard Edelstein	Non-Executive Director	125,000	US$4.25-US$10.48	US$	496,300
William F. Meagher, Jr.	Non-Executive Director	115,000	US$5.50-US$10.75	US$	307,800
William J. Boyce	Non-Executive Director	70,000	US$4.97-US$10.48	US$	329,400

Total		550,000		US$	1,662,600

8.2	Change in Control Arrangements with Executive Officers and Non-Executive Directors of SkillSoft

SkillSoft has employment agreements with each of its named executive officers. The employment agreements provide that the executive is entitled to specified severance benefits in the event such executive’s employment is terminated by SkillSoft without “cause” or by the executive for “good reason” (each as defined in the employment agreement). In addition, all of SkillSoft’s executive officer employment agreements provide that the executive may elect to extend the vesting and exercisability of such officer’s share options for a period of six months or one year (depending on the executive) following employment termination, in some cases in exchange for a non-competition and non-solicitation covenant or the performance of consulting services.

9.	TAXATION

Your attention is drawn to paragraphs 8 and 9 of Part VIII (Additional Information) of this document, headed “Irish Taxation” and “US Federal Income Tax Consequences,” respectively. If you are in any doubt as to your own tax position, or if you require more detailed information or if you are subject to taxation in any jurisdiction other than Ireland or the United States, you should consult an independent financial advisor or tax advisor immediately.

10.	SETTLEMENT, LISTING AND DEALINGS

If the Scheme is approved by the High Court, a request will be made to cancel the quotation of SkillSoft ADSs on NASDAQ. The last day of dealings in SkillSoft ADSs on NASDAQ will be the last Business Day before the Effective Time, and is expected to be on or about 21 May 2010.

No transfers of SkillSoft Shares (other than transfers to SSI Investments) will be registered after the Scheme Record Time. At the Effective Time, share certificates in respect of Scheme Shares will cease to be of value and should, if so requested by SkillSoft or its agents, be sent to SkillSoft for cancellation.

10.1	Consideration

Subject to the Revised Acquisition becoming effective, settlement of the Consideration to which any SkillSoft Shareholder is entitled under the Revised Acquisition will be despatched within 14 days of the Effective Date by ordinary post (or by such other manner as the Panel may approve). Such payments will be made in US dollars by cheque drawn on a branch of a State of New York clearing bank.

Except with the consent of the Panel, settlement of the Consideration to which any Scheme Shareholder is entitled under the Revised Acquisition will be implemented in full in accordance with the terms of the Revised Acquisition without regard to any lien, right of set-off, counterclaim or other analogous right.

SkillSoft Securityholders at the Scheme Record Time will receive their relevant proportion of the consideration in US dollars. All payments will be rounded down to the nearest whole US cent and will be reduced by the amount of any withholding taxes and ADS cancellation fees, if applicable.

SSI Investments has confirmed that, except as provided for in the Scheme or otherwise with the consent of the Panel, any payment to which a SkillSoft Shareholder is entitled to receive from SSI Investments will be implemented in full without regard to any lien, right of set-off, counter claim or other analogous right to which SSI Investments may be, or claim to be, entitled against such SkillSoft Shareholder.

All documents and remittances sent to SkillSoft ADS holders or SkillSoft Shareholders (or in accordance with their directions) will be despatched at their own risk.

SkillSoft ADS holders should read paragraph 12 of this Part III (Explanatory Statement), which contains further important information which is relevant to them.

10.2	Certain Effects of the Scheme

If the Scheme becomes effective, SkillSoft will become a wholly owned subsidiary of SSI Investments and SkillSoft Securityholders will not have an opportunity to continue their equity interest in SkillSoft as an ongoing corporation and, therefore, will not have the opportunity to share in its future earnings, dividends or growth, if any.

11.	OVERSEAS SHAREHOLDERS

As regards Overseas Shareholders, the Revised Acquisition may be affected by the laws of the relevant jurisdictions. Such Overseas Shareholders should inform themselves about and observe any applicable legal requirements. It is the responsibility of Overseas Shareholders to satisfy themselves as to the full observance of the laws of the relevant jurisdiction in connection therewith, including the obtaining of any governmental, exchange control or other consents which may be required, or the compliance with other necessary formalities which are required to be observed and the payment of any issue, transfer or other taxes due in such jurisdiction.

This document has been prepared for the purposes of complying with the laws of Ireland and the United States and the Takeover Rules and the rules of the Securities Exchange Commission, respectively (to the extent applicable), and the information disclosed may be different from that which would have been disclosed if this document had been prepared in accordance with the laws of jurisdictions outside Ireland and the United States.

Overseas Shareholders are encouraged to consult their local tax advisor.

12.	TREATMENT OF SKILLSOFT ADSs

Each SkillSoft ADS represents one SkillSoft Share. The Bank of New York Mellon, as Depositary, holds the SkillSoft Shares underlying the SkillSoft ADSs. Accordingly, the Depositary, as a SkillSoft Shareholder, will be entitled to US$11.25 for every SkillSoft Share held by it at the Scheme Record Time.

After the Effective Date, the Depositary will arrange for the distribution directly to SkillSoft ADS holders of the consideration to which they are entitled in the proportion of US$11.25 for every one SkillSoft ADS held by them at the Scheme Record Time. SkillSoft ADS holders will receive their relevant proportion of the consideration (without interest and less any withholding taxes and ADS cancellation fees, if applicable) in US dollars. All payments will be rounded down to the nearest whole US cent.

Holders of SkillSoft ADSs will be required to surrender their SkillSoft ADSs in order to receive their entitlement under the Scheme. Following the Scheme becoming effective, The Bank of New York Mellon, as Depositary, will mail a notice to registered holders of SkillSoft ADSs regarding the mechanics of the exchange of their existing SkillSoft ADSs. Instructions for the exchange of SkillSoft ADS certificates will be set out in the letter of transmittal. If you hold your SkillSoft ADSs indirectly, you must rely on the procedures of the bank, broker or financial institution through which you hold your SkillSoft ADSs for completion of the exchange.

Cheques will be despatched to SkillSoft ADS holders after the Effective Date. All cheques will be sent to SkillSoft ADS holders at their own risk and will be sent by post either to the holder’s address as set out on the register of SkillSoft ADS holders at the Scheme Record Time or to such other address of the holder as is notified as a change in writing by SkillSoft ADS holders to the Depositary prior to the Effective Date and in the case of joint holders, to the holder whose name stands first in such register in respect of the joint holdings concerned.

It should be noted that holders of SkillSoft ADSs will not be entitled to attend the Adjourned Meetings or to be represented at the Court Hearing. The Depositary will vote in accordance with the instructions it receives from SkillSoft ADS holders. Details of how SkillSoft ADS holders can instruct the Depositary to vote are contained in the enclosed ADS Voting Instruction Card. It is important that, for the Adjourned Court Meeting in particular, as many votes as possible are cast so that the High Court may be satisfied that there is a fair representation of Scheme Shareholder opinion. Therefore, if you have not previously submitted your voting instructions, or if you wish to change your voting instructions, you are strongly urged to complete, date, sign and return the enclosed ADS Voting Instruction Card as soon as possible to ensure that the Depositary represents your SkillSoft ADSs at the Adjourned Meetings.

Holders of SkillSoft ADSs who wish to attend the Adjourned Court Meeting and/or the Adjourned EGM or to be present at the Court Hearing should take steps to present their SkillSoft ADSs to the Depositary for cancellation and delivery of SkillSoft Shares so as to become holders of record of SkillSoft Shares prior to the relevant Voting Record Time for the Adjourned Court Meeting or the Adjourned EGM or prior to the Court Hearing (as the case may be). The date for the Adjourned Court Meeting and the Adjourned EGM is 3 May 2010. If SkillSoft ADS holders wish to attend the Adjourned Court Meeting and/or the Adjourned EGM, they must present their SkillSoft ADSs to the Depositary for cancellation as early as possible, although, regardless of the time of such presentation, no guarantee can be given by the Depositary that it will be able to procure that the relevant SkillSoft ADS holder becomes a holder of record of SkillSoft Shares in time for the relevant Adjourned Meetings or the Court Hearing. Subject to the approval of the resolutions proposed at the Adjourned Meetings, it is anticipated that the Court Hearing will take place on 20 May 2010.

13.	ACTION TO BE TAKEN

Your attention is drawn to the summary of the action to be taken on page 29 of this document.

14.	FURTHER INFORMATION

Your attention is drawn to the conditions and further terms of the Revised Acquisition set out in the remaining parts of this document, all of which form part of this document.

Yours faithfully,

Storm Duncan For and on behalf of Credit Suisse

PART IV—THE SCHEME OF ARRANGEMENT

THE HIGH COURT

IN THE MATTER OF SKILLSOFT PUBLIC LIMITED COMPANY

AND IN THE MATTER OF THE COMPANIES ACTS 1963 TO 2009

SCHEME OF ARRANGEMENT

(UNDER SECTION 201 OF THE COMPANIES ACT 1963)

BETWEEN

SKILLSOFT PUBLIC LIMITED COMPANY

AND

THE HOLDERS OF THE SCHEME SHARES

(AS HEREINAFTER DEFINED)

PRELIMINARY

(A)	In this Scheme, unless inconsistent with the subject or context, the following expressions bear the following meanings:

the “Act”, the Companies Act 1963 of Ireland, as amended;

“Adjourned Court Meeting” the meeting of the Scheme Shareholders (and any adjournment thereof) convened for 6 April 2010 and adjourned sine die and reconvened for 3 May 2010 by order of the High Court pursuant to Section 201 of the Act to consider and, if thought fit, approve the Scheme (with or without amendment);

“Advent”, Advent International Corporation;

“Bain Capital Partners”, Bain Capital Partners, LLC;

“Berkshire”, Berkshire Partners LLC;

“Business Day”, any day other than a Saturday, Sunday or public holiday in Ireland or the State of New York;

“Cancellation Record Time”, 10.00 p.m. (Irish Standard Time) on the day before the High Court hearing to sanction this Scheme;

“Cancellation Shares”,

(i)	the SkillSoft Shares in issue at the date of the Circular;

(ii)	any SkillSoft Shares issued after the date of the Circular and before the Voting Record Time; and

(iii)	any SkillSoft Shares issued at or after the Voting Record Time and before the Cancellation Record Time on terms that the Holder thereof shall be bound by this Scheme, or in respect of which the original or any subsequent Holder thereof agrees in writing to be bound by this Scheme;

but excluding the Transfer Shares and the Designated Shares;

“Circular”, the document dated 8 April 2010 sent to SkillSoft Shareholders and holders of SkillSoft ADSs (and, for information only, to SkillSoft Optionholders);

“Consideration”, the cash consideration of US$11.25 per SkillSoft Share payable to Scheme Shareholders for each SkillSoft Share cancelled or transferred pursuant to this Scheme;

“Court Meeting”, the meeting or meetings of the Scheme Shareholders (and any adjournment thereof) convened by order of the High Court pursuant to Section 201 of the Act to consider and, if thought fit, approve this Scheme (with or without amendment);

“Court Order”, the order or orders of the High Court sanctioning this Scheme under Section 201 of the Act and confirming the reduction of share capital which forms part of it under Sections 72 and 74 of the Act;

“Designated Shares”, means the seven SkillSoft Shares to be held by nominees appointed by SSI Investments on behalf of SSI Investments, in each case from a date prior to the date on which the Court Meeting is held;

“Effective Date”, the date on which this Scheme becomes effective in accordance with its terms;

“Extraordinary General Meeting” or “EGM”, the extraordinary general meeting of the SkillSoft Shareholders (and any adjournment thereof) in connection with this Scheme, convened for 6 April 2010 and adjourned sine die and reconvened for 3 May 2010, expected to be held as soon as the preceding Adjourned Court Meeting shall have been concluded or adjourned;

“Forms of Proxy”, the PINK form of proxy for the Court Meeting, and the BLUE form of proxy for the EGM, as the context may require;

“High Court”, the High Court of Ireland;

“Holder”, in relation to any SkillSoft Share, the Member whose name is entered in the Register of Members as the holder of the Share and “Joint Holders” shall mean the Members whose names are entered in the Register of Members as the joint holders of the Share, and includes any person(s) entitled by transmission;

“Irish Standard Time”, Irish Standard Time, as set out in the Standard Time (Amendment) Act 1971 and the Standard Time Act 1968;

“Member”, a member of the Company on its Register of Members at any relevant date;

“New SkillSoft Shares”, the SkillSoft Shares to be issued credited as fully paid up to SSI Investments and/or its nominees pursuant to this Scheme;

“Reduction of Capital”, the reduction of the issued share capital of the Company by the cancellation of the Cancellation Shares to be effected as part of this Scheme as referred to in Clause 1.1 of this Scheme;

“Register of Members”, the register of members maintained by the Company pursuant to the Act;

“Registrar of Companies”, the Registrar of Companies, Ireland;

“Restricted Jurisdiction”, any jurisdiction in respect of which it would be unlawful for the Circular or the related Forms of Proxy to be released, published or distributed, in whole or in part, including for the avoidance of doubt, Canada, South Africa, Australia and Japan;

“Restricted Overseas Shareholder”, a Shareholder (including an individual, partnership, unincorporated syndicate, limited liability company, unincorporated organisation, trust, trustee, executor, administrator or other legal representative) in, or resident in, or any Shareholder whom the Company believes to be in, or resident in, a Restricted Jurisdiction;

“Scheme” or “Scheme of Arrangement”, the proposed scheme of arrangement under Section 201 of the Act and the capital reduction under Sections 72 and 74 of the Act with or subject to any modifications, additions or conditions approved or imposed by the High Court and agreed by SSI Investments and SkillSoft being the Scheme set forth in the proxy statement of SkillSoft dated 10 March 2010, with modifications set forth in this document reflecting the increase to the consideration and the adjournment on 6 April 2010 of the originally-convened Court Meeting;

“Scheme Record Time”, 10.00 p.m. (Irish Standard time) on the last Business Day before the Effective Date;

“Scheme Shareholder”, a Holder of Scheme Shares;

“Scheme Shares”, the Cancellation Shares and the Transfer Shares;

“SkillSoft” or the “Company”, SkillSoft plc, a company incorporated in Ireland with registered number 148294;

“SkillSoft ADSs”, American Depositary Shares, each representing one SkillSoft Share;

“SkillSoft Optionholders”, the holders of SkillSoft Options;

“SkillSoft Options”, options to subscribe for SkillSoft Shares pursuant to the SkillSoft Share Option Plans;

“SkillSoft Share” or “SkillSoft Shares”, ordinary shares of €0.11 each in the share capital of the Company;

“SkillSoft Share Option Plans”, the Books24X7.com 1994 Stock Option Plan, the 1994 Share Option Plan, the 1996 Supplemental Stock Plan, the SkillSoft Corporation 1998 Stock Incentive Plan, the SkillSoft Corporation 2001 Stock Incentive Plan, the SkillSoft plc 2002 Share Option Plan and the SkillSoft Public Limited Company 2001 Outside Director Plan;

“SkillSoft Shareholders” or “Shareholders”, Holders of SkillSoft Shares;

“SSI Investments”, SSI Investments III Limited, a company incorporated in Ireland with registered number 480477;

“Stockbridge” , Stockbridge Fund, L.P., a Delaware Limited partnership;

“Stockbridge Partners”, Stockbridge Partners LLC, a Delaware limited liability company;

“Transfer Shares”, the SkillSoft Shares issued at or after the Cancellation Record Time and at or before the Scheme Record Time excluding, for the avoidance of doubt, the Designated Shares;

“US” or “United States”, the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia and any other territory subject to its jurisdiction;

“US$”, United States dollars; and

“Voting Record Time”, 9.00 a.m. (Irish Standard time) on 1 May 2010 or, if the Court Meeting is adjourned, 9.00 a.m. (Irish Standard Time) on the day which is two days before the date set for the relevant adjourned Court Meeting.

(B)	The authorised share capital of the Company at the date of this Scheme is €27,500,000 divided into 250,000,000 SkillSoft Shares. As at the date hereof, 95,330,356 SkillSoft Shares have been issued and are credited as fully paid.

(C)	SSI Investments is a company formed by funds sponsored by each of Berkshire, Advent and Bain Capital Partners.

(D)	On 8 April 2010, Stockbridge, an affiliate of Berkshire, owned or controlled 170,625 SkillSoft Shares. Stockbridge has irrevocably undertaken to SkillSoft and SSI Investments, in respect of the SkillSoft Shares which it owns or controls, not to vote such SkillSoft Shares at the Court Meeting. Stockbridge Partners, an affiliate of Berkshire, manages investments for its clients and, as of 8 April 2010, had limited discretionary voting power in respect of 110,319 SkillSoft Shares. Stockbridge Partners has irrevocably undertaken (subject to the prior rights of its clients to exercise voting powers themselves) to SkillSoft and SSI Investments not to vote such SkillSoft Shares at the Court Meeting.

(E)	The purpose of the Scheme is to provide for the cancellation and transfer of the Scheme Shares in consideration for the payment by SSI Investments of the Consideration to the Scheme Shareholders.

(F)	SSI Investments has agreed to appear by counsel on the hearing of the petition to sanction this Scheme and to submit thereto. SSI Investments undertakes to the High Court to be bound by and to execute and do and procure to be executed and done all such documents, acts and things as may be necessary or desirable to be executed or done by it for the purpose of giving effect to this Scheme.

(G)	The Scheme as set forth in this document is the Scheme set forth in the proxy statement of SkillSoft dated 10 March 2010, with modifications set forth in this document reflecting the increase to the consideration and the adjournment on 6 April 2010 of the originally-convened Court Meeting.

THE SCHEME

1.	Cancellation of the Cancellation Shares

1.1	Pursuant to sections 72 and 201 of the Act and Article 41 of the Articles of Association of the Company, the issued share capital of the Company shall be reduced by cancelling and extinguishing all of the Cancellation Shares without thereby reducing the authorised share capital of the Company.

1.2	Forthwith and contingently upon the Reduction of Capital referred to in Clause 1.1 taking effect:

1.2.1	the issued share capital of the Company shall be increased to its former amount by the allotment of such number of New SkillSoft Shares as shall be equal to the number of Cancellation Shares, with each such New SkillSoft Share having the same rights as the Cancellation Shares so cancelled; and

1.2.2	the reserve arising in the Company’s books of account as a result of the said Reduction of Capital shall be capitalised and applied in paying up in full at par the New SkillSoft Shares allotted pursuant to Clause 1.2.1, which shall be allotted and issued credited as fully paid to SSI Investments and/or its nominee(s) (to hold on bare trust for SSI Investments).

1.3	Such New SkillSoft Shares shall be allotted and issued to SSI Investments and/or its nominee(s) (to hold on bare trust for SSI Investments) credited as fully paid and free from all liens, charges, encumbrances, rights of pre-emption and any other third party rights of any nature whatsoever.

2.	Acquisition of Transfer Shares

Contingently upon and immediately following the cancellation of the Cancellation Shares becoming effective in accordance with the terms of this Scheme, the allotment of the New SkillSoft Shares referred to in Clause 1.2.1 of this Scheme and the registration of such New SkillSoft Shares in the name of SSI Investments and/or its nominee(s) (to hold on bare trust for SSI Investments), SSI Investments shall automatically, and without any further action required, acquire the Transfer Shares (including the legal and beneficial interest therein) of each Holder appearing in the Register of Members at the Scheme Record Time as the Holder of Transfer Shares fully paid, free from all liens, equities, charges, encumbrances and other interests and together with all and any rights at the date of this Scheme or thereafter attached thereto including voting rights and the right to receive and retain in full all dividends and other distributions declared, paid or made thereon, on the Effective Date.

3.	Consideration for the Cancellation Shares, the Transfer Shares and the allotment of the New SkillSoft Shares

3.1	In consideration for the cancellation of the Cancellation Shares pursuant to Clause 1.1, the transfer of the Transfer Shares pursuant to Clause 2 and the allotment and issue of the New SkillSoft Shares as provided in Clause 1.2, SSI Investments shall pay the Consideration to each Holder appearing in the Register of Members at the Scheme Record Time as the Holder of Scheme Shares in accordance with the provisions of Clause 4 below.

3.2	Neither SSI Investments nor the Company shall be liable to any Scheme Shareholder for any cash payment, dividend or distribution with respect to Scheme Shares delivered to a public official in compliance with any abandoned property, escheat or law permitting attachment of money or property or similar law.

4.	Settlement of Consideration

4.1	Not later than 14 days after the Effective Date, SSI Investments shall deliver or procure the delivery to the persons entitled thereto, or otherwise as they may direct, cheques for the Consideration payable to them in accordance with Clause 3.1. All payments shall be made in US dollars ($).

4.2	All deliveries of cheques required to be made pursuant to this Scheme shall be effected by sending the same through the post in prepaid envelopes addressed to the persons entitled thereto at their respective registered addresses as appearing in the Register of Members at the Scheme Record Time (or, in the case of Joint Holders, at the registered address, as appearing in the said Register at such time, of that one of the Joint Holders whose name then stands first in the said Register in respect of such joint holding) or in accordance with any special instructions regarding communications, and neither the Company nor SSI Investments shall be responsible for any loss or delay in the transmission of any cheques sent in accordance with this Clause, which shall be sent at the risk of the persons entitled thereto.

4.3	All cheques shall be made payable to the Holder or, in the case of Joint Holders, to the first named Holder of the Scheme Shares concerned and the encashment of any such cheque shall be a complete discharge to the Company and SSI Investments for the moneys represented thereby.

5.	Overseas Shareholders

5.1	The provisions of Clauses 2, 3 and 4 shall be subject to any prohibition or condition imposed by law.

5.2	Notwithstanding the provisions of Clause 5.1, the Company retains the right to permit the release, publication or distribution of the Circular or the Forms of Proxy to any Restricted Overseas Shareholder who satisfies the Company (in its sole discretion) that doing so will not infringe the laws of the relevant Restricted Jurisdiction, or require compliance with any governmental or other consent or any registration, filing or other formality that the Company is unable to comply with or regards as unduly onerous to comply with.

6.	The Effective Date

6.1	This Scheme shall become effective as soon as an office copy of the Court Order and a copy of the minute required by Section 75 of the Act shall have been duly delivered by the Company to the Registrar of Companies for registration and registered by him, all of which deliveries shall be subject to Clause 6.3.

6.2	Unless this Scheme shall have become effective on or before 16 July 2010, or such later date (if any) as the Company and SSI Investments may agree, with the consent of the Panel and/or the High Court (where required), it shall not proceed and all undertakings given to the Court in respect of this Scheme shall be deemed to have lapsed with immediate effect.

6.3	The Company and SSI Investments have agreed that in certain circumstances the necessary actions to seek sanction of this Scheme may not be taken.

7.	Modification

The Company and SSI Investments may jointly consent on behalf of all persons concerned to any modification of or addition to this Scheme or any condition that the High Court may approve or impose.

8.	Costs

The Company is authorised and permitted to pay all the costs and expenses relating to the negotiation, preparation, approval and implementation of this Scheme.

9.	Governing Law

This Scheme shall be governed by, and construed in accordance with, the laws of Ireland. The Company and the Scheme Shareholders hereby agree that the High Court shall have exclusive jurisdiction to hear and determine any suit, action or proceeding or to settle any dispute which may arise in relation thereto.

Dated: 10 March 2010 and restated with modifications on 8 April 2010.

PART V—CONDITIONS OF THE REVISED ACQUISITION AND THE SCHEME

Terms used in this Part V and defined in paragraph 2(viii) below shall have the meanings ascribed to them in paragraph 2(viii). Capitalized terms used in this Part V and not defined in paragraph 2(viii) below shall have the meanings ascribed to them in Part IX (Definitions) of this document.

The Revised Acquisition and the Scheme comply with the Takeover Rules and, where relevant, the Securities Act, the Exchange Act, the respective rules and regulations of NASDAQ and the Securities and Exchange Commission and are subject to the terms and conditions set out in this document. The Revised Acquisition and the Scheme are governed by the laws of Ireland and subject to the exclusive jurisdiction of the courts of Ireland, which exclusivity will not limit the right to seek provisional or protective relief in the courts of another state after any substantive proceedings have been instituted in Ireland, nor will it limit the right to bring enforcement proceedings in another state on foot of an Irish judgment.

1.	The Revised Acquisition will be conditional upon the Scheme becoming effective and unconditional by not later than 16 July 2010 (or such later date as SSI Investments and SkillSoft may, with (if required) the consent of the Panel, agree and (if required) the High Court may allow). The Scheme will be conditional upon:

(i)	the approval of the Scheme by a majority in number of the Scheme Shareholders representing three-fourths (75 per cent.) or more in value of the SkillSoft Shares held by such holders, present and voting (either in person or by proxy) at the Adjourned Court Meeting (or at any adjournment of such meeting);

(ii)	such resolution(s) required to approve or implement the Scheme and set out in the notice convening the Adjourned Extraordinary General Meeting being duly passed by the requisite majority at the Adjourned Extraordinary General Meeting (or at any adjournment of such meeting);

(iii)	the sanction by the High Court (with or without modification) of the Scheme pursuant to Section 201 of the Act and the confirmation of the reduction of capital involved therein by the High Court; and

(iv)	office copies of the Court Order and the minute required by Section 75 of the Act in respect of the reduction (referred to in paragraph 1(iii)) being delivered for registration to the Registrar of Companies and registration of the Court Order and minute confirming the reduction of capital involved in the Scheme by the Registrar of Companies.

2.	SkillSoft and SSI Investments have agreed that, subject to paragraph 3 of this Part V, the Revised Acquisition will also be conditional upon the following matters having been satisfied or waived on or before the sanction of the Scheme by the High Court pursuant to Section 201 of the Act:

(i)

(a)	all filings having been made and all or any applicable waiting periods (including any extensions thereof) under the HSR Act and the equivalent laws of Germany and Austria shall have terminated, lapsed or expired, as appropriate, in each case in connection with the Revised Acquisition (it being understood that neither SkillSoft nor SSI Investments shall be required to make any material payments other than as contemplated by the Transaction Agreement, other than filing or other fees payable to a Relevant Authority for seeking the relevant Clearance, all such Clearances remaining in full force and effect, there being no notified intention to revoke or vary or not to renew the same at the time at which the Revised Acquisition becomes otherwise unconditional);

(b)

the Irish Revenue Commissioners not having confirmed in writing to the SkillSoft Group that they do not recognize that certain intellectual property rights transferred to SkillSoft Ireland Limited on 9 February 2009 attract Irish capital allowances on the entire acquisition price under (A) Section 291 of the Taxes Consolidation Act 1997 as computer software or (B) Sections 291 and 755 of that Act as computer software and patent rights, respectively. Where the Revenue

Commissioners confirm their position in writing, this condition will be satisfied where the Revenue Commissioners have effectively confirmed that capital allowances will be available on the entire acquisition price under either (A) or (B);

(c)	except (x) pursuant to the exercise of SkillSoft Options in respect of not more than 11,987,958 shares granted prior to 12 February 2010 (being the date of the Rule 2.5 Announcement) and then only in accordance with the existing terms of the existing SkillSoft Share Option Plans and (y) not more than 210,000 Shares issued pursuant to the SkillSoft Employee Share Purchase Plan as part of the offering period occurring in or around 31 March 2010, there not having been issued, granted, conferred or awarded by SkillSoft or any other member of the SkillSoft Group other than to any other member of the SkillSoft Group (it being understood that SkillSoft shall not issue, grant, confer or award any shares or any rights or convertible securities to any other member of the SkillSoft Group or agree to do any of the foregoing), or agreed to be issued, granted, conferred or awarded, any shares, or any rights or securities convertible or exchangeable into, or granted the right, option, warrant, deferred stock unit, conversion right or other right to call for the issue of, any shares, or effected any share split, share combination, reverse share split, share dividend, recapitalisation, or altered the rights attaching to any shares, or effected any reduction, repayment or cancellation of share capital or share premium or capitalisation of any reserves or redeemed or repurchased any shares or other similar transaction (and in any of the foregoing cases, whether or not pursuant to the existing SkillSoft Share Option Plans);

(d)	save as disclosed and/or save as publicly disclosed by SkillSoft by the delivery of filings to the Securities and Exchange Commission (other than with respect to “risk factors” or any forward looking information) or by the delivery of an announcement to NASDAQ at any time up to 12 February 2010 (being the date of the Rule 2.5 Announcement) which is publicly available, no litigation, arbitration proceedings, prosecution, legal proceedings or, so far as SkillSoft is actually aware at the date of the Rule 2.5 Announcement, no investigation by any Relevant Authority or agency to which any member of the Wider SkillSoft Group is a party (whether as plaintiff or defendant or otherwise) having been instituted at any time up to 12 February 2010 (being the date of the Rule 2.5 Announcement) that was not disclosed (save where the consequences of such litigation, arbitration proceedings, prosecution or other legal proceedings or investigation do not or would not have a material adverse effect (in value terms or otherwise) in the context of the Wider SkillSoft Group taken as a whole); or

(e)	otherwise than as required by applicable law or regulation, pursuant to the Transaction Agreement or with the consent of SSI Investments, the cash management policies of the SkillSoft Group not having materially changed from such policies as applied by the SkillSoft Group prior to 12 February 2010 (being the date of the Rule 2.5 Announcement) and, other than in the ordinary course of business, having used since 12 February 2010 (being the date of the Rule 2.5 Announcement) all reasonable efforts such as to maximize available cash balances in the United States as at the Effective Date;

(ii)	no Relevant Authority having instituted or implemented any action, proceeding, or suit or having made, enforced, enacted, issued or deemed applicable to the Revised Acquisition any statute, regulation or order or having withheld any consent which would reasonably be expected to:

(a)	make the Revised Acquisition or its implementation, or the acquisition or proposed acquisition by SSI Investments of any shares in, or control of, SkillSoft, or any material assets of SkillSoft, void, illegal or unenforceable or otherwise, directly or indirectly, restrain, revoke, prohibit, materially restrict or delay beyond 15 July 2010 the same or impose additional or different material conditions or obligations with respect thereto;

(b)

result in a delay beyond 15 July 2010 in the ability of SSI Investments, or render SSI Investments unable, to acquire some or all of the SkillSoft Shares or result in or effect any divestiture of, or requirement to hold separate (including by establishing a trust or otherwise), or agree to restrict in any material respect its ownership or operation of, any material portion of the business or assets of SkillSoft, or to enter into any material adverse settlement or consent decree, or agree to any material adverse undertaking, with respect to any material portion of the business or assets of SkillSoft;

(c)	impose any limitation lasting beyond 15 July 2010 or result in a delay beyond 15 July 2010 in the ability of SSI Investments to acquire, or to hold or to exercise effectively, directly or indirectly, all or any rights of ownership of shares, SkillSoft Shares, (or the equivalent) in, or to exercise voting or management control over, SkillSoft or any material subsidiary or subsidiary undertaking of SkillSoft or on the ability of any member of the Wider SkillSoft Group to hold or exercise effectively, directly or indirectly, rights of ownership of shares (or the equivalent) in, or to exercise rights of voting or management control over, any material member of the Wider SkillSoft Group;

(d)	require any member of the SSI Group or any member of the Wider SkillSoft Group to acquire or offer to acquire any shares or other securities (or the equivalent) in, or any interest in any asset owned by, any member of the Wider SkillSoft Group owned by any third party;

(e)	except where the consequences thereof would not be material in value terms or otherwise in the context of the Wider SkillSoft Group taken as a whole, impose any limitation on the ability of any member of the SkillSoft Group to integrate or co-ordinate its business, or any part of it, with the businesses of any member of the Wider SkillSoft Group;

(f)	except where the consequences thereof would not be material in value terms or otherwise in the context of the Wider SkillSoft Group taken as a whole, result in any member of the Wider SkillSoft Group ceasing to be able to carry on business in any jurisdiction;

(g)	except where the consequences thereof would not be material in value terms or otherwise in the context of the Wider SkillSoft Group taken as a whole, cause any member of the Wider SkillSoft Group to cease to be entitled to any authorisation, order, recognition, grant, consent, clearance, confirmation, license, permission or approval used by it in the carrying on of its business in any jurisdiction; or

(h)	except where the consequences thereof would not be material in value terms or otherwise in the context of the Wider SkillSoft Group taken as a whole, otherwise adversely affect the business, financial condition or results of operations of the Wider SkillSoft Group taken as a whole;

(iii)	save as disclosed and/or save as publicly disclosed by SkillSoft by the delivery of filings to the Securities and Exchange Commission (other than with respect to “risk factors” or any forward looking information) or by the delivery of an announcement to NASDAQ at any time up to 12 February 2010 (being the date of the Rule 2.5 Announcement) which is publicly available and except where the consequences thereof would not be material (in value terms or otherwise) in the context of the Wider SkillSoft Group taken as a whole, to the knowledge and belief of the directors of SkillSoft (which knowledge shall be tested as of the time at which this condition is measured), none of the (i) products (excluding products supplied to any member of the SkillSoft Group by a third party) previously or currently sold by any member of the SkillSoft Group or (ii) business or activities previously or currently conducted by any member of the SkillSoft Group infringes or constitutes a misappropriation of, any Intellectual Property of any third party;

(iv)

save as disclosed and/or save as publicly disclosed by SkillSoft by the delivery of filings to the Securities and Exchange Commission (other than with respect to “risk factors” or any forward looking information) or by the delivery of an announcement to NASDAQ at any time up to 12 February 2010 (being the date of the Rule 2.5 Announcement) which is publicly available, there being no provision of any arrangement, agreement, licence, permit, franchise, facility, lease or other instrument to which any member of the SkillSoft Group is a party or by or to which any such member or any of its respective assets may be bound, entitled or be subject and which, in consequence of the Revised Acquisition or the acquisition or proposed acquisition by SSI Investments of any shares or other securities (or the equivalent) in or control of SkillSoft or any member of the SkillSoft Group or because of a change of control or management of SkillSoft or otherwise, would be reasonably expected to result (except where, in any of the following cases, the consequences thereof would not be material (in value terms or otherwise) in the context of the Wider SkillSoft Group taken as whole) in:

(a)	any monies borrowed by, or any indebtedness or liability (actual or contingent) of, or any grant available to any member of the Wider SkillSoft Group becoming, or becoming capable of being declared, repayable immediately or prior to their or its stated maturity;

(b)	the creation or enforcement of any mortgage, charge or other security interest wherever existing or having arisen over the whole or any part of the business, property or assets of any member of the Wider SkillSoft Group or any such mortgage, charge or other security interest becoming enforceable;

(c)	any such arrangement, agreement, licence, permit, franchise, facility, lease or other instrument or the rights, liabilities, obligations or interests of any member of the Wider SkillSoft Group thereunder, or the business of any such members with any person, firm or body (or any arrangement or arrangements relating to any such interest or business), being terminated or adversely modified or any adverse action being taken or any obligation or liability arising thereunder;

(d)	any assets or interests of, or any asset the use of which is enjoyed by, any member of the Wider SkillSoft Group being or falling to be disposed of or charged, or ceasing to be available to any member of the Wider SkillSoft Group or any right arising under which any such asset or interest would be required to be disposed of or charged or would cease to be available to any member of the Wider SkillSoft Group otherwise than in the ordinary course of business;

(e)	any member of the Wider SkillSoft Group ceasing to be able to carry on business, being prohibited from carrying on business or being subject to a restriction imposing a non-compete, exclusivity or similar restrictive covenant on the Wider SkillSoft Group, in each case, in any jurisdiction in which it currently carries on business;

(f)	the value of, or financial or commercial position of, any member of the Wider SkillSoft Group being prejudiced or adversely affected; or

(g)	the creation of any liability or liabilities (actual or contingent) by any member of the Wider SkillSoft Group;

unless, if any such provision exists, such provision shall have been waived, modified or amended on terms reasonably satisfactory to SSI Investments;

(v)

save as disclosed and/or save as publicly disclosed by SkillSoft by the delivery of filings to the Securities and Exchange Commission (other than with respect to “risk factors” or any forward looking information) or by the delivery of an announcement to NASDAQ at any time up to 12 February 2010 (being the date of the Rule 2.5 Announcement) which is publicly available and except where the consequences thereof would not be material (in value terms or otherwise) in the context of the Wider SkillSoft Group taken as a whole, the Wider SkillSoft Group (A) conducting its business in the ordinary course consistent with past practice in all respects and in compliance in all respects with all applicable laws and regulations, and (B) using reasonable endeavours to preserve substantially intact its business organisation and goodwill and to keep available the services of its executive officers and key employees and preserve the relationships with those persons having business dealings with the SkillSoft Group, and no member of the SkillSoft Group taking or agreeing to take, at any time after 12 February 2010 (being the date of the Rule 2.5 Announcement), any of the following actions (except as expressly required by applicable law or regulation, the Transaction Agreement or by the Scheme, or to the extent SSI Investments shall consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed)):

(a)	amending its memorandum and articles of association or its equivalent organisational documents;

(b)	except as required to comply with written employment agreements, plans or other arrangements existing at the date of the Transaction Agreement:

(i)	increasing the base salary of any member of the SkillSoft senior management team or increasing the base salary of any employee unless the aggregate of all such increases is equal to or less than 5% of the aggregate base salaries of all employees of the SkillSoft Group;

(ii)	enter into any new material agreement with persons that are Affiliates or amend or otherwise modify in any material respect any material agreement or arrangement with persons that are Affiliates; and

(iii)	save for the entry into new executive compensation plans in substantially the form (as to terms and conditions) disclosed to SSI Investments at any time up to 12 February 2010 (being the date of the Rule 2.5 Announcement), entering into or amending or otherwise modifying any agreement or arrangement with officers or directors of SkillSoft, unless the aggregate cost attributable to all such amendments or modifications is equal to or less than 5% of the aggregate compensation of all officers and directors of the SkillSoft Group;

(c)	except in connection with a Third Party Transaction Proposal after a change in Scheme Recommendation or any other transaction having an aggregate value of not more than US$5,000,000, (A) merging with, entering into a consolidation with, entering into a scheme of arrangement with or acquiring an interest in any person or acquiring the whole or a substantial portion of the assets or business of any person or any division or line of business thereof, (B) acquiring any assets having an aggregate value of more than US$1,000,000, except in the ordinary course of business, or (C) entering into any agreement or arrangement for any of the above;

(d)	entering into any agreement the effect of which would be to impose any non-compete, exclusivity or similar restrictive covenants on SkillSoft which are material and adverse to the business of the Wider SkillSoft Group or any material member of the SkillSoft Group or which would, following the Effective Date, bind any member of the Investor Group (other than SkillSoft and members of the SkillSoft Group);

(e)	incurring any indebtedness in a sum greater than US$5,000,000 for money borrowed by any member of the SkillSoft Group other than (i) such indebtedness or lines of credit which existed as of 31 October 2009 as reflected on the balance sheet included in SkillSoft’s interim results published in its Quarterly Report on Form 10-Q for the quarterly period ended 31 October 2009 filed with the SEC, or (ii) any indebtedness owed to any member of the SkillSoft Group by any member of the SkillSoft Group;

(f)	guaranteeing indebtedness of another person (other than another member of the SkillSoft Group);

(g)	issuing, selling or amending any debt securities or warrants or other rights to acquire any debt securities of SkillSoft or any member of the SkillSoft Group, or guaranteeing any debt securities of another person (other than another member of the SkillSoft Group);

(h)	other than in the ordinary course of business, being a creditor in respect of any financial indebtedness (it being understood that the provision of credit to customers of any member of the Wider SkillSoft Group shall not constitute “financial indebtedness”);

(i)	entering into, modifying, amending or terminating any commodity hedging agreement, and any other agreement, involving credit exposure for SkillSoft or any member of the SkillSoft Group;

(j)	materially changing any material tax planning strategy of the SkillSoft Group; and

(k)	authorising, recommending, proposing or announcing an intention to adopt a plan of complete or partial liquidation or dissolution of SkillSoft or any member of the SkillSoft Group provided that this does not apply to the liquidation or dissolution of Fidalco Limited, Stargazer Productions, SmartForce Business Skills Limited or KnowledgeWell Group Limited that has commenced prior to the date of the Transaction Agreement;

(vi)	save as disclosed and/or save as publicly disclosed by SkillSoft by the delivery of filings to the Securities and Exchange Commission (other than with respect to “risk factors” or any forward looking information) or by the delivery of an announcement to NASDAQ at any time up to 12 February 2010 (being the date of the Rule 2.5 Announcement) which is publicly available:

(a)	there not having arisen any adverse change or adverse deterioration in the business, financial condition or results of operations or profits of SkillSoft or any member of the Wider SkillSoft Group (save to an extent which would not have a material adverse effect (in value terms or otherwise) in the context of the Wider SkillSoft Group taken as a whole);

(b)	save as disclosed and/or save as publicly disclosed by SkillSoft by the delivery of filings to the Securities and Exchange Commission (other than with respect to “risk factors” or any forward looking information) or by the delivery of an announcement to NASDAQ at any time up to 12 February 2010 (being the date of the Rule 2.5 Announcement) which is publicly available SSI Investments not having discovered that any financial, business or other information concerning the SkillSoft Group which has been disclosed is misleading, contains a misrepresentation of fact or omits to state a fact necessary, in light of the circumstances in which it was made, to make the information contained therein not misleading (save to an extent which would not have a material adverse effect (in value terms or otherwise) in the context of the Wider SkillSoft Group taken as a whole); and

(c)	no contingent or other liability existing at any time up to 12 February 2010 (being the date of the Rule 2.5 Announcement) of which SkillSoft is actually aware at the date of the Rule 2.5 Announcement that was not disclosed which would reasonably be expected to affect adversely any member of the Wider SkillSoft Group (save to an extent which would not have a material adverse effect (in value terms or otherwise) in the context of the Wider SkillSoft Group taken as a whole);

(vii)	save as disclosed and/or save as publicly disclosed by SkillSoft by the delivery of filings to the Securities and Exchange Commission (other than with respect to “risk factors” or any forward looking information) or by the delivery of an announcement to NASDAQ at any time up to 12 February 2010 (being the date of the Rule 2.5 Announcement) which is publicly available:

(a)	no member of the SkillSoft Group being in default under the terms or conditions of any facility or agreement or arrangement for the provision of loans, credit or drawdown facilities, or of any security, surety or guarantee in respect of any facility or agreement or arrangement for the provision of loans, credit or drawdown facilities to any member of the SkillSoft Group (save where such default is not or would not be material (in value terms or otherwise) in the context of the Wider SkillSoft Group taken as a whole);

(b)	no member of the SkillSoft Group having recommended, announced, declared, set aside, paid or made or proposed the recommendation, announcement, declaration, setting aside of any payment or making of any dividend, any bonus issue or make any other distribution or payment (whether in cash, securities or other property) (other than dividends from a wholly-owned subsidiary of SkillSoft to another wholly-owned subsidiary of SkillSoft or to SkillSoft); or

(c)	no member of the SkillSoft Group having directly or indirectly redeemed, purchased or otherwise acquired any of its shares or any equity interest of any member of the SkillSoft Group other than as permitted pursuant to the Transaction Agreement;

(viii)	for the purposes of the conditions set out above:

(a)	‘disclosed’ means (i) fairly disclosed in writing by or on behalf of SkillSoft to the SSI Group or its Representatives at any time up to 3.00 p.m. (United States Eastern Time) on 11 February 2010 or (ii) contained, as of 3.00 p.m. (United States Eastern time) on 11 February 2010, in the ftp (file transfer protocol) site maintained by SkillSoft to share due diligence materials with the SSI Group;

(b)	‘Intellectual Property’ means (A) patents, trademarks, service marks, trade names, domain names, copyrights and designs, (B) applications for and registrations of such patents, trademarks, service marks, trade names, domain names, copyrights and designs, and (C) rights under applicable trade secret laws as are applicable to processes, formulae, methods, schematics, technology, know-how, computer software programs and applications, and other tangible or intangible proprietary or confidential information and materials;

(c)	‘parent undertaking’, ‘subsidiary undertaking’, ‘associated undertaking’ and ‘undertaking’ have the meanings given by the European communities (Companies: Group Accounts) Regulations, 1992;

(d)	‘SkillSoft Group’ means SkillSoft and its subsidiaries and subsidiary undertakings;

(e)	‘SSI Group’ means SSI Investments and its parent undertakings and its subsidiaries and subsidiary undertakings and any other subsidiary or subsidiary undertaking of its parent undertakings;

(f)	‘substantial interest’ means an interest in 20 per cent. or more of the voting equity capital of an undertaking;

(g)	‘Wider SkillSoft Group’ means the SkillSoft Group, its associated undertakings and any entities in which any member of the SkillSoft Group holds a substantial interest; and

(h)	‘Wider SSI Group’ means the SSI Group, its associated undertakings and any entities in which any member of the SSI Group holds a substantial interest.

3.	Subject to the requirements of the Panel, SSI Investments reserves the right (but shall be under no obligation) to waive, in whole or in part, all or any of the Conditions except for 1(i), (ii), (iii), (iv), and 2(i)(a).

4.	The Revised Acquisition will lapse unless all of the Conditions set out above have been fulfilled or (if capable of waiver) waived or, where appropriate, have been determined by SSI Investments in its discretion to be or to remain satisfied on the Effective Date.

5.	If SSI Investments is required to make an offer for SkillSoft Shares under the provisions of Rule 9 of the Takeover Rules, SSI Investments shall make such alterations to any of the above Conditions as are necessary to comply with the provisions of that rule.

6.	SSI Investments reserves the right, with the consent of the Panel, to effect the Revised Acquisition by way of a takeover offer. In such event, such offer will be implemented on the same terms (subject to appropriate amendments, including (without limitation) an acceptance condition set at 80 per cent. of the nominal value and voting rights of the SkillSoft Shares to which such an offer relates and which are not already in the beneficial ownership of SSI Investments within the meaning of Section 204 of the Act), so far as applicable, as those which would apply to the Scheme.

PART VI—INFORMATION ON SSI INVESTMENTS AND THE INVESTOR GROUP

1.	INCORPORATION AND REGISTERED OFFICE

SSI Investments was formed on 3 February 2010 as a private limited company under Irish law. The registered office of SSI Investments is Block 3, Harcourt Centre, Harcourt Road, Dublin 2 Ireland and its registered number is 480477. SSI Investments is a wholly owned subsidiary of SSI Investments II Limited. The ultimate holding company of SSI Investments is SSILuxCo S.à.r.l.

SSI Investments has no employees.

2.	DIRECTORS

The names of the directors of SSI Investments are as follows:

Michael C. Ascione (USA)

Mark Commins (Ireland)

Timothy Franks (United Kingdom)

David Humphrey (USA)

Imelda Shine (Ireland)

The names of the directors (managers) of SSILuxCo S.à.r.l. are as follows:

Michael C. Ascione (USA)

Cedric Carnoye (Belgium)

Hugo Froment (France)

3.	FINANCIAL INFORMATION AND ACTIVITIES

Neither SSI Investments nor SSILuxCo S.à.r.l. has conducted any business at any time since it was formed, nor has it entered into any obligations other than in connection with the Original Acquisition and the Revised Acquisition and the financing thereof. The financial and trading prospects of SSI Investments and SSILuxCo S.à.r.l., if the Scheme becomes effective, will depend on the strength of SkillSoft’s business and the sector in which SkillSoft operates in general.

4.	INTERESTS IN THE SHARE CAPITAL OF SSI INVESTMENTS AND, FOLLOWING THE EFFECTIVE DATE, SKILLSOFT

100 per cent. of the relevant securities of SSI Investments are held by SSI Investments II Limited.

Following the Effective Date, the following persons as shareholders of SSI Investments will have a direct or indirect interest in 5 per cent. or more of the relevant securities of SkillSoft:

Name	Address
SSI Investments II Limited	Block 3, the Harcourt Centre, Harcourt Road, Dublin 2, Ireland

SSI Investments I Limited	Block 3, the Harcourt Centre, Harcourt Road, Dublin 2, Ireland

SSILuxCo II S.à.r.l.	65, boulevard Grande Duchesse Charlotte, L-1331 Luxembourg, Grand Duchy of Luxembourg

SSILuxCo S.à.r.l.	65, boulevard Grande Duchesse Charlotte, L-1331 Luxembourg, Grand Duchy of Luxembourg

SSI Pooling, L.P.	87 Mary Street, George Town, Grand Cayman KY1-9005, Cayman Islands

Funds sponsored by Advent International Corporation	75 State Street, Boston, MA 02109, United States

Funds sponsored by Bain Capital Partners, LLC	111 Huntington Avenue, Boston, MA 02199, United States

Funds sponsored by Berkshire Partners LLC	200 Clarendon Street, Boston, MA 02116, United States

PART VII—FINANCIAL INFORMATION RELATING TO SKILLSOFT

The financial information included in this Part VII (Financial Information Relating to SkillSoft) reproduces the audited financial statements and accounting policies of SkillSoft for the fiscal years ended 31 January 2008, 2009 and 2010, prepared under US GAAP.

The financial information as of 31 January 2008, 31 January 2009 and 31 January 2010 has been extracted without material adjustment from SkillSoft’s Annual Reports on Form 10-K for the fiscal years ended 31 January 2009 and 2010, which were filed with the SEC on 1 April 2009 and 25 March 2010, respectively and are available on the SEC website (www.sec.gov).

SkillSoft’s auditors, Ernst & Young LLP, have reported without qualification in respect of the financial statements prepared in accordance with US GAAP for the fiscal years ended 31 January 2008, 2009 and 2010. The financial information contained in this Part VII (Financial Information Relating to SkillSoft) does not constitute statutory accounts with the meaning of Section 4 of the Companies (Amendment) Act 1986 of Ireland.

To view the full documents from which the financial statements have been reproduced in this Part VII (Financial Information Relating to SkillSoft) please refer to SkillSoft’s Annual Report on Form 10-K for the fiscal year ended 31 January 2010.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Shareholders of SkillSoft Public Limited Company:

We have audited the accompanying consolidated balance sheets of SkillSoft Public Limited Company as of January 31, 2008, 2009 and 2010, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the three years in the period ended January 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of SkillSoft Public Limited Company at January 31, 2008, 2009 and 2010, and the consolidated results of its operations and its cash flows for each of the three years in the period ended January 31, 2010, in conformity with U.S. generally accepted accounting principles.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

March 25, 2010

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	January 31,
	2008	2009	2010
	(In thousands, except per share data)
ASSETS
Current assets:
Cash and cash equivalents	$76,059	$37,853	$76,682
Short-term investments	13,525	1,099	3,559
Restricted cash	3,963	3,790	2,786
Accounts receivable, less reserves of approximately $446, $391 and $369 as of January 31, 2008, 2009 and 2010, respectively	171,708	146,362	141,828
Prepaid expenses and other current assets	29,061	18,286	23,447
Deferred tax assets	13,476	26,444	28,902

Total current assets	307,792	233,834	277,204
Property and equipment, net	7,210	7,661	6,288
Intangible assets, net	29,887	13,472	5,227
Goodwill	256,196	238,550	238,550
Deferred tax assets	87,866	78,223	49,127
Other assets	7,730	3,360	9,835

Total assets	$696,681	$575,100	$586,231

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long term debt	$2,000	$1,253	$865
Accounts payable	2,139	5,648	4,519
Accrued compensation	24,577	13,513	18,287
Accrued expenses	29,507	23,760	23,099
Deferred revenue	219,161	201,518	200,369

Total current liabilities	277,384	245,692	247,139

Long term debt	197,000	122,131	83,500
Other long term liabilities	9,209	3,221	4,432

Total long term liabilities	206,209	125,352	87,932
Commitments and contingencies (Note 8)
Shareholders’ equity:
Ordinary shares, €0.11 par value per share: 250,000,000 shares authorized; 111,663,813, 98,892,249 and 94,905,067 shares issued at January 31, 2008, 2009 and 2010, respectively	12,397	10,600	9,983
Additional paid-in capital	591,303	509,177	482,592
Treasury stock, at cost, 6,533,884, 830,802 and 249,368 ordinary shares at January 31, 2008, 2009 and 2010, respectively	(24,524)	(5,317)	(2,471)
Accumulated deficit	(361,663)	(310,874)	(239,506)
Accumulated other comprehensive income	(4,425)	470	562

Total shareholders’ equity	213,088	204,056	251,160

Total liabilities and shareholders’ equity	$696,681	$575,100	$586,231

The accompanying notes are an integral part of these consolidated financial statements.

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Years Ended January 31,
	2008	2009		2010
	(In thousands, except per share data)
Revenues	$281,223	$328,494		$314,968
Cost of revenues(1)	32,637	35,992		29,436
Cost of revenues—amortization of intangible assets	5,423	5,203		128

Gross profit	243,163	287,299		285,404
Operating expenses:
Research and development(1)	49,612	49,540		43,764
Selling and marketing(1)	97,493	108,416		95,594
General and administrative(1)	34,630	36,774		34,724
Amortization of intangible assets	11,237	11,212		8,117
Merger and integration related expenses	12,283	761		—
Restructuring	34	1,523		49
SEC investigation	1,346	49		—

Total operating expenses	206,635	208,275		182,248

Operating income	36,528	79,024		103,156
Other income (expense), net	295	1,480		(943)
Interest income	3,948	1,550		269
Interest expense	(12,630)	(14,218)		(7,553)

Income before (benefit) provision for income taxes from continuing operations	28,141	67,836		94,929
(Benefit) provision for income taxes	(31,587)	18,959		23,561

Income from continuing operations	59,728	48,877		71,368
Income from discontinued operations, net of income taxes of $181 in fiscal 2008 and $1,281 in fiscal 2009	270	1,912		—

Net income	$59,998	$50,789		$71,368

Net income per share:
Basic—continuing operations	$0.57	$0.47		$0.74
Basic—discontinued operations	$—	$0.02		$—

	$0.57	$0.49		$0.74

Basic weighted average common shares outstanding	104,391	103,870		96,090

Diluted—continuing operations	$0.55	$0.46		$0.72
Diluted—discontinued operations	$—	$0.02		$—

	$0.55	$0.47	†	$0.72

Diluted weighted average common shares outstanding	108,289	107,034		98,708

†	Does not add due to rounding.
(1)	The following summarizes the allocation of stock-based compensation:

	2008	2009	2010
	(In thousands)
Cost of revenues	$203	$225	$92
Research and development	958	926	986
Selling and marketing	1,911	1,977	2,344
General and administrative	2,879	3,004	2,878

The accompanying notes are an integral part of these consolidated financial statements.

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY AND COMPREHENSIVE INCOME

(In thousands except number of shares)

	Ordinary Shares Number of Shares	€0.11 Par Value	Additional Paid-In Capital	Treasury Stock		Accumulated Deficit	Accumulated Other Comprehensive Income(Loss)	Total Stockholders’ Equity	Total Comprehensive Income
				Number of Shares	Cost
BALANCE, JANUARY 31, 2007	109,255,366	$12,039	$573,394	6,533,884	$(24,524)	$(421,661)	$(1,319)	$137,929
Exercise of stock options	1,928,374	287	8,833	—	—	—	—	9,120	—
Issuance of ordinary shares under employee stock purchase plan	480,073	71	2,712	—	—	—	—	2,783	—
Stock-based compensation	—	—	5,951	—	—	—	—	5,951	—
Tax benefit from non-qualified stock options	—	—	413	—	—	—	—	413	—
Unrealized loss on marketable securities, net of tax of $0	—	—	—	—	—	—	(45)	(45)	(45)
Unrealized loss on financial derivatives, net of tax effect of $1,387	—	—	—	—	—	—	(2,080)	(2,080)	(2,080)
Translation adjustment	—	—	—	—	—	—	(981)	(981)	(981)
Net income	—	—	—	—	—	59,998	—	59,998	59,998

Comprehensive income for the year ended January 31, 2008									$56,892

BALANCE, JANUARY 31, 2008	111,663,813	$12,397	$591,303	6,533,884	$(24,524)	$(361,663)	$(4,425)	$213,088	—
Exercise of stock options	3,653,650	613	15,842	—	—	—	—	16,455	—
Issuance of ordinary shares under employee stock purchase plan	375,183	64	2,999	—	—	—	—	3,063	—
Repurchase of ordinary shares	—	—	—	11,097,315	(91,860)	—	—	(91,860)	—
Retirement of ordinary shares	(16,800,397)	(2,474)	(108,593)	(16,800,397)	111,067	—	—	—	—
Stock-based compensation	—	—	6,132	—	—	—	—	6,132	—
Tax benefit from non-qualified stock options	—	—	1,494	—	—	—	—	1,494	—
Unrealized loss on marketable securities, net of tax of $0	—	—	—	—	—	—	(23)	(23)	(23)
Unrealized gain on financial derivatives, net of tax effect of ($755)	—	—	—	—	—	—	1,132	1,132	1,132
Translation adjustment	—	—	—	—	—	—	3,786	3,786	3,786
Net income	—	—	—	—	—	50,789	—	50,789	50,789

Comprehensive income for the year ended January 31, 2009									$55,684

BALANCE, JANUARY 31, 2009	98,892,249	$10,600	$509,177	830,802	$(5,317)	$(310,874)	$470	$204,056
Exercise of stock options	464,882	73	2,319	—	—	—	—	2,392	—
Issuance of ordinary shares under employee stock purchase plan	389,018	59	2,133	—	—	—	—	2,192	—
Repurchase of ordinary shares	—	—	—	4,259,648	(35,148)	—	—	(35,148)	—
Retirement of ordinary shares	(4,841,082)	(749)	(37,245)	(4,841,082)	37,994	—	—	—	—
Stock-based compensation	—	—	6,300	—	—	—	—	6,300	—
Tax expense from non-qualified stock options	—	—	(92)	—	—	—	—	(92)	—
Unrealized gain on financial derivatives, net of tax effect of ($632)	—	—	—	—	—	—	948	948	948
Translation adjustment	—	—	—	—	—	—	(856)	(856)	(856)
Net income	—	—	—	—	—	71,368		71,368	71,368

Comprehensive income for the year ended January 31, 2010									$71,460

BALANCE, JANUARY 31, 2010	94,905,067	$9,983	$482,592	249,368	$(2,471)	$(239,506)	$562	$251,160

The accompanying notes are an integral part of these consolidated financial statements.

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended January 31,
	2008	2009	2010
	(In thousands)
Cash flows from operating activities:
Net income	$59,998	$50,789	$71,368
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	5,951	6,132	6,300
Depreciation and amortization	6,935	5,277	4,564
Amortization of intangible assets	16,660	16,415	8,245
Provision for (recovery of) bad debts	237	(130)	(36)
(Benefit) provision for income taxes—non-cash	(33,958)	15,102	17,001
Gain on sale of discontinued operations	—	(3,386)	—
Non-cash interest expense	735	1,197	1,104
Realized loss on sale of assets, net	(58)	—	—
Tax effect related to exercise of non-qualified stock options	(413)	(1,494)	92
Discontinued operations	(1,357)	—	—
Changes in current assets and liabilities, net of acquisitions:
Accounts receivable	(43,261)	17,006	9,236
Prepaid expenses and other current assets	884	8,494	(2,479)
Accounts payable	(2,584)	3,446	(1,161)
Accrued expenses and other long-term liabilities	(33,101)	(14,271)	4,959
Deferred revenue	45,490	(6,890)	(7,846)

Net cash provided by operating activities	22,158	97,687	111,347
Cash flows from investing activities:
Purchases of property and equipment	(2,968)	(5,748)	(3,195)
Cash paid for business acquisitions	(261,330)	(250)	—
Purchases of investments	(18,437)	(19,645)	(9,272)
Maturities of investments	63,928	32,137	6,812
Decrease in restricted cash, net	16,138	173	1,004
Cash received from sale of discontinued operations	—	6,903	—

Net cash (used in) provided by investing activities	(202,669)	13,570	(4,651)
Cash flows from financing activities:
Borrowings under long term debt, net of debt financing costs	194,133	—	—
Exercise of stock options	9,120	16,455	2,392
Proceeds from employee stock purchase plan	2,783	3,063	2,192
Principal payment on long term debt	(1,000)	(75,616)	(39,019)
Acquisition of treasury stock	—	(91,860)	(35,148)
Tax effect related to exercise of non-qualified stock options	413	1,494	(92)

Net cash provided by (used in) financing activities	205,449	(146,464)	(69,675)
Effect of exchange rate changes on cash and cash equivalents	2,509	(2,999)	1,808

Net increase (decrease) in cash and cash equivalents	27,447	(38,206)	38,829
Cash and cash equivalents, beginning of period	48,612	76,059	37,853

Cash and cash equivalents, end of period	$76,059	$37,853	$76,682

Supplemental disclosure of cash flow information:
Cash paid for interest	$10,308	$13,252	$4,656

Cash paid for income taxes	$2,867	$4,550	$8,682

The accompanying notes are an integral part of these consolidated financial statements.

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) Basis of Presentation

SkillSoft PLC (the Company or SkillSoft) was incorporated in Ireland on August 8, 1989. The Company is a leading Software as a Service (SaaS) provider of on-demand e-learning and performance support solutions for global enterprises, government, education and small to medium-sized businesses. SkillSoft helps its customers to maximize performance through a combination of content, online information resources, flexible technologies and support services. SkillSoft is the surviving corporation in a merger between SmartForce PLC and SkillSoft Corporation on September 6, 2002 (the SmartForce Merger). On May 14, 2007, the Company acquired NETg from The Thompson Corporation for approximately $254.7 million in cash (See Note 3). References in this Form 10-K to the Company’s fiscal year refer to the fiscal year ended January 31 of that year (e.g., fiscal 2010 is the fiscal year ended January 31, 2010).

(2) Summary of Significant Accounting Policies

The accompanying consolidated financial statements reflect the application of certain significant accounting policies, as described in this note and elsewhere in these notes.

(a) Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany transactions and balances have been eliminated in consolidation.

(b) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Although the Company regularly assesses these estimates, actual results could differ materially from these estimates. Changes in estimates are recorded in the period in which they become known. The Company bases its estimates on historical experience and various other assumptions that it believes to be reasonable under the circumstances. Actual results could differ from management’s estimates if past experience or other assumptions do not turn out to be substantially accurate.

(c) Revenue Recognition

The Company generates revenue primarily from the license of its products, the provision of professional services and from the provision of hosting/application service provider (ASP) services.

The Company follows the provisions of the FASB Accounting Standards Codification (ASC) 605 to account for revenue derived pursuant to license agreements under which customers license the Company’s products and services. The pricing for the Company’s courses varies based upon the content offering selected by a customer, the number of users within the customer’s organization and the term of the license agreement (generally one, two or three years). License agreements permit customers to exchange course titles, generally on the contract anniversary date. Hosting services are sold separately for an additional fee. A license can provide customers access to a range of learning products including courseware, Referenceware®, simulations, mentoring and prescriptive assessment.

The Company offers discounts from its ordinary pricing, and purchasers of licenses for a larger number of courses, larger user bases or longer periods of time generally receive discounts. Generally, customers may amend

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

their license agreements, for an additional fee, to gain access to additional courses or product lines and/or to increase the size of the user base. The Company also derives revenue from hosting fees for customers that use its solutions on an ASP basis and from the provision of professional services. In selected circumstances, the Company derives revenue on a pay-for-use basis under which some customers are charged based on the number of courses accessed by its users.

The Company recognizes revenue ratably over the license period if the number of courses that a customer has access to is not clearly defined, available, or selected at the inception of the contract, or if the contract has additional undelivered elements for which the Company does not have vendor specific objective evidence (VSOE) of the fair value of the various elements. This may occur if the customer does not specify all licensed courses at the outset, the customer chooses to wait for future licensed courses on a when and if available basis, the customer is given exchange privileges that are exercisable other than on the contract anniversaries, or the customer licenses all courses currently available and to be developed during the term of the arrangement. Revenue from nearly all of the Company’s contractual arrangements is recognized on a subscription or straight-line basis over the contractual period of service.

The Company also derives revenue from extranet hosting/ASP services, which is recognized on a straight-line basis over the period the services are provided. Upfront fees are recorded as revenue over the contract period.

The Company generally bills the annual license fee for the first year of a multi-year license agreement in advance and license fees for subsequent years of multi-year license arrangements are billed on the anniversary date of the agreement. Occasionally, the Company bills customers on a quarterly basis. In some circumstances, the Company offers payment terms of up to six months from the initial shipment date or anniversary date for multi-year license agreements to its customers. To the extent that a customer is given extended payment terms (defined by the Company as greater than six months), revenue is recognized as payments become due, assuming all of the other elements of revenue recognition have been satisfied.

The Company typically recognizes revenue from resellers over the commitment period when both the sale to the end user has occurred and the collectibility of cash from the reseller is probable. With respect to reseller agreements with minimum commitments, the Company recognizes revenue related to the portion of the minimum commitment that exceeds the end user sales at the expiration of the commitment period provided the Company has received payment. If a definitive service period can be determined, revenue is recognized ratably over the term of the minimum commitment period, provided that payment has been received or collectibility is probable.

The Company provides professional services, including instructor led training, customized content development, website development/hosting and implementation services. If the Company determines that the professional services are not separable from an existing customer arrangement, revenue from these services is recognized over the existing contractual terms with the customer; otherwise the Company typically recognizes professional service revenue as the services are performed.

Multiple contracts with a single customer or amendments to existing contracts with the same customer are evaluated as to whether they should be recognized as separated accounting arrangements from other contracts with the customer based on an evaluation of several factors including but not limited to the timing of when contracts were negotiated and executed, whether the software is interdependent in terms of design, technology or function and whether payment terms coincide. If contracts are considered linked for accounting purposes and accounted for as one arrangement, fees are recognized over the longest service periods. If contracts are considered separable, fees in each arrangement are recognized over the respective service period.

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company records reimbursable out-of-pocket expenses in both revenue and as a direct cost of revenue, as applicable. Out-of-pocket expenses were immaterial for each of the three years in the period ended January 31, 2010.

The Company records revenue net of applicable sales tax collected. Taxes collected from customers are recorded as part of accrued expenses on the balance sheet and are remitted to state and local taxing jurisdictions based on the filing requirements of each jurisdiction.

The Company records as deferred revenue amounts that have been billed in advance for products or services to be provided. Deferred revenue includes the unamortized portion of revenue associated with license fees for which the Company has received payment or for which amounts have been billed and are due for payment in 90 days or less for resellers and 180 days or less for direct customers.

SkillSoft contracts often include an uptime guarantee for solutions hosted on the Company’s servers whereby customers may be entitled to credits in the event of non-performance. The Company also retains the right to remedy any nonperformance event prior to issuance of any credit. Historically, the Company has not incurred substantial costs relating to this guarantee and the Company currently accrues for such costs as they are incurred. The Company reviews these costs on a regular basis as actual experience and other information becomes available; and should these costs become substantial, the Company would accrue an estimated exposure and consider the potential related effects of the timing of recording revenue on its license arrangements. The Company has not accrued any costs related to these warranties in the accompanying consolidated financial statements.

(d) Deferred Commissions

The Company defers the recognition of commission expense until such time as the revenue related to the arrangement for which the commission was paid is recognized. Deferred commissions for each contract are amortized in a manner consistent with how revenue is recognized for such contract, often resulting in straight-line recognition of expense over the contractual term. Unamortized commission expense of $18.6 million, $11.6 million and $12.2 million for the fiscal years ended January 31, 2008, 2009 and 2010, respectively, is included in prepaid expenses and other current assets in the accompanying consolidated balance sheets.

(e) Net Income Per Share

The Company computes basic earnings per share by dividing net income (the numerator) by the weighted-average number of common shares outstanding (the denominator) for the period. The computation of diluted earnings per share is similar to basic earnings per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potentially dilutive common shares had been issued, calculated using the treasury stock method.

The reconciliation of basic and diluted shares is as follows (in thousands):

	Years Ended January 31,
	2008	2009	2010
Basic weighted average shares outstanding	104,391	103,870	96,090
Effect of incremental diluted shares outstanding	3,898	3,164	2,618

Diluted weighted average common shares outstanding	108,289	107,034	98,708

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Approximately 8.7 million, 2.9 million and 2.5 million shares have been excluded from the computation of diluted weighted average shares outstanding as of January 31, 2008, 2009 and 2010, respectively, as they would be anti-dilutive.

(f) Foreign Currency Translation

The reporting currency for the Company is the U.S. dollar (dollar) and the functional currency of the Company’s subsidiaries in the United States, the United Kingdom, Canada, Germany, Australia, the Netherlands, France, New Zealand, Singapore and India are the currencies of those countries. The functional currency of the Company’s subsidiaries in Ireland, the Commonwealth of the Bahamas and the Grand Cayman is the U.S. dollar. Assets and liabilities are translated to the U.S. dollar from the local functional currency at current exchange rates, and income and expense items are translated to the U.S. dollar using the average rates of exchange prevailing during the year. Gains and losses arising from translation are recorded in other comprehensive income (loss) as a separate component of shareholders’ equity. Foreign currency gains or losses on transactions denominated in a currency other than an entity’s functional currency are recorded in the results of the operations. Gains (losses) arising from transactions denominated in foreign currencies other than an entity’s functional currency were approximately $(0.1) million, $0.8 million and $(1.1) million for the years ended January 31, 2008, 2009 and 2010, respectively, and are included in other income (expense), net in the accompanying consolidated statements of income.

(g) Cash, Cash Equivalents, Restricted Cash and Short-term Investments

The Company considers all highly liquid investments with original maturities of 90 days or less at the time of purchase to be cash equivalents. At January 31, 2010, cash equivalents consisted mainly of high-grade commercial paper and corporate debt securities. At January 31, 2008 and 2009, cash equivalents consisted mainly of commercial paper and federal agency notes.

At January 31, 2010, the Company had approximately $2.8 million of restricted cash; approximately $2.7 million is held voluntarily to defend named former executives and board members of SmartForce PLC for actions arising out of an SEC investigation and litigation related to the 2002 securities class action and approximately $0.1 million is held in certificates-of-deposits with a commercial bank pursuant to terms of certain facilities lease agreements.

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Securities that the Company does not intend to hold to maturity or for trading purposes are reported at market value, and are classified as available for sale. At January 31, 2008, 2009 and 2010, the Company’s investments were classified as available for sale and had an average maturity of approximately 29, 17 and 47 days, respectively. Cash and cash equivalents and available for sale short-term investments as of January 31, 2008, 2009 and 2010, were as follows (in thousands):

2008

Description	Contracted Maturity	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Cash and cash equivalents:
Cash	N/A	$32,576	$—	$—	$32,576
Commercial paper	0-3 months	16,680	—	—	16,680
Federal agency notes	0-3 months	26,800	3	—	26,803

		$76,056	$3	$—	$76,059

Short-term investments:
Commercial paper	4-12 months	7,396	—	—	7,396
Corporate debt securities	4-12 months	4,709	20	—	4,729
Certificates of deposit	4 months	1,400	—	—	1,400

		$13,505	$20	$—	$13,525

2009

Description	Contracted Maturity	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Cash and cash equivalents:
Cash	N/A	$34,653	$—	$—	$34,653
Commercial paper	0-3 months	2,199	1	—	2,200
Federal agency notes	2 months	1,000	—	—	1,000

		$37,852	$1	$—	$37,853

Short-term investments:
Commercial paper	4 months	$1,099	$—	$—	$1,099

		$1,099	$—	$—	$1,099

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Cash and cash equivalents and available for sale short-term investments as of January 31, 2010, were as follows (in thousands):

2010

Description	Contracted Maturity	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Cash and cash equivalents:
Cash	N/A	$76,321	$—	$—	$76,321
Commercial paper	0-3 months	160	—	—	160
Corporate debt securities	1 month	201	—	—	201

		$76,682	$—	$—	$76,682

Short-term investments:
Commercial paper	4—12 months	$1,199	—	—	$1,199
Treasury bills	4—12 months	1,649	—	—	1,649
Certificate of deposit	4—12 months	711	—	—	711

		$3,559	$—	$—	$3,559

Realized gains and losses and declines in value determined to be other-than-temporary on available-for-sale securities are included in investment income. Gross realized gains totaled approximately $107,000 and $7,000 for the years ended January 31, 2008 and 2009, respectively and were nominal for the year ended January 31, 2010. Gross realized losses for the years ended January 31, 2008, 2009 and 2010 were nominal. The cost of securities sold is based on the specific identification method. Interest and dividends on securities classified as available-for-sale are included in other income.

(h) Property and Equipment

The Company records property and equipment at cost. Depreciation and amortization is charged to operations based on the cost of property and equipment over their respective estimated useful lives on a straight-line basis using the half year convention, as follows:

Estimated Useful Lives
Computer equipment	2 - 3 years
Furniture and fixtures	5 years
Leasehold improvements	Lesser of estimated useful life or life of lease

Expenditures for maintenance and repairs are expensed as incurred. Expenditures for renewals or betterments are capitalized.

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(i) Research and Development Expenses

The Company expenses all research and development costs, which include course content development fees, to operations as incurred, except for costs of internally developed or externally purchased software that qualify for capitalization. Generally accepted accounting principles (GAAP) requires the capitalization of certain computer software development costs incurred after technological feasibility is established. Given the Company’s operations, once technological feasibility of a software product has been established, the additional development costs incurred to bring the product to a commercially acceptable level has not been and is not expected to be significant. No software development costs incurred during fiscal 2008, 2009 and 2010 met the requirements for capitalization; however developed courseware was added through the acquisition of NETg.

Capitalized software development costs (including acquired software development costs), net of accumulated amortization, were approximately $5.5 million, $0.3 million and $0.1 million as of January 31, 2008, 2009 and 2010, respectively. The Company recognized approximately $5.4 million, $5.2 million and $0.1 million of amortization expense related to capitalized software development costs in the fiscal years ended January 31, 2008, 2009 and 2010, respectively.

The Company enters into agreements with content providers for published content, the Company’s policy is to expense these costs to research and development in proportion to services being completed.

(j) Other Comprehensive Income

Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions, other events and circumstances from non-owner sources. The components of accumulated comprehensive income as of January 31, 2008, 2009 and 2010, are as follows (in thousands):

	Year Ended January 31,
	2008	2009	2010
Unrealized holdings gains	$23	$—	$—
Change in fair value of interest rate hedge, net of tax	(2,080)	(948)	—
Foreign currency translation adjustment	(2,368)	1,418	562

Total accumulated other comprehensive income	$(4,425)	$470	$562

(k) Fair Value of Financial Instruments

Financial instruments consist mainly of cash and cash equivalents, derivative financial instrument contracts, investments, restricted cash, accounts receivable and debt. The Company determines fair value for short-term investments based on quoted market values. The carrying amount of accounts receivable is net of an allowance for doubtful accounts, which is based on historical collections and known credit risks. The Company believes the fair value of its variable rate debt approximates its carrying value based on comparable market terms and conditions.

(l) Deferred Financing Costs

The Company amortizes deferred debt financing costs as interest expense over the terms of the underlying obligations using the effective interest method.

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(m) Derivative Financial Instruments

The Company recognizes all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If a derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative’s change in fair value is immediately recognized in earnings. The Company classifies cash inflows and outflows from derivatives within net income on the statement of cash flows.

The Company’s objective for utilizing derivative instruments is to reduce its exposure to fluctuations in cash flows due to changes in the variable interest rates of certain borrowings issued under its credit facility. The Company’s strategy to achieve that objective involves entering into interest rate swaps that are specifically designated to certain variable rate instruments and accounted for as cash flow hedges.

All the interest rate swap agreements were considered highly effective as cash flow hedges for a portion of the Company’s variable rate debt, and the Company applied hedge accounting to account for these instruments. The notional amounts and all other significant terms of the swap agreements were matched to the provisions and terms of the variable rate debt being hedged.

The Company’s interest rate swap agreement matured on December 31, 2009. See Note 11 for further discussion.

(n) Concentrations of Credit Risk and Off-Balance-Sheet Risk

For the years ended and as of January 31, 2008, 2009 and 2010, no customer individually comprised greater than 10% of total revenue or accounts receivable.

The Company performs continuing credit evaluations of its customers’ financial condition and generally does not require collateral.

The Company maintains a reserve for an allowance for doubtful accounts and sales credits that is the Company’s best estimate of potentially uncollectible trade receivables. Provisions are made based upon a specific review of all significant outstanding invoices that are considered potentially uncollectible in whole or in part. For those invoices not specifically reviewed or considered uncollectible, provisions are provided at different rates, based upon the age of the receivable, historical experience, and other currently available evidence. The reserve estimates are adjusted as additional information becomes known or payments are made.

The Company has no significant off-balance-sheet arrangements nor concentration of credit risks such as foreign exchange contracts, option contracts or other foreign hedging arrangements. The Company’s cash, cash equivalents and investments are subject to the guidelines of the Company’s investment policy. The primary objective of the policy with regard to the Company’s portfolio is to provide with minimal risk as high a level of current income as is consistent with the preservation of capital and the maintenance of liquidity. Approved Instruments include U.S. Government and Agency securities as well as fixed income instruments rated AAA, A1/P1 or better.

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(o) Amortization and Impairment of Goodwill and Intangible Assets

The Company records intangible assets at cost and amortizes its finite-lived intangible assets including customer contracts and internally developed software. The Company reviews intangible assets subject to amortization at least annually to determine if any adverse conditions exist or a change in circumstances has occurred that would indicate impairment or a change in remaining useful life. Conditions that would indicate an impairment and trigger a more frequent impairment assessment include, but are not limited to, a significant adverse change in legal factors or business climate that could affect the value of an asset, or an adverse action or assessment by a regulator. In addition, the Company reviews its indefinite-lived intangible assets, including goodwill and certain trademarks, during the fourth quarter of each year for impairment, or more frequently if certain indicators are present or changes in circumstances suggest that impairment may exist and reassesses their classification as indefinite-lived assets.

(p) Restructuring Charges

Liabilities related to an exit or disposal activity should be recognized at fair value in the period in which it is incurred. Costs include, but are not limited to, the following: (1) one-time involuntary termination benefits provided to employees under the terms of a benefit arrangement that, in substance, are not an ongoing benefit arrangement or a deferred compensation contract, (2) certain contract termination costs, including operating lease termination costs and (3) other associated costs. As such, when the Company identifies restructuring charges that fulfill the requirements, it records the charges in its statement of income.

(q) Merger and Integration Related Costs

Certain former NETg employees continued employment during a transition period and certain former NETg facilities to be vacated were used as the Company transitioned operations to other locations. These costs were expensed as incurred and included in merger and integration related expenses in the accompanying statements of income.

(r) Business Combinations

The Company records tangible and intangible assets acquired and liabilities assumed in recent business combinations under the purchase method of accounting. Amounts paid for each acquisition are allocated to the assets acquired and liabilities assumed based on their fair values at the dates of acquisition. The Company then allocates the purchase price in excess of net tangible assets acquired to identifiable intangible assets based on detailed valuations that use information and assumptions provided by management. Excess purchase price over the fair value of the net tangible and intangible assets acquired and liabilities assumed is recorded as goodwill.

Significant management judgments and assumptions are required in determining the fair value of acquired assets and liabilities, particularly acquired intangible assets. The valuation of purchased intangible assets is based upon estimates of the future performance and cash flows from the acquired business. The Company uses the income approach to determine the estimated fair value of certain other identifiable intangible assets including developed technology, customer relationships and tradenames. This approach determines fair value by estimating the after-tax cash flows attributable to an identified asset over its useful life and then discounting these after-tax cash flows back to a present value. Developed technology represents patented and unpatented technology and know-how. Customer contracts and relationships represent established relationships with customers, which provides a ready channel for the sale of additional content and services. Tradenames represent acquired product names that the Company intends to continue to utilize.

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(s) Advertising Costs

Costs incurred for production and communication of advertising initiatives are expensed when incurred. Advertising expenses amounted to approximately $0.8 million, $0.6 million, and $0.3 million for the fiscal years ended January 31, 2008, 2009 and 2010, respectively.

(t) Accounting for Share-Based Compensation

The Company has several share-based compensation plans under which employees, officers, directors and consultants may be granted options to purchase the Company’s ordinary shares, generally at the market price on the date of grant.

Share-based compensation expense reflects the fair value of share-based awards measured at the grant date and recognized over the relevant service period. The Company uses the Black-Scholes option pricing model to estimate the fair value of share option grants. The Black-Scholes option pricing model incorporates assumptions as to stock price volatility, the expected life of options, a risk-free interest rate and dividend yield. The Company recognizes share-based compensation expense on a straight-line basis over the service period of the award, which is generally four years.

(u) Recent Accounting Pronouncements

In June 2009, the FASB issued the FASB Accounting Standards Codification (ASC), which was effective for the Company in the third quarter ended October 31, 2009. The Codification became the single authoritative source for U.S. generally accepted accounting principles (GAAP). Accordingly, previous references to U.S. GAAP accounting standards are no longer used by the Company in its disclosures including these Notes to the condensed consolidated financial statements. The ASC does not change U.S. GAAP and does not affect the Company’s consolidated financial position, cash flows, or results of operations.

In December 2007, the FASB issued updated guidance on business combinations, incorporated into ASC 805, which includes the measurement of acquirer shares issued in consideration for a business combination, the recognition of contingent consideration, the accounting for pre-acquisition gain and loss contingencies, the recognition of capitalized in-process research and development, the accounting for acquisition-related restructuring cost accruals, the treatment of acquisition related transaction costs and the recognition of changes in the acquirer’s income tax valuation allowance. Adoption of this guidance on February 1, 2009 did not have a material impact on the Company’s financial position or results of operations. The adoption of this guidance will have an impact on the Company’s accounting for business combinations occurring on or after the adoption date, but the effect will be dependent on the acquisitions at that time.

In December 2007, the FASB issued updated guidance on non-controlling interest in consolidated financial statements, incorporated into ASC 810-10-65-1, which includes the requirements to classify noncontrolling interests as a component of consolidated stockholders’ equity, and the elimination of “minority interest” accounting in results of operations with earnings attributable to noncontrolling interests reported as part of consolidated earnings. Additionally, this guidance revises the accounting for both increases and decreases in a parent’s controlling ownership interest. Adoption of this guidance on February 1, 2009 did not have a material impact on the Company’s financial position or results of operations.

In April 2008, the FASB issued updated guidance on recognition and presentation of other-than-temporary impairments, incorporated into ASC 350-30-65-1, which requires companies estimating the useful life of a

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

recognized intangible asset to consider their historical experience in renewing or extending similar arrangements or, in the absence of historical experience, to consider assumptions that market participants would use about renewal or extension as adjusted for entity-specific factors. This guidance is effective for financial statements issued for fiscal years beginning after December 15, 2009. Adoption of this statement is not expected to have a material impact on the Company’s consolidated financial statements when it becomes effective.

In May 2009, the FASB issued updated guidance on subsequent events, incorporated into ASC 855, which does not require significant changes regarding recognition or disclosure of subsequent events, but does require disclosure of the date through which subsequent events have been evaluated for disclosure and recognition. This guidance is effective for financial statements issued after June 15, 2009. On February 24, 2010, the FASB issued Accounting Standards Update (ASU) 2010-09 to amend ASC 855. As a result of the ASU, SEC registrants will not disclose the date through which management evaluated subsequent events in the financial statements. The implementation of this standard did not have a significant impact on the financial statements of the Company. Subsequent events through the date these financial statements were available for filing this Annual Report on Form10-K have been evaluated for disclosure and recognition.

In October 2009, the FASB issued ASU 2009-13, Multiple-Deliverable Revenue Arrangements—a consensus of the FASB Emerging Issues Task Force to amend certain guidance in ASC 605-25, “Revenue Recognition, 25 Multiple-Element Arrangements.” The amended guidance in ASC 605-25 (1) modifies the separation criteria by eliminating the criterion that requires objective and reliable evidence of fair value for the undelivered item(s), and (2) eliminates the use of the residual method of allocation and instead requires that arrangement consideration be allocated, at the inception of the arrangement, to all deliverables based on their relative selling price.

In October 2009, the FASB also issued ASU 2009-14, Certain Revenue Arrangements That Include Software Elements—a consensus of the FASB Emerging Issues Task Force, to amend the scope of arrangements under ASC 985-605, Software, 605, “Revenue Recognition” to exclude tangible products containing software components and non-software components that function together to deliver a product’s essential functionality.

The amended guidance in ASC 605-25 and ASC 985-605 is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early application and retrospective application permitted. The Company has not yet determined when it will apply the amended guidance in ASC 985-605 or the amended guidance in ASC 605-25. Adoption of these statements is not expected to have a material impact on the Company’s consolidated financial statements when it becomes effective.

(v) Income Taxes

The Company accounts for income taxes utilizing an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. A tax position must be more likely than not to be sustained before being recognized in the financial statements. The interpretation also requires the accrual of interest and penalties as applicable on unrecognized tax positions.

(w) Subsequent Events

On February 12, 2010, the Company, announced that it had reached agreement on the terms of a recommended acquisition of the Company by SSI Investments III Limited (“SSI Investments”), a company formed by funds

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

sponsored by each of Berkshire Partners LLC, Advent International Corporation and Bain Capital Partners, LLC (collectively, the “Investor Group”) (the proposed acquisition by SSI Investments of the Company is referred to as the “Acquisition”).

The Acquisition will be effected by means of a scheme of arrangement (the “Scheme”) under Section 201 of the Irish Companies Act 1963 (the “Companies Act”), pursuant to which SSI Investments will acquire all of the outstanding securities of the Company not already owned by the Investor Group from Company shareholders or American Depositary Share (“ADS”) holders for $10.80 in cash per ADS or ordinary share. As a result of these arrangements, the Company will become an indirect wholly-owned subsidiary of SSI Investments. The Scheme is subject to the conditions and the terms to be set forth in the Scheme Document to be delivered to the Company’s shareholders. To become effective, the Scheme requires, among other things, the approval at an Irish Court Meeting of a majority in number of the Company’s shareholders, present and voting either in person or by proxy, representing 75% or more in value of the Company’s shares held by the Company’s shareholders, as well as the approval by the Company’s shareholders of resolutions relating to the implementation of the Scheme at an Extraordinary General Meeting to be held directly after the Court Meeting. It is expected that the Acquisition and the Scheme will become effective prior to July 16, 2010. Assuming the necessary approvals are obtained and all conditions have been satisfied, the Acquisition will become effective upon delivery to the Registrar of Companies in Ireland of the court order of the Irish High Court sanctioning the Scheme. Upon the Acquisition becoming effective, it will be binding on all of the Company’s shareholders and ADS holders.

After announcing that it had reached an agreement on the terms of a recommended acquisition of the Company by SSI Investments, the Company made a $45.0 million voluntary prepayment of its long-term debt on February 25, 2010. The prepayment of debt was not contemplated by the Company as of January 31, 2010.

(3) Acquisitions

Fiscal 2008 Transactions:

(a) NETg

On May 14, 2007, the Company acquired NETg from The Thomson Corporation for approximately $254.7 million in cash. The combined entity offers a more robust multi-modal solution that includes online courses, simulations, digitized books and an on-line video library as well as complementary learning technologies. The acquisition supports SkillSoft’s mission to deliver comprehensive and high quality learning solutions and positions the Company to serve the demands of this growing marketplace.

The results of NETg have been included in the Company’s consolidated financial statements since the date of acquisition.

In addition, the Company paid direct transaction costs related to this acquisition of $7.3 million. The Company paid the purchase price in cash, which was financed through available cash balances and bank financing of approximately $200 million. The components of the consideration paid are as follows (in thousands):

Cash paid	$254,737
Transaction cost incurred	7,288

Total purchase price	$262,025

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The final allocation of the total purchase price of NETg’s assets acquired and net tangible and identifiable intangible assets is as follows (in thousands):

Total
Current assets	$37,869
Deferred tax asset	10,194
Property and equipment	1,470
Goodwill	225,654
Amortizable intangible assets	43,050
Current liabilities*	(30,727)
Deferred revenue	(25,485)

Total	$262,025

*	Includes exit costs of $12.5 million.

Intangible assets related to the NETg acquisition and their estimated useful lives consist of the following (in thousands):

Description	Ascribed Fair Value	Life	Accumulated Amortization as of January 31, 2010	Net Book Value as of January 31, 2010
Non-compete agreement	$6,900	2.5 years	$(6,900)	$—
Trademark/tradename	2,700	2 years	(2,700)	—
Developed software/courseware	9,950	1.5 years	(9,950)	—
Customer contractual relationships	1,000	1 year	(1,000)	—
Customer non-contractual relationships	22,500	4 years	(18,300)	4,200

	$43,050		$(38,850)	$4,200

Intangible assets are amortized over a weighted average life of 36 months.

The non-compete agreement, trademark/tradename and customer relationships were valued using the income approach and the developed software/courseware was valued using the cost approach. Values and useful lives assigned to intangible assets were determined using management’s estimates. Acquired intangible assets are reviewed for impairment upon the occurrence of any events or changes in circumstances that indicate the carrying amount of an asset may not be recoverable. The useful life of each intangible asset is evaluated for each reporting period to determine whether events and circumstances warrant a revision to the remaining useful life.

Goodwill represents the excess of the purchase price over the net identifiable tangible and intangible assets acquired. The Company determined that the acquisition of NETg resulted in the recognition of goodwill primarily because the acquisition is expected to help SkillSoft reach critical mass and shorten its timeframe to approach its long term operating profitability objectives through incremental scalability and significant cost synergies. The goodwill recorded as a result of this acquisition is deductible for tax purposes.

Goodwill is subject to review for impairment annually and when there are any interim indicators of impairment. The Company performs its goodwill impairment tests as of November 1st each year.

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company assumed certain liabilities in the acquisition including deferred revenue that was ascribed a fair value of $25.5 million using a cost-plus profit approach. The Company amortized deferred revenue over the average remaining term of the contracts, which reflects the estimated period to satisfy these customer obligations. In allocating the purchase price, the Company recorded an adjustment to reduce the carrying value of NETg’s deferred revenue by $22.2 million, which was fully amortized as of January 31, 2009.

In connection with the acquisition, the Company’s management approved and initiated plans to integrate NETg into its operations and to eliminate redundant facilities and headcount, reduce cost structure and better align operating expenses with existing economic conditions, business requirements and the Company’s operating model. The Company accrued for certain liabilities incurred directly related to the NETg acquisition and accounted for those in the allocation of the purchase price. The items accounted for primarily relate to severance related costs incurred in association with workforce reductions and totaled approximately $8.9 million for employee separation costs for approximately 360 employees. The Company also estimated a liability of $1.8 million representing the estimated fair value of abandoned lease obligations. The Company estimated a liability of $0.2 million and $0.5 million for NETg content re-branding and legal and outplacement services, respectively. All amounts accrued in relation to the NETg acquisition were paid as of January 31, 2009.

(b) Targeted Learning Corporation

On February 9, 2007, the Company acquired the assets of Targeted Learning Corporation (TLC), an on-line video library business, for approximately $4.6 million in cash plus liabilities assumed of $0.8 million. The acquisition resulted in tangible assets acquired of approximately $1.0 million and an allocation of the purchase price to goodwill and identified intangible assets of $3.3 million and $0.9 million, respectively. The acquisition of TLC was accounted for as a business combination using the purchase method. Accordingly, the results of TLC have been included in the Company’s consolidated financial statements since the date of acquisition.

As part of the purchase price allocation, all intangible assets that were a part of the acquisition were identified and valued. It was determined that only contractual customer relationships, trade name and developed software had separately identifiable values.

Intangible assets related to the TLC acquisition and their estimated useful lives consist of the following (in thousands):

Description	Ascribed Fair Value	Life	Accumulated Amortization as of January 31, 2010	Net Book Value as of January 31, 2010
Trademark/tradename	$20	2 years	$(20)	$—
Developed software/courseware	510	4 years	(383)	127
Customer contractual relationships	330	3 years	(330)	—

	$860		$(733)	$127

Values and useful lives assigned to intangible assets were determined using management’s estimates. The Company concluded that the acquisition of TLC does not represent a material business combination and therefore no pro forma financial information has been provided herein.

Goodwill represents the excess of the purchase price over the net identifiable tangible and intangible assets acquired. The Company determined that the acquisition of TLC resulted in the recognition of goodwill primarily

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

because the acquisition provided new offerings that fit the Company’s business model and can be effectively sold within the Company’s existing customer base. The goodwill recorded as a result of this acquisition is deductible for tax purposes.

The following table reflects supplemental cash flow investing activities related to the acquisitions of TLC and NETg (in thousands):

Business Acquisitions, Net of Cash Acquired:
Fair value of tangible assets acquired	$50,553
Liabilities assumed	(57,050)
Cost in excess of fair value (goodwill)	229,229
Fair value of acquired identifiable intangible assets	43,910

$266,642
Less cash acquired	(2,181)

Net cash paid for acquisitions*	$264,461

*	Includes $2.9 million and $0.3 million paid for acquisition costs in the fiscal year ended January 31, 2007 and 2009, respectively.

(4) Special Charges

(a) Merger and Exit Costs Recognized as Liabilities in Purchase Accounting

In connection with the closing of the NETg acquisition on May 14, 2007 (the Acquisition), the Company’s management effected a merger integration effort to eliminate redundant facilities and employees and reduce the overall cost structure of the acquired business to better align the Company’s operating expenses with existing economic conditions, business requirements and the Company’s operating model.

Pursuant to this restructuring, the Company recorded $12.5 million of costs related to severance and related benefits, costs to vacate leased facilities and other pre-Acquisition liabilities. These costs, which were recognized as a liability assumed in the purchase business combination, were included in the allocation of the purchase price.

The reductions in employee headcount totaled approximately 360 employees from the administrative, sales, marketing and development functions, and amounted to a liability of approximately $8.9 million, which was paid against the exit plan accrual through January 31, 2009.

In connection with the NETg exit plan, the Company abandoned certain leased facilities resulting in a facilities consolidation liability of $1.8 million, which was paid as of January 31, 2009, consisting of lease termination costs, broker commissions and other facility costs. As part of the plan, two sites were vacated. The fair value of the lease termination costs was calculated with certain assumptions related to the Company’s estimated cost recovery efforts from subleasing vacated space, including (i) the time period over which the property will remain vacant, (ii) the sublease terms and (iii) the sublease rates.

In connection with the SmartForce Merger, the Company’s management effected a restructuring to eliminate redundant facilities and headcount, reduce the cost structure of the business and better align the Company’s operating expenses with existing economic conditions. Pursuant to this restructuring, the Company recorded

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

$30.3 million of costs in 2002 relating to exiting activities of pre-Merger SmartForce PLC such as severance and related benefits, costs to vacate leased facilities and other pre-Merger liabilities. These costs, which were recognized as a liability assumed in the purchase business combination, were included in the allocation of the purchase price and increased goodwill.

The reductions in employee headcount totaled approximately 632 employees from the administrative, sales, marketing and development functions, and amounted to a liability of approximately $14.5 million in 2002. This liability was paid out against the exit plan accrual through January 31, 2009.

In connection with the SmartForce exit plan, the Company abandoned or downsized certain leased facilities resulting in a facilities consolidation liability consisting of sublease losses, broker commissions and other facility costs. The net present value of the obligation under this exit plan, as adjusted, was approximately $15.3 million, of which $0.5 million remains. The Company anticipates that the remainder of the merger and exit accrual will be paid in fiscal 2011.

Activity in the Company’s merger and exit costs and long-term liabilities related to the NETg acquisition and the SmartForce Merger, was as follows (in thousands):

	Employee Severance and Related Costs	Closedown of Facilities	Other	Total
Merger and exit accrual January 31, 2007	$878	$2,278	$121	$3,277
Payments made during the year	(7,993)	(1,282)	(328)	(9,603)
Adjustment to provision for merger and exit costs in connection with the acquisition of NETg	8,761	1,957	1,753	12,471
Adjustment to provision for merger and exit costs in connection with the SmartForce merger	—	271	(176)	95

Merger and exit accrual January 31, 2008	$1,646	$3,224	$1,370	$6,240
Payments made during the year	(959)	(1,851)	(207)	(3,017)
Adjustment to provision for merger and exit costs in connection with the acquisition of NETg	212	(45)	(1,086)	(919)
Adjustment to provision for merger and exit costs in connection with the SmartForce merger	(899)	266	—	(633)

Merger and exit accrual January 31, 2009	$—	$1,594	$77	$1,671
Payments made during the year	—	(931)	11	(920)
Adjustment to provision for merger and exit costs in connection with the acquisition of NETg	—	(31)	—	(31)
Adjustment to provision for merger and exit costs in connection with the SmartForce merger	—	(118)	(88)	(206)

Merger and exit accrual January 31, 2010	$—	$514	$—	$514

Other merger accruals primarily include payments under operating equipment leases, content rebranding and legal costs.

The Company anticipates that the remainder of the merger and exit accrual will be paid out by October 2010.

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(b) Discontinued Operations

In connection with the NETg acquisition, the Company discontinued four businesses acquired from NETg because the Company believed those product offerings did not represent areas that could grow in a manner consistent with the Company’s operating model or be consistent with the Company’s profit model or strategic initiatives. The businesses that were identified as discontinued operations were Financial Campus, NETg Press, Interact Now and Wave.

NETg Press

On October 26, 2007, the Company entered into an Asset Purchase Agreement pursuant to which it agreed to sell to AXZO Press LLC the NETg Press assets. The Company classified the NETg Press business as discontinued operations in the second quarter of fiscal 2008. The Company received a note receivable for the sales price, subject to discounts for pre-payment. The note receivable was valued at $3.5 million at the time of divestiture, reflecting uncertainty relating to the buyer’s ability to repay the note in full in accordance with its terms.

Since the NETg Press operations were acquired through the acquisition of NETg, its carrying value was adjusted to its fair value. When NETg Press was classified as held for sale, the assets and liabilities were recorded at fair value less costs to sell the business. At the time of the agreement with AXZO Press, the fair value of these assets and liabilities were adjusted to equal expected proceeds from the sale of the business. This refinement to the fair value estimate was recorded as a purchase accounting adjustment to goodwill and therefore no gain or loss was recorded in the operations for the period ended January 31, 2008.

The continuing cash flows were attributable to payments toward the note receivable and potential inventory reseller revenue cash flows. The Company concluded that continuing involvement with the disposed component does not constitute significant continuing involvement.

In the second quarter of fiscal 2009, the note receivable was paid in full, resulting in a pre-tax gain of $3.4 million, representing amounts received in excess of the carrying value of the note receivable at that time.

Financial Campus

On August 21, 2007, the Company entered into an Asset Purchase Agreement pursuant to which it agreed to sell to SmartPros, LTD, the Financial Campus assets. The Company classified the Financial Campus business as discontinued operations in the second quarter of fiscal 2008. The closing of the sale of the Financial Campus assets occurred on August 21, 2007, resulting in nominal cash proceeds and potential earnout payments for three years from the date of the sale based on SmartPros’ gross revenue from the Financial Campus business line. Due to the purchase price being contingent and not fixed or currently determinable, future payments were not considered in calculating the gain on the sale of these assets.

The continuing cash flows are attributable to customer contracts retained by the Company and potential earn out payments for three years from the date of the sale. The Company concluded that these cash flows are not direct cash flows of the disposed component and continuing involvement with the disposed component does not constitute significant continuing involvement.

As of January 31, 2010, the Company has not received any additional cash proceeds from the sale of Financial Campus. If the Company receives any future earnout payments they will be classified as gain from discontinued operations.

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Interact Now

The Company determined it would not be feasible to sell the Interact Now business line and the Company abandoned that business.

Wave

The Company exited the Wave business in October 2007. There are no continuing incoming or outgoing cash flows following the period in which the Company exited this business.

The summarized discontinued operations results for the fiscal years ended January 31, 2008 and 2009 are as follows (in thousands):

	Year Ended January 31,
	2008	2009
Revenue from discontinued operations	$7,226	$172
Income from discontinued operations before income tax	451	3,193
Income tax provision	181	1,281

Income from discontinued operations	$270	$1,912

The income from discontinued operations before income tax for the fiscal year ended January 31, 2009 primarily consists of a $3.4 million gain resulting from proceeds received during the second quarter of fiscal 2009 from the Company’s sale of the assets related to the NETg Press business in October 2007, offset by a $0.2 million loss from discontinued operations.

(c) Restructuring

On January 19, 2009, the Company committed to a reduction in force with respect to approximately 120 employees in the U.S., Ireland and the United Kingdom. The decision was based on a review of various cost savings initiatives undertaken in connection with the development of the Company’s budget and operating plan for fiscal 2010. The Company recorded a $1.5 million restructuring charge for the fiscal year ended January 31, 2009, which is included in the statement of income as restructuring. Substantially all of this charge represents the severance cost of terminated employees.

Activity in the Company’s restructuring accrual was as follows (in thousands):

	Employee Severance and Related Costs	Contractual Obligations	Total
Total restructuring accrual as of January 31, 2007	$88	$1,333	$1,421
Payments and write downs made during the year	(122)	(372)	(494)
Restructuring provision	34	—	34

Total restructuring accrual as of January 31, 2008	$—	$961	$961
Restructuring provision	1,523	—	1,523
Payments and write downs made during the year	(411)	(961)	(1,372)

Total restructuring accrual as of January 31, 2009	1,112	—	1,112
Restructuring provision	49	—	49
Payments and write downs made during the year	(1,161)	—	(1,161)

Total restructuring accrual as of January 31, 2010	$—	$—	$—

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The net restructuring charges for the fiscal years ended January 31, 2008, 2009 and 2010 would have been allocated as follows had the Company recorded the expense and adjustments within the functional department of the restructured activities (in thousands):

	Years Ended January 31,
	2008	2009	2010
Cost of revenues	$—	$138	$—
Research and development	—	645	—
Selling and marketing	34	535	49
General and administrative	—	205	—

Total	$34	$1,523	$49

(5) Goodwill and Intangible Assets

Intangible assets are as follows (in thousands):

	January 31, 2008			January 31, 2009			January 31, 2010
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Internally developed software/ courseware	$38,717	$33,259	$5,458	$38,717	$38,462	$255	$38,717	$38,590	$127
Customer contracts	36,848	19,846	17,002	36,848	26,938	9,910	36,848	32,648	4,200
Non-compete agreement	6,900	2,070	4,830	6,900	4,830	2,070	6,900	6,900	—
Trademarks and trade names	2,725	1,028	1,697	2,725	2,388	337	2,725	2,725	—
Books 24X7 trademark	900	—	900	900	—	900	900	—	900

	$86,090	$56,203	$29,887	$86,090	$72,618	$13,472	$86,090	$80,863	$5,227

Customer contracts are existing contracts that relate to underlying customer relationships pertaining to the services provided by the acquired company. The Company amortizes the fair value of customer contracts on an accelerated basis over their estimated useful lives ranging from 12 to 60 months with a weighted average estimated useful life of 51 months. Internally developed software/courseware relates to the Books24x7 platform, GoTrain Corp. content and platform, the SmartForce PLC content, the NETg content and costs incurred subsequent to technological feasibility and prior to general release for the development of SkillSoft Dialogue and SkillView were capitalized. Course content includes courses in both the business skills and information technology skills subject areas. All courseware is deployable via the Internet or corporate intranets. The Company amortizes internally developed or purchased software/courseware, including SkillSoft Dialogue and SkillView costs, over their estimated useful lives ranging from 18 to 48 months with a weighted average useful life of 39 months. The non-compete agreement relates to terms stated in the NETg acquisition agreement and has an estimated useful life of 30 months. Trademarks and trade names relate to those acquired under the NETg and TLC acquisitions and have estimated useful lives of 24 months. The weighted average useful life for all finite-lived intangible assets is 43 months.

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Amortization expense related to the existing finite-lived intangible assets is expected to be as follows (in thousands):

Fiscal Year	Amortization Expense
2011	$3,711
2012	616

Total	$4,327

Trademarks of $0.9 million relating to Books24X7 are considered indefinite-lived and accordingly no amortization expense is recorded.

(6) Related Party Transactions

In connection with the NETg acquisition, the Company paid a special bonus of $0.5 million to one of the members of its Board of Directors for his assistance in negotiating and completing the transaction. This bonus payment is included in general and administrative expense in the accompanying statements of income for the fiscal year ended January 31, 2008.

(7) Income Taxes

Income from continuing operations before provision (benefit) for income taxes consists of the following (in thousands):

	Years Ended January 31,
	2008	2009	2010
Ireland	$6,236	$8,128	$64,540
United States	20,476	54,437	28,134
Rest of World	1,429	5,271	2,255

	$28,141	$67,836	$94,929

The provision (benefit) for income taxes consists of the following (in thousands):

	Years Ended January 31,
	2008	2009	2010
Current:
Ireland	$—	$—	$393
United States	2,966	4,884	8,343
Rest of World	580	1,323	(1,275)

	$3,546	$6,207	$7,461

Deferred:
Ireland	$—	$(5,095)	$7,611
United States	(35,206)	17,816	9,720
Rest of World	73	31	(1,231)

	$(35,133)	$12,752	$16,100

Tax provision	$(31,587)	$18,959	$23,561

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Net deferred tax assets consist of the following (in thousands):

	January 31,
	2008	2009	2010
Current:
Net operating loss carryforwards	$11,473	$24,417	$17,874
Nondeductible expenses and reserves	2,261	1,395	1,095
Interest rate swap	—	632	—
Tax credits	—	—	6,279
Intangibles	—	—	3,654

	$13,734	$26,444	$28,902

Non-current:
Net operating loss carryforwards	$95,302	$56,132	$31,808
Tax credits	2,459	3,932	—
Intangibles	8,884	12,596	13,383
Share based compensation	4,143	4,890	6,675
Nondeductible expenses and reserves	4,791	673	192
Interest rate swap	1,386	—	—

	$116,965	$78,223	$52,058

Total Current and non-current	130,699	104,667	80,960
Less—valuation allowance	(29,357)	—	(2,931)

Total current and non-current	$101,342	$104,667	$78,029

Deferred Taxes

The Company recognizes a net deferred tax asset for future benefit of tax loss and tax credit carryforwards to the extent that it is “more likely than not” that these assets will be realized. In evaluating the Company’s ability to recover these deferred tax assets, the Company considers all available positive and negative evidence, including its past operating results, the existence of cumulative income in the most recent years, changes in the business, its forecast of future taxable income and the availability of tax planning strategies. In determining future taxable income, the Company is responsible for assumptions utilized including the amount of pre-tax operating income, the reversal of temporary differences and the implementation of feasible and prudent tax planning strategies. A valuation allowance is provided when it is more likely than not that some portion or all of a deferred tax asset will not be realized. Based on results of operations for the fiscal years ended January 31, 2008, 2009 and 2010 and anticipated future profit levels, the Company believes that a portion of its deferred tax asset related to U.S. state net operating loss (NOL) carryforwards will not be realized. Accordingly, in the fiscal year ended January 31, 2010, the Company recorded, through an increase to income tax expense, approximately $0.9 million of valuation allowance on U.S. state NOL carryforwards. In the fiscal year ended January 31, 2009, the Company reversed approximately $23.1 million of valuation allowance on Irish NOL carryforwards which will more likely than not be realized in future periods. As a result, in fiscal 2009, the Company recognized the benefits of (i) $40.4 million of net operating loss carryforwards attributed to the Company’s operations in Ireland, resulting in a reduction to the provision for income taxes of $5.1 million and (ii) $149.8 million of acquired Irish net operating loss carryforwards resulting in an $18.0 million reduction to goodwill.

As of January 31, 2010, the Company has recorded a deferred tax asset in the amount of $78.0 million comprised of $25.0 million of U.S. NOL carryforwards and $32.7 million of other U.S. related net deferred tax assets,

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

$20.5 million of Irish NOL carryforwards and ($1.7) million of Irish deferred tax liabilities primarily related to intangibles; $0.3 million of tax timing differences in Canada and $1.2 million of NOL carryforwards in all other foreign tax filing jurisdictions. The Company’s deferred tax assets do not include $20.5 million of assets generated by the unrealized excess tax benefit attributable to stock options deductions. These assets, when utilized, will be recorded as a reduction to additional paid-in capital.

The Company considers the excess of its financial reporting over its tax basis in its investment in foreign subsidiaries essentially permanent in duration and as such has not recognized a deferred tax liability related to this difference. The Company has determined that it is impractical to estimate this unrecognized deferred tax liability.

A reconciliation of the Irish statutory rate to the Company’s effective tax rate is as follows:

	January 31,
	2008	2009	2010
Income tax provision at Irish statutory rate	12.5%	12.5%	12.5%
Increase (decrease) in tax resulting from:
U.S. state tax provision, net of U.S. federal benefit	6.3	4.1	3.0
Foreign rate differential, primarily U.S.	16.8	17.3	6.2
Nondeductible items	2.8	1.7	3.3
Provision to return true-ups	—	—	(0.3)
Research and development credits	—	—	(0.7)
Other	0.6	0.5	(0.2)
Change in valuation allowance	(151.2)	(8.1)	1.0

Effective tax rate	(112.2)%	28.0%	24.8%

The Company recorded a tax benefit from continuing operations in fiscal 2008 of $31.6 million, primarily related to a deferred income tax benefit of $42.6 million associated with the Company’s change in valuation allowance. For the fiscal year ended January 31, 2009, the Company recorded a tax provision of $19.0 million, influenced by a deferred income tax benefit of $5.1 million associated with the Company’s change in valuation allowance. For the fiscal year ended January 31, 2010, the Company recorded a tax provision of $23.6 million.

As of January 31, 2010, the Company has $295.5 million and $6.3 million in net operating loss and tax credit carryforwards, respectively which are available to reduce future income taxes payments, if any. Approximately $170.9 million of these carryforwards are not subject to expiration while the remainder of $124.6 million, if not utilized, will expire at various dates through the year ending January 31, 2025.

Included in the consolidated carryforward totals, are $124.5 million of U.S. federal net operating loss carryforwards $167.2 million of Irish net operating loss carryforwards and $3.8 million of net operating loss carryforwards in all other foreign tax filing jurisdictions. These NOL carryforwards represent the gross carrying value of the operating loss carryforwards.

Tax credit carryforwards of $6.3 million relate to U.S. federal taxes.

Included in the $124.5 million of U.S. federal net operating carryforwards are $68.2 million of U.S. NOL carryforwards that relate to the Company’s operations and $56.3 million of NOL carryforwards resulting from excess tax benefits of stock option exercises. The Company will realize the benefit of the stock option losses through increases to shareholders’ equity in the periods in which the losses are utilized to reduce tax payments.

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company completed several financings since its inception and has incurred ownership changes as defined under Section 382 of the Internal Revenue Code. The Company does not believe that the changes will have a material impact on its ability to use its net operating loss and tax credit carryforwards.

The Company had gross unrecognized tax benefits and related accrued interest and penalties of $5.1 million and $7.1 million at January 31, 2009 and January 31, 2010, respectively, all of which, if recognized, would affect the Company’s effective tax rate. The increase in unrecognized tax benefits, at January 31, 2010 as compared to January 31, 2009 primarily relate to tax uncertainties attributed to undistributed U.S. earnings. The Company anticipates that in the next twelve months the liability for unrecognized tax benefits for certain tax positions could decrease by as much as $0.7 million due to settlement with various tax authorities. The Company accounts for interest and penalties related to uncertain tax positions as part of its provision for federal and state income taxes. The Company had $0.6 million accrued for interest and penalties at January 31, 2010. The total amount of interest and penalties recognized in the consolidated statement of income for the fiscal year ended January 31, 2009 and January 31, 2010 was $0.5 million and $0.2 million, respectively.

The following table sets forth a reconciliation of the beginning and ending amounts of unrecognized tax benefits (in thousands):

	January 31,
	2008	2009	2010
Unrecognized tax benefits	$1,959	$5,077	$4,350
Increases for tax positions taken during the current period	201	423	1,757
(Decrease) increases for tax positions taken during a prior period	706	(9)	858
Decrease related to settlements	(576)	(14)	(272)
Decreases resulting from the expiration of statute of limitations	—	(1,127)	(128)

Unrecognized tax benefits	$2,290	$4,350	$6,565

In the normal course of business, the Company is subject to examination by taxing authorities in such major jurisdictions as Ireland, the United Kingdom, Germany, Australia, Canada and the United States. With few exceptions, the Company is no longer subject to U.S federal, state and local or non-U.S. income tax examinations for years before 2002 in these major jurisdictions.

(8) Commitments and Contingencies

(a) Leases

The Company leases its facilities and certain equipment and furniture under operating lease agreements that expire at various dates through 2023. Included in the accompanying statements of income is rent expense for leased facilities and equipment of approximately $5.4 million, $4.6 million, and $4.5 million for the fiscal years ended January 31, 2008, 2009 and 2010, respectively. For operating leases that contain predetermined fixed escalations of the minimum rent, the Company recognizes the total related rent expense on a straight-line basis over its life, with a deferred asset or liability reported on the balance sheet for the difference between expense and cash paid.

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

None of the Company’s operating leases contain contingent rent provisions. The amortization period for all leasehold improvements is the lesser of the estimated useful life of the assets or the related lease term.

Future minimum lease payments under the operating lease agreements are approximately as follows (in thousands):

	Facilities	Other	Total
Fiscal year ended January 31:
2011	$3,617	$448	$4,065
2012	2,982	193	3,175
2013	2,701	46	2,747
2014	1,532	17	1,549
2015	230	—	230

	$11,062	$704	$11,766

(b) Litigation

SEC Investigation

The Company had been the subject of a formal investigation by the United States Securities and Exchange Commission (SEC) into the events and circumstances giving rise to the 2003 restatement of SmartForce PLC’s accounts (the Restatement Investigation). On July 19, 2007, the SEC announced that three former officers and one former employee of SmartForce had settled SEC claims in connection with the Restatement Investigation. The SEC has informed the Company that the Restatement Investigation has been closed without any claim being brought against it.

In January 2007, the Boston District Office of the SEC informed the Company that it is the subject of an informal investigation concerning option granting practices at SmartForce for the period beginning April 12, 1996 through July 12, 2002 (the Option Granting Investigation). These grants were made prior to the September 6, 2002 merger with SmartForce PLC. The SEC has informed the Company that the Option Granting Investigation has been closed without any claim being brought against the Company.

Lawsuits

From time to time, the Company is a party to or may be threatened with other litigation in the ordinary course of its business. The Company regularly analyzes current information, including, as applicable, the Company’s defenses and insurance coverage and, as necessary, provides accruals for probable and estimable liabilities for the eventual disposition of these matters. The Company is not a party to any other material legal proceedings.

(c) Delinquent Foreign Filings

The Company operates in various foreign countries through subsidiaries organized in those countries. Due to the restatement of the historical SmartForce statutory financial statements, some of the subsidiaries were delayed in filing their audited financial statements and have been delayed in filing their tax returns in their respective jurisdictions. As a result, some of these foreign subsidiaries may be subject to regulatory restrictions, penalties and fines. The Company does not believe such restrictions, penalties and fines, if any, would have a material impact on the financial statements.

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(d) Guarantees

The Company’s software license arrangements and hosting services are typically warranted to perform in a manner consistent with general industry standards that are reasonably applicable and substantially in accordance with the Company’s product documentation under normal use and circumstances. The Company’s arrangements also include certain provisions for indemnifying customers against liabilities if its products or services infringe a third party’s intellectual property rights.

The Company has entered into service level agreements with some of its hosted application customers warranting certain levels of uptime reliability and permitting those customers to receive credits against monthly hosting fees or terminate their agreements in the event that the Company fails to meet those levels for an agreed upon period of time.

To date, the Company has not incurred any material costs as a result of such indemnifications or commitments and has not accrued any liabilities related to such obligations in the accompanying consolidated financial statements.

(9) Shareholders’ Equity

(a) ADS Repurchase Program

On April 8, 2008, the Company’s shareholders approved a program for the repurchase by the Company of up to an aggregate of 10,000,000 ADSs. On September 24, 2008, the Company’s shareholders approved an increase in the number of shares that may be repurchased under the program to 25,000,000 and an extension of the repurchase program, which ended on March 23, 2010. As of January 31, 2010, 9,643,037 shares remain available for repurchase, subject to certain limitations, under the shareholder approved repurchase program. The Company discontinued this repurchase program in January 2010.

During the fiscal year ended January 31, 2010, the Company repurchased a total of 4,259,648 shares for a total purchase price, including commissions, of $35.1 million. The Company retired 4,841,082 shares during the fiscal year ended January 31, 2010, including 830,802 shares repurchased in the prior fiscal year. As of January 31, 2010, 249,368 of the repurchased shares had not been retired or canceled and were held as treasury shares at cost. The Company subsequently retired these shares on February 4, 2010.

(b) Share Based Compensation

The Company currently has two share-based compensation plans, the 2001 Outside Director Option Plan (the Outside Director Plan) and the 2002 Stock Incentive Plan (the 2002 Plan), under which employees, officers, directors and consultants may be granted options to purchase the Company’s ordinary shares, generally at the market price on the date of grant.

The Plans are administered by the Compensation Committee of the Board of Directors (the Committee). Under the Outside Director Plan, all outside directors of the Company are eligible to receive option grants upon appointment to the Board of Directors and each subsequent year thereafter. All grants of options under the Outside Director Plan are automatic and nondiscretionary and are made strictly in accordance with the provisions of the plan. The exercise price of option grants under the Outside Director Plan is the closing sales price for such shares (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of grant (or for the most recent trading day). The options granted generally vest over one year and have a term of ten years.

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Under the 2002 Plan all employees, inside directors and consultants are eligible to receive incentive share options or non-statutory share options. Share purchase rights may also be granted under the plan. The options generally vest over four years and have a term of seven years. Options under the Plans generally expire not later than 30 to 90 days following termination of employment or service or twelve months following an optionees’ death or disability.

In connection with the SmartForce Merger on September 6, 2002, the Company assumed the SmartForce plans, which included the 1994 Share Option Plan (the 1994 Plan) and the 1996 Supplemental Stock Plan (the 1996 Plan).

These SmartForce Plans along with the following legacy SkillSoft plans, the Book24x7.com, Inc. 1994 Stock Option Plan (the Books Plan), 1998 Stock Incentive Plan (the 1998 Plan) and the 2001 Stock Incentive Plan (the 2001 Plan), (collectively the Previous Plans) exist solely to satisfy outstanding options previously granted under these plans.

A total of 49,672,609 shares were authorized under these plans, of which 1,969,826 shares were available for grant from the 2002 Plan and the Outside Director Plan at January 31, 2010.

All stock option activity under the Plans for the fiscal year ended January 31, 2010 is as follows:

Share Options	Shares	Exercise Price	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value (in thousands)
Outstanding, January 31, 2009	13,024,156	$0.14 – $42.88	$7.54	3.91	$16,075
Granted	160,000	0.15 – 10.48	8.11
Exercised	(464,882)	0.25 – 9.56	5.15
Forfeited	(62,917)	0.14 – 10.95	4.35
Expired	(667,419)	3.51 – 34.25	20.49

Outstanding, January 31, 2010	11,988,938	0.14 – 42.88	$6.93	3.17	$41,181

Exercisable, January 31, 2010	10,366,110	0.25 – 42.88	$7.12	3.05	$34,581

Vested and Expected to Vest, January 31, 2010(1)	11,840,750		$6.96	3.16	$40,467

Exercisable, January 31 , 2009	9,982,162	$0.25 – $42.88	$8.02

(1)	This represents the number of vested options as of January 31, 2010 plus the number of unvested options as of January 31, 2010 that are expected to vest as adjusted to reflect an estimated forfeiture rate of 15.4%. The Company recognizes expense incurred on a straight line basis. Due to the Company’s vesting schedule, expense is incurred on options that have not yet vested but which are expected to vest in a future period. The options for which expense has been incurred but have not yet vested are included above as options expected to vest.

The aggregate intrinsic value in the table above represents the total pre-tax intrinsic value (the difference between the closing price of the shares on January 31, 2010 of $9.75 and the exercise price of each in-the-money option outstanding) that would have been realized by the option holders had all option holders exercised their options on January 31, 2010.

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The weighted average grant date fair value of options granted during the fiscal ended January 31, 2010 was $3.56 per share. The total intrinsic value of options exercised during the fiscal year ended January 31, 2009 and 2010 was approximately $21.8 million and $1.8 million, respectively.

The following table summarizes certain information relating to the outstanding and exercisable options as of January 31, 2010:

	Outstanding			Exercisable
Range of Exercise Prices	Number of Shares	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
$ 0.14 – $ 3.99	883,711	2.48	$2.53	638,711	$3.44
$4.06	1,734,171	2.54	4.06	1,734,171	4.06
$ 4.07 – $ 5.99	1,107,337	3.35	5.69	970,867	5.70
$ 6.09 – $ 6.38	1,277,137	1.77	6.35	1,275,470	6.35
$6.41	4,647,556	3.84	6.41	3,547,554	6.41
$ 6.62 – $11.60	1,249,825	3.61	10.18	1,110,136	10.16
$12.10 – $34.00	1,085,201	2.86	15.42	1,085,201	15.42
$42.88	4,000	0.71	42.88	4,000	42.88

$ 0.14 – $42.88	11,988,938	3.17	$6.93	10,366,110	$7.12

The Company uses the Black-Scholes option pricing model to determine the weighted average fair value of options. The estimated fair value of employee share options is amortized to expense using the straight-line method over the vesting period. The weighted average information and assumptions used for the grants were as follows:

	Year Ended January 31,
	2008	2009	2010
Risk-free interest rates	3.25 – 4.93%	1.39 – 2.93%	0.81 – 2.47%
Expected dividend yield	—	—	—
Volatility factor	60%	39 – 56%	40 – 73%
Expected lives	4 years	2.34 – 4.0 years	2 – 4.4 years
Weighted average fair value of options granted	$4.69	$4.97	$3.56
Weighted average remaining contractual life of options outstanding	4.76 years	3.91 years	3.17 years

The Company’s assumed dividend yield of zero is based on the fact that it has never paid cash dividends and has no present intention to pay cash dividends. The expected share-price volatility assumption used by the Company has been based on a blend of implied volatility in conjunction with calculations of the Company’s historical volatility determined over a period commensurate with the expected life of its option grants. The implied volatility is based on exchange traded options of the Company’s share. The Company believes that using a blended volatility assumption will result in the best estimate of expected volatility. The assumed risk-free interest rate is the U.S. Treasury security rate with a term equal to the expected life of the option. The assumed expected life is generally 4.4 years, which is based on company-specific historical experience. With regard to the estimate of the expected life, the Company considers the exercise behavior of past grants and the pattern of aggregate exercises. The Company looked at historical option grant cancellation and termination data in order to determine its assumption of forfeiture rate, which was 15.4% as of January 31, 2010.

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

On September 8, 2009, the post-termination exercise period was extended from three to twelve months on options granted to all members of the Board of Directors from the SkillSoft Public Limited Company 2001 Outside Director Option Plan. The modification resulted in additional stock compensation expense of $0.1 million in fiscal 2010.

As of January 31, 2010, there was $5.2 million of compensation expense related to non-vested share awards that is expected to be recognized over a period of 2.67 years and a weighted-average period of 0.94 years.

Excess tax benefits (expense) from the exercise of share options, classified as a cash flow from financing activities, were $0.4, $1.5 million and $(0.1) million in fiscal years ended January 31, 2008, 2009 and 2010, respectively.

Dividends may only be declared and paid out of profits available for distribution determined in accordance with accounting principles generally accepted in Ireland and applicable Irish Company Law. On May 14, 2007, the Company entered into a Credit Agreement that contains customary negative covenants that place limitations on the distribution of income or retained earnings by the consolidated group of companies of the Company. Any dividends, if and when declared, will be declared and paid in dollars.

(c) Employee Share Purchase Plan

The Company maintains an Employee Share Purchase Plan (the Purchase Plan) pursuant to which participants are generally granted options to purchase ordinary shares on the last business day of each six-month offering period ending each September 30 and March 31 at 85% of the market price of the ADSs on the first or last trading day of each offering period, whichever is less. The purchase price for such shares is paid through payroll deductions, and the current maximum allowable payroll deduction is 20% of each eligible employee’s eligible compensation. As of January 31, 2010, there were 867,231 shares available for future issuance under the Purchase Plan. The final offering period under the Purchase Plan will end on March 31, 2010.

For shares purchased under the 2004 Employee Share Purchase Plan (ESPP), the Company uses a Black-Scholes option-pricing model, with the following assumptions. In valuing the ESPP, the Company used an assumed risk-free interest rate of 4.20% – 5.10% for fiscal 2008, 1.51% – 1.64% for fiscal 2009 and 0.21% – 0.43% for fiscal 2010. The Company also used an expected volatility factor of 37% for fiscal 2008, 40% for fiscal 2009 and 70% for fiscal 2010, and an expected life of six months, with the assumption that dividends will not be paid. The Company recorded compensation expense of approximately $1.0 million, $0.9 million and $1.0 million in the years ended January 31, 2008, 2009 and 2010, respectively, related to the ESPP.

(10) Credit Facilities

In connection with the closing of the NETg acquisition on May 14, 2007, the Company entered an Agreement (the Credit Agreement) with certain lenders (the Lenders) providing for a $225 million senior secured credit facility comprised of a $200 million term loan facility and a $25 million revolving credit facility. The term loan was used to finance the Acquisition and the revolving credit facility may be used for general corporate purposes.

The Company is required to pay the Lenders a commitment fee at a rate per annum of 0.50% on the average daily unused amount of the revolving credit facility commitments of such Lenders during the period for which payment is made, payable quarterly in arrears. The term loan is payable in 24 consecutive quarterly installments of (i) $500,000 in the case of each of the first 23 installments, on the last day of each of September, December,

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

March, and June commencing September 30, 2007 and ending on March 31, 2013, and (ii) the balance due on May 14, 2013.

The revolving credit facility terminates on May 14, 2012, at which time all outstanding borrowings under the revolving credit facility are due. The Company may optionally prepay loans under the Credit Agreement at any time, without penalty. The loans are subject to mandatory prepayment in certain circumstances. The Credit Agreement contains customary representations and warranties as well as affirmative and negative covenants. Affirmative covenants include, among others, with respect to the Company and its subsidiaries, maintenance of existence, financial and other reporting, payment of obligations, maintenance of properties and insurance, maintenance of a credit rating, and interest rate protection. Negative covenants include, among others, with respect to the Company and its subsidiaries, limitations on incurrence or guarantees of indebtedness, limitations on liens, limitations on sale and lease-back transactions, limitations on investments, limitations on mergers, consolidations, asset sales and acquisitions, limitations on dividends, share redemptions and other restricted payments, limitations on affiliate transactions, limitations on hedging transactions, and limitations on capital expenditures. The Credit Agreement also includes a leverage ratio covenant and an interest coverage ratio covenant (the ratio of the Company’s consolidated earnings before income tax, depreciation and amortization (EBITDA) to its consolidated interest expense as calculated pursuant to the Credit Agreement).

Within the definitions of the Credit Agreement, a material adverse effect shall mean a material adverse condition or material adverse change in or materially and adversely affecting (a) the business, assets, liabilities, operations or financial condition of Holdings, the Borrower and the Subsidiaries, taken as a whole, or (b) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Administrative Agent, the Collateral Agent or the Secured Parties thereunder. During the year ended January 31, 2010, no event, change or condition occurred that has caused, or could reasonably be expected to cause, a material adverse effect. As of January 31, 2010, the Company was in compliance with all other covenants under the Credit Agreement.

The Company’s obligations under the Credit Agreement are guaranteed by SkillSoft PLC, as the parent company, its domestic subsidiaries, and certain other material subsidiaries of the Company pursuant to a Guarantee and Collateral Agreement, dated May 14, 2007 (the Guarantee and Collateral Agreement), among the Company, the subsidiary guarantors thereto from time to time (the Guarantors), and the Agent on behalf of the Lenders, and in addition by certain foreign law guarantees issued by certain of the Guarantors. The loans and the other obligations of the Company under the Credit Agreement and related loan documents and the guarantee obligations of the Company and Guarantors are secured by substantially all of the tangible and intangible assets of the Company, and each Guarantor (including, without limitation, the intellectual property and the capital stock of certain subsidiaries) pursuant to the Guarantee and Collateral Agreement, and pursuant to certain foreign debentures and charges against their assets.

On July 7, 2008, the Company entered into an amendment (Amendment No. 1) to the Credit Agreement, and the related Guarantee and Collateral Agreement, dated May 14, 2007. The primary purpose of Amendment No. 1 was to expand the ability of the Company and its subsidiaries to make repurchases of the Company’s Ordinary Shares. The Company’s expanded repurchase ability under Amendment No. 1 is conditioned on the absence of an event of default and a requirement that (i) the leverage ratio shall be no greater than 2.75:1.0 as of the most recently completed fiscal quarter ending prior to the date of such repurchase and (ii) that the Company make a prepayment of the term loan under the Credit Agreement in an amount equal to the dollar amount of any such repurchase. Such term loan prepayments were not, however, required in connection with the first $24.0 million of repurchases made from and after July 7, 2008.

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Amendment No. 1 also provides for an increase in the interest rate on the term loan outstanding under the Credit Agreement and the payment of additional fees to the Lenders upon execution of Amendment No. 1. Pursuant to Amendment No. 1, the term loan will bear interest at a rate per annum equal to, at the Company’s election, (i) a base rate (3.25% at January 31, 2010) plus a margin of 2.50% (increased from 1.75%) or (ii) adjusted LIBOR (0.25% at January 31, 2010) plus a margin of 3.50% (increased from 2.75%).

In connection with the Credit Agreement and Amendment No. 1, the Company incurred debt financing costs of $5.9 million and $0.3 million, respectively, which were capitalized and are being amortized as additional interest expense over the term of the loans using the effective-interest method. The Company paid approximately $10.3 million, $11.2 million and $4.7 million in interest during the fiscal years ended January 31, 2008, 2009 and 2010, respectively. The Company recorded $0.7 million, $1.2 million and $1.1 million of amortized interest expense related to the capitalized debt financing costs during the fiscal years ended January 31, 2008, 2009 and 2010, respectively. As of January 31, 2010, total unamortized debt financing costs of $1.0 and $2.1 million are recorded within prepaid expenses and other current assets and non-current other assets respectively based on scheduled future amortization.

The Company paid $1.0 million, $75.6 million and $39.0 million against the term amount during the fiscal years ended January 31, 2008, 2009 and 2010, respectively.

The Lenders required the Company to enter into an interest rate swap agreement for at least 50% of the term loan, or $100 million, as a means of reducing the Company’s interest rate exposure. Accordingly, the Company entered into an interest rate swap agreement with an initial notional amount of $160.0 million which amortized over a period consistent with the Company’s anticipated payment schedule. The interest rate swap agreement matured on December 31, 2009.

Future scheduled minimum payments under this credit facility are as follows (in thousands):

Total
2011(1)	$865
2012	865
2013	865
2014	81,770

Total	$84,365

(1)	After announcing that it had reached an agreement on the terms of a recommended acquisition of the Company by SSI Investments, the Company made a $45.0 million voluntary prepayment of its long-term debt on February 25, 2010. The prepayment of debt was not contemplated by the Company as of January 31, 2010.

(11) Derivative Instruments and Hedging Agreements

The Company is exposed to certain risk arising from both its business operations and economic conditions. The Company principally manages its exposures to a wide variety of business and operational risks through management of its core business activities. The Company manages financial risks, including interest rate, liquidity, and credit risk primarily by managing the amount, sources, and duration of its debt funding as well as the use of a derivative financial instrument. Specifically, the Company entered into a derivative financial instrument to manage exposure related to a portion of the Company’s borrowings which bear variable floating

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

rate interest. The Company’s derivative financial instrument was used to manage differences in the amount, timing, and duration of the Company’s known or expected cash receipts and its known or expected cash payments principally related to a portion of the Company’s borrowings.

Cash Flow Hedges of Interest Rate Risk

The Company’s objectives in using interest rate derivatives are to add stability to interest expense and to manage its exposure to interest rate movements. To accomplish these objectives, the Company primarily uses interest rate swaps as part of its interest rate risk management strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts from a counterparty in exchange for the Company making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount.

The Company assesses the effectiveness of each hedging relationship by using a regression analysis of the changes in fair value or cash flows of the derivative hedging instrument and the changes in fair value or cash flows of the designated hedged item or transaction. The effective portion of changes in the fair value of derivatives designated as and that qualify as cash flow hedges is recorded in Accumulated Other Comprehensive Income and is subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings. During the twelve months ended January 31, 2010, such derivatives were used to hedge the variable cash flows associated with existing variable-rate debt. The ineffective portion of the change in fair value of the derivatives is recognized directly in earnings. No hedge ineffectiveness on cash flow hedges was recognized during the year ended January 31, 2010.

Amounts reported in accumulated other comprehensive income related to derivatives will be reclassified to interest expense as interest payments are made on the Company’s variable-rate debt. The interest rate swap held by the Company matured on December 31, 2009. As of January 31, 2010, the Company had no interest rate derivatives that were designated as cash flow hedges of interest rate risk.

The following table summarizes the location of the fair value of the Company’s derivative instruments within the condensed consolidated balance sheets (in thousands):

	Balance Sheet Location	January 31, 2009	January 31, 2010
Liabilities:
Derivative instruments designated as a cash flow instruments:
Interest rate swap contracts	Accrued expenses	$1,581	$—

The tables below present the effect of the Company’s derivative financial instruments on the Consolidated Statement of Income (in thousands):

	Amount of Gain (Loss) Recognized in OCI	Amount of Gain (Loss) Reclassified from AOCI into Net Income	Location of Gain (Loss) Reclassified from AOCI into Net Income
January 31, 2010:
Interest rate swap contracts	$(132)	$(1,713)	Interest Expense

Total	$(132)	$(1,713)

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(12) Employee Benefit Plan

The Company has a 401(k) plan covering all US-based employees of the Company who have met certain eligibility requirements. Under the terms of the 401(k) plan, the employees may elect to make tax-deferred contributions to the 401(k) plan. In addition, the Company may match employee contributions, as determined by the Board of Directors of SkillSoft Corporation, and may make a discretionary contribution to the 401(k) plan. Under this plan, contributions of approximately $1.0 million, $1.0 million and $0.9 million were made for the fiscal years ended January 31, 2008, 2009 and 2010, respectively.

(13) Disclosures About Segments of an Enterprise

Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The Company’s chief operating decision makers are the Chief Executive Officer, Chief Financial Officer and the Chief Operating Officer. The Company views its operations and manages its business as one segment, providing multi-modal, on-demand e-learning and performance support solutions for global enterprises, government, education and small to medium-sized businesses.

Geographical Reporting

The Company attributes revenue to different geographical areas on the basis of the location of the customer.

Revenues by geographic area are as follows (in thousands):

	Year Ended January 31,
	2008	2009	2010
Revenue:
United States	$217,670	$243,967	$237,072

United Kingdom	33,082	44,681	36,918
Canada	11,090	12,646	12,523
Europe, excluding UK	3,538	7,056	8,950
Australia/New Zealand	12,640	14,019	12,959
Other (Countries less than 5% individually, by region)	3,203	6,125	6,546

All Foreign Locations	63,553	84,527	77,896

Total revenues	$281,223	$328,494	$314,968

Long-lived tangible assets at international locations are not significant for each of the three years presented.

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(14) Other Assets

Other assets in the accompanying consolidated balance sheets consist of the following (in thousands):

	Year Ended January 31,
	2008	2009	2010
Debt financing cost—long term (See Note 10)	$4,126	$3,211	$2,148
Deferred charge—long term	3,507	—	7,451
Other	97	149	236

Total other assets	$7,730	$3,360	$9,835

(15) Accrued Expenses—Current

Accrued expenses in the accompanying consolidated balance sheets consist of the following (in thousands):

	Year Ended January 31,
	2008	2009	2010
Professional fees	$5,308	$4,237	$2,921
Sales tax payable/VAT payable	4,366	3,806	4,933
Accrued royalties	6,892	1,650	1,810
Interest rate swap liability	—	1,581	—
Accrued tax	1,583	854	1,082
Other accrued liabilities	12,941	11,632	12,353

Total accrued expenses	$29,507	$23,760	$23,099

(16) Other Long Term Liabilities

Other long term liabilities in the accompanying consolidated balance sheets consist of the following (in thousands):

	Year Ended January 31,
	2008	2009	2010
Merger accrual—long term	$2,914	$1,189	$—
Uncertain tax positions including interest and penalties—long term	2,569	1,714	4,152
Interest rate swap liability	3,467	—	—
Other	259	318	280

Total other long-term liabilities	$9,209	$3,221	$4,432

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(17) Fair Value of Financial Instruments

Financial instruments consist mainly of cash and cash equivalents, derivative financial instrument contracts, investments, restricted cash, accounts receivable and debt. The Company determines fair value for short-term investments based on quoted market values. The carrying amount of accounts receivable is net of an allowance for doubtful accounts, which is based on historical collections and known credit risks. The Company believes the fair value of its variable rate debt approximates its carrying value based on comparable market terms and conditions.

The following table summarizes the Company’s fair value hierarchy for its financial assets and liabilities measured at fair value as of January 31, 2010 (in thousands):

	January 31, 2010	Quoted Prices in Active Markets for Identical Assets— Level 1	Significant Other Observable Inputs— Level 2	Significant Unobservable Inputs— Level 3
Financial Assets:
Cash equivalents(1)	$361	$361	$—	$—
Available for sale securities(2)	$3,559	$1,909	$1,650	$—

(1)	Consists of high-grade commercial paper and corporate debt securities with original and remaining maturities of less than 90 days.
(2)	Consists of high-grade commercial paper, certificates of deposit and treasury bills with original maturities of 90 days or more and remaining maturities of less than 365 days.

(18) Property and Equipment

Property and equipment consists of the following (in thousands):

	Year Ended January 31,
	2008	2009	2010
Computer equipment	$38,983	$43,399	$36,103
Furniture and fixtures	2,902	2,442	1,849
Leasehold improvements	1,765	1,791	1,479
Construction in process	—	—	249

	43,650	47,632	39,680
Less accumulated depreciation and amortization	(36,440)	(39,971)	(33,392)

	$7,210	$7,661	$6,288

Depreciation and amortization expense related to property and equipment was $6.9 million, $5.3 million and $4.6 million for the years ended January 31, 2008, 2009 and 2010, respectively. Disposals of fully depreciated property and equipment assets were $0.2 million, $0.7 million and $11.6 million for the years ended January 31, 2008, 2009 and 2010, respectively.

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(19) Valuation & Qualifying Accounts

Allowance for Doubtful Accounts (amounts in thousands)

	Balance at Beginning of Period	Net provision added/(credited without utilization)	Write-offs	Balance at End of Period
Year ended January 31, 2008	$206	$242	$(2)	$446
Year ended January 31, 2009	$446	$25	$(80)	$391
Year ended January 31, 2010	$391	$85	$(107)	$369

Valuation Allowance on Deferred Tax Assets (amounts in thousands)

	Balance at Beginning of Period	Charged to Costs and Expenses	Charged to Goodwill	Write Down of Fully Valued Assets	Deductions	Balance at End of Period
Year ended January 31, 2008	$124,789	$16,592	$(54,471)	$—	$(57,553)	$29,357
Year ended January 31, 2009	29,357	489	(18,029)	(4,068)	(7,749)	—
Year ended January 31, 2010	—	2,931	—	—	—	2,931

(20) Concentration of Suppliers

The Company relies on a limited number of independent third parties to provide educational content for a majority of the courses based on learning objectives and specific instructional design templates that the Company provides to them. The failure to maintain or expand the current development alliances or enter into new development alliances could adversely affect the Company’s operating results and financial condition.

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(21) Quarterly Statement of Operation Information

Quarterly Operating Results for Fiscal Years Ended January 31, 2010, 2009 and 2008 (unaudited)

The following table sets forth, for the periods indicated, certain financial data of SkillSoft PLC

	Q1 2010		Q2 2010	Q3 2010		Q4 2010
Revenues	$76,439		$78,926	$80,402		$79,201
Gross Profit	68,934		71,370	73,525		71,575

Income from continuing operations	18,779		17,171	19,630		15,788
Net income	$18,779		$17,171	$19,630		$15,788

Net income per share:
Basic net income per share	$0.19		$0.18	$0.21		$0.17

Diluted net income per share	$0.19		$0.17	$0.20		$0.16

	Q1 2009		Q2 2009	Q3 2009		Q4 2009
Revenues	$81,643		$83,332	$83,064		$80,455
Gross Profit	71,095		71,762	72,000		72,443

Income from continuing operations	7,166		10,815	12,066		18,829
Net income	$7,073		$12,882	$12,029		$18,804

Net income per share:
Basic net income per share—continuing operations	$0.07		$0.10	$0.12		$0.19
Basic net income per share—discontinued operations	0.00		0.02	0.00		0.00

	$0.07		$0.12	$0.12		$0.19

Diluted net income per share—continuing operations	$0.07		$0.10	$0.11		$0.18
Diluted net income per share—discontinued operations	0.00		0.02	0.00		0.00

	$0.06	†	$0.12	$0.11		$0.18

	Q1 2008		Q2 2008	Q3 2008		Q4 2008
Revenues	$57,140		$71,469	$75,124		$77,490
Gross Profit	50,114		61,007	65,102		66,941
Income from continuing operations	7,489		11,864	6,176		34,200

Net income	$7,489		$12,388	$5,825		$34,297

Basic—continuing operations	$0.07		$0.11	$0.06		$0.33
Basic—discontinued operations	—		0.01	0.00		0.00

	$0.07		$0.12	$0.06		$0.33

Diluted—continuing operations	$0.07		$0.11	$0.06		$0.31
Diluted—discontinued operations	—		0.00	0.00		0.00

	$0.07		$0.11	$0.05	†	$0.31

†	Does not add due to rounding.

PART VIII—ADDITIONAL INFORMATION

1.	RESPONSIBILITY

1.1	The directors of SkillSoft (whose names are set out in paragraph 2 of this Part VIII (Additional Information) accept responsibility for the information contained in this document, other than that relating to SSI Investments, Berkshire, Advent, Bain Capital Partners, the Investor Group, Stockbridge, Stockbridge Partners, their respective associates and the directors of SSI Investments and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of SkillSoft (who have taken all reasonable care to ensure such is the case), the information contained in this document for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

1.2	The directors of SSI Investments (whose names are set out in paragraph 2 of Part VI (Information on SSI Investments and the Investor Group, respectively, of this document) accept responsibility for the information contained in this document relating to SSI Investments, Berkshire, Advent, Bain Capital Partners, the Investor Group, Stockbridge, Stockbridge Partners, their respective associates and the directors of SSI Investments and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of SSI Investments (who have taken all reasonable care to ensure that such is the case), the information contained in this document for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

2.	DIRECTORS AND REGISTERED OFFICE

The names of the directors of SkillSoft and their respective functions are as follows:

Charles E. Moran	Chief Executive Officer and Chairman
James S. Krzywicki	Non-Executive Director
Dr. Ferdinand von Prondzynski	Non-Executive Director
P. Howard Edelstein	Non-Executive Director
William F. Meagher, Jr.	Non-Executive Director
William J. Boyce	Non-Executive Director

The registered office of SkillSoft is Belfield Office Park, Clonskeagh, Dublin 4, Ireland.

3.	MARKET QUOTATIONS

The following table shows the Closing Price of a SkillSoft ADS as derived from NASDAQ on the first dealing day in each of the six calendar months prior to the date of this document, on 11 February 2010 (the last Business Day prior to the commencement of the Offer Period) and at the close of business on the Latest Practicable Date or the last dealing day prior to the Latest Practicable Date on which NASDAQ was open for trading:

Date	NASDAQ Closing Price
1 April 2010	US$11.10
1 March 2010	US$11.15
11 February 2010	US$9.76
1 February 2010	US$9.79
4 January 2010	US$10.65
1 December 2009	US$9.95
2 November 2009	US$9.40

4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as at the Latest Practicable Date, with respect to the beneficial ownership of SkillSoft ADSs by:

•	each person or entity known by SkillSoft to beneficially own more than five per cent. of SkillSoft’s Shares;

•	each director of SkillSoft;

•	each executive officer of SkillSoft; and

•	all directors and executive officers of SkillSoft as a group.

The number of ADSs beneficially owned by each 5% shareholder, director or executive officer is determined under rules of the SEC. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any ADSs which the individual has the right to acquire on or before 1 June 2010 through the exercise of share options, and any reference in the footnotes to this table to shares subject to share options refers only to share options that are so exercisable. For purposes of computing the percentage of outstanding ADSs held by each person or entity in this paragraph 4, any shares which that person or entity has the right to acquire on or before 1 June 2010 are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

As at the Latest Practicable Date, SkillSoft had 95,320,997 SkillSoft Shares outstanding. The 5% shareholders, directors and executive officers identified in the following table hold their respective shares of SkillSoft outstanding securities in the form of ADSs.

	Amount and Nature of Beneficial Ownership
	SkillSoft ADSs Beneficially Owned	Percent. Beneficially Owned
Name and Address of Beneficial Owner(1)
5% Shareholders
Columbia Wanger Asset Management, L.P.(2)	20,489,000	21.5
Wells Fargo & Company(3)	8,982,053	9.4
SMALLCAP World Fund, Inc.(4)	6,289,000	6.6
Capital World Investors(5)	5,850,000	6.1

Directors
Charles E. Moran(6)	2,671,721	2.7
Dr. Ferdinand von Prondzynski(7)	105,010	*
P. Howard Edelstein(8)	105,000	*
William F. Meagher, Jr.(9)	98,500	*
James S. Krzywicki(10)	95,000	*
William J. Boyce(11)	16,667	*

Other named Executive Officers
Thomas J. McDonald(12)	1,527,258	1.6
Jerald A. Nine, Jr.(13)	1,197,394	1.2
Mark A. Townsend(14)	1,084,251	1.1
Colm M. Darcy(15)	239,222	*
Anthony P. Amato(16)	144,062	*
All current directors and executive officers as a group (11 persons)(17)	7,284,085	7.1

*	Less than 1 per cent.

(1)	Except as otherwise noted, the address of each person listed in the table above is c/o SkillSoft Public Limited Company, 107 Northeastern Boulevard, Nashua, New Hampshire 03062, USA.
(2)	Columbia Wanger Asset Management, L.P. (“Columbia”) is an investment advisor in accordance with Rule 13d-1(b)(1)(ii)(E) under the Exchange Act. The SkillSoft ADSs reported include the SkillSoft ADSs held by Columbia Acorn Trust (“Acorn”), a Massachusetts business trust that is a discretionary client of Columbia. The address of Columbia is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.
(3)	On 3 February 2010, Wells Fargo & Company (“Wells Fargo”) filed Amendment No. 2 to Schedule 13G with the SEC reporting beneficial ownership with respect to 8,982,053 SkillSoft ADSs, consisting of 6,010,957 SkillSoft ADSs for which Wells Fargo has sole voting power, 8,795,669 SkillSoft ADSs for which Wells Fargo has sole dispositive power and 16,948 SkillSoft ADSs for which Wells Fargo has shared dispositive power. This information is reported in reliance on such filing. Wells Fargo is a holding company in accordance with Rule 13d-1(b)(1)(ii) under the Exchange Act. The shares reported include the shares held by Wells Capital Management Incorporated (“Wells Capital”), a subsidiary of Wells Fargo. Wells Capital holds 8,076,510 SkillSoft ADSs, consisting of 2,231,319 SkillSoft ADSs for which Wells Capital has sole voting power and 8,076,510 SkillSoft ADSs for which it has sole dispositive power. The address of Wells Fargo is 420 Montgomery Street, San Francisco, California 94104.
(4)	On 12 February 2010, SMALLCAP World Fund, Inc. (“SCWF”) filed Amendment No. 1 to Schedule 13G with the SEC reporting beneficial ownership with respect to 6,289,000 SkillSoft ADSs for which SCWF has sole voting power. This information is reported in reliance on such filing. SCWF is an investment company registered under the Investment Company Act of 1940 of the United States and is advised by Capital Research and Management Company. The address of SCWF is 333 South Hope Street, Los Angeles, California 90071.
(5)	On 11 February 2010, Capital World Investors (“Capital World”), a division of Capital Research and Management Company, filed Amendment No. 2 to Schedule 13G with the SEC reporting beneficial ownership with respect to 5,850,000 SkillSoft ADSs for which Capital World has sole voting and sole dispositive power. This information is reported in reliance on such filing. Capital World is deemed to be the beneficial owner of 5,850,000 SkillSoft ADSs as a result of Capital Research Management Company acting as investment advisor to various investment companies. The address of Capital World is 333 South Hope Street, Los Angeles, California 90071.
(6)	Represents 2,662,990 ADSs issuable upon exercise of share options held by Mr. Moran, 11 ADSs held by Mr. Moran’s wife, 6,353 ADSs beneficially owned by Mr. Moran’s wife, as trustee of the Susan M. Moran Revocable Trust, and 2,367 ADSs held in a family trust, of which Mr. Moran is a trustee.
(7)	Includes 105,000 ADSs issuable upon exercise of share options held by Dr. von Prondzynski.
(8)	Represents 105,000 ADSs issuable upon exercise of share options held by Mr. Edelstein.
(9)	Includes 95,000 ADSs issuable upon exercise of share options held by Mr. Meagher.
(10)	Represents 95,000 ADSs issuable upon exercise of share options held by Mr. Krzywicki.
(11)	Represents 16,667 ADSs issuable upon exercise of share options held by Mr. Boyce.
(12)	Includes 1,522,031 ADSs issuable upon exercise of share options held by Mr. McDonald, 1,953 ADSs beneficially owned by Mr. McDonald’s wife, as trustee for the benefit of Mr. McDonald’s family, and 1,953 ADSs owned by Mr. McDonald’s daughter. Mr. McDonald disclaims beneficial ownership of the shares held in trust and by his daughter.
(13)	Includes 1,103,359 ADSs issuable upon exercise of share options held by Mr. Nine and 43,714 ADSs held by Mr. Nine’s wife, as trustee of the Kimberly M. Nine Revocable Trust. Mr. Nine disclaims beneficial ownership of the ADSs held in trust.
(14)	Includes 962,556 ADSs issuable upon exercise of share options held by Mr. Townsend and 57,050 ADSs beneficially owned by Mr. Townsend’s wife, as trustee of the MCM Trust and 11,837 ADSs beneficially owned by Mr. Townsend as trustee of the Mark A. Townsend Family Trust.
(15)	Represents 239,222 ADSs issuable upon exercise of share options held by Mr. Darcy.
(16)	Represents 144,062 ADSs issuable upon exercise of share options held by Mr. Amato.
(17)	Includes 7,050,887 ADSs issuable upon exercise of share options by all current directors and officers as a group.

5.	SHAREHOLDINGS AND DEALINGS

5.1	Definitions

For the purposes of this paragraph 5:

(i)	Two or more persons are deemed to be acting in concert if they co-operate on the basis of an agreement, either express or tacit, either oral or written, aimed at:

(a)	either:

(i)	the acquisition by any one or more of them of securities in the relevant company concerned; or

(ii)	the doing, or the procuring of the doing, of any act that will or may result in an increase in the proportion of securities in the relevant company concerned held by any one or more of them; or

(b)	either:

(i)	acquiring control of the relevant company concerned; or

(ii)	frustrating the successful outcome of an offer made for the purpose of the acquisition of control of the relevant company concerned;

and ‘acting in concert’ shall be construed accordingly;

(ii)	arrangement includes any indemnity or option arrangement and any agreement or understanding, formal or informal, of whatever nature, between two or more persons relating to relevant securities which may be an inducement to deal or refrain from dealing;

(iii)	associate of a company (being for the purposes of this definition either SkillSoft or SSI Investments or any member of the Investor Group) means:

(a)	that company’s holding company, subsidiaries, fellow subsidiaries and their associated companies and companies of which any such companies are associated companies (for this purpose, ownership or control of 20 per cent or more of the equity share capital of a company is regarded as the test of associated company status);

(b)	that company’s connected advisors and persons controlling, controlled by or under the same control as such connected advisors;

(c)	the SkillSoft Directors or the SSI Investments Directors or the Investor Group Directors, as appropriate, and the directors of any company covered in (a) above (together in each case, with their spouse, close relatives and trustees of related trusts) and companies controlled by one of more such directors, their spouse, close relatives and trustees of related trusts;

(d)	a trustee of any pension scheme (other than an industry-wide scheme) in which that company or any company covered in (a) above participates;

(e)	a collective investment scheme or other person the investments of which that company or any associate of that company manages on a discretionary basis, in respect of the relevant investment accounts;

(f)	a person interested in, or together with one or more persons acting in concert with that person, interested in, 5% or more of any class of relevant securities of that company;

(g)	a party to an arrangement with that company or an associate of that company in respect of relevant securities;

(h)	a person with a material business relationship with that company;

(i)	a person (not covered by paragraphs (a) to (h) above) which is interested or deals in relevant securities of that company and has, in addition to that person’s normal interest as an investor in securities, an interest or potential interest, whether commercial, financial or personal, in the outcome of the Revised Acquisition and/or the Scheme;

(iv)	connected advisor means a bank or financial or other professional advisor (including a stockbroker) which is acting in relation to the Revised Acquisition and/or the Scheme for the company (being for the purposes of this definition either SkillSoft or SSI Investments or the Investor Group) or for an associate of the company described in (a) of the definition of “associate” above (excluding a bank which is only providing normal commercial banking services or activities such as cash confirmation, the handling of acceptances and other registration work and excluding exempt market makers and exempt fund managers), provided that, in the case of an advisor which is a partnership, only partners and professional staff actively engaged in relation to the Revised Acquisition and/or the Scheme or who are customarily engaged in the affairs of the relevant client or who have engaged in these offices within two years prior to the start of the Offer Period shall be deemed associates of the company;

(v)	control means the holding, whether directly or indirectly, of securities in a company that confer in aggregate 30 per cent. or more of the voting rights in that company;

(vi)	derivative includes any financial product whose value, in whole or in part, is determined directly or indirectly by reference to the price of an underlying security;

(vii)	disclosure date means 2 April 2010, being the latest practicable date before the posting of this document;

(viii)	disclosure period means the period commencing on 12 February 2009 (being the date 12 months before the commencement of the Offer Period) and ending on the disclosure date;

(ix)	exempt fund manager means a discretionary fund manager which has been recognised by the Irish Takeover Panel as an exempt fund manager for the purposes of the Takeover Rules, has been notified in writing of that fact by the Irish Takeover Panel and has not been notified by the Takeover Panel of the withdrawal of such recognition;

(x)	exempt market maker means a person who, in relation to the securities concerned, is registered as a market-maker in those securities with the London Stock Exchange or is accepted by the Panel as a market-maker in those securities and who, in either case, has been recognised by the Panel as an exempt market-maker for the purposes of the Takeover Rules, has been notified in writing of that fact by the Panel and has not been notified by the Panel of the withdrawal of such recognition;

(xi)	interest in or interested in a relevant security means:

(a)	for the purpose of determining whether a person has an “interest in a relevant security” or is “interested in a relevant security”:

(i)	that person shall be deemed to have an “interest”, or to be “interested”, in a relevant security if and only if he or she has a long position in that security; and

(ii)	a person who has only a short position in a relevant security shall be deemed not to have an interest, nor to be interested, in that security;

(b)

(i)	A person shall be deemed to have a long position in a relevant security for the purposes of paragraph (a) if he or she directly or indirectly:

(1)	owns that security; or

(2)	has the right or option to acquire that security or to call for its delivery; or

(3)	is under an obligation to take delivery of that security; or

(4)	has the right to exercise or control the exercise of the voting rights (if any) attaching to that security,

or to the extent that none of sub-paragraphs (1) to (4) above applies to that person, if he or she:

(5)	will be economically advantaged if the price of that security increases; or

(6)	will be economically disadvantaged if the price of that security decreases, irrespective of:

(A)	how any such ownership, right, option, obligation, advantage or disadvantage arises and including, for the avoidance of doubt and without limitation, where it arises by virtue of an agreement to purchase, option or derivative; or

(B)	whether any such ownership, right, option, obligation, advantage or disadvantage is absolute or conditional and, where applicable, whether it is in the money or otherwise,

provided that a person who has received an irrevocable commitment to accept an offer (or to procure that another person accept an offer) shall not, by virtue only of sub-paragraph (2) or (3) above, be treated as having an interest in the Relevant Securities that are the subject of the irrevocable commitment;

(ii)	A person shall be deemed to have a short position in a relevant security for the purposes of paragraph (a) if he or she directly or indirectly:

(1)	has the right or option to dispose of that security or to put it to another person; or

(2)	is under an obligation to deliver that security to another person; or

(3)	is under an obligation either to permit another person to exercise the voting rights (if any) attaching to that security or to procure that such voting rights are exercised in accordance with the directions of another person, or to the extent that none of sub-paragraphs (1) to (3) above applies to that person if he or she:

(4)	will be economically advantaged if the price of that security decreases; or

(5)	will be economically disadvantaged if the price of that security increases, irrespective of:

(A)	how any such right, option, obligation, advantage or disadvantage arises and including, for the avoidance of doubt and without limitation, where it arises by virtue of an agreement to sell, option or derivative; or

(B)	whether any such right, option, obligation, advantage or disadvantage is absolute or conditional and, where applicable, whether it is in the money or otherwise;

(xii)	relevant period means the period commencing on 12 February 2010 and ending on the disclosure date;

(xiii)	relevant securities means relevant SSI Investments securities or relevant SkillSoft securities, as appropriate, and relevant security shall be construed accordingly;

(xiv)	relevant SkillSoft securities, in relation to SkillSoft, shall have the meaning assigned by Rule 2.1 of Part A of the Takeover Rules, meaning:

(a)	securities of SkillSoft which are the subject of the Scheme or the Revised Acquisition or which confer voting rights;

(b)	equity share capital of SkillSoft; and

(c)	securities or any other instruments of SkillSoft conferring on their holders rights to convert into or to subscribe for any new securities of the foregoing categories; and

(xv)	relevant SSI Investments securities, in relation to SSI Investments, shall have the meaning assigned by Rule 2.1 of Part A of the Takeover Rules, meaning:

(a)	equity share capital of SSI Investments; and

(b)	securities or any other instruments of SSI Investments conferring on their holders rights to convert into or to subscribe for equity share capital of SSI Investments,

and references to “relevant SSI Investments securities” shall include references to securities of any holding company of SSI Investments and to options (including traded options) in respect of, and derivatives referenced to, any securities of any such holding company.

5.2	Interests and short positions in relevant SkillSoft securities

(i)	As at the close of business on the disclosure date, the SkillSoft Directors (including persons connected with them (within the meaning of the Irish Companies Act 1990)) were interested in the following relevant SkillSoft securities (excluding SkillSoft Options, which are disclosed in paragraph 5.2(ii) below):

Name	Number of SkillSoft Shares and/or SkillSoft ADSs	Nature of Interest
Charles E. Moran	8,731 SkillSoft ADSs*	Beneficial
William F. Meagher, Jr.	3,500 SkillSoft ADSs	Beneficial
Dr. Ferdinand von Prondzynski	10 SkillSoft ADSs	Beneficial

*	11 SkillSoft ADSs are beneficially held by Mr. Moran’s wife, Susan Moran. Susan Moran is also the registered holder of 6,353 SkillSoft ADSs, which she holds as trustee of the Susan M. Moran Revocable Trust. 2,367 SkillSoft ADSs are beneficially held by a family trust, of which Mr. Moran is a trustee.

(ii)	As at the close of business on the disclosure date, the following options over or awards of SkillSoft Shares have been granted to the following SkillSoft Directors (including persons connected with them within the meaning of the Irish Companies Act 1990) under the SkillSoft Share Option Plans and remain outstanding:

Name	Number of SkillSoft Shares under Option	Exercise Price per SkillSoft Share		Expiry Date
William J. Boyce	50,000	US$	4.97	11/03/19
	20,000	US$	10.48	1/01/20

P. Howard Edelstein	25,000	US$	4.25	6/09/12
	10,000	US$	8.65	01/01/14
	10,000	US$	5.65	1/01/15
	10,000	US$	5.50	1/01/16
	10,000	US$	6.21	1/01/17
	20,000	US$	9.56	1/01/18
	20,000	US$	7.14	1/01/19
	20,000	US$	10.48	1/01/20

James S. Krzywicki	25,000	US$	27.81	17/04/11
	10,000	US$	24.80	1/01/12
	10,000	US$	8.65	1/01/14
	10,000	US$	6.21	1/01/17
	20,000	US$	9.56	1/01/18
	20,000	US$	7.14	1/01/19
	20,000	US$	10.48	1/01/20

William F. Meagher, Jr.	25,000	US$	10.75	04/03/14
	10,000	US$	5.65	1/01/15
	10,000	US$	5.50	1/01/16
	10,000	US$	6.21	1/01/17
	20,000	US$	9.56	1/01/18
	20,000	US$	7.14	1/01/19
	20,000	US$	10.48	1/01/20

Name	Number of SkillSoft Shares under Option	Exercise Price per SkillSoft Share		Expiry Date
Charles E. Moran	710,219	US$	6.36	27/09/11
	244,438	US$	4.06	16/08/12
	2,000,000	US$	6.41	5/12/13

Dr. Ferdinand von Prondzynski	25,000	US$	20.68	26/11/11
	10,000	US$	8.65	1/01/14
	10,000	US$	5.65	1/01/15
	10,000	US$	5.50	1/01/16
	10,000	US$	6.21	1/01/17
	20,000	US$	9.56	1/01/18
	20,000	US$	7.14	1/01/19
	20,000	US$	10.48	1/01/20

(iii)	Save as disclosed in paragraphs 5.2(i) and 5.2(ii) above, as at the close of business on the disclosure date, no SkillSoft Director (including persons connected with them (within the meaning of the Companies Act 1990)) was interested, or held any short positions, in any relevant SkillSoft securities.

(iv)	As at the close of business on the disclosure date, associates of SkillSoft (by virtue of paragraph (a) of the definition of associate) were interested in the following relevant SkillSoft securities:

Name	Number of SkillSoft Shares and/or SkillSoft ADSs
Columbia Wanger Asset Management, L.P.	20,489,000 SkillSoft ADSs

(v)	Save as disclosed in paragraph 5.2(iv) above, as at the close of business on the disclosure date, no associate of SkillSoft (by virtue of paragraph (a) of the definition of associate) was interested, or held any short positions, in any relevant SkillSoft securities.

(vi)	As at the close of business on the disclosure date, persons who have given irrevocable undertakings to SSI Investments to vote in favour of the Scheme and the Revised Acquisition (other than SkillSoft Directors (and persons connected with them (within the meaning of the Irish Companies Act 1990)) whose holdings are described at paragraph 5.2(i) above, Stockbridge and Stockbridge Partners whose holdings are described at paragraph 5.2(xxviii) below and Columbia whose holdings are described at paragraph 5.2(iv) above) were interested in the following relevant SkillSoft securities:

Name	Number of SkillSoft Shares and/or SkillSoft ADSs
Gregory J. Porto	1,009 SkillSoft Shares 7,969 SkillSoft ADSs*

*	Held jointly with Mr. Porto’s wife.

(vii)	As at the close of business on the disclosure date, the following options over or awards of SkillSoft Shares have been granted to persons who have given irrevocable undertakings to SSI Investments to vote in favour of the Scheme and the Revised Acquisition (other than SkillSoft Directors whose SkillSoft Options are described at paragraph 5.2(ii) above) under the SkillSoft Share Option Plans and remain outstanding:

Name	Number of SkillSoft Shares under Option	Exercise Price Per SkillSoft Share		Expiry Date
Gregory J. Porto	30,000	US$	19.06	5/04/2011
	35,000	US$	5.55	8/05/2012
	52,500	US$	3.37	15/08/2012
	45,000	US$	5.99	12/06/2013
	40,000	US$	12.50	21/04/2014

(viii)	As at the close of business on the disclosure date, the trustees of a pension scheme (other than an industry-wide scheme) in which SkillSoft or any subsidiary of SkillSoft participates were interested in the following relevant SkillSoft securities:

Name	Number of SkillSoft Shares and/or SkillSoft ADSs
Catherine McCarthy	2,451 SkillSoft ADSs

(ix)	As at the close of business on the disclosure date, the following options over or awards of SkillSoft Shares have been granted to the trustees of a pension scheme (other than an industry-wide scheme) in which SkillSoft or any subsidiary of SkillSoft participates under the SkillSoft Share Option Plans and remain outstanding:

Name	Number of SkillSoft Shares under Option	Exercise Price Per SkillSoft Share		Expiry Date
Anthony P. Amato	72,635	US$	3.66	27/05/2013
	2,365	US$	3.66	27/05/2013
	25,000	US$	12.50	21/04/2014
	45,000	US$	5.99	12/06/2013

Catherine McCarthy	20,000	US$	19.0625	5/04/2011
	10,000	US$	12.50	21/04/2011
	3,334	US$	5.99	12/06/2013

Elaine Walsh	1,875	US$	5.99	12/06/2013

(x)	Save as disclosed in paragraphs 5.2(viii) and 5.2(ix) above, as at the close of business on the disclosure date, no trustee of any pension scheme (other than an industry-wide scheme) in which SkillSoft or any subsidiary of SkillSoft participates was interested, or held any short positions, in any relevant SkillSoft securities.

(xi)	As at the close of business on the disclosure date, Credit Suisse (financial advisor to SkillSoft) and persons (other than exempt market makers and exempt fund managers) controlling, controlled by or under the same control as Credit Suisse, were interested in the following relevant SkillSoft securities:

Name	Number of SkillSoft Shares and/or SkillSoft ADSs
Credit Suisse Securities (USA) LLC	24,750 SkillSoft ADSs
Credit Suisse Capital LLC	26,200 SkillSoft ADSs

(xii)	Save as disclosed in paragraph 5.2(xi) above, as at the close of business on the disclosure date, neither Credit Suisse (financial advisor to SkillSoft) nor any person (other than an exempt market maker or an exempt fund manager) controlling, controlled by or under the same control as Credit Suisse, was interested, or held any short positions, in any relevant SkillSoft securities.

(xiii)	As at the close of business on the disclosure date, no partner or member of the professional staff of Ernst & Young (SkillSoft’s auditor) who is actively engaged in relation to the Scheme or who is customarily engaged in the affairs of SkillSoft or who has been engaged in those affairs since 12 February 2008 was interested, or held any short positions, in any relevant SkillSoft securities.

(xiv)	As at the close of business on the disclosure date, no partner or member of the professional staff of William Fry (Irish legal advisor to SkillSoft) who is actively engaged in relation to the Scheme or who is customarily engaged in the affairs of SkillSoft or who has been engaged in those affairs since 12 February 2008 was interested, or held any short positions, in any relevant SkillSoft securities.

(xv)	As at the close of business on the disclosure date, no partner or member of the professional staff of Wilmer Cutler Pickering Hale and Dorr LLP (US legal advisor to SkillSoft) who is actively engaged in relation to the Scheme or who is customarily engaged in the affairs of SkillSoft or who has been engaged in those affairs since 12 February 2008, was interested, or held any short positions, in any relevant SkillSoft securities.

(xvi)	As at the close of business on the disclosure date, neither Georgeson (SkillSoft’s proxy solicitor), nor any persons controlling, controlled by or under the same control as Georgeson was interested, or held any short positions, in any relevant SkillSoft securities.

(xvii)	As at close of business on the disclosure date, Gregory J. Porto did not hold any short positions in relevant SkillSoft securities.

(xviii)	As at close of business on the disclosure date, Susan M. Moran did not hold any short positions in relevant SkillSoft securities.

(xix)	As at the close of business on the disclosure date, no fund manager (other than an exempt fund manager) connected with SkillSoft was interested, or held any short positions, in any relevant SkillSoft securities.

(xx)	Save as disclosed in this paragraph 5.2, no person with whom SkillSoft, or any associate (by virtue of paragraphs (a) to (d) of the definition of “associate”) of SkillSoft has any Arrangement, was interested, or held any short positions, in any relevant SkillSoft securities.

(xxi)	As at the close of business on the disclosure date, neither SSI Investments nor any person controlling, controlled by, or under the same control as SSI Investments, was interested, or held any short positions, in any relevant SkillSoft securities.

(xxii)	As at the close of business on the disclosure date, none of the directors (or, where relevant, managers) of SSI Investments, SSI Investments II Limited, SSI Investments I Limited, SSILuxCo S.à.r.l., SSILuxCo II S.à.r.l., or SSI Pooling, L.P. (including persons connected with them (within the meaning of the Irish Companies Act 1990)) was interested, or held any short positions, in any relevant SkillSoft securities.

(xxiii)	As at the close of business on the disclosure date, neither SSI Investments II Limited nor any person controlling, controlled by, or under the same control as SSI Investments II Limited, was interested, or held any short positions, in any relevant SkillSoft securities.

(xxiv)	As at the close of business on the disclosure date, neither SSI Investments I Limited nor any person controlling, controlled by, or under the same control as SSI Investments I Limited, was interested, or held any short positions, in any relevant SkillSoft securities.

(xxv)	As at the close of business on the disclosure date, neither SSILuxCo S.à.r.l. nor any person controlling, controlled by, or under the same control as SSILuxCo S.à.r.l., was interested, or held any short positions, in any relevant SkillSoft securities.

(xxvi)	As at the close of business on the disclosure date, neither SSILuxCo II S.à.r.l. nor any person controlling, controlled by, or under the same control as SSILuxCo II S.à.r.l., was interested, or held any short positions, in any relevant SkillSoft securities.

(xxvii)	As at the close of business on the disclosure date, neither SSI Pooling, L.P. nor any person controlling, controlled by, or under the same control as SSI Pooling, L.P., was interested, or held any short positions, in any relevant SkillSoft securities.

(xxviii)	As at the close of business on the disclosure date, neither Berkshire nor any person controlling, controlled by, or under the same control as Berkshire, was interested, or held any short positions, in any relevant SkillSoft securities, save for the following relevant SkillSoft securities:

Name	Number of SkillSoft Shares and/or SkillSoft ADSs
Stockbridge Partners LLC	110,319 ADSs
Stockbridge Fund, L.P.	170,618 ADSs
Stockbridge Fund, L.P.	7 SkillSoft Shares

(xxix)	As at the close of business on the disclosure date, neither Advent nor any person controlling, controlled by, or under the same control as Advent, was interested, or held any short positions, in any relevant SkillSoft securities.

(xxx)	As at the close of business on the disclosure date, neither Bain Capital Partners nor any person controlling, controlled by, or under the same control as Bain Capital Partners, was interested, or held any short positions, in any relevant SkillSoft securities.

(xxxi)	As at the close of business on the disclosure date, neither Morgan Stanley (financial advisor to SSI Investments) nor any person (other than an exempt market maker or an exempt fund manager) controlling, controlled by, or under the same control as Morgan Stanley, was interested, or held any short positions, in any relevant SkillSoft securities, save for the following relevant SkillSoft securities:

Name	Number of SkillSoft Shares and/or SkillSoft ADSs
—Morgan Stanley Smith Barney LLC	Long:	63,290 SkillSoft ADSs
	Short:	0

—Morgan Stanley & Co. Inc	Long:	12,633 SkillSoft ADSs
	Short:	5,515 SkillSoft ADSs

—Morgan Stanley Financial Products Inc	Long:	1,937 SkillSoft ADSs
	Short:	0

(xxxii)	As at the close of business of the disclosure date, neither Barclays Capital Inc. (financial advisor to SSI Investments) nor any person (other than an exempt market maker or an exempt fund manager) controlling, controlled by, or under the same control as Barclays Capital Inc., was interested, or held any short positions, in any relevant SkillSoft securities, save for the following relevant SkillSoft securities:

Name	Number of SkillSoft Shares and/or SkillSoft ADSs
—Barclays Capital Inc.	Long:	0
	Short:	2,335 SkillSoft ADSs

—Palomino Limited	Long:	84,518 SkillSoft ADSs
	Short:	0

(xxxiii)	As at the close of business on the disclosure date, no partner or member of the professional staff of Mason Hayes+Curran (Irish legal advisor to SSI Investments) who is actively engaged in relation to the Scheme or who is customarily engaged in the affairs of SSI Investments or who has been engaged in those affairs since 12 February 2008 was interested, or held any short positions, in any relevant SkillSoft securities.

(xxxiv)	As at the close of business on the disclosure date, no partner or member of the professional staff of Ropes & Gray LLP (US legal advisor to SSI Investments) who is actively engaged in relation to the Scheme or who is customarily engaged in the affairs of SSI Investments or who has been engaged in those affairs since 12 February 2008, was interested, or held any short positions, in any relevant SkillSoft securities.

(xxxv)	Save as disclosed in this paragraph 5.2, as of the close of business on the disclosure date, no person with whom SSI Investments or any person acting in concert with SSI Investments has any Arrangement was interested, or held any short positions, in any relevant SkillSoft securities.

(xxxvi)	The information in this paragraph 5.2 in respect of each member of the Investor Group and all persons controlling, controlled by, or under the same control as each of them has been included subject to the following:

(a)	a derogation granted by the Panel from Rule 24.3 such that the requirement under that Rule to disclose interests in relevant SkillSoft securities shall not apply to the following entities and persons:

(i)	associated companies of each of the members of the Investor Group and companies of which any of those associated companies is an associated company;

(ii)	directors of the companies referred to in (i) above other than those directors engaged by any of the members of the Investor Group;

(iii)	the trustees of every pension fund in which each of the portfolio investment companies of each of the members of the Investor Group participate where such companies fall within (i) above;

(iv)	the limited partners participating in funds managed by each of the members of the Investor Group; and

(v)	co-investors in portfolio investment companies of each of the members of the Investor Group,

except for persons who are actually acting in concert with a member of the Investor Group for the purposes of Section 1(3) of the Irish Takeover Panel Act 1997, as amended; and

(b)	the confirmation set out in this paragraph 5.2 is given by the directors of SSI Investments on the basis of their knowledge, information and belief, after having made due and careful enquiries.

5.3	Dealings in relevant SkillSoft securities

(i)	The dealings during the disclosure period in relevant SkillSoft securities by the SkillSoft Directors or persons connected with them (within the meaning of the Irish Companies Act 1990) were as follows:

Name	Nature of Transaction	Date	Number	Price
William J. Boyce	Grant of Options under the SkillSoft Public Limited Company 2001 Outside Director Option Plan	11/03/09	50,000	US$4.97

	Each outstanding share option amended to extend the post-termination exercise period from 3 to 12 months	8/09/09	N/A	N/A

	Grant of Options under the SkillSoft Public Limited Company 2001 Outside Director Option Plan	1/01/10	20,000	US$10.48

P. Howard Edelstein	Each outstanding share option amended to extend the post-termination exercise period from 3 to 12 months	8/09/09	N/A	N/A

	Grant of Options under the SkillSoft Public Limited Company 2001 Outside Director Option Plan	1/01/10	20,000	US$10.48

James S. Krzywicki	Exercised and sold options to acquire 20,000 shares in an open market transaction	25/08/09	20,000	Exercise Price US$5.50 and US$5.65 Sale Price US$8.80

	Each outstanding share option amended to extend the post-termination exercise period from 3 to 12 months	8/09/09	N/A	N/A

Name	Nature of Transaction	Date	Number	Price
	Grant of Options under the SkillSoft Public Limited Company 2001 Outside Director Option Plan	1/01/10	20,000	US$10.48

William F. Meagher, Jr.	Each outstanding share option amended to extend the post-termination exercise period from 3 to 12 months	8/09/09	N/A	N/A

	Grant of Options under the SkillSoft Public Limited Company 2001 Outside Director Option Plan	1/01/10	20,000	US$10.48

Dr. Ferdinand von Prondzynski	Each outstanding share option amended to extend the post-termination exercise period from 3 to 12 months	8/09/09	N/A	N/A

	Grant of Options under the SkillSoft Public Limited Company 2001 Outside Director Option Plan	1/01/10	20,000	US$10.48

(ii)	During the disclosure period, SkillSoft made the following purchases of relevant SkillSoft securities:

Transaction Date	Shares Repurchased	Total Principal		Lowest & Highest Price Paid		Commissions		Total Spend
12/02/09 to 12/05/09	1,363,254	US$	10,064,976	US$	5.0268 - US$8.8053	US$	40,898	US$	10,105,873
13/05/09 to 12/08/09	1,267,026	US$	9,898,833	US$	7.1174 - US$8.5189	US$	38,011	US$	9,936,843
13/08/09 to 12/11/09	1,130,500	US$	10,398,826	US$	8.2919 - US$9.9861	US$	33,915	US$	10,432,741

Shares	3,760,780	US$	30,362,635	US$	5.0268 - US$9.9861	US$	112,823	US$	30,475,458

13 Nov – 30 Nov 2009	79,100	US$	781,392	US$	9.7489 - US$ 10.00	US$	2,373	US$	783,765
December 2009	53,700	US$	532,630	US$	9.8351 - US$ 9.99	US$	1,611	US$	534,241
January 2010	249,368	US$	2,463,290	US$	9.8184 - US$9.9794	US$	7,481	US$	2,470,771

Shares	382,168	US$	3,777,313	US$	9.7489 - US$ 10.00	US$	11,465	US$	3,788,778

Total Shares	4,142,948	US$	34,139,947	US$	5.0268 - US$ 10.00	US$	124,288	US$	34,264,236

A full list of the purchases of relevant SkillSoft securities by SkillSoft during the disclosure period will be available for inspection during usual business hours on any Business Day from the date of this document until the Effective Time at the offices of William Fry, Fitzwilton House, Wilton Place, Dublin 2, Ireland and Mason Hayes + Curran, South Bank House, Barrow Street, Dublin 4, Ireland.

(iii)	Save as disclosed with respect to Columbia in paragraph 5.3(xi) below, during the relevant period there were no dealings in relevant SkillSoft securities by any associate of SkillSoft (by virtue of paragraph (a) of the definition of associate).

(iv)	The dealings during the relevant period by the trustees of any pension scheme (other than an industry-wide scheme) in which SkillSoft or any subsidiary of SkillSoft participates were as follows:

Name	Nature of Transaction	Date	Number	Price
Catherine McCarthy	Purchased ADSs pursuant to the 2004 Employee Share Purchase Plan	31/3/2010	2,451	US$7.9390

Save as described by this paragraph 5.3(iv), during the relevant period there were no dealings in relevant SkillSoft securities by any trustee of any pension scheme (other than an industry-wide scheme) in which SkillSoft or any subsidiary of SkillSoft participates.

(v)	The dealings during the relevant period in relevant SkillSoft securities by Credit Suisse (financial advisor to SkillSoft) or any persons (other than exempt market makers or exempt fund managers) controlling, controlled by, or under the same control as Credit Suisse were as follows:

Name	Nature of Transaction	Date	Number	Price
Credit Suisse	Sold ADSs	12/02/2010	100	US$	11.20
Credit Suisse	Purchased ADSs	12/02/2010	1,600	US$	11.18
Credit Suisse	Sold ADSs	12/02/2010	100	US$	11.05
Credit Suisse	Sold ADSs	12/02/2010	100	US$	10.95
Credit Suisse	Sold ADSs	12/02/2010	100	US$	10.89
Credit Suisse	Sold ADSs	12/02/2010	100	US$	10.92
Credit Suisse	Sold ADSs	12/02/2010	300	US$	10.93
Credit Suisse	Sold ADSs	12/02/2010	100	US$	10.91
Credit Suisse	Sold ADSs	12/02/2010	100	US$	10.89
Credit Suisse	Sold ADSs	12/02/2010	100	US$	10.88
Credit Suisse	Sold ADSs	12/02/2010	100	US$	10.87
Credit Suisse	Sold ADSs	12/02/2010	500	US$	10.87
Credit Suisse	Sold ADSs	12/02/2010	100	US$	10.89
Credit Suisse	Sold ADSs	12/02/2010	100	US$	10.96
Credit Suisse	Sold ADSs	12/02/2010	100	US$	10.96
Credit Suisse	Sold ADSs	12/02/2010	100	US$	10.97
Credit Suisse	Sold ADSs	12/02/2010	100	US$	10.96
Credit Suisse	Sold ADSs	12/02/2010	100	US$	10.96
Credit Suisse	Sold ADSs	12/02/2010	100	US$	10.99
Credit Suisse	Sold ADSs	12/02/2010	100	US$	10.99
Credit Suisse	Sold ADSs	12/02/2010	100	US$	10.99
Credit Suisse	Sold ADSs	12/02/2010	100	US$	10.98
Credit Suisse	Sold ADSs	12/02/2010	100	US$	10.98
Credit Suisse	Sold ADSs	12/02/2010	100	US$	10.99
Credit Suisse	Sold ADSs	12/02/2010	100	US$	11.00
Credit Suisse	Sold ADSs	12/02/2010	100	US$	11.00
Credit Suisse	Sold ADSs	12/02/2010	200	US$	11.00
Credit Suisse	Sold ADSs	12/02/2010	200	US$	11.00
Credit Suisse	Sold ADSs	12/02/2010	100	US$	11.01
Credit Suisse	Sold ADSs	12/02/2010	200	US$	11.01
Credit Suisse	Sold ADSs	12/02/2010	100	US$	11.01
Credit Suisse	Sold ADSs	12/02/2010	100	US$	11.01
Credit Suisse	Sold ADSs	12/02/2010	100	US$	11.02
Credit Suisse	Sold ADSs	12/02/2010	100	US$	11.02
Credit Suisse	Sold ADSs	12/02/2010	100	US$	11.01
Credit Suisse	Sold ADSs	12/02/2010	100	US$	11.01
Credit Suisse	Sold ADSs	12/02/2010	100	US$	11.01
Credit Suisse	Sold ADSs	12/02/2010	100	US$	11.01
Credit Suisse	Sold ADSs	12/02/2010	100	US$	11.01
Credit Suisse	Sold ADSs	12/02/2010	200	US$	11.01
Credit Suisse	Sold ADSs	12/02/2010	100	US$	11.01
Credit Suisse	Sold ADSs	12/02/2010	100	US$	11.01
Credit Suisse	Sold ADSs	12/02/2010	100	US$	11.01

Name	Nature of Transaction	Date	Number	Price
Credit Suisse	Sold ADSs	12/02/2010	200	US$	11.01
Credit Suisse	Sold ADSs	12/02/2010	18	US$	11.01
Credit Suisse	Sold ADSs	12/02/2010	82	US$	11.01
Credit Suisse	Sold ADSs	12/02/2010	100	US$	11.01
Credit Suisse	Sold ADSs	12/02/2010	100	US$	11.01
Credit Suisse	Sold ADSs	12/02/2010	100	US$	11.02
Credit Suisse	Sold ADSs	12/02/2010	100	US$	11.02
Credit Suisse	Sold ADSs	12/02/2010	100	US$	11.03
Credit Suisse	Sold ADSs	12/02/2010	100	US$	11.04
Credit Suisse	Sold ADSs	12/02/2010	100	US$	11.04
Credit Suisse	Sold ADSs	12/02/2010	100	US$	11.04
Credit Suisse	Sold ADSs	12/02/2010	100	US$	11.04
Credit Suisse	Sold ADSs	12/02/2010	100	US$	11.04
Credit Suisse	Sold ADSs	12/02/2010	100	US$	11.02
Credit Suisse	Sold ADSs	12/02/2010	100	US$	10.99
Credit Suisse	Sold ADSs	12/02/2010	100	US$	11.00
Credit Suisse	Sold ADSs	12/02/2010	100	US$	11.00
Credit Suisse	Sold ADSs	12/02/2010	100	US$	11.00
Credit Suisse	Sold ADSs	12/02/2010	100	US$	11.00
Credit Suisse	Sold ADSs	12/02/2010	100	US$	11.01
Credit Suisse	Sold ADSs	12/02/2010	100	US$	11.01
Credit Suisse	Sold ADSs	12/02/2010	100	US$	11.02
Credit Suisse	Sold ADSs	12/02/2010	100	US$	11.02
Credit Suisse	Sold ADSs	12/02/2010	100	US$	11.02
Credit Suisse	Sold ADSs	12/02/2010	100	US$	11.02
Credit Suisse	Sold ADSs	12/02/2010	100	US$	11.02
Credit Suisse	Sold ADSs	12/02/2010	100	US$	11.02
Credit Suisse	Sold ADSs	12/02/2010	200	US$	11.02
Credit Suisse	Sold ADSs	12/02/2010	100	US$	11.02
Credit Suisse	Sold ADSs	12/02/2010	100	US$	11.01
Credit Suisse	Sold ADSs	12/02/2010	100	US$	11.02
Credit Suisse	Sold ADSs	12/02/2010	100	US$	11.02
Credit Suisse	Sold ADSs	12/02/2010	100	US$	11.02
Credit Suisse	Sold ADSs	12/02/2010	100	US$	11.02
Credit Suisse	Sold ADSs	12/02/2010	100	US$	11.01
Credit Suisse	Sold ADSs	12/02/2010	100	US$	11.01
Credit Suisse	Sold ADSs	12/02/2010	100	US$	11.01
Credit Suisse	Sold ADSs	12/02/2010	200	US$	11.01
Credit Suisse	Sold ADSs	12/02/2010	200	US$	11.01
Credit Suisse	Purchased ADSs	17/02/2010	100	US$	11.09

(vi)	During the relevant period, there were no dealings in relevant SkillSoft securities by any partner or member of the professional staff of Ernst & Young (auditors to SkillSoft) who is actively engaged in relation to the Scheme or who is customarily engaged in the affairs of SkillSoft or who has been engaged in those affairs since 12 February 2008.

(vii)	During the relevant period, there were no dealings in relevant SkillSoft securities by any partner or member of the professional staff of William Fry (Irish legal advisor to SkillSoft) who is actively engaged in relation to the Scheme or who is customarily engaged in the affairs of SkillSoft or who has been engaged in those affairs since 12 February 2008.

(viii)	During the relevant period, there were no dealings in relevant SkillSoft securities by any partner or member of the professional staff of Wilmer Cutler Pickering Hale and Dorr LLP (US legal advisor to SkillSoft) who is actively engaged in relation to the Scheme or who is customarily engaged in the affairs of SkillSoft or who has been engaged in those affairs since 12 February 2008.

(ix)	During the relevant period, there were no dealings in relevant SkillSoft securities by Georgeson (SkillSoft’s proxy solicitor) or any persons controlling, controlled by or under the same control as Georgeson.

(x)	During the relevant period, there were no dealings in relevant SkillSoft securities by a fund manager (other than an exempt fund manager) connected with SkillSoft.

(xi)	The dealings during the disclosure period in relevant SkillSoft securities by each of the parties who have given irrevocable undertakings to SSI Investments to vote in favour of the Scheme and the Revised Acquisition (other than SkillSoft Directors (and persons connected with them (within the meaning of the Irish Companies Act 1990)), whose dealings are described at paragraph 5.3(i) above) were as follows:

Registered Holder	Transaction	Trade Date	Quantity	Price per Unit
Columbia Acorn Select	Sold ADSs	30/04/2009	2,400	US$8.82
Columbia Acorn Select	Sold ADSs	30/04/2009	32,000	US$8.57
Columbia Acorn Select	Sold ADSs	30/04/2009	7,978	US$8.46
Columbia Acorn Select	Sold ADSs	04/05/2009	47,317	US$8.30
Columbia Acorn Select	Sold ADSs	05/05/2009	10,305	US$8.21
Columbia Acorn Select	Sold ADSs	11/06/2009	2,800	US$7.93
Columbia Acorn Select	Sold ADSs	11/06/2009	400	US$8.00
Columbia Acorn Select	Sold ADSs	12/06/2009	7,888	US$8.00
Columbia Acorn Select	Sold ADSs	19/06/2009	7,847	US$8.00
Columbia Acorn Select	Sold ADSs	22/06/2009	23,065	US$8.01
Columbia Acorn Select	Sold ADSs	25/06/2009	100	US$8.00
Columbia Acorn Select	Sold ADSs	25/06/2009	19,931	US$8.01
Columbia Acorn Select	Sold ADSs	25/06/2009	5,400	US$8.02
Columbia Acorn Select	Sold ADSs	26/06/2009	17,569	US$8.00
Columbia Acorn Select	Sold ADSs	29/06/2009	17,700	US$8.01
Columbia Acorn Select	Sold ADSs	30/06/2009	9,972	US$8.00
Columbia Acorn Select	Sold ADSs	30/06/2009	3,400	US$8.00
Columbia Acorn Select	Sold ADSs	02/07/2009	6,600	US$8.01
Columbia Acorn Select	Sold ADSs	02/07/2009	9,600	US$8.00
Columbia Acorn Select	Sold ADSs	02/07/2009	100	US$8.00
Columbia Acorn Select	Sold ADSs	06/07/2009	49,928	US$8.07
Columbia Acorn Select	Sold ADSs	06/07/2009	17,700	US$8.00
Columbia Acorn Select	Sold ADSs	20/10/2009	100,000	US$9.99
Columbia Acorn Select	Sold ADSs	27/11/2009	2,900	US$10.11
Columbia Acorn Select	Sold ADSs	27/11/2009	70,000	US$10.08
Columbia Acorn Select	Sold ADSs	27/11/2009	27,100	US$10.10

New America Small Caps	Sold ADSs	03/03/2009	4,000	US$6.54
New America Small Caps	Sold ADSs	26/03/2009	2,800	US$6.40
New America Small Caps	Sold ADSs	13/05/2009	2,500	US$7.48
New America Small Caps	Sold ADSs	30/09/2009	2,250	US$9.42
New America Small Caps	Sold ADSs	08/10/2009	2,000	US$9.52
New America Small Caps	Sold ADSs	05/02/2010	1,800	US$9.44
New America Small Caps	Sold ADSs	12/03/2010	16,650	US$10.70

Registered Holder	Transaction	Trade Date	Quantity	Price
Optimum Small-Mid Cap Growth Fund	Purchased ADSs	21/07/2009	9,800	US$7.56
Optimum Small-Mid Cap Growth Fund	Sold ADSs	13/02/2009	7,500	US$6.80
Optimum Small-Mid Cap Growth Fund	Sold ADSs	05/03/2009	6,500	US$5.92
Optimum Small-Mid Cap Growth Fund	Sold ADSs	06/04/2009	6,000	US$7.14
Optimum Small-Mid Cap Growth Fund	Sold ADSs	08/03/2010	64,800	US$11.16

Wanger Select	Purchased ADSs	20/10/2009	100,000	US$9.99
Wanger Select	Sold ADSs	11/06/2009	400	US$7.93
Wanger Select	Sold ADSs	12/06/2009	1,000	US$8.00
Wanger Select	Sold ADSs	19/06/2009	1,000	US$8.00
Wanger Select	Sold ADSs	22/06/2009	3,000	US$8.01
Wanger Select	Sold ADSs	25/06/2009	2,600	US$8.01
Wanger Select	Sold ADSs	25/06/2009	700	US$8.02
Wanger Select	Sold ADSs	26/06/2009	2,300	US$8.00
Wanger Select	Sold ADSs	29/06/2009	2,300	US$8.01
Wanger Select	Sold ADSs	30/06/2009	1,300	US$8.00
Wanger Select	Sold ADSs	30/06/2009	500	US$8.00
Wanger Select	Sold ADSs	02/07/2009	900	US$8.01
Wanger Select	Sold ADSs	02/07/2009	1,200	US$8.00
Wanger Select	Sold ADSs	06/07/2009	6,500	US$8.07
Wanger Select	Sold ADSs	06/07/2009	2,300	US$8.00

Wanger USA	Sold ADSs	26/02/2010	310,000	US$11.02

Wanger U.S. Smaller Companies Fund	Sold ADSs	24/02/2009	30,000	US$6.70
Wanger U.S. Smaller Companies Fund	Sold ADSs	17/07/2009	27,000	US$7.53
Wanger U.S. Smaller Companies Fund	Sold ADSs	04/02/2010	35,000	US$9.60
Wanger U.S. Smaller Companies Fund	Sold ADSs	24/02/2010	60,000	US$11.10
Wanger U.S. Smaller Companies Fund	Sold ADSs	25/02/2010	30,000	US$11.07
Wanger U.S. Smaller Companies Fund	Sold ADSs	12/03/2010	18,000	US$10.72

Registered Holder	Transaction	Trade Date	Quantity	Price
Gregory J. Porto	Purchased ADSs pursuant to the 2004 Employee Share Purchase Plan	30/09/09	3,810	US$	5.576

	Purchased ADSs pursuant to the 2004 Employee Share Purchase Plan	31/03/10	2,451	US$	7.939

Stockbridge Fund, L.P. (own account):

Date of Dealing	Type of Instrument	Transaction	Quantity	Min Price		Max Price
9 Feb 2009	ADS	Sold	10,000	US$	7.62	US$	7.69
12 Feb 2009	ADS	Purchased	10,000	US$	6.59	US$	6.70
6 Mar 2009	ADS	Purchased	5,000	US$	5.53	US$	5.55
13 Mar 2009	ADS	Purchased	35,000	US$	5.12	US$	5.20
16 Mar 2009	ADS	Purchased	27,800	US$	4.99	US$	5.20
30 Mar 2009	ADS	Sold	5,000	US$	6.65	US$	6.77
14 Apr 2009	ADS	Sold	5,000	US$	8.00	US$	8.00
29 Apr 2009	ADS	Sold	5,000	US$	8.81	US$	8.95
1 May 2009	ADS	Purchased	10,000	US$	8.24	US$	8.30
20 May 2009	ADS	Purchased	5,000	US$	7.43	US$	7.49
21 May 2009	ADS	Purchased	10,000	US$	7.20	US$	7.45
28 May 2009	ADS	Sold	10,000	US$	8.00	US$	8.08
29 May 2009	ADS	Sold	5,000	US$	8.00	US$	8.07

Stockbridge Partners LLC (on behalf of discretionary clients):

Date of Dealing	Type of Instrument	Transaction	Quantity	Min Price		Max Price
10 Aug 2009	ADS	Purchased	5,000	US$	8.46	US$	8.50
11 Aug 2009	ADS	Purchased	5,000	US$	8.45	US$	8.46
12 Aug 2009	ADS	Purchased	10,000	US$	8.41	US$	8.46
13 Aug 2009	ADS	Purchased	5,000	US$	8.48	US$	8.50
14 Aug 2009	ADS	Purchased	10,000	US$	8.30	US$	8.50
17 Aug 2009	ADS	Purchased	9,419	US$	8.40	US$	8.40
18 Aug 2009	ADS	Purchased	20,000	US$	8.72	US$	8.80
19 Aug 2009	ADS	Purchased	20,000	US$	8.74	US$	9.00
20 Aug 2009	ADS	Purchased	25,000	US$	8.80	US$	8.86
24 Aug 2009	ADS	Purchased	700	US$	8.75	US$	8.75
27 Aug 2009	ADS	Purchased	200	US$	8.40	US$	8.40

Dealings in respect of Stockbridge Fund, L.P. (own account) and Stockbridge Partners LLC (on behalf of discretionary clients) have been aggregated in accordance with Note 1 to Rule 24.3 of the Takeover Rules and a derogation granted in this respect by the Panel. Purchases and sales are aggregated separately on a daily basis and are not netted off. The highest and lowest prices per ADS have been stated. A full list of dealings is available to view at the offices of William Fry, Fitzwilton House, Wilton Place, Dublin 2, and Mason Hayes+Curran, South Bank House, Barrow Street, Dublin 4.

Save as disclosed in this paragraph 5.3(xi) and paragraph 5.3(i) above, during the disclosure period there were no dealings in relevant SkillSoft securities by any of the parties who have given irrevocable undertakings to SSI Investments to vote in favour of the Revised Acquisition and the Scheme.

(xii)	During the disclosure period, there were no dealings in relevant SkillSoft securities by SSI Investments.

(xiii)	During the disclosure period there were no dealings in relevant SkillSoft Securities by any of the directors (or, where relevant, managers or directors of their general partners) of SSI Investments, SSI Investments II Limited, SSI Investments I Limited, SSILuxCo S.à.r.l., SSILuxCo II S.à.r.l., or SSI Pooling, L.P. (including persons connected with them (within the meaning of the Irish Companies Act 1990)).

(xiv)	During the disclosure period, there were no dealings in relevant SkillSoft securities by SSI Investments II Limited.

(xv)	During the disclosure period, there were no dealings in relevant SkillSoft securities by SSI Investments I Limited.

(xvi)	During the disclosure period, there were no dealings in relevant SkillSoft securities by SSILuxCo S.à.r.l.

(xvii)	During the disclosure period, there were no dealings in relevant SkillSoft securities by SSILuxCo II S.à.r.l.

(xviii)	During the disclosure period, there were no dealings in relevant SkillSoft securities by Berkshire or any persons controlling, controlled by, or under the same control as Berkshire.

(xix)	During the disclosure period, there were no dealings in relevant SkillSoft securities by Advent or any persons controlling, controlled by, or under the same control as Advent.

(xx)	During the disclosure period, there were no dealings in relevant SkillSoft securities by Bain Capital Partners or any persons controlling, controlled by, or under the same control as Bain Capital Partners.

(xxi)	The dealings during the disclosure period in relevant SkillSoft securities by Morgan Stanley (financial advisor to SSI Investments and the Investor Group) or any persons (other than exempt market makers or exempt fund managers) controlling, controlled by or under the same control as Morgan Stanley were as follows:

Morgan Stanley & Co Inc.

(a)	Dealings during the period commencing on 12 February 2009 and ending on 12 May 2009.

Transaction	No. of SkillSoft ADSs	Price (US$)
Buy	2,082,616	8.90 - 4.84
Sell	1,722,137	8.95 - 4.84

(b)	Dealings during the period commencing on 13 May 2009 and ending on 12 August 2009.

Transaction	No. of SkillSoft ADSs	Price (US$)
Buy	885,016	8.99 - 6.92
Sell	963,402	8.98 - 7.10

(c)	Dealings during the period commencing on 13 August 2009 and ending on 12 November 2009.

Transaction	No. of SkillSoft ADSs	Price (US$)
Buy	807,123	10.80 - 8.23
Sell	763,762	10.81 - 8.26

(d)	Dealings during the period commencing on 13 November 2009 and ending on 12 December 2009.

Transaction	No. of SkillSoft ADSs	Price (US$)
Buy	425,525	10.91 - 9.66
Sell	306,183	10.95 - 9.66

(e)	Dealings during the period commencing on 13 December 2009 and ending on 12 January 2010.

Transaction	No. of SkillSoft ADSs	Price (US$)
Buy	505,232	10.98 - 10.10
Sell	444,260	10.92 - 10.10

(f)	Dealings during the period commencing on 13 January 2010 and ending on 12 February 2010.

Transaction	No. of SkillSoft ADSs	Price (US$)
Buy	747,719	11.88 - 9.45
Sell	790,211	11.66 - 9.44

(g)	Dealings during the period commencing on 13 February 2010 and ending on 12 March 2010.

Transaction	No. of SkillSoft ADSs	Price (US$)
Buy	2,540,801	12.00 - 10.67
Sell	2,500,626	12.00 - 10.67

(h)	Dealings during the period commencing on 13 March 2010 and ending on 2 April 2010.

Transaction	No. of SkillSoft ADSs	Price (US$)
Buy	3,894,504	11.13 - 10.14
Sell	3,334,080	11.12 - 10.14

Dealings aggregated in accordance with Note 1 to Rule 24.3 of the Takeover Rules. Purchases and sales are aggregated separately and are not netted off. The highest and lowest prices per ADS have been stated. A full list of dealings is available to view at the offices of William Fry, Fitzwilton House, Wilton Place, Dublin 2, and Mason Hayes+Curran, South Bank House, Barrow Street, Dublin 4.

Morgan Stanley Capital Services Inc.

(i)	Dealings during the period commencing on 12 February 2009 and ending on 12 May 2009.

Transaction	No. of SkillSoft ADSs	Price (US$)
Buy	119,571	8.56 - 4.84
Sell	119,571	8.56 - 4.84

(j)	Dealings during the period commencing on 13 May 2009 and ending on 12 August 2009.

Transaction	No. of SkillSoft ADSs	Price (US$)
Buy	42,010	8.98 - 7.23
Sell	42,010	8.98 - 7.23

(k)	Dealings during the period commencing on 13 August 2009 and ending on 12 November 2009.

Transaction	No. of SkillSoft ADSs	Price (US$)
Buy	34,131	9.97 - 8.39
Sell	34,131	9.97 - 8.39

(l)	Dealings during the period commencing on 13 November 2009 and ending on 12 December 2009.

Transaction	No. of SkillSoft ADSs	Price (US$)
Buy	2,429	10.88 - 9.86
Sell	2,429	10.88 - 9.86

(m)	Dealings during the period commencing on 13 December 2009 and ending on 12 January 2010.

Transaction	No. of SkillSoft ADSs	Price (US$)
Buy	N/A	N/A
Sell	N/A	N/A

(n)	Dealings during the period commencing on 13 January 2010 and ending on 12 February 2010.

Transaction	No. of SkillSoft ADSs	Price (US$)
Buy	3,874	11.88 - 9.45
Sell	3,874	11.66 - 9.44

(o)	Dealings during the period commencing on 13 February 2010 and ending on 12 March 2010.

Transaction	No. of SkillSoft ADSs	Price (US$)
Buy	N/A	N/A
Sell	N/A	N/A

(p)	Dealings during the period commencing on 13 March 2010 and ending on 2 April 2010.

Transaction	No. of SkillSoft ADSs	Price (US$)
Buy	N/A	N/A
Sell	N/A	N/A

Dealings aggregated in accordance with Note 1 to Rule 24.3 of the Takeover Rules. Purchases and sales are aggregated separately and are not netted off. The highest and lowest prices per ADS have been stated. A full list of dealings is available to view at the offices of William Fry, Fitzwilton House, Wilton Place, Dublin 2, and Mason Hayes+Curran, South Bank House, Barrow Street, Dublin 4.

Morgan Stanley Smith Barney LLC—(dealings commence 1 June 2009 date of the implementation of the Morgan Stanley\Smith Barney joint venture).

(q)	Dealings during the period commencing on 1 June 2009 and ending on 12 August 2009.

Transaction	No. of SkillSoft ADSs	Price (US$)
Buy	110,744	8.59 - 7.25
Sell	45,400	8.62 - 7.03

(r)	Dealings during the period commencing on 13 August 2009 and ending on 12 November 2009.

Transaction	No. of SkillSoft ADSs	Price (US$)
Buy	103,497	10.80 - 8.79
Sell	194,841	10.07 - 8.29

(s)	Dealings during the period commencing on 13 November 2009 and ending on 12 December 2009.

Transaction	No. of SkillSoft ADSs	Price (US$)
Buy	44,187	10.84 - 9.66
Sell	17,356	10.69 - 9.69

(t)	Dealings during the period commencing on 13 December 2009 and ending on 12 January 2010.

Transaction	No. of SkillSoft ADSs	Price (US$)
Buy	23,141	10.70 - 10.05
Sell	30,135	10.73 - 10.01

(u)	Dealings during the period commencing on 13 January 2010 and ending on 12 February 2010.

Transaction	No. of SkillSoft ADSs	Price (US$)
Buy	8,909	11.19 - 9.45
Sell	38,430	10.99 - 9.46

(v)	Dealings during the period commencing on 13 February 2010 and ending on 12 March 2010.

Transaction	No. of SkillSoft ADSs	Price (US$)
Buy	3,062	11.26 - 10.71
Sell	26,228	11.26 - 10.70

(w)	Dealings during the period commencing on 13 March 2010 and ending on 2 April 2010.

Transaction	No. of SkillSoft ADSs	Price (US$)
Buy	5,722	10.70 - 10.28
Sell	219,344	11.11 - 10.19

Dealings aggregated in accordance with Note 1 to Rule 24.3 of the Takeover Rules. Purchases and sales are aggregated separately and are not netted off. The highest and lowest prices per ADS have been stated. A full list of dealings is available to view at the offices of William Fry, Fitzwilton House, Wilton Place, Dublin 2, and Mason Hayes+Curran, South Bank House, Barrow Street, Dublin 4.

(xxii)	The dealings during the disclosure period in relevant SkillSoft securities by Barclays Capital Inc. (financial advisor to SSI Investments) or any persons (other than exempt market makers or exempt fund managers) controlling, controlled by, or under the same control as Barclays Capital Inc. were as follows:

Barclays Capital Inc.

Date of Dealing	Type of Instrument	Transaction	Quantity	Min Price		Max Price
12 Feb 09 – 11 May 09	ADS	Purchased	163,192	US$	5.11	US$	8.77
12 Feb 09 – 11 May 09	ADS	Sold	162,992	US$	4.95	US$	8.77
12 May 09 – 11 Aug 09	ADS	Purchased	135,713	US$	7.30	US$	10.00
12 May 09 – 11 Aug 09	ADS	Sold	133,713	US$	7.21	US$	10.00
12 Aug 09 – 11 Nov 09	ADS	Purchased	74,467	US$	8.40	US$	10.00
12 Aug 09 – 11 Nov 09	ADS	Sold	75,322	US$	8.42	US$	10.00
12 Nov 09 – 11 Dec 09	ADS	Purchased	1,485,980	US$	9.75	US$	10.75
12 Nov 09 – 11 Dec 09	ADS	Sold	1,492,980	US$	7.50	US$	10.81
12 Dec 09 – 11 Jan 10	ADS	Purchased	8,700	US$	10.06	US$	10.72
12 Dec 09 – 11 Jan 10	ADS	Sold	8,900	US$	10.00	US$	10.70
12 Jan 09 – 11 Feb 10	ADS	Purchased	16,400	US$	9.54	US$	10.61
12 Jan 09 – 11 Feb 10	ADS	Sold	16,800	US$	9.50	US$	10.59
12 Feb 10 – 2 Apr 10	ADS	Exercise of Option	3,900	US$	10.00	US$	10.00
12 Feb 09 – 11 May 09	Options	Purchased	0
12 Feb 09 – 11 May 09	Options	Sold	20	US$	1.10	US$	1.95
12 May 09 – 11 Aug 09	Options	Purchased	0
12 May 09 – 11 Aug 09	Options	Sold	0
12 Aug 09 – 11 Nov 09	Options	Purchased	171	US$	0.20	US$	1.60
12 Aug 09 – 11 Nov 09	Options	Sold	149	US$	0.25	US$	0.45
12 Nov 09 – 11 Dec 09	Options	Purchased	10	US$	0.55	US$	0.70
12 Nov 09 – 11 Dec 09	Options	Sold	22	US$	0.25	US$	0.60
12 Dec 09 – 11 Jan 10	Options	Purchased	0
12 Dec 09 – 11 Jan 10	Options	Sold	10	US$	0.30	US$	0.80
12 Jan 10 – 11 Feb 10	Options	Purchased	10	US$	0.60	US$	1.05
12 Jan 10 – 11 Feb 10	Options	Sold	5	US$	0.30	US$	0.30
12 Feb 10 – 11 Mar 10	Options	Purchased	0
12 Feb 10 – 11 Mar 10	Options	Sold	0
12 Mar 10 – 2 Apr 10	Options	Purchased	0
12 Mar 10 – 2 Apr 10	Options	Sold	0

Palomino Limited

Date of Dealing	Type of Instrument	Transaction	Quantity	Min Price		Max Price
12 Feb 09 – 11 May 09	ADS	Purchased	114,633	US$	5.01	US$	8.52
12 Feb 09 – 11 May 09	ADS	Sold	194,110	US$	6.20	US$	8.85
12 May 09 – 11 Aug 09	ADS	Purchased	152,500	US$	7.20	US$	8.53
12 May 09 – 11 Aug 09	ADS	Sold	58,323	US$	7.20	US$	8.53
12 Aug 09 – 11 Nov 09	ADS	Purchased	27,094	US$	8.44	US$	9.76
12 Aug 09 – 11 Nov 09	ADS	Sold	120,784	US$	8.30	US$	9.99
12 Nov 09 – 11 Dec 09	ADS	Purchased	66,014	US$	9.85	US$	10.69
12 Nov 09 – 11 Dec 09	ADS	Sold	18,059	US$	9.75	US$	10.49
12 Dec 09 – 11 Jan 10	ADS	Purchased	23,657	US$	10.05	US$	10.71
12 Dec 09 – 11 Jan 10	ADS	Sold	2,534	US$	10.15	US$	10.62
12 Jan 10 – 11 Feb 10	ADS	Purchased	29,534	US$	9.53	US$	10.24
12 Jan 10 – 11 Feb 10	ADS	Sold	13,694	US$	9.53	US$	9.92
12 Feb 10 – 11 Mar 10	ADS	Purchased	0
12 Feb 10 – 11 Mar 10	ADS	Sold	0
12 Mar 10 – 2 Apr 10	ADS	Purchased	0
12 Mar 10 – 2 Apr 10	ADS	Sold	0

Dealings aggregated in accordance with Note 1 to Rule 24.3 of the Takeover Rules. Purchases and sales are aggregated separately and are not netted off. The highest and lowest prices per ADS have been stated. A full list of dealings is available to view at the offices of William Fry, Fitzwilton House, Wilton Place, Dublin 2, and Mason Hayes+Curran, South Bank House, Barrow Street, Dublin 4.

(xxiii)	During the disclosure period, there were no dealings in relevant SkillSoft securities by any partner or member of the professional staff of Mason Hayes+Curran (Irish legal advisor to SSI Investments) who is actively engaged in relation to the Scheme or who is customarily engaged in the affairs of SSI Investments or who has been engaged in those affairs since 12 February 2008.

(xxiv)	During the disclosure period, there were no dealings in relevant SkillSoft securities by any partner or member of the professional staff of Ropes & Gray LLP (US legal advisor to SSI Investments) who is actively engaged in relation to the Scheme or who is customarily engaged in the affairs of SSI Investments or who has been engaged in those affairs since 12 February 2008.

(xxv)	Save as disclosed in this paragraph 5.3, during the disclosure period, there were no dealings in relevant SkillSoft securities by any person with whom SSI Investments or any person acting in concert with SSI Investments has any Arrangement.

(xxvi)	The information in this paragraph 5.3 in respect of each member of the Investor Group and all persons controlling, controlled by, or under the same control as each of them has been included subject to the following:

(a)	a derogation granted by the Panel from Rule 24.3 of the Takeover Rules such that the requirement under that Rule to disclose dealings in relevant SkillSoft securities shall not apply to the following entities and persons:

(i)	associated companies of each of the members of the Investor Group and companies of which any of those associated companies is an associated company;

(ii)	directors of the companies referred to in (i) above other than those directors engaged by any of the members of the Investor Group;

(iii)	the trustees of every pension fund in which each of the portfolio investment companies of each of the members of the Investor Group participate where such companies fall within (i) above;

(iv)	the limited partners participating in funds managed by each of the members of the Investor Group; and

(v)	co-investors in portfolio investment companies of each of the members of the Investor Group,

except for persons who are actually acting in concert with a member of the Investor Group for the purposes of Section 1(3) of the Irish Takeover Panel Act 1997, as amended; and

(b)	the confirmation set out in this paragraph 5.3 is given by the directors of SSI Investments on the basis of their knowledge, information and belief after having made due and careful enquiries.

5.4	Interests and short positions in relevant SSI Investments securities

(i)	As at the close of business on the disclosure date, SkillSoft was not interested in any relevant SSI Investments securities.

(ii)	As at the close of business on the disclosure date, SkillSoft did not hold any short positions in any relevant SSI Investments securities.

(iii)	As at the close of business on the disclosure date, no SkillSoft director (including persons connected to them (within the meaning of the Companies Act 1990)) was interested or held any short positions, in any relevant SSI Investments securities.

5.5	Dealings in relevant SSI Investments securities

During the disclosure period:

(i)	there were no dealings in relevant SSI Investments securities by SkillSoft; and

(ii)	there were no dealings in relevant SSI Investments securities by the SkillSoft Directors (or persons connected with them (within the meaning of the Irish Companies Act 1990)).

6.	MATERIAL CONTRACTS

Save as disclosed in this paragraph 6, neither SkillSoft nor any of its subsidiaries has within the two years prior to the commencement of the Offer Period entered into any contracts (other than contracts entered into in the ordinary course of business) that are, or may be, material.

(a)	Restated Expenses Reimbursement Agreement

SkillSoft entered into an expenses reimbursement agreement with SSI Investments on 11 February 2010, which was restated on 31 March 2010, as described in paragraph 7 of Part I (Letter of Recommendation from the Board of SkillSoft) of this document.

(b)	Transaction Agreement, as amended by the First Amending Agreement to the Transaction Agreement

SkillSoft entered into a transaction agreement with SSI Investments on 11 February 2010, as amended on 31 March 2010, as described in paragraph 8 of Part I (Letter of Recommendation from the Board of SkillSoft) of this document.

(c)	Voting Undertakings

In aggregate, SkillSoft and SSI Investments have each received from Stockbridge and Stockbridge Partners voting undertakings to vote (subject to certain exceptions) in favour of the resolutions to be proposed at the Adjourned EGM with respect to 280,944 SkillSoft Shares, representing 0.295 per cent. of the issued share capital of SkillSoft, as described in paragraph 7 of Part II (Letter from SSI Investments) of this document.

SkillSoft and SSI Investments have each received from Columbia a voting undertaking to vote (subject to certain exceptions) in favour of the resolutions to be proposed at the Adjourned Court Meeting and the Adjourned EGM with respect to the SkillSoft Shares or SkillSoft ADSs that Columbia owns or controls, which represent approximately 21.5 per cent. of the entire issued share capital of SkillSoft, as described in paragraph 6 of Part I (Letter of Recommendation from the Board of SkillSoft) of this document.

(d)	Share Repurchase Agreement

SkillSoft, SkillSoft Finance Limited and CBT (Technology) Limited entered into a contingent share purchase agreement with Credit Suisse, dated 9 April 2008 and amended on 24 September 2008, pursuant to which SkillSoft, SkillSoft Finance Limited, CBT (Technology) Limited and other nominated subsidiaries in the SkillSoft Group may request Credit Suisse to purchase on NASDAQ or in privately negotiated transactions up to an aggregate of 25,000,000 outstanding SkillSoft ADSs for resale to SkillSoft, CBT (Technology) Limited, SkillSoft Finance Limited or other nominated subsidiaries (as the case may be) in consideration of the payment of a commission. Repurchases under the agreement were suspended effective 31 January 2010, and the program expired pursuant to its terms on March 23, 2010.

7.	DIRECTORS AND SERVICE CONTRACTS

7.1	Save as described in paragraph 7.2 below, none of the directors of SkillSoft has a service contract with SkillSoft or its subsidiaries or associated companies with more than 12 months to run.

7.2	In connection with SkillSoft’s merger with SkillSoft Corporation, SkillSoft entered into an employment agreement, effective from 6 September 2002 (the date of completion of the merger), with Charles E. Moran to employ Mr. Moran as SkillSoft’s President and Chief Executive Officer. On 23 December 2008, Mr. Moran’s employment agreement was amended to ensure compliance with Section 409A of the Internal Revenue Code of 1986. Mr. Moran’s employment agreement provides that he will be paid a base salary of US$225,000 per year to be reviewed for increases at least annually by the Board of SkillSoft. Mr. Moran’s current base salary is US$372,000. In addition, Mr. Moran is entitled to receive an annual performance bonus based on performance metrics established by the Board of SkillSoft. Mr. Moran’s employment is at-will, but if Mr. Moran’s employment is terminated without cause or if he resigns with good reason, each as defined in his employment agreement, he will be entitled to receive a payment equal to the sum of his base salary and maximum target bonus for a period of one year after the date of termination. In addition, if Mr. Moran is terminated without cause or if he resigns with good reason, he may elect to continue vesting of SkillSoft Options granted to him for a period of one year after the date of termination, if he agrees to be bound by the non-solicitation and non-compete provisions contained in his employment agreement. If Mr. Moran’s termination is voluntary (other than for good reason) or SkillSoft terminates his employment for cause, the covenant not to solicit employees of SkillSoft and the covenant not to compete will extend for a period of one year after the termination of his employment.

7.3	No proposal exists in connection with the Revised Acquisition that any payment or other benefit will be made or given by SSI Investments to any director of SkillSoft as compensation for loss of office or as consideration for or in connection with his retirement from office.

8.	IRISH TAXATION

The following is a general summary of the significant Irish tax considerations applicable to certain Irish Holders in respect of the disposition of SkillSoft Shares or SkillSoft ADSs under the Scheme. The comments are intended only as a general guide and do not constitute tax advice. Any person who has any doubt as to his tax position or who is subject to taxation in any jurisdiction, other than Ireland, should consult his own professional advisors immediately.

8.1	Irish Tax Considerations

This summary is based on Irish taxation laws currently in force, regulations promulgated thereunder, proposals to amend any of the foregoing publicly announced prior to the date hereof, and the currently published administrative practices of the Irish Revenue Commissioners. Taxation laws are subject to change, from time to time, and no representation is or can be made as to whether such laws will change, or what impact, if any, such changes will have on the statements contained in this summary. SkillSoft has assumed, for the purposes of this summary, that any proposed amendments will be enacted in the form proposed. No assurance is or can be given that proposed amendments will be enacted as proposed, or that legislative or judicial changes, or changes in administrative practice, will not modify or change the statements expressed herein.

As mentioned, this summary is of a general nature only and does not discuss all aspects of Irish taxation that may be relevant to a particular Irish holder of SkillSoft Shares or SkillSoft ADSs.

US SkillSoft Securityholders will not be subject to Irish CGT on the disposal of SkillSoft ADSs or SkillSoft Shares provided that at the time of disposal: (i) SkillSoft ADSs are quoted on NASDAQ or (ii) SkillSoft Shares do not derive the greater part of their value from land, buildings, minerals, or mineral or exploration rights in Ireland.

Holders of SkillSoft Shares or SkillSoft ADSs are advised to consult their own tax advisors with respect to the application of Irish taxation laws to their particular circumstances in relation to the Scheme.

The summary only applies to SkillSoft Shareholders or SkillSoft ADS holders that legally and beneficially hold their SkillSoft Shares or SkillSoft ADSs as capital assets, and does not address special classes of holders of SkillSoft Shares or SkillSoft ADSs, including, but not limited to dealers in securities, insurance companies, pension schemes, employee share ownership trusts, collective investment undertakings, charities, tax exempt organisations, financial institutions and close companies, each of which may be subject to special rules not discussed below.

8.2	Irish Tax Consideration of Irish Holders of SkillSoft Shares or SkillSoft ADSs

This paragraph 8.2 applies to Irish Holders. For Irish taxation purposes, Irish Holders of ADSs will be treated as the owner of the underlying SkillSoft Shares represented by those ADSs.

8.3	Acceptance of Consideration

Irish Holders who, under the Scheme, dispose of their SkillSoft Shares or SkillSoft ADSs will be subject to Irish Capital Gains Tax (“CGT”) (in the case of individuals) or Irish corporation tax on chargeable gains (in the case of companies where the disposal does not fall within the Irish substantial shareholding exemption) to the extent that the proceeds realised from such disposition exceed the base cost (indexation may apply to increase the base cost of acquisitions of shares made prior to 1 January 2003) of their SkillSoft Shares or SkillSoft ADSs plus incidental acquisition and selling expenses. The current rate of tax applicable to such chargeable gains is 25 per cent.

Irish Holders who have unused capital losses from other sources in current, or any previous, tax year can generally apply such losses to reduce chargeable gains realised on the disposal of their SkillSoft Shares or SkillSoft ADSs.

Where proceeds are received in a currency other than Euro they must be translated into Euro amounts to calculate the amount of the chargeable gain or loss. Similarly, acquisition or disposal costs denominated in a currency other than Euro must be translated at the date of acquisition or disposal into Euro amounts.

Individual Irish Holders are entitled to an annual exemption of €1,270 which may have the effect of reducing their CGT liability. Irish Holders are required, under Ireland’s self assessment system, to make a tax return reporting any chargeable gains arising to them in a particular tax year.

Irish Holders who realise a loss on the disposition of SkillSoft Shares or SkillSoft ADSs will generally be entitled to offset such capital losses against chargeable gains realised from other sources in determining their CGT liability or liability to corporation tax on chargeable gains in a year. Indexation cannot increase a capital loss (or turn a gain into a loss). Capital losses which remain unrelieved in a year may generally be carried forward and applied against chargeable gains realised in future years.

8.4	Stamp Duty

No Irish stamp duty will be payable by a holder of SkillSoft Shares or SkillSoft ADSs in relation to the disposal of SkillSoft Shares under the Scheme.

9.	US FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes certain material US federal income tax considerations of the Scheme generally relevant to holders of SkillSoft Shares who are US Shareholders (as defined below), assuming that the Scheme is consummated. For US federal income tax purposes, ownership of a SkillSoft ADS is the equivalent of ownership of a SkillSoft Share, and references to SkillSoft Shares and SkillSoft Shareholders in this discussion will also include SkillSoft ADSs and holders of SkillSoft ADSs, respectively. This discussion is based upon interpretations of the Internal Revenue Code, or Code, Treasury Regulations promulgated under the Code and judicial decisions and administrative rulings as of the date of this document, all of which are subject to change or differing interpretations, including changes and interpretations with retroactive effect. The discussion below does not address all US federal income tax consequences or any state, local or foreign tax consequences of the Scheme. The tax treatment of SkillSoft Shareholders may vary depending upon each SkillSoft Shareholder’s particular situation. This discussion does not apply to SkillSoft Shareholders who received SkillSoft Shares pursuant to the exercise of employee share options, warrants or otherwise as compensation. Also, this discussion does not apply to SkillSoft Shareholders subject to special treatment, including:

•	brokers and dealers in securities or foreign currency;

•	traders in securities that elect to use the mark-to-market method of accounting;

•	tax-exempt entities;

•	banks and thrifts and other financial institutions;

•	regulated investment companies;

•	pension plans;

•	insurance companies;

•	persons subject to the US alternative minimum tax;

•	persons that hold their SkillSoft Shares in a tax deferred account;

•	persons that hold SkillSoft Shares as part of a “straddle,” a “hedge,” a “constructive sale” transaction, a “conversion transaction,” a “synthetic security” or other integrated investment;

•	persons that own, actually or through certain “constructive ownership” rules, 10 per cent. or more of the outstanding SkillSoft Shares;

•	persons that have a “functional currency” other than the US dollar; and

•	persons that hold SkillSoft Shares through pass-through entities.

This discussion also does not address the US federal income tax consequences of the Scheme to holders of SkillSoft Shares who do not hold such shares as a capital asset, which is generally property held for investment, and does not address tax consequences of the Scheme to SkillSoft Shareholders who are not US Shareholders (as defined below).

For purposes of this discussion, a US Shareholder is any beneficial owner of SkillSoft Shares who, for US federal income tax purposes, is:

•	a US citizen or resident individual;

•

a corporation (or any other entity treated as a corporation for US federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to US federal income taxation regardless of its source; or

•

a trust, if (1) a US court is able to exercise primary supervision over the administration of the trust and one or more US persons have the authority to control all the substantial decisions of the trust, or (2) the trust has a valid election in effect under current Treasury Regulations to be treated as a US person.

For investors who own SkillSoft Shares through a partnership or an entity treated as a partnership for US federal income tax purposes, the US federal income tax treatment will generally depend upon the status of the partner and the activities of the partnership. Such investors should consult their own tax advisor as to their particular tax consequences.

This discussion assumes that SkillSoft is not a “controlled foreign corporation” within the meaning of Section 957 of the Code. In general, a foreign corporation is considered a controlled foreign corporation (“CFC”), if “United States shareholders” own or are deemed to own more than 50 per cent. of the total combined voting power of all classes of voting stock of such foreign corporation, or the total value of all stock of such corporation. A “United States shareholder” is a United States person who owns or is deemed to own at least 10% of the total combined voting power of all classes of stock of the foreign corporation entitled to vote. Special rules apply to United States shareholders of a CFC. For purposes of determining whether a corporation is a CFC, shares owned include shares considered owned by application of certain constructive ownership rules. Because the attribution rules are complicated and depend on the particular facts relating to each stockholder, US Shareholders are urged to consult with their own tax advisors regarding the application of the CFC rules.

This discussion also assumes that SkillSoft is not a “passive foreign investment company” within the meaning of Section 1297 of the Code. The rules governing PFICs can have adverse tax effects on US Shareholders. While SkillSoft does not believe that is a PFIC, it has not determined, and it does not currently intend to determine, whether it is or has been a PFIC for US federal income tax purposes.

SkillSoft will be classified as a PFIC for US federal income tax purposes if, for any taxable year, either:

(a) 75 per cent. or more of its gross income consists of certain types of passive income, or

(b) the average value, or in some cases adjusted tax basis, of its passive assets is 50 per cent. or more of the value of all of its assets.

If SkillSoft is classified as a PFIC in any taxable year with respect to which a US Shareholder is a shareholder, it generally will continue to be treated as a PFIC with respect to such US Shareholder in all succeeding taxable years, regardless of whether it continues to meet the tests described above.

If SkillSoft is a PFIC, then dispositions of the SkillSoft Shares are, absent certain available elections to US Shareholders, generally subject to the highest applicable rate of tax on ordinary income in effect and to an interest charge based on the value of the tax deferred during the period during which the shares are owned.

No assurance can be given that SkillSoft will not be treated as a PFIC for the current taxable year. Moreover, US Shareholders should be aware that SkillSoft does not intend to provide US Shareholders with information as to its status as a PFIC or to comply with any record keeping, reporting or other requirements of the Code. US Shareholders should consult their tax advisors with respect to how the PFIC rules could affect their tax situation, including the advisability of making any election that may be available.

Consequences to US Shareholders

For US Shareholders, the Scheme will be a taxable event and each US Shareholder will recognize capital gain or loss with respect to its SkillSoft Shares, measured by the difference between the amount of Consideration received by such US Shareholder and such US Shareholder’s tax basis in its SkillSoft Shares. If a US Shareholder acquired SkillSoft Shares by purchase, the US Shareholder’s adjusted tax basis in SkillSoft Shares will generally equal the amount the US Shareholder paid for the relevant SkillSoft Shares, less any returns of capital that the US Shareholder might have received with regard to the relevant SkillSoft Shares. In the case of a US Shareholder who holds multiple blocks of SkillSoft Shares (i.e., blocks of SkillSoft Shares acquired separately at different times and/or prices), gain or loss and holding period must be calculated and accounted for separately for each block.

The gain or loss on the sale of SkillSoft Shares will constitute long-term capital gain or loss if the SkillSoft Shares have been held for more than one year as of the Effective Time. If a US Shareholder receiving long-term capital gain is an individual or other non-corporate shareholder, then the capital gain will generally be subject to tax at a maximum rate of 15 per cent. Short-term capital gains received by such shareholders will be subject to tax at ordinary income rates of up to 35 per cent. US Shareholders that are taxable as corporations for US federal income tax purposes will generally be subject to 35 per cent. tax on any gain (whether long-term or short-term) from the sale or exchange of SkillSoft Shares. A US Shareholder may deduct capital losses only to the extent that the US Shareholder has capital gains in a given tax year, plus up to US$3,000 for individual US Shareholders.

In general, information reporting and backup withholding will apply to US Shareholders unless: (i) the payments are not made within the United States or through certain related financial intermediaries; (ii) the US Shareholder is an exempt recipient (such as a corporation); or (iii) in the case of backup withholding, the US Shareholder provides a correct taxpayer identification number and makes appropriate certifications, or otherwise establishes an exemption from, backup withholding tax requirements. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against the US Shareholder’s US federal income tax liability, provided that the required information is furnished to the IRS by the US Shareholder. US Shareholders are urged to consult their tax advisors regarding the imposition of backup withholding and information reporting with respect to distributions on or dispositions of their SkillSoft Shares.

The discussion above is not tax advice, and it is not a complete analysis or description of every potential US federal income tax consequence or any other tax consequence of the Scheme. In addition, the summary does not address US federal income tax consequences that may vary with, or are contingent on, individual circumstances, nor does it address any US non-income, state, local or non-US tax consequences. Accordingly, each SkillSoft Shareholder is urged to consult with his, her or its own tax advisor to determine the particular US federal, state, local and non-US tax consequences to it of the Scheme.

10.	MATERIAL CHANGES

10.1	Save as disclosed in this document, the directors of SSI Investments are not aware of any material change in the financial or commercial position of SSI Investments since incorporation.

10.2	The directors of SkillSoft are not aware of any material change in the financial or trading position of SkillSoft since 31 January 2010 (the date to which the last published audited accounts of SkillSoft were prepared).

10.3	Save as disclosed in this document there has been no material change in information previously published by SkillSoft or SSI Investments in connection with the Revised Acquisition since the commencement of the Offer Period.

11.	CONSENTS

11.1	Credit Suisse has given and not withdrawn its written consent to the inclusion in this document of the references to its name in the form and context in which they appear.

11.2	Morgan Stanley has given and not withdrawn its written consent to the inclusion in this document of the references to its name in the form and context in which they appear.

11.3	Ernst & Young LLP has given and not withdrawn its written consent to the inclusion in this document of its report dated 25 March 2010 with respect to the consolidated financial statements of SkillSoft included in Part VII.

12.	APPRAISAL RIGHTS

If the Scheme is approved by Scheme Shareholders at the Adjourned Court Meeting and sanctioned by the High Court, then, subject to the Scheme becoming effective in accordance with its terms and the right of a Scheme Shareholder to appeal the decision of the High Court to sanction the Scheme, the Scheme will be binding on all SkillSoft Shareholders, including those Scheme Shareholders who did not vote or who voted against it at the Adjourned Court Meeting. Only those Scheme Shareholders who attend and are heard at the Court Hearing will have the right to appeal the High Court’s decision to sanction the Scheme to the Irish Supreme Court. SkillSoft Shareholders will have no right to seek a court appraisal of the value of SkillSoft Shares. If the Scheme becomes effective, all Scheme Shareholders will receive the same Consideration per Scheme Share.

13.	REGULATORY APPROVALS

Under the provisions of the HSR Act and the equivalent laws of Germany and Austria, SkillSoft and SSI Investments must not complete the Revised Acquisition until SkillSoft and SSI Investments have made certain filings with the Federal Trade Commission and the United States Department of Justice and with the respective trade commissions of Germany and Austria, and the applicable waiting period(s) have expired or been terminated.

SkillSoft and SSI Pooling, L.P. filed pre-merger notifications with the US antitrust authorities pursuant to the HSR Act on 25 February 2010. The US antitrust authorities terminated the mandatory waiting period under the HSR Act on 5 March 2010.

The parties have made similar filings with the equivalent German and Austrian authorities. On 26 March 2010, the German Federal Cartel Office issued a clearance letter regarding the Original Acquisition, which clearance also applies to the Revised Acquisition, and on 3 April 2010, the Austrian Federal Competition Authority terminated the mandatory waiting period. On 5 March 2010 SkillSoft and SSI Investments made a notice filing in Brazil and the Brazilian Secretariat of Economic Monitoring and the Secretariat of Economic Law of the Ministry of Justice issued a report on 16 March 2010 recommending that the Original Acquisition be approved without conditions. SkillSoft and SSI Investments do not believe that any other foreign antitrust approvals are required to consummate the Revised Acquisition.

In addition, under the Act, the High Court must sanction the Scheme and confirm the reduction of SkillSoft’s capital.

14.	SOURCES AND BASES OF INFORMATION

14.1	The financial information on SkillSoft is extracted from the audited financial statements of SkillSoft for the fiscal years ended 31 January 2010, 2009 and 2008 respectively.

14.2	The value of the entire issued and to be issued ordinary share capital of SkillSoft is based upon 95,330,356 SkillSoft Shares in issue and 11,511,858 SkillSoft Shares issuable to SkillSoft Optionholders under the SkillSoft Share Option Plans on 8 April 2010.

14.3	Unless indicated otherwise, references to a percentage of SkillSoft Shares are based on the number of SkillSoft Shares in issue on 8 April 2010 but do not include any shares issuable to SkillSoft Optionholders under the SkillSoft Share Option Plans.

14.4	Unless otherwise stated, all prices for SkillSoft Shares have been derived from NASDAQ and represent Closing Prices on the relevant date.

15.	OTHER INFORMATION

15.1	Save for the voting undertakings described in paragraph 6 of Part I (Letter of Recommendation from the Board of SkillSoft) and paragraph 7 of Part II (Letter from SSI Investments) of this document, no agreement, arrangement or understanding (including any compensation arrangement) having any connection with or dependence upon the Revised Acquisition exists between SSI Investments or any person Acting in Concert with SSI Investments or any of its associates and any of the directors or recent directors, shareholders or recent shareholders of SkillSoft or persons interested or recently interested in relevant securities of SkillSoft. In this paragraph 15.1, “recent” means within the disclosure period.

15.2	No agreement, arrangement or understanding exists whereby ownership of any SkillSoft Shares acquired in pursuance of the Revised Acquisition will be transferred to any other person.

15.3	Save for the matters disclosed in paragraph 15.1 of this Part VIII (Additional Information), no Arrangement exists between the Investor Group or SSI Investments, or any person Acting in Concert with the Investor Group or SSI Investments, and any other person. So far as the directors of SSI Investments are aware, there are no Arrangements between other associates of the Investor Group or SSI Investments and any other person.

15.4	Save as contemplated by the matters discussed in paragraph 6 of Part I (Letter of Recommendation from the Board of SkillSoft) and paragraph 7 of Part II (Letter from SSI Investments), no Arrangement exists between SkillSoft, or any person who is an associate of SkillSoft (within the meaning of any of the paragraphs (a) to (d) of the definition of ‘associate’ set out in paragraph 5.1(iii) of this Part VIII (Additional Information)), and any other person. So far as the directors of SkillSoft are aware, there are no Arrangements between other associates of SkillSoft and any other person.

15.5	Subject to the terms of the Transaction Agreement, each of SkillSoft and SSI Investments will pay its own expenses in connection with the Revised Acquisition except that (i) SkillSoft will pay the cost of, and expenses associated with, the printing, publication and posting of the acquisition documents and (ii) SSI Investments will pay the Panel’s document charge.

15.6	For the purpose of the Takeover Rules, each of the following persons is regarded as Acting in Concert with SSI Investments in connection with the Revised Acquisition:

(i)	the directors of SSI Investments;

(ii)	SSI Investments II Limited, a private limited company, having its registered office at Block 3, the Harcourt Centre, Harcourt Road, Dublin 2, Ireland (the holding company of SSI Investments);

(iii)	SSI Investments I Limited, a private limited company, having its registered office at Block 3, the Harcourt Centre, Harcourt Road, Dublin 2, Ireland (an indirect holding company of SSI Investments);

(iv)	SSILuxCo S.à.r.l., a société à responsabilité limitée, having its registered office at 65, boulevard Grande Duchesse Charlotte, L-1331 Luxembourg, Grand Duchy of Luxembourg (the ultimate holding company of SSI Investments);

(v)	SSILuxCo II S.à.r.l., a société à responsibilité limitée, having its registered office at 65, boulevard Grande Duchesse Charlotte, L-1331 Luxembourg, Grand Duchy of Luxembourg (an indirect holding company of SSI Investments);

(vi)	SSI Pooling, L.P., a Cayman Islands exempted limited partnership, having its registered office at 87 Mary Street, George Town, Grand Cayman KY1-9005, Cayman Islands (the holder of the shares in the ultimate holding company of SSI Investments);

(vii)	Advent International Corporation, a Delaware corporation, having its principal executive offices at 75 State Street, Boston, MA 02109, United States (an associate of the ultimate holding company of SSI Investments);

(viii)	Bain Capital Partners, LLC, a Delaware limited liability company, having its principal executive offices at 111 Huntington Avenue, Boston, MA 02199, United States (an associate of the ultimate holding company of SSI Investments);

(ix)	Berkshire Partners LLC, a Massachusetts limited liability company, having its principal executive offices at 200 Clarendon Street, Boston, MA 02116, United States (an associate of the ultimate holding company of SSI Investments);

(x)	Stockbridge Partners LLC, a Delaware limited liability company, having its principal executive offices at 200 Clarendon Street, Boston, MA 02116, United States (an associate of the ultimate holding company of SSI Investments);

(xi)	Stockbridge Fund, L.P., a Delaware limited partnership, having its principal executive offices at 200 Clarendon Street, Boston, MA 02116, United States (an associate of the ultimate holding company of SSI Investments);

(xii)	Morgan Stanley & Co. Incorporated, a Delaware corporation, having its principal executive offices at 1585 Broadway, 36th Floor, New York, New York 10036, United States (financial advisor to SSI Investments and the Investor Group);

(xiii)	Barclays Capital Inc., a Connecticut corporation, having its principal executive offices at 745 Seventh Avenue, New York, New York 10019, United States (financial advisor to SSI Investments and the Investor Group);

(xiv)	partners and members of the professional staff of Mason Hayes+Curran (Irish legal advisor to SSI Investments) who are actively engaged in relation to the Scheme or who are customarily engaged in the affairs of SSI Investments or who have been engaged in those affairs since 12 February 2008; and

(xv)	partners and members of the professional staff of Ropes & Gray LLP (US legal advisor to SSI Investments) who are actively engaged in relation to the Scheme or who are customarily engaged in the affairs of SSI Investments or who have been engaged in those affairs since 12 February 2008.

15.7	For the purpose of the Takeover Rules, each of the following persons is regarded as Acting in Concert with SkillSoft in connection with the Revised Acquisition:

(i)	the directors of SkillSoft;

(ii)	Credit Suisse (financial advisor to SkillSoft) and any persons (other than exempt market makers or exempt fund managers) controlling, controlled by, or under the same control as Credit Suisse;

(iii)	partners and members of the professional staff of Ernst & Young (auditors to SkillSoft) who are actively engaged in relation to the Scheme or who are customarily engaged in the affairs of SkillSoft or who have been engaged in those affairs since 12 February 2008;

(iv)	partners and members of the professional staff of William Fry (Irish legal advisor to SkillSoft) who are actively engaged in relation to the Scheme or who are customarily engaged in the affairs of SkillSoft or who have been engaged in those affairs since 12 February 2008;

(v)	partners and members of the professional staff of Wilmer Cutler Pickering Hale and Dorr LLP (US legal advisor to SkillSoft) who are actively engaged in relation to the Scheme or who are customarily engaged in the affairs of SkillSoft or who have been engaged in those affairs since 12 February 2008; and

(vi)	Georgeson (SkillSoft’s proxy solicitor) and any persons controlling, controlled by or under the same control as Georgeson.

16.	DOCUMENTS AVAILABLE FOR INSPECTION

Copies of the following documents will be available for inspection during usual business hours on any Business Day from the date of this document until the Effective Time at the offices of William Fry, Fitzwilton House, Wilton Place, Dublin 2, Ireland and Mason Hayes+Curran, South Bank House, Barrow Street, Dublin 4, Ireland:

16.1	the Rule 2.5 Announcement made on 12 February 2010, the Increase Announcement made on 31 March 2010 and all other announcements which have been made relating to the Revised Acquisition and are required to be placed on display pursuant to Rule 26(a) of the Takeover Rules;

16.2	this document dated 8 April 2010;

16.3	the Memorandum and Articles of Association of SkillSoft;

16.4	the Memorandum and Articles of Association of SSI Investments;

16.5	SkillSoft’s Annual report on Form 10-K for the fiscal year ended 31 January 2010;

16.6	SkillSoft’s Annual Report on Form 10-K for the fiscal year ended 31 January 2009;

16.7	SkillSoft’s Annual Report on Form 10-K for the fiscal year ended 31 January 2008;

16.8	Charles E. Moran’s service contract referred to in paragraph 7 of this Part VIII (Additional Information) and the letter of amendment to Charles E. Moran’s service contract referred to in paragraph 7 of this Part VIII (Additional Information);

16.9	the letters of consent referred to in paragraph 11 of this Part VIII (Additional Information);

16.10	the material contracts referred to in paragraph 6 of this Part VIII (Additional Information);

16.11	the voting undertakings and the affirmation of voting undertakings described in paragraph 6 of Part I (Letter of Recommendation from the Board of SkillSoft) to this document and paragraph 7 of Part II (Letter from SSI Investments) of this document;

16.12	the debt facilities agreements described in paragraph 5 of Part II (Letter from SSI Investments) of this document;

16.13	a full list of each entity’s holding and dealings in respect of which the Panel has consented to aggregation;

16.14	the Restated Expenses Reimbursement Agreement; and

16.15	the Transaction Agreement, as amended by the First Amending Agreement to the Transaction Agreement.

17.	SHAREHOLDER PROPOSALS

Proposals of SkillSoft Shareholders that are intended for possible inclusion in the proxy statement and form of proxy relating to SkillSoft’s 2010 Annual General Meeting must satisfy the conditions established by the SEC for such proposals and must be received at SkillSoft’s U.S. headquarters located at 107 Northeastern Boulevard, Nashua, New Hampshire 03062 no later than 5 May 2010 or, if the date of the 2010 Annual General Meeting is changed by more than 30 days from the corresponding date of the 2009 Annual General Meeting, proposals must be received by a reasonable time before SkillSoft mails its proxy materials for the 2010 Annual General Meeting.

If matters which SkillSoft Shareholders wish to present for action at the 2010 Annual General Meeting (other than matters included in SkillSoft’s proxy materials in accordance with Rule 14a-8 under the Exchange Act) are not received by SkillSoft by 19 July 2010 or, if the date of the 2010 Annual General Meeting is changed by more than 30 days from the corresponding date of the 2009 Annual General Meeting, a reasonable time before SkillSoft mails its proxy materials, the proxies that management solicits for the meeting will have discretionary authority to vote on the shareholders’ proposal if it is properly brought before the meeting.

18.	WHERE YOU CAN FIND MORE INFORMATION

SkillSoft is subject to the information filing requirements of the Exchange Act and, in accordance with the Exchange Act, is obligated to file with the Securities and Exchange Commission periodic reports, documents and other information relating to SkillSoft’s business, financial condition and other matters. These reports, documents and other information may be inspected at the Securities and Exchange Commission’s office at the public reference facilities of the Securities and Exchange Commission, which are located at Room 1024, Judiciary Plaza, at 450 Fifth Street, NW, Washington, D.C. 20549. Copies of these materials can be obtained, upon payment of the Securities and Exchange Commission’s customary charges, by writing to the Securities and Exchange Commission’s principal office at 450 Fifth Street, NW, Washington, D.C. 20549. All documents filed by SkillSoft with the Securities and Exchange Commission may be obtained for free at the Securities and Exchange Commission’s website at www.sec.gov. In addition, the documents filed with the Securities and Exchange Commission by SkillSoft may be obtained free of charge by directing such request to SkillSoft Public Limited Company, Investor Relations, 107 Northeastern Boulevard, Nashua, New Hampshire 03062, USA.

The Securities and Exchange Commission allows SkillSoft to “incorporate by reference” information into this document. This means that in lieu of providing certain information in this document, SkillSoft has instead referred you to another document previously filed with the Securities and Exchange Commission containing such information. This document refers you in particular to SkillSoft’s Annual Report on Form 10-K for the year ended 31 January 2010.

This document contains important information about SkillSoft.

The information incorporated by reference is deemed to be part of this document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this document will be deemed modified, superseded or replaced for purposes of this document to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced will not be deemed, except as so modified, superseded or replaced, to constitute a part of this document.

SkillSoft has supplied all information contained or incorporated by reference in this document relating to SkillSoft; SSI Investments has supplied all such information relating to SSI Investments; and Berkshire, Advent and Bain Capital Partners have supplied all such information relating to the Investor Group.

Documents to which SkillSoft makes reference herein are available from SkillSoft without charge, excluding all exhibits unless SkillSoft has specifically made reference to an exhibit in this document. Shareholders may obtain such documents by requesting them in writing at the following address:

SkillSoft Public Limited Company

107 Northeastern Boulevard

Nashua, New Hampshire 03062, USA

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS DOCUMENT TO VOTE ON THE MATTERS BROUGHT BEFORE THE ADJOURNED COURT MEETING AND THE ADJOURNED EGM. SKILLSOFT HAS NOT AUTHORISED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS DOCUMENT. THIS DOCUMENT IS DATED 8 APRIL 2010. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS DOCUMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THIS DOCUMENT TO THE SHAREHOLDERS NOR THE CONSUMMATION OF THE REVISED ACQUISITION AND THE SCHEME SHALL CREATE ANY IMPLICATION TO SKILLSOFT.

This document is dated 8 April 2010.

PART IX—DEFINITIONS

The following definitions apply throughout this document, with the exception of Part IV (The Scheme of Arrangement), unless the context requires otherwise:

the “Act”	the Companies Act 1963 of Ireland, as amended;

“Acting in Concert”	has the meaning given to that term in the Irish Takeover Panel Act 1997 as amended;

“Adjourned Court Meeting”	the meeting of the Scheme Shareholders (and any adjournment thereof) convened for 6 April 2010 and adjourned sine die and reconvened for 3 May 2010 by order of the High Court pursuant to Section 201 of the Act to consider and, if thought fit, approve the Scheme (with or without amendment);

“Adjourned Extraordinary General Meeting” or “Adjourned EGM”	the extraordinary general meeting of SkillSoft Shareholders (and any adjournment thereof) convened for 6 April 2010 and adjourned sine die and reconvened for 3 May 2010 in connection with the Revised Acquisition and the Scheme, expected to be held as soon as the preceding Adjourned Court Meeting shall have been concluded or adjourned;

“Adjourned Meetings”	the Adjourned Court Meeting and the Adjourned EGM;

“ADS”	American Depositary Shares representing SkillSoft Shares admitted to trading on NASDAQ;

“ADS cancellation fees”	US$0.05 per ADS;

“ADS Voting Instruction Card”	the voting instruction card sent to SkillSoft ADS holders along with this document to be used by SkillSoft ADS holders to instruct the Depositary on how to vote at the Adjourned Court Meeting and the Adjourned EGM (or, where the context so requires, the original voting instruction card sent to SkillSoft ADS holders with the scheme circular that was mailed on 12 March 2010);

“Advent”	Advent International Corporation;

“Affiliate”	with respect to any person, any other person controlling, controlled by or under common control with such person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a person whether through the ownership of voting securities, by contract or otherwise;

“Arrangement”	any indemnity or option arrangement and any agreement or understanding, formal or informal, of whatever nature between two or more persons, relating to relevant securities of the Investor Group or SSI Investments or SkillSoft which is or may be an inducement to one or more such persons to deal or refrain from dealing in such securities;

“associate”	has the meaning given to that term in the Takeover Rules as set out in paragraph 5.1 of Part VIII (Additional Information) of this document;

“Bain Capital Partners”	Bain Capital Partners, LLC;

“Barclays Capital”	Barclays Capital Inc.;

“Berkshire”	Berkshire Partners LLC;

“Board of SkillSoft” or “SkillSoft Board”	the board of directors of SkillSoft;

“Business Day”	any day other than a Saturday, Sunday, or a public holiday in Ireland or the State of New York;

“Cancellation Record Time”	10.00 p.m. (Irish Standard Time) on the day before the Court Hearing to sanction the Scheme;

“Cancellation Shares”	(i) the SkillSoft Shares in issue at the date of this document; (ii) any SkillSoft Shares issued after the date of this document and before the Voting Record Time; and (iii) any SkillSoft Shares issued at or after the Voting Record Time and before the Cancellation Record Time on terms that the holder thereof shall be bound by the Scheme, or in respect of which the original or any subsequent holder thereof agrees in writing to be bound by the Scheme; but excluding the Transfer Shares and the Designated Shares;

“Clearance”	all consents, clearances, permissions and waivers that need to be obtained, all applications and filings that need to be made and all waiting periods that may need to have expired, from or under the laws, regulations or practices applied by any Relevant Authority in connection with the implementation of the Scheme and/or the Revised Acquisition and, in each case, that constitute Conditions; and any reference to Conditions having been “satisfied” shall be construed as meaning that the foregoing have been obtained, or where appropriate, made or expired in accordance with the relevant Condition;

“Closing Price”	the closing price of a SkillSoft Share as derived from the NASDAQ list;

“Columbia”	Columbia Wanger Asset Management, L.P.;

“Companies Acts”	the Companies Acts 1963 to 2009 of Ireland;

“Competing Offer”	any offer or potential offer by a party other than SSI Investments (or an associate of SSI Investments or a party Acting in Concert with SSI Investments) for SkillSoft;

“Conditions”	the conditions of the Scheme and the Revised Acquisition set out in Part V (Conditions of the Revised Acquisition and the Scheme) and “Condition” means any one of the Conditions;

“Consideration”	the cash consideration of US$11.25 per SkillSoft Share payable to Scheme Shareholders for each SkillSoft Share cancelled or transferred pursuant to the Scheme;

“Court Hearing”	the hearing or hearings by the High Court of the petition to sanction the Scheme, confirm the associated reduction of capital of SkillSoft and grant the Court Order;

“Court Meeting”	the meeting of the Scheme Shareholders convened on 6 April 2010 by order of the High Court pursuant to Section 201 of the Act;

“Court Order”	the order or orders of the High Court sanctioning the Scheme under Section 201 of the Act and confirming the reduction of share capital under Sections 72 and 74 of the Act which forms part of the Scheme;

“Credit Suisse”	Credit Suisse Securities (USA) LLC;

“Depositary”	The Bank of New York Mellon;

“Deposit Agreement”	the Amended and Restated Deposit Agreement dated as of 4 September 2002 between SkillSoft, the Depositary and holders and beneficial owners of SkillSoft ADSs;

“Designated Shares”	means the seven SkillSoft Shares to be held by nominees appointed by SSI Investments on behalf of SSI Investments, in each case from a date prior to the date on which the Adjourned Court Meeting is held;

“directors of SSI Investments”	the board of directors of SSI Investments;

“Effective Date”	the date on which the Scheme becomes effective in accordance with its terms;

“Effective Time”	the time on the Effective Date at which the Court Order and a copy of the minute required by Section 75 of the Act are registered by the Registrar of Companies;

“Euro” or “€”	the currency unit of participating member states of the European Union as defined in Recital (2) of Council Regulation 974/98/EC on the introduction of the euro;

“Exchange Act”	the United States Securities Exchange Act of 1934, as amended;

“Expenses Reimbursement Agreement”	the expenses reimbursement agreement entered into between SkillSoft and SSI Investments on 11 February 2010;

“Extraordinary General Meeting” or “EGM”	the extraordinary general meeting of SkillSoft Shareholders convened on 6 April 2010 in connection with the Scheme;

“Federal Trade Commission”	United States Federal Trade Commission;

“Financial Accounting Standards Board”	United States Financial Accounting Standards Board;

“First Amending Agreement to the Transaction Agreement”	an agreement described in paragraph 8 of Part I (Letter of Recommendation from the Board of SkillSoft) of this document;

“Forms of Proxy”	the PINK Form of Proxy for the Court Meeting and/or the Adjourned Court Meeting (as the case may be), and the BLUE Form of Proxy for the EGM and/or the Adjourned EGM (as the case may be);

“Georgeson”	Georgeson Inc., proxy solicitor for SkillSoft;

“Hearing Date”	the date of the Court Hearing;

“High Court”	the High Court of Ireland;

“holding company”	has the meaning given to that term by Section 155 of the Act;

“HSR Act”	the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder;

“Increase Announcement”	the announcement made by SkillSoft and SSI Investments on 31 March 2010 pursuant to Rule 2.5 of the Takeover Rules, increasing the price payable under the Revised Acquisition to US$11.25;

“Internal Revenue Code”	United States Internal Revenue Code of 1986, as amended;

“Investor Group”	has the meaning given to that term in the Rule 2.5 Announcement;

“Investor Group Associates”	Stockbridge and Stockbridge Partners;

“Ireland”	Ireland excluding Northern Ireland and the word “Irish” shall be construed accordingly;

“Irish CGT” or “CGT”	Irish capital gains tax;

“Irish Holders”	holders of SkillSoft ADSs or SkillSoft Shares (as the case may be) that (i) beneficially own the SkillSoft ADSs or SkillSoft Shares (as the case may be) registered in their name; (ii) in the case of individual holders, are resident, ordinarily resident and domiciled in Ireland under Irish taxation laws; (iii) in the case of holders that are companies, are resident in Ireland under Irish taxation laws; and (iv) are not considered resident in any country other than Ireland for the purposes of any double taxation agreement entered into by Ireland;

“Irish Standard Time”	Irish Standard Time, as set out in the Standard Time (Amendment) Act 1971 and the Standard Time Act 1968;

“Latest Practicable Date”	2 April 2010 being the latest practicable date prior to publication of this document;

“Meetings”	the Court Meeting and the Extraordinary General Meeting;

“Morgan Stanley”	Morgan Stanley & Co. Incorporated;

“NASDAQ”	the market known as the NASDAQ Global Select Market on which SkillSoft ADSs are quoted;

“New SkillSoft Shares”	the SkillSoft Shares to be issued credited as fully paid up to SSI Investments and/or its nominees pursuant to the Scheme;

“Northern Ireland”	the counties of Antrim, Armagh, Derry, Down, Fermanagh and Tyrone on the island of Ireland;

“Offer Period”	the period commencing on 12 February 2010 (the date of the Rule 2.5 Announcement) and ending on the earlier of the Effective Date and/or the date on which the Scheme lapses or is withdrawn (or such other date as the Panel may decide or the Takeover Rules dictate);

“Original Acquisition”	the proposed acquisition by SSI Investments of SkillSoft at a price of US$10.80 per SkillSoft Share as described in the Rule 2.5 Announcement;

“Original Transaction Agreement”	the transaction agreement entered into between SkillSoft and SSI Investments on 11 February 2010;

“Overseas Shareholders”	SkillSoft Shareholders resident in, or citizens of, jurisdictions outside Ireland;

“Panel”	the Irish Takeover Panel;

“Registrar”	SkillSoft’s registrar, Computershare Investor Services (Ireland) Limited;

“Registrar of Companies”	the Registrar of Companies Ireland;

“Relevant Authority”	any Irish, United States, German or Austrian federal governmental commission, board, body, bureau, or other regulatory authority or agency, including courts and other judicial bodies; any competition, anti-trust or supervisory body or other governmental, trade or regulatory agency or body, securities exchange or any self-regulatory body or authority including any instrumentality or entity designed to act for or on behalf of any of the foregoing, in each case in any jurisdiction in which a member of the SkillSoft Group currently carries on a material part of the business of the Wider SkillSoft Group (as defined in Part V of this document);

“relevant securities”	has the meaning assigned by Rule 2.1(a) of Part A of the Takeover Rules, as set out in paragraph 5.1 of Part VIII (Additional Information);

“Representatives”	the directors, officers, employees, agents, investment bankers, financial advisors, legal advisors, accountants, brokers, finders, consultants or representatives of SkillSoft, SSI Investments, or any of their respective subsidiaries (as the case may be);

“Restated Expenses Reimbursement Agreement”	the agreement described in paragraph 7 of Part I (Letter of Recommendation from the Board of SkillSoft) of this document;

“Restricted Jurisdiction”	any jurisdiction in relation to which it would be unlawful for this document or the Forms of Proxy to be released, published or distributed, in whole or in part, in, into or from, including, for the avoidance of doubt, Canada, South Africa, Australia and Japan;

“Restricted Overseas Shareholder”	a SkillSoft Securityholder (including an individual, partnership, unincorporated syndicate, limited liability company, unincorporated organisation, trust, trustee, executor, administrator or other legal representative) in, or resident in, or any SkillSoft Securityholder whom SkillSoft believes to be in, or resident in, a Restricted Jurisdiction;

“Revised Acquisition”	the proposed revised recommended acquisition by SSI Investments of SkillSoft by means of the Scheme as described in this document;

“Rule 2.5 Announcement”	the announcement made by SkillSoft and SSI Investments pursuant to Rule 2.5 of the Takeover Rules on 12 February 2010;

“Scheme” or “Scheme of Arrangement”	the proposed scheme of arrangement under Section 201 of the Act (being the scheme of arrangement set forth in Part IV of the Proxy Statement of the Company dated 10 March 2010, with modifications as set forth in this document reflecting the increase to the consideration and the adjournment on 6 April 2010 of the originally-convened Court Meeting) and the proposed capital reduction under Sections 72 and 74 of the Act to effect the Revised Acquisition with or subject to any modifications, addition or condition approved or imposed by the High Court and agreed by SSI Investments and SkillSoft;

“Scheme Document” and “Revised Scheme Document”	this document dated 8 April 2010;

“Scheme Recommendation”	the unanimous recommendation of the SkillSoft Board that SkillSoft Shareholders vote in favour of the resolutions;

“Scheme Record Time”	10.00 p.m. (Irish Standard Time) on the last Business Day before the Effective Date;

“Scheme Shareholders”	the holders of Scheme Shares;

“Scheme Shares”	the Cancellation Shares and the Transfer Shares;

“Securities Act”	the United States Securities Act of 1933, as amended;

“Securities and Exchange Commission” or “SEC”	the United States Securities and Exchange Commission;

“SkillSoft” or the “Company”	SkillSoft Public Limited Company;

“SkillSoft ADS holders”	holders of SkillSoft ADSs;

“SkillSoft ADS” or “SkillSoft ADSs”	American Depositary Shares, each representing one SkillSoft Share;

“SkillSoft Articles”	the Articles of Association of SkillSoft;

“SkillSoft Employee Share Purchase Plan”	the 2004 SkillSoft Employee Share Purchase Plan;

“SkillSoft Group”	SkillSoft, any subsidiary of SkillSoft, any Holding Company of SkillSoft and any subsidiary of any such Holding Company;

“SkillSoft Non-Executive Directors”	the non-executive members of the board of directors of SkillSoft;

“SkillSoft Optionholders”	the holders of SkillSoft Options;

“SkillSoft Options”	all the outstanding options to subscribe for SkillSoft Shares pursuant to the SkillSoft Share Option Plans;

“SkillSoft Securityholders”	SkillSoft Shareholders and SkillSoft ADS holders;

“SkillSoft Share” or “SkillSoft Shares”	ordinary shares of €0.11 each in the capital of SkillSoft;

“SkillSoft Share Option Plans”	the Books24X7.com 1994 Stock Option Plan, the 1994 Share Option Plan, the 1996 Supplemental Stock Plan, the SkillSoft Corporation 1998 Stock Incentive Plan, the SkillSoft Corporation 2001 Stock Incentive Plan, the SkillSoft plc 2002 Share Option and the SkillSoft Public Limited Company 2001 Outside Director Plan;

“SkillSoft Shareholders” or “Shareholders”	the holders of SkillSoft Shares;

“SSI Investments’ Board” or “Board of SSI Investments”	Michael Ascione, Mark Commins, Timothy Franks, David Humphrey and Imelda Shine;

“SSI Investments”	SSI Investments III Limited, a private limited company incorporated in Ireland;

“Stockbridge”	Stockbridge Fund, L.P., an affiliate of Berkshire;

“Stockbridge Partners”	Stockbridge Partners LLC, an affiliate of Berkshire;

“subsidiary”	shall have the meaning given to that term by Section 155 of the Act;

“subsidiary undertaking”	shall have the meaning given to that term in the European Communities (Companies: Group Accounts) Regulation 1992;

“Takeover Rules”	the Irish Takeover Panel Act, 1997, Takeover Rules 2007, as amended;

“Third Party Transaction Proposal”	any proposal or offer for the acquisition of control (as defined in the Takeover Rules) of SkillSoft, or any other transaction that involves a change of control of SkillSoft through the acquisition of more than 50% of the voting and other equity securities of SkillSoft Shares (whether by acquiring any interest in SkillSoft Shares, or SkillSoft ADSs), or a disposal or acquisition of more than 50% of the assets of SkillSoft (taken as a whole) or a share exchange of SkillSoft Shares for shares in another company or body corporate;

“Transaction Agreement”	the Original Transaction Agreement, as amended by the First Amending Agreement to the Transaction Agreement, described in paragraph 8 of Part I (Letter of Recommendation from the Board of SkillSoft) of this document;

“Transfer Shares”	the SkillSoft Shares issued at or after the Cancellation Record Time and at or before the Scheme Record Time excluding, for the avoidance of doubt, the Designated Shares;

“United States”, “USA” or “US”	the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia and any other territory subject to its jurisdiction;

“US$” or “$” or “US dollars”	United States dollars and “US cent” shall mean one-hundredth of one US dollar;

“US GAAP”	Generally Accepted Accounting Principles in the United States; and

“Voting Record Time”	9.00 a.m. (Irish Standard Time) on 1 May 2010 or, if either the Adjourned Court Meeting or the Adjourned EGM is adjourned, 9.00 a.m. (Irish Standard Time) on the day which is two days before the date set for the relevant adjourned meeting.

All amounts contained within this document referred to by “€” refer to the Euro.

Any reference to any provision of any legislation shall include any provision in any legislation that amends, modifies, consolidates, re-enacts, extends or replaces the same. Any reference to any legislation is to Irish legislation unless specified otherwise.

Words importing the singular shall include the plural and vice versa and words importing the masculine gender shall include the feminine or neutral gender.

PART X—NOTICE OF ADJOURNED COURT MEETING

IN THE HIGH COURT NO. 2010/146 COS

IN THE MATTER OF SKILLSOFT PUBLIC LIMITED COMPANY

—and—

IN THE MATTER OF THE COMPANIES ACTS 1963 to 2009

NOTICE IS HEREBY GIVEN that by an initial order dated 10 March 2010 and by a further order dated 7 April 2010 made in the above matters, the High Court has directed that a meeting (which was adjourned on 6 April 2010 sine die) of the holders of the Scheme Shares (as defined in the proposed scheme of arrangement referred to below) be reconvened for the purpose of considering and, if thought appropriate, approving (with or without modification) a revised scheme of arrangement pursuant to Section 201 of the Companies Act 1963 proposed to be made between SkillSoft Public Limited Company (the “Company”) and the holders of the Scheme Shares (the “Scheme”) (and that such meeting will be held at Fitzwilton House, Wilton Place, Dublin 2, Ireland on 3 May 2010, at 9.00 a.m. (Irish Standard Time)), at which place and time all holders of the said shares are invited to attend.

A copy of the said revised scheme of arrangement, with the modifications proposed at the date hereof namely to reflect the increase to the consideration to be paid for each Scheme Share pursuant to the said scheme of arrangement and the said adjournment of the originally-convened Court Meeting, and a copy of the Explanatory Statement required to be furnished pursuant to Section 202 of the Companies Act 1963 are incorporated in the document of which this Notice forms part.

By the said order, the High Court has appointed Charles E. Moran or, failing him, Dr. Ferdinand von Prondzynski or, failing him, William F. Meagher to act as Chairman of the said meeting and has directed the Chairman to report the result thereof to the High Court.

The said revised scheme of arrangement will be subject to the subsequent sanction of the High Court.

Dated: 8 April 2010

William Fry

Fitzwilton House

Wilton Place

Dublin 2

Ireland

Solicitors for SkillSoft Public Limited Company

Statement of procedures

Entitlement to attend and vote

(i)	Only those Shareholders registered on the Register of Members of the Company:

•	at 9.00 a.m. (Irish Standard Time) on 1 May 2010; or

•	if the Adjourned Court Meeting is adjourned, at 9.00 a.m. (Irish Standard Time) on the day which is two days prior to that adjourned Court Meeting,

shall be entitled to attend and vote at the Adjourned Court Meeting, or, if relevant any adjournment thereof.

Attending in person

(ii)	The Adjourned Court Meeting will be held at Fitzwilton House, Wilton Place, Dublin 2, Ireland. If you wish to attend the Adjourned Court Meeting in person, you are recommended to attend at least 15 minutes before the time appointed for the holding of the Adjourned Court Meeting to allow time for registration. Please bring the Attendance Card attached to your Form of Proxy and present it at the shareholder registration desk before commencement of the Adjourned Court Meeting.

Appointment of proxies

(iii)	A SkillSoft Shareholder who is entitled to attend and vote at the Adjourned Court Meeting is entitled to appoint another person (whether a member of the Company or not) as their proxy to attend, speak and vote in their stead.

(iv)	A PINK Form of Proxy for use at the said Meeting is enclosed with this Notice. Completion and return of a Form of Proxy will not preclude a SkillSoft Shareholder from attending and voting in person at the said Meeting, or any adjournment thereof, if that SkillSoft Shareholder wishes to do so.

(v)	To be valid, a Form of Proxy, duly signed, and any power of attorney or their authority, if any, under which it is signed, must be returned by post to Computershare Investor Services (Ireland) Limited, Heron House, Corrig Road, Sandyford Industrial Estate, Dublin 18, Ireland, not less than 48 hours before the time appointed for the said Meeting but, if forms are not so lodged, they may be handed to the Chairman of the Adjourned Court Meeting before the start of the Adjourned Court Meeting and will still be valid. In the case of a corporation, the Form of Proxy must be either under its common seal or under the hand of an officer or attorney, duly authorized.

(vi)	In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) will be accepted to the exclusion of the vote(s) of the other joint holder(s) and for this purpose, seniority will be determined by the order in which the names stand in the Register of Members of the Company in respect of the joint holding.

(vii)	The completion and return of the Form of Proxy will not preclude a SkillSoft Shareholder from attending and voting at the Adjourned Court Meeting in person.

(viii)	Any alteration to the Form of Proxy must be initialed by the person who signs it.

(ix)	Terms shall have the same meaning in this Notice as they have in the proxy statement accompanying this Notice.

Issued shares and total voting rights

The total number of issued SkillSoft Shares on the date of this Notice is 95,330,356. The resolution at the Adjourned Court Meeting shall be decided on a poll. Every Scheme Shareholder shall have one vote for every SkillSoft Share carrying voting rights of which he, she or it is the holder. A Scheme Shareholder (whether present in person or by proxy) who is entitled to more that one vote need not use all his, her or its votes or cast all his, her or its votes in the same way. To be passed, the resolution requires the approval of a majority in number of Scheme Shareholders representing at least 75 per cent. in value of the Scheme Shares held by such holders voting in person or by proxy.

YOUR VOTE IS IMPORTANT

TO ENSURE YOUR REPRESENTATION AT THE ADJOURNED COURT MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY FORM AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE POSTAGE PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE RETURNED A PROXY.

PART XI—NOTICE OF ADJOURNED EXTRAORDINARY GENERAL MEETING

OF SKILLSOFT PUBLIC LIMITED COMPANY

NOTICE IS HEREBY GIVEN that the ADJOURNED EXTRAORDINARY GENERAL MEETING (“EGM”) of SkillSoft Public Limited Company (the “Company”) having been adjourned on 6 April 2010 will be reconvened at Fitzwilton House, Wilton Place, Dublin 2, Ireland, on 3 May 2010 at 9.15 a.m. (Irish Standard Time) (or as soon thereafter as the Adjourned Court Meeting (as defined in the document of which this Notice forms part) shall have been concluded or adjourned) for the purpose of considering and, if thought fit, passing the following resolutions of which resolutions 1 and 4 will be proposed as ordinary resolutions and resolutions 2 and 3 as special resolutions, it being also intended that the Chairman shall move an ordinary resolution at the commencement of the EGM substantially in the terms set out in Note 1 to this Notice:

1.	Ordinary Resolution: To approve the Scheme of Arrangement

That, subject to the approval by the requisite majorities of the Scheme of Arrangement (as defined in the document of which this Notice forms part) at the Adjourned Court Meeting, the Scheme of Arrangement (a print of which has been produced to this meeting and for the purposes of identification signed by the Chairman thereof) in its original form or with or subject to any modification, addition or condition approved or imposed by the High Court be approved and the directors of the Company be authorised to take all such action as they consider necessary or appropriate for carrying the Scheme of Arrangement into effect.

2.	Special Resolution: Cancellation of Cancellation Shares

That, subject to the passing of Resolution 1 (above) and to the confirmation of the High Court pursuant to Section 72 of the Companies Act 1963, the issued capital of the Company be reduced by cancelling and extinguishing all the Cancellation Shares (as defined in the Scheme of Arrangement) but without thereby reducing the authorised share capital of the Company and forthwith upon the said reduction of capital taking effect, the reserve credit arising in the books of account of the Company as a result of the cancellation of the Cancellation Shares be applied in paying up in full at par such number of New SkillSoft Shares as shall be equal to the aggregate of the number of Cancellation Shares cancelled pursuant to this Resolution, such New SkillSoft Shares to be allotted and issued to SSI Investments III Limited and/or its nominee(s) credited as fully paid up and free from all liens, charges, encumbrances, rights of pre-emption and any other third party rights of any nature whatsoever.

3.	Special Resolution: Amendment to Articles

That the Articles of Association of the Company be amended by adding the following new Article 119:

“119. Scheme of Arrangement

(a)	In these Articles, the “Scheme” means the scheme of arrangement dated 10 March 2010 between the Company and the holders of the Scheme Shares under Section 201 of the Companies Act 1963 in its original form or with or subject to any modification, addition or condition approved or imposed by the High Court and expressions defined in the Scheme and (if not so defined) in the document containing the explanatory statement circulated with the Scheme under Section 202 of the Companies Act 1963 shall have the same meanings in this Article.

(b)	Notwithstanding any other provision of these Articles other than Article 119(e), if any new Ordinary Shares are allotted or issued to any person (other than to SSI Investments III Limited incorporated in Ireland, (company number 480477) (“SSI Investments”) or its nominee(s) (holding on bare trust for SSI Investments)) on or after the Voting Record Time and prior to the Scheme Record Time, such shares shall be allotted and issued subject to the terms of the Scheme and the holder or holders of those shares, subject to the Scheme becoming effective, shall be bound by the Scheme accordingly.

(c)	Notwithstanding any other provision of these Articles other than Article 119(e), if any new Ordinary Shares are or have been allotted or issued to any person (a “new member”) (other than (i) shares subject to the Scheme or (ii) shares allotted or issued to SSI Investments or any subsidiary undertaking of SSI Investments or anyone acting on behalf of SSI Investments (holding on bare trust for SSI Investments)), SSI Investments may, provided the Scheme has become effective, have such shares transferred immediately, free of all encumbrances, to SSI Investments and/or its nominee(s) (holding on bare trust for SSI Investments) in consideration of and conditional on the payment by SSI Investments to the new member of the amount of cash to which the new member would have been entitled under the terms of the Scheme had such shares transferred to SSI Investments hereunder been Scheme Shares at the Scheme Record Time, such new SkillSoft Shares to rank pari passu in all respects with all other SkillSoft Shares for the time being in issue and ranking for any dividends or distributions made, paid or declared thereon following the date on which the transfer of such new SkillSoft Shares is executed.

(d)	In order to give effect to any such transfer required by this Article 119, but subject to the Scheme becoming effective the Company may appoint any person to execute and deliver a form of transfer on behalf of, or as attorney for, the new member in favour of SSI Investments and/or its nominee(s) (holding on bare trust for SSI Investments). Pending the registration of SSI Investments as a holder of any share to be transferred under this Article 119, the new member shall not be entitled to exercise any rights attaching to any such share unless so agreed by SSI Investments and SSI Investments shall be irrevocably empowered to appoint a person nominated by the directors of SSI Investments to act as attorney or agent on behalf of any holder of that share in accordance with any directions SSI Investments may give in relation to any dealings with or disposal of that share (or any interest in it), the exercise of any rights attached to it or receipt of any distribution or other benefit accruing or payable in respect of it and any holder(s) of that share must exercise all rights attaching to it in accordance with the directions of SSI Investments. The Company shall not be obliged to issue a certificate to the new member for any such share.

(e)	This Article 119 will cease to have effect where the Scheme has not become effective by 16 July 2010 or such later date, if any, as the Company and SSI Investments with, if required, the consent of the Panel, may have agreed and, if required, the High Court may have allowed.”

4.	Ordinary Resolution: Adjournment of the Adjourned EGM

That the Adjourned EGM be adjourned if necessary and at the discretion of the Chairman of the meeting to solicit additional proxies in favour of approval of the resolutions to be considered at the Adjourned EGM.

By order of the Board	SkillSoft Public Limited Company
Registered Office:
Belfield Office Park
Clonskeagh
Dublin 4
Ireland
Charles E. Moran Chairman of the Board

Dated: 8 April 2010

NOTES:

1.

“That, for the avoidance of doubt, references to “Scheme of Arrangement” or “Scheme” in resolutions 1, 2 and 3 are and shall be to the scheme of arrangement set out in the proxy statement dated 10 March 2010 sent by the Company to its shareholders together with the modifications reflecting the increase to the consideration to be paid for each Scheme Share and the adjournment on 6 April 2010 of the originally-convened Court Meeting and restated and incorporated in the scheme of arrangement set forth in Part IV of this document of which this Notice forms part and resolutions 1, 2 and 3 shall be amended accordingly.”

2.	Those holders of ordinary shares whose names appear in the Register of Members of SkillSoft (“Members”) on 7 April 2010 are entitled to receive notice of the Meeting or any adjournment of the Meeting. In addition, Members as of 9.15 a.m. (Irish Standard Time) on 1 May 2010 (or in the case of an adjournment as of 48 hours before the time of the adjourned meeting) are entitled to attend and vote at the Meeting and any adjournment of the Meeting. Members may obtain directions to the location of the Meeting by contacting SkillSoft PLC at: 603-324-3000.

3.	Holders of SkillSoft’s American Depositary Shares (“ADSs”) may not vote at the Meeting; however, The Bank of New York Mellon, as depositary for the ordinary shares underlying and represented by the ADSs, has the right to vote all of the ordinary shares represented by ADSs, subject to certain limitations described in the proxy statement accompanying this notice. Voting of the ADSs is more fully described in the proxy statement accompanying this Notice. The Bank of New York Mellon has set 3 March 2010, which is the same date as the record date set by SkillSoft (for holders of ADSs), as the record date for the determination of those holders of ADSs representing such ADSs entitled to give instructions for the exercise of voting rights at the Meeting or any adjournment of the Meeting.

4.	A Member entitled to attend and vote at the Meeting may appoint a proxy or proxies to attend, speak and vote in his, her or its place. A proxy does not need to be a Member of SkillSoft. To be valid, The Form of Proxy duly completed and signed together with any power of attorney or other authority under which it is executed or a notarially certified copy thereof must be deposited with SkillSoft’s Registrars, Computershare Investor Services (Ireland) Limited, Heron House, Corrig Road, Sandyford Industrial Estate, Dublin 18, Ireland not less than 48 hours before the time appointed for the holding of the Meeting (not later than 9.15 a.m. (Irish Standard Time) on 1 May 2010) or adjourned Extraordinary General Meeting. A Member is not precluded from attending the Meeting and from speaking or voting at the Meeting even if the Member has completed a Form of Proxy. In the event that the Meeting is adjourned to a date that is less than seven days after the date of the Meeting, the Form of Proxy may be deposited with SkillSoft’s Secretary at the commencement of the adjourned meeting.

5.	If the Form of Proxy is properly executed and returned to SkillSoft’s Registrars, it will be voted in the manner directed by the member executing it or, if no directions are given, will be voted (or withheld) at the discretion of the Chairman of the Adjourned Extraordinary General Meeting or any other person duly appointed as proxy by the member.

6.	In the case of a corporation the Form of Proxy must be either under its Common Seal or under the hand of an officer or attorney, duly authorised.

7.	In the case of joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other registered holders and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members in respect of the joint holding.

8.	Any alteration to the Form of Proxy must be initialed by the person who signs it.

9.	Terms shall have the same meaning in this notice as they have in the proxy statement accompanying this notice.

YOUR VOTE IS IMPORTANT

TO ENSURE YOUR REPRESENTATION AT THE ADJOURNED EXTRAORDINARY GENERAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY FORM AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE POSTAGE PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE RETURNED A PROXY.

ANNEXES

Annex A	Transaction Agreement

Annex B	First Amending Agreement to Transaction Agreement

Annex C	Restated Expenses Reimbursement Agreement

Annex D	Form of Voting Undertaking for SkillSoft Directors

Annex E	Form of Affirmation of Voting Undertaking for SkillSoft Directors

Annex F	Voting Undertaking for Columbia Wanger Asset Management, L.P.

Annex A

Execution Version

SSI INVESTMENTS III LIMITED

SKILLSOFT PLC

TRANSACTION AGREEMENT

William Fry Solicitors Fitzwilton House Wilton Place Dublin 2 www.williamfry.ie

© William Fry 2010

020533.0001.DMF/MAT

2

THIS AGREEMENT is made on 11 February 2010

BETWEEN:

SSI Investments III Limited

a company incorporated in Ireland

with registered number 480477

having its registered office

at Block 3, Harcourt Centre,

Harcourt Road, Dublin 2

(hereinafter called “SSI”)

-and-

SkillSoft plc

a company incorporated in Ireland

with registered number 148294

having its registered office

at Belfield Office Park,

Clonskeagh, Dublin 4

(hereinafter called “SkillSoft”)

BACKGROUND:

A.	SSI has agreed to make a proposal to acquire SkillSoft on the terms set out in the Rule 2.5 Announcement (as defined below).

B.	This Agreement sets out certain matters relating to the conduct of the Acquisition (as defined below) that have been agreed by the Parties.

THE PARTIES AGREE AS FOLLOWS:

SECTION 1.0—INTERPRETATION

1.1	Interpretation

Capitalised terms used in this Agreement are defined in Section 11.

SECTION 2.0—RULE 2.5 ANNOUNCEMENT, SCHEME AND OPTIONHOLDER PROPOSAL

2.1	Rule 2.5 Announcement

2.1.1	SSI confirms that its board of directors (or a duly authorised committee thereof) has approved the contents and release of the Rule 2.5 Announcement.

2.1.2

SkillSoft confirms that the Board unanimously considers that the terms of the Scheme are fair and reasonable and that the Board has unanimously resolved to recommend to SkillSoft Shareholders that they vote in favour of the Resolutions. The unanimous recommendation of the Board that SkillSoft Shareholders vote in favour of the Resolutions, and the related opinion of the financial advisors to the Board, are set out in the Rule 2.5 Announcement and shall be incorporated in the Scheme Document and any other document sent to SkillSoft Shareholders in connection with the Acquisition to the extent required by the Takeover Rules. Nothing in this Clause 2.1.2 shall require

3

SkillSoft or the Board to take, or procure the taking of, any action where the Board determines in good faith, after consultation with its outside legal counsel and its financial advisors, that their fiduciary duties require them not to take or procure the taking of such action.

2.1.3	Irrevocable undertakings in the Agreed Form, executed in favour of SSI by each of the members of the Board, in respect of inter alia their entire beneficial shareholding in SkillSoft, have been delivered to SSI at the date of this Agreement.

2.1.4	Concurrently with the execution of this Agreement, SkillSoft and SSI are executing and delivering the Expenses Reimbursement Agreement to the other Party.

2.1.5	Immediately following the release of the Rule 2.5 Announcement, SkillSoft shall use all reasonable efforts to assist SSI in obtaining irrevocable undertakings from certain of SkillSoft’s major institutional shareholders as agreed between the parties to vote in favour of the Acquisition at the Court Meeting and the EGM.

2.1.6	Forthwith upon the execution of this Agreement, SkillSoft shall, in accordance with, and for the purposes of, the Takeover Rules, procure the release of the Rule 2.5 Announcement to a RIS by no later than 9.30am United States Eastern Standard Time on 12 February 2010.

2.2	Scheme

2.2.1	SkillSoft and SSI agree to cooperate to put the Scheme to the SkillSoft Shareholders in the manner set out in Section 3.0 and, subject to the passing of the Resolutions, in each case by the requisite majorities, SkillSoft will, in the manner set out in Section 3.0, petition the High Court to sanction the Scheme so as to facilitate the implementation of the Acquisition. Each of the Parties shall use all of its reasonable efforts to adhere to the indicative timetable set forth in Schedule 1 hereto (the “Timetable”).

2.2.2	SSI agrees that it will participate in the Scheme, as proposed by SkillSoft to the SkillSoft Shareholders, and that it shall, subject to the requisite SkillSoft Shareholder and High Court approvals, effect the Acquisition through the Scheme on the terms set out in this Agreement and the Scheme.

2.2.3	Each of SSI and SkillSoft agree that it shall fully and promptly perform all of the obligations required of it in respect of the Acquisition on the terms set out in this Agreement and/or the Scheme and each will use all of its reasonable efforts to take such other steps as are reasonably required of it for the proper implementation of the Scheme, including, without limitation, those required of it pursuant to Clause 8.1 in connection with Completion.

2.3	SkillSoft Options

Subject to the posting of the Scheme Document in accordance with Clause 3.1, the Parties agree that the Optionholder Proposal will be made to SkillSoft Optionholders in respect of their SkillSoft Options and to the holders of purchase rights under the SkillSoft Employee Share Purchase Plan in accordance with Clause 4.2 and Rule 15 of the Takeover Rules.

SECTION 3.0—IMPLEMENTATION OF THE SCHEME

3.1	Responsibilities of SkillSoft

SkillSoft shall:

3.1.1	be responsible for the preparation of (and, subject as hereinafter provided, entitled to determine the final form of) the Scheme Document and all other documentation necessary to effect the Scheme and to convene the EGM and Court Meeting;

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3.1.2	instruct a barrister (of senior counsel standing) (the identity of whom will be agreed in advance with SSI) and provide SSI and its advisors with the opportunity to attend any meetings with such barrister to discuss substantive matters pertaining to the Scheme and any issues arising in connection with it;

3.1.3	as promptly as practicable after the date of this Agreement, and in any event no later than 19 February 2010, SkillSoft shall prepare and, save as otherwise agreed or as hereinafter provided, cause to be filed with the SEC and the Panel the Scheme Document provided that neither SkillSoft nor any of its Representatives shall have any responsibility or liability for any failure to meet this date where SkillSoft has used all reasonable efforts to achieve this date or where the failure to do so was caused or contributed to by persons or circumstances outside of its control;

3.1.4	as promptly as practicable, notify SSI upon the receipt of any comments from the SEC, its staff or the Panel or any request from the SEC, its staff or the Panel for amendments or supplements to the Scheme Document and the related forms of proxy, shall cause all filings required on the part of SkillSoft to be delivered, insofar as lies within its powers of procurement, promptly to the SEC and provide SSI with copies of all written correspondence with the SEC, its staff or the Panel, and shall keep SSI reasonably informed (but not requiring either Party to communicate with the other or its Representatives more than once in any day) of all discussions between SkillSoft and its Representatives, on the one hand, and the SEC, its staff, or the Panel, on the other hand to the extent such written correspondence and/or discussions relate to the Scheme, the Scheme Document, this Agreement, the Expenses Reimbursement Agreement or any issue, matter, consent or approval sought from the SEC and/or the Panel in connection with the Scheme (but not, for the avoidance of doubt, relating to any Third Party Transaction Proposal or proposed change in the Scheme Recommendation in relation thereto) provided always that any correspondence or other information required to be provided under this Clause 3.1.4 may be redacted:

(a)	to remove references concerning the valuation of the businesses of SkillSoft;

(b)	as necessary to comply with contractual obligations; and

(c)	as necessary to address reasonable privilege or confidentiality concerns;

3.1.5	prior to filing or despatch of the Scheme Document, or any amendment or supplement thereto (other than any of the foregoing relating to any Third Party Transaction Proposal or proposed change in the Scheme Recommendation in relation thereto), with the SEC or the Panel, or responding to any comments of the SEC, its staff or the Panel with respect thereto, SkillSoft shall:

(a)	promptly provide SSI with a reasonable opportunity to review and comment on such document or response; and

(b)	promptly discuss with SSI and include in such document or response all comments reasonably and promptly proposed by SSI to the extent that it, acting reasonably, considers these to be appropriate; and

(c)	not file such document with the Panel or the SEC prior to receiving the approval of SSI, which approval shall not be unreasonably withheld, conditioned or delayed.

3.1.6	afford SSI reasonable opportunities to review and make comments on all documents prepared by SkillSoft for filing with the High Court in connection with the Scheme and will accommodate such comments to the extent it, acting reasonably, considers these to be appropriate and shall not file any such document with the High Court prior to receiving the approval of SSI, which approval shall not be unreasonably withheld, conditioned or delayed;

3.1.7

promptly and using all reasonable efforts to make all necessary applications to the High Court in connection with the implementation of the Scheme (including issuing appropriate proceedings requesting the High Court to order that the Court Meeting be convened as soon as possible following the publication of the Rule 2.5 Announcement), and using all reasonable efforts so as to ensure (insofar as possible) that these are made in accordance with the Timetable and in any event

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so as to ensure that the hearing of such proceedings occurs as soon as practicable in order to facilitate the despatch of the Scheme Document and seek such directions of the High Court as it considers necessary or desirable in connection with such Court Meeting;

3.1.8	procure the publication of the requisite advertisements and despatch of the Scheme Document (in a form acceptable to the Panel) and the forms of proxy for the use at the Court Meeting and the EGM (the form of which shall be agreed between the Parties) to SkillSoft Shareholders on the register of members of SkillSoft on the record date agreed with the High Court, as soon as possible and in any event within three (3) Business Days after the approval of the High Court to despatch the documents being obtained, and to the SkillSoft Optionholders and the holders of purchase rights under the SkillSoft Employee Share Purchase Plan on such date, for information only, as soon as is reasonably practicable after the approval of the High Court to despatch the documents being obtained, and thereafter shall publish and/or post such other documents and information (the form of which shall be agreed between the Parties) as the High Court may approve or direct from time to time in connection with the implementation of the Scheme in accordance with applicable law as soon as possible and in any event within two (2) Business Days after the approval of the High Court to publish or post such documents being obtained provided that neither SkillSoft nor any of its Representatives shall have any responsibility or liability for any failure to meet any of the timelines provided for in this Clause 3.1.8 where SkillSoft has used all reasonable efforts to achieve this date or where the failure to do so was caused or contributed to by persons or circumstances outside of its control;

3.1.9	subject to the obligations of the Board under the Takeover Rules, and unless the Board determines in good faith after consultation with its outside legal counsel and its financial advisors that the Board’s fiduciary duties require otherwise, will procure that the Scheme Document shall include the Scheme Recommendation;

3.1.10	include in the Scheme Document a notice convening the EGM to be held immediately following the Court Meeting to consider and, if thought fit, approve the EGM Resolutions;

3.1.11	prior to the Court Meeting, keep SSI informed on a daily basis in the two (2) weeks prior to the Court Meeting, of the number of proxy votes received in respect of resolutions to be proposed at the Court Meeting and/or the EGM and the identity of the SkillSoft Shareholders who have cast such votes;

3.1.12	subject to Clause 3.5, hold the Court Meeting and the EGM on the date set out in the Scheme Document or such later date as may be agreed in writing between the Parties, and in such a manner as shall be approved by the High Court and propose the Resolutions without any amendments, unless such amendments have been agreed in writing with SSI;

3.1.13	promptly following the Court Meeting and the EGM (assuming approval of the Resolutions by the requisite majorities), present the Petition to the High Court and issue a notice of motion for directions and file any grounding affidavits required requesting the High Court to issue directions in relation to the hearing of the Petition;

3.1.14	promptly after the issue of directions by the High Court, take steps to comply with the same and proceed with the Petition to obtain the Court Order and take any other action reasonably necessary to make the Scheme effective including reconvening the Court Meeting and other necessary shareholder meetings if so required by the High Court;

3.1.15	subject to the obligations of the Board under the Takeover Rules, and unless the Board determines in good faith after consultation with its outside legal counsel and its financial advisors that the fiduciary duties of the Board require them to do otherwise, use all reasonable efforts to achieve satisfaction of all of the Conditions as soon as practicable before 16 July 2010;

3.1.16	following the Court Meeting and EGM, assuming the Resolutions are duly passed (including by the requisite majorities required under Section 201 of the Act in the case of the Court Meeting), shall

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take all necessary steps on the part of SkillSoft and prepare and issue, serve and lodge all such court documents and seek the sanction of the High Court to the Scheme as soon as possible thereafter;

3.1.17	save in respect of any SkillSoft Shares issued for the purpose of satisfying the exercise of a SkillSoft Option set out in the Options Schedule or purchase rights granted under the SkillSoft Employee Share Purchase Plan, not allot any SkillSoft Shares between the Court Meeting Record Time and the Effective Time; and

3.1.18	take such other steps as are reasonably required of it for the proper implementation of the Scheme, including, without limitation, those required of it pursuant to Clause 8.1 in connection with Completion.

3.2	Responsibilities of SSI

SSI shall:

3.2.1	if required, undertake to the High Court to be bound by the terms of the Scheme insofar as it relates to SSI;

3.2.2	use all reasonable endeavours to procure that any Relevant Entity, identified as having any interest in any SkillSoft Shares or ADSs shall exercise all rights in respect of its Shares and/or ADSs (as applicable) so as to implement the Scheme including to vote or, if required by law, the High Court, the Takeover Rules or other rules, to refrain from voting, at any Court Meeting and/or EGM as the case may be;

3.2.3	procure that the other members of its Group and, insofar as lies within its power or procurement, its Representatives, take all such steps as are necessary or desirable in order to implement the Scheme;

3.2.4	keep SkillSoft informed and consult with SkillSoft as to the performance of the obligations and responsibilities required of it and as to any developments relevant to the proper implementation of the Scheme;

3.2.5	afford all such co-operation and assistance as may reasonably be requested of it by SkillSoft in respect of the preparation and verification of any document or in connection with any application, Clearance, confirmation or consent required for the implementation of the Scheme including (without limitation) the provision to SkillSoft of such information and confirmation relating to it, its subsidiaries and any of its or their respective directors or employees as SkillSoft may reasonably request and to do so in a timely manner and assume responsibility for the information relating to it contained in the Scheme Document or any other document sent to the SkillSoft Shareholders or filed with the High Court or in any announcement;

3.2.6	review and provide comments (if any) in a timely manner on all documentation submitted to it;

3.2.7	use all reasonable efforts to achieve satisfaction of all of the Conditions as soon as practicable before 16 July 2010; and

3.2.8	take such other steps as are reasonably required of it for the proper implementation of the Scheme, including, without limitation, those required of it pursuant to Clause 8.1.3 in connection with Completion.

3.3	Mutual Responsibilities of the Parties

3.3.1	If SkillSoft or SSI becomes aware of any information that, pursuant to the Takeover Rules, the Act or the Exchange Act, should be disclosed in an amendment or supplement to the Scheme Document, then the Party becoming so aware shall promptly inform the other Party thereof and the Parties shall cooperate with each other in filing such amendment or supplement with the Panel, and, if required, the SEC and the High Court and, if appropriate, in mailing such amendment or supplement to the SkillSoft Shareholders and, for information only, to the SkillSoft Optionholders.

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3.3.2	Each of SkillSoft and SSI shall use all of its reasonable efforts to:

(a)	take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby (including, without limitation, the Acquisition) as promptly as practicable including, without limitation, those required of them respectively pursuant to Clause 8.1.3 in connection with Completion

(b)	as promptly as practicable, obtain from any Relevant Authority any Clearances required to be obtained or made by it or any of their respective Subsidiaries in connection with the authorisation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the Acquisition) as soon as practicable before 16 July 2010;

(c)	as promptly as practicable, and in any event, with respect to those filings and submissions required under the HSR Act, within 10 Business Days after the date of the Rule 2.5 Announcement, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Acquisition required of it, under the HSR Act and the equivalent laws in Brazil, Germany and Austria;

(d)	as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Acquisition required of them under (A) the Exchange Act and any other applicable federal or state securities laws, (B) the Takeover Rules and the Act, (C) the High Court, and (D) any applicable legal or regulatory requirement (including any legal or regulatory requirement of any Regulatory Authority); and

(e)	execute or deliver any additional instruments as are reasonably required of it and are necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement (including, without limitation, the Acquisition).

3.3.3	Each of SkillSoft and SSI shall promptly give (or shall cause their respective Subsidiaries to give) any notices to third parties and use, and cause each of their respective Subsidiaries to use, all reasonable efforts to obtain any third party Clearances required on behalf of such Party or any of its Subsidiaries in connection with the Acquisition that are necessary to consummate the transactions contemplated hereby, it being understood that neither SkillSoft nor SSI nor any of their respective Subsidiaries shall be required to make any material payments, other than filing or other fees payable to a Relevant Authority for seeking the relevant Clearance, in connection with the fulfilment of its obligations under this Clause 3.3.3.

3.3.4	Each of SSI and SkillSoft shall save where prohibited by applicable law:

(a)	promptly advise each other of any material written communication received by it, or by any subsidiary of it, from any Relevant Authority or third party whose consent or approval is required for consummation of the transactions contemplated by this Agreement;

(b)	to the extent practicable, not participate in any substantive meeting or discussion with any Relevant Authority in respect of any filing, investigation, or inquiry concerning this Agreement or the transactions contemplated by this Agreement unless it consults with the other Party in advance, and, to the extent permitted by such Relevant Authority, gives the other Party the opportunity to attend; and

(c)

except in connection with any Third Party Transaction Proposal or proposed change in the Scheme Recommendation in relation thereto, promptly furnish the other Party with copies of all material correspondence, filings and written communications between them and their Subsidiaries and advisors, on the one hand, and any Relevant Authority or its respective staff, on the other hand, with respect to this Agreement, the Scheme and the Acquisition, except that materials may be redacted: (i) to remove references concerning the valuation of the

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businesses of SkillSoft or SSI; (ii) as necessary to comply with contractual obligations; and (iii) as necessary to address reasonable privilege or confidentiality concerns.

Neither SSI nor SkillSoft shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the transactions contemplated by this Agreement at the behest of any Relevant Authority without the consent of the other Party, which consent shall not be unreasonably withheld or delayed.

3.3.5	Each Party shall promptly provide such information as may reasonably be requested by any competition or anti-trust regulatory body or authority under the HSR Act or the equivalent laws in Brazil, Germany and Austria or any other competition or anti-trust regulatory body or authority (“Anti-Trust Regulatory Body”) following any filing or notification with/to any such Anti-Trust Regulatory Body and shall negotiate with any such Anti-Trust Regulatory Body in relation to any undertakings, orders, agreements or commitments which any such Anti-Trust Regulatory Body requires to facilitate the Acquisition, and shall use all of its respective reasonable efforts to ensure that such negotiations shall be concluded at least five (5) Business Days prior to the date specified in Clause 9.1.1 or such other date as is agreed between the Parties and (if required) consented to by the High Court and (if required) the Panel.

3.3.6	Nothing in Clause 3.3 or in any other provision of this Agreement shall require SkillSoft or any subsidiary of SkillSoft to enter into any agreement, undertaking or other obligation that would become effective or binding on them or any of them prior to the Effective Time.

3.4	Dealings with the Panel

3.4.1	Each of the Parties will promptly provide such assistance and information as may reasonably be required by the other Party for the purposes of, or in connection with, any correspondence or discussions with the Panel in connection with the Acquisition and/or the Scheme.

3.4.2	Each of the Parties will give the other prior notice of any proposed discussion, correspondence or other exchanges by it or its Representatives with the Panel (otherwise than, for the avoidance of doubt, in connection with any Third Party Transaction Proposal or proposed change in the Scheme Recommendation in relation thereto), or proposed change in consideration to be offered under the Scheme or amendment to be proposed to the Scheme in connection therewith) and afford the other reasonable opportunities to review and make comments and suggestions with respect to the same and accommodate such comments and suggestions to the extent that such Party, acting reasonably, considers these to be appropriate and keep the other reasonably informed of all such discussions, correspondence or other exchanges that it or its Representative(s) have with the Panel and shall provide copies of all written submissions it makes to the Panel and copies (or, where verbal, details) of the Panel responses thereto provided always that any correspondence or other information required to be provided under this Clause 3.4.2 may be redacted:

(a)	to remove references concerning the valuation of the businesses of SkillSoft;

(b)	as necessary to comply with contractual obligations; and

(c)	as necessary to address reasonable privilege or confidentiality concerns;

3.4.3	SkillSoft undertakes, if so requested by SSI, to promptly issue its written consent to SSI and to the Panel in respect of any application made by SSI to the Panel:

(a)	to redact any commercially sensitive or confidential information specific to SSI’s financing arrangements for the Acquisition (“SSI Financing Information”) from any documents that SSI is required to display pursuant to Rule 26(b)(xi) of the Takeover Rules;

(b)	for a derogation from the requirement under the Takeover Rules to disclose SSI Financing Information in the Scheme Document, any supplemental document or other document sent to SkillSoft Shareholders or SkillSoft Optionholders pursuant to the Takeover Rules.

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3.4.4	Nothing in this Agreement shall in any way limit the Parties’ obligations under the Takeover Rules.

3.5	No Scheme Amendment by Company; Cancellation Scheme

Save as required by law, the High Court, the Panel or the SEC and except in connection with a Third Party Transaction Proposal or proposed change in the Scheme Recommendation in relation thereto, SkillSoft shall not seek to:

3.5.1	amend the Scheme;

3.5.2	adjourn the Court Meeting or the EGM; or

3.5.3	amend the Resolutions (in each case, in the form set out in the Scheme Document);

after despatch of the Scheme Document without the consent of SSI (such consent not to be unreasonably withheld, conditioned or delayed).

SECTION 4.0—SKILLSOFT OPTIONS AND SKILLSOFT EMPLOYEE SHARE PURCHASE PLAN

4.1	SkillSoft Options and SkillSoft Employee Share Purchase Plan

4.1.1	SkillSoft represents and warrants that all options over SkillSoft Shares outstanding at the date of this Agreement are listed in the Options Schedule, which Options Schedule sets out, with respect to each SkillSoft Option, the number of SkillSoft Shares subject to such SkillSoft Option, the date of grant, the expiration date and the exercise price per SkillSoft Share. SkillSoft shall notify SSI on Friday of each second week in the period from the date of this Agreement up to and including the Business Day preceding the Effective Date of any changes to the Options Schedule that occur for any reason after the date of this Agreement. Other than the SkillSoft Share Options set out in the Options Schedule and purchase rights under the SkillSoft Employee Share Purchase Plan, there are no options, awards, entitlements or other rights outstanding and no person has the right (whether actual or contingent) to call for the issue of any share or loan capital or other security of SkillSoft under any option or other agreement, arrangement or commitment (including without limitation conversion rights and rights on realisation of security) and no person has claimed to be entitled to any of the foregoing.

4.1.2	SkillSoft shall, prior to the Effective Time, take all actions necessary to terminate the SkillSoft Employee Share Purchase Plan, with such termination effective as of the Effective Time, and all outstanding rights thereunder, at or prior to the Effective Time, and ensure that no new offering periods thereunder commence during the period from the date of this Agreement through the Effective Time. The offering periods currently in effect as of the date of this Agreement shall end in accordance with the terms of the SkillSoft Employee Share Purchase Plan such that, on the last day of the current offering periods, each participant in the SkillSoft Employee Share Purchase Plan will be credited with the number of SkillSoft Shares purchased for his or her account under the SkillSoft Employee Share Purchase Plan in respect of the applicable offering period in accordance with the terms of the SkillSoft Employee Share Purchase Plan but provided that SkillSoft shall procure that the aggregate number of SkillSoft Shares purchased by participants under the SkillSoft Employee Share Purchase Plan after the date of this Agreement shall not exceed 210,000.

4.2	Optionholder Proposal

The Optionholder Proposal will provide that (i) all SkillSoft Share Options shall become fully vested and exercisable in accordance with the applicable provisions of the SkillSoft Share Option Plans immediately upon the Scheme being approved by the High Court and conditional upon it becoming effective, (ii) SkillSoft Optionholders may elect to exercise their SkillSoft Share Options using a cashless exercise facility under which they may direct that the exercise price of their SkillSoft Share Options be paid to

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SkillSoft out of the proceeds of the sale to SSI under the Scheme of the SkillSoft Shares issued to them upon exercise of their SkillSoft Share Options, (iii) all outstanding SkillSoft Share Options that remain unexercised on the Effective Date that have an exercise price per SkillSoft Share that is less than the Scheme Consideration per SkillSoft Share, shall be cancelled with effect from the Effective Time in consideration for the payment to the SkillSoft Optionholder of a cash payment equal to the excess of the aggregate Scheme Consideration per SkillSoft Share subject to such SkillSoft Share Option over the exercise price applicable to such SkillSoft Share Option (subject to applicable withholdings), and (iv) all outstanding SkillSoft Share Options on the Effective Date having an exercise price per SkillSoft Share that is equal to or greater than the Scheme Consideration per SkillSoft Share shall terminate in accordance with the applicable provisions of the SkillSoft Share Option Plans without payment of consideration to the applicable SkillSoft Optionholder. The parties agree that none of the SkillSoft Share Options shall remain outstanding following the Effective Date or shall be assumed by or on behalf of SSI. SkillSoft shall use all reasonable efforts to inform SkillSoft Optionholders who are resident in the United States of the advantages, subject to their individual circumstances, of electing to avail themselves of the proposal described at (iii) above and in this regard the Optionholder Proposal will include an explanation to SkillSoft Optionholders that they will not be required to make a cash payment to SkillSoft in the amount of the exercise price applicable to their SkillSoft Options cancelled pursuant to such proposal and shall be entitled to receive their net cash proceeds following completion of the Acquisition, but provided (i) that SkillSoft shall be satisfied that all such efforts shall be consistent with any obligation or requirement to which SkillSoft is subject under applicable law or regulation and (ii) that nothing in this Clause 4.2 shall require SkillSoft or the Board to take, or procure the taking of, any action where the Board determines in good faith, after consultation with its outside legal counsel and its financial advisors, that their fiduciary duties require them not to take or procure the taking of such action. In addition, the Optionholder Proposal will notify the holders of outstanding purchase rights under the SkillSoft Employee Share Purchase Plan that upon the issuance to them of SkillSoft Shares upon the exercise of their purchase rights upon completion of the current offering periods under such plan, the SkillSoft Shares so issued shall be subject to the Scheme.

4.3	Amendment of Articles

SkillSoft shall procure that a special resolution be put before the SkillSoft Shareholders at the EGM proposing that the Articles of Association of SkillSoft be amended so that any SkillSoft Shares allotted following the EGM will either be subject to the terms of the Scheme or will be acquired by SSI for the same consideration per SkillSoft Share as shall be payable to SkillSoft Shareholders under the Scheme (depending upon the timing of the allotment of such SkillSoft Shares) provided however that nothing in such amendment to the Articles of Association shall prohibit the sale (whether on a stock exchange or otherwise) of any SkillSoft Shares as applicable issued on the exercise of SkillSoft Options following the EGM but prior to the sanction of the Scheme by the High Court, it being always acknowledged that each and every SkillSoft Share will be bound by the terms of the Scheme.

SECTION 5.0—SKILLSOFT CONDUCT

5.1	Conduct of Business

At all times from the execution of this Agreement until the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 9, except as may be required by law, or as expressly required elsewhere in this Agreement, SkillSoft shall, and shall use all reasonable efforts to cause each member of the SkillSoft Group to (x) conduct its business in the ordinary course consistent with past practice in all material respects and in compliance in all material respects with all applicable laws and regulations and to use all reasonable efforts to preserve substantially intact its business and goodwill and keep available the services of its executive officers and key employees and preserve the relationships with

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those persons having business dealings with SkillSoft and (y) maintain the SkillSoft Group’s cash management policies in existence on the date of this Agreement and not engage in any intercompany transactions outside the Ordinary Course of Business, except to the extent SSI has given its prior written consent. Furthermore, SkillSoft agrees not to take any of the following actions (and to cause every member of the SkillSoft Group not to take such actions) except as required by law or regulation or by agreements in effect on the date of this Agreement, as expressly required by this Agreement or by the Scheme, or to the extent SSI has given its prior written consent, such consent not to be unreasonably withheld, conditioned or delayed in the cases of all the sub-clauses below except for sub-clauses 5.1.1, 5.1.2, 5.1.4, 5.1.8, 5.1.14 and 5.1.15:

5.1.1	amend the memorandum and articles of association or equivalent organisational documents of SkillSoft or any member of the SkillSoft Group;

5.1.2

(a)	except (x) pursuant to the exercise of SkillSoft Share Options granted prior to the date of this Agreement and listed in the Options Schedule and then only in accordance with the existing terms of the SkillSoft Share Option Plans and (y) pursuant to the purchase of up to 210,000 SkillSoft Shares by participants in the SkillSoft Employee Share Purchase Plan as part of the offering period ending on or around 31 March 2010, issue, or agree to issue, any shares, or any rights or securities convertible or exchangeable into, or grant the right to call for the issue of, any shares, effect any share split, share combination, reverse share split, share dividend, recapitalisation, alter the rights attaching to any shares, or effect any reduction, repayment or cancellation of share capital or share premium or capitalise any reserves or redeem or buy-back any shares or other similar transaction; and

(b)	grant, confer or award any option, right, warrant, deferred stock unit, conversion right or other right not existing on the date hereof to acquire any of its shares whether or not pursuant to the SkillSoft Share Option Plans or the SkillSoft Employee Share Purchase Plan;

5.1.3	Except as required to comply with written employment agreements, plans or other arrangements existing at the date of this Agreement:

(a)	increase any compensation or enter into or amend any employment or severance agreement, except for annual increases in salaries as permitted by Clause 5.1.3(d) or Clause 5.1.3(e) of this Agreement or severance agreements that do not exceed, individually, $50,000, it being understood (for the avoidance of doubt) that SkillSoft and its Subsidiaries may hire new employee(s) in the Ordinary Course of Business;

(b)	grant any bonus in excess of US$50,000 to any one individual, provided that this shall not in any way restrict the payment of bonuses to newly hired employees or to existing employees in the Ordinary Course of Business;

(c)	save pursuant to any annual review in the Ordinary Course of Business, adopt any new material employee benefit plan (including any stock option, stock benefit or stock purchase plan) or pension scheme or amend in any material respect any existing employee benefit plan or pension scheme (including, without prejudice to the generality of the foregoing, changing the entitlements to benefits under a pension scheme, or the benefits that accrue under a pension scheme, or the amounts payable thereunder, or the basis of calculation of such amounts, or the basis on which any pension scheme is funded), except for changes which are less favourable to participants in such plans or are required to implement the Scheme;

(d)

except for annual increases in salaries or pursuant to disciplinary action, in each case in the Ordinary Course of Business, commence, terminate or vary in any material respect, or agree to vary in any material respect the terms of employment, including, without limitation, compensation, of any employee or proposed employee whose annual remuneration exceeds

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US$300,000 (excluding members of SkillSoft’s sales force), it being understood (for the avoidance of doubt) that SkillSoft and its Subsidiaries may hire new employee(s) and promote employee(s) in the Ordinary Course of Business;

(e)	increase the base salary of any member of the SkillSoft senior management team or increase the base salary of any employee unless the aggregate of all such increases is equal to or less than 5% of the aggregate base salaries of all SkillSoft Group employees;

(f)	enter into any new agreement with persons that are Affiliates or amend or otherwise modify in any material respect any agreement or arrangement with persons that are Affiliates, provided that the foregoing will not apply to any new or existing agreements between members of the SkillSoft Group;

(g)	enter into any material new agreement with another member or members of the SkillSoft Group or amend or otherwise modify in any material respect any material agreement or arrangement between any members of the SkillSoft Group;

(h)	save for the entry into new executive compensation plans in substantially the form (as to terms and conditions) disclosed to SSI at any time up to the date of this Agreement, enter into or amend or otherwise modify any agreement or arrangement with officers or directors of SkillSoft.

5.1.4

(a)	recommend, announce, declare, set aside, pay or make or propose the recommendation, announcement, declaration, setting aside of any payment or making of any dividend, make any bonus issue or make any other distribution or payment (whether in cash, securities or other property) with respect to any SkillSoft shares or allow any member of the SkillSoft Group to pay or make any such dividend, distribution or payment (other than dividends from a wholly-owned subsidiary of SkillSoft to another wholly-owned subsidiary of SkillSoft or to SkillSoft); or

(b)	directly or indirectly redeem, purchase or otherwise acquire any of SkillSoft’s shares or any equity interest of any member of the SkillSoft Group, other than in connection with: (A) the acquisition of SkillSoft Ordinary Shares from holders of SkillSoft Share Options in full or partial payment of the exercise price payable by such holders upon exercise of SkillSoft Share Options outstanding as of the date of this Agreement: and (B) tax withholdings upon the exercise of SkillSoft Share Options;

5.1.5	except in connection with a Third Party Transaction Proposal after a change in Scheme Recommendation or any other transaction having an aggregate value of not more than US$5,000,000, merge with, enter into a consolidation with, enter into a scheme of arrangement with or acquire an interest in any person or acquire the whole or a substantial portion of the assets or business of any person or any division or line of business thereof, acquire any assets or enter into any agreement or arrangement for any of the above;

5.1.6	sell, lease, licence, pledge, transfer, or otherwise dispose of or encumber any properties or assets of SkillSoft or of any member of the SkillSoft Group (including any accounts, leases, contracts or intellectual property or any assets or the shares in any subsidiary) for consideration in an aggregate amount of US$1,000,000 or more (or its equivalent in any currency);

5.1.7

(a)	enter into any joint venture or profit sharing agreement (which, for the avoidance of doubt, shall not include sales commission plans in the Ordinary Course of Business);

(b)	licence any intellectual property rights from any third party which obliges the SkillSoft Group to make payments in excess of US$1,000,000 during its fiscal year or that cannot be terminated at will by the SkillSoft Group within three years after the date of this Agreement without payment or penalty; or

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(c)	enter into any agreement the effect of which would be to impose any material non-compete, exclusivity or similar restrictive covenants on SkillSoft or any material member of the SkillSoft Group or which would, following the Effective Date, bind any member of the Investor Group (other than SkillSoft and members of the SkillSoft Group);

5.1.8

(a)	create, incur or suffer to exist any indebtedness for borrowed money other than (i) such indebtedness which existed as of October 31, 2009 as reflected on the balance sheet included in SkillSoft’s interim results published in its Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2009 filed with the SEC, or (ii) any indebtedness owed to SkillSoft by any of its direct or indirect wholly owned Subsidiaries;

(b)	guarantee indebtedness of another person (other than another member of the SkillSoft Group);

(c)	issue, sell or amend any debt securities or warrants or other rights to acquire any debt securities of SkillSoft or any member of the SkillSoft Group, or guarantee any debt securities of another person (other than another member of the SkillSoft Group);

(d)	be a creditor in respect of any financial indebtedness; or

(e)	enter into, modify, amend or terminate any commodity hedging agreement, and any other agreement, involving credit exposure for SkillSoft or any member of the SkillSoft Group;

5.1.9	make any material change to its methods, principles or practices of accounting currently in effect, except:

(a)	as required by generally accepted accounting principles;

(b)	as required by a Relevant Authority or quasi-Relevant Authority (including the Financial Accounting Standards Board or any similar organisation); or

(c)	as required by a change in applicable law;

5.1.10	make or materially change any material tax election, settle or compromise any material tax claim or amend any tax return in excess of US$500,000;

5.1.11	open or expand any facility or office where the annual cost thereof is in excess of US$1,000,000 in the aggregate;

5.1.12	settle or compromise any litigation or other dispute (whether or not commenced prior to the date of this Agreement) for an amount of US$250,000 or more;

5.1.13	make any material changes to the insurance policies of the SkillSoft Group, or settle or compromise any claim under such policies (whether or not commenced prior to the date of this Agreement) for an amount of US$500,000 or more;

5.1.14	authorise, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of SkillSoft or any member of the SkillSoft Group provided that this does not apply to the liquidation or dissolution of Fidalco Limited, Stargazer Productions, SmartForce Business Skills Limited or Knowledge Well Group Limited that commenced prior to the date of this Agreement;

5.1.15	incur, or agree to incur, any capital expenditure in excess of US$1,000,000 individually or US$5,000,000 in the aggregate;

5.1.16	take any action after the date of this Agreement that would result in the early repayment, acceleration or otherwise amends the terms of any indebtedness outstanding between members of the SkillSoft Group otherwise than in the Ordinary Course of Business or cancel any facilities available to SkillSoft; or

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5.1.17	authorise any of, or commit or agree to take any of, the foregoing actions.

This Clause 5.1 is in addition to, and shall not override the requirements of the provisions of, the Takeover Rules, in particular Rule 21 of the Takeover Rules.

For the purposes of this Clause 5.1, the term “Ordinary Course of Business” shall mean in the case of each of SkillSoft and any of its Subsidiaries, such reasonable actions taken in the ordinary course of its normal operations and consistent in all material respects with its past practices.

5.2	Access; Coordination of Financing

5.2.1	During the period from the release of Rule 2.5 Announcement to the Effective Date and subject to the provisions of the Confidentiality Agreement, SkillSoft will provide SSI, its advisors and its Representatives with reasonable access to SkillSoft’s Representatives and, upon reasonable request during normal business hours and in a manner so as not to interfere with the conduct of its business, to such documents, records and information with respect to the business of SkillSoft as is reasonably requested.

5.2.2

During the period from the date of the Rule 2.5 Announcement until the Effective Date, upon the request of SSI, SkillSoft shall, and shall instruct its Representatives to, cooperate reasonably with SSI in connection with syndication or preparation for consummation of SSI’s financing of the Acquisition, including by using all reasonable efforts to: (i) make senior management of SkillSoft available to participate in meetings, presentations (including management presentations), drafting sessions, due diligence sessions and road shows, if any, (ii) provide historical information reasonably requested by SSI relating to such financing; (iii) prepare historic financial statements and other pertinent historic financial data and information in respect of SkillSoft of the type required by Regulation S-X and Regulation S-K under the Securities Act of the type and form customarily included in offering memoranda, private placement memoranda, prospectuses and similar documents, all as may be reasonably requested by SSI; (iv) meet with representatives from Standard & Poor’s Rating Services and Moody’s Investor Services, Inc.; (v) obtain the consent of, and the customary comfort letters from, Ernst & Young LLP (including by providing customary management letters and requesting legal letters to obtain such consent) if necessary for SSI’s use of SkillSoft’s financial statements; (vii) take actions reasonably necessary to permit the prospective members of the financing syndicate for the Acquisition to evaluate the properties and assets of SkillSoft and its subsidiaries for the purpose of facilitating collateral arrangements; and (vii) provide such other documents as may be reasonably requested by SSI for such financing, including (x) customary confirmation of public or non-public nature of information provided, and (y) providing such documentation and other information to SSI’s lenders that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act; provided, however, to the extent that a third party (including the person brokering, arranging or providing the financing) is proposing to receive confidential information in connection with any of the foregoing activities, SkillSoft’s related obligations shall be subject to such party first entering into a confidentiality agreement in form and substance reasonably acceptable to SkillSoft. SkillSoft hereby consents to the use of its and its subsidiaries’ logos in connection with the financing for the Acquisition. During the period from the date of the Rule 2.5 Announcement until the Effective Date, SkillSoft shall timely file with the SEC all documents that SkillSoft is required to file with the SEC under the Exchange Act. Notwithstanding the foregoing (A) such requested cooperation shall not require SkillSoft to provide any non-public or forward looking (except for forward looking information required for the purposes of paragraph (iv) above in this Clause 5.2.2) information for inclusion in any investor presentations, marketing materials or other documents (it being understood that to the extent that non-public information is so required under applicable securities laws, SkillSoft will make such presentations, materials or other documents publicly available in a manner consistent with SkillSoft’s prior practice); (B) such requested cooperation shall not unreasonably interfere with the ongoing operations of SkillSoft and its subsidiaries; (C) SkillSoft and its subsidiaries shall not be required to guarantee or pledge any collateral relating to the financing of the Acquisition in violation of

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any laws pertaining to financial assistance, including section 60 of the Act; and (D) neither SkillSoft nor any of its Subsidiaries nor any of their respective directors, officers or employees (the “Relevant Persons”) shall have any responsibility or liability for any act or omission under this Clause 5.2 including (without limitation) any information provided to SSI or its Representatives or finance providers or other investors prior to the Effective Time (it being understood that no Relevant Person shall be subject to any personal liability under this Section 5.2).

5.3	Exception

Nothing in Clauses 5.1 or 5.2 shall require SkillSoft and/or its Representatives to reveal any information to SSI and/or its Representatives or finance providers which the Board determines, in good faith, after consultation with its outside legal counsel and its financial advisors, would be inappropriate to disclose to a third party under Rule 20.2 of the Takeover Rules and any correspondence or other information required to be provided under Clauses 5.1 or 5.2 may be redacted:

5.3.1	to remove references concerning the valuation of the businesses of SkillSoft;

5.3.2	as necessary to comply with contractual obligations; and

5.3.3	as necessary to address reasonable privilege or confidentiality concerns;

provided that where any provision of this Clause 5.3 is availed of, SkillSoft shall (subject to SkillSoft being given a reasonable opportunity to review such offering memorandum and full access to all relevant source materials and full opportunity to discuss and engage with such of SSI’s Representatives as are actively involved in preparing such offering memorandum) assist SSI in working to ensure that this shall not result in its offering memorandum containing any untrue statement of a material fact or omitting to state any material fact necessary in order to make the statements and information contained therein not misleading.

5.4	Scheme Recommendation

Subject to the obligations of the Board under the Takeover Rules, and unless the Board determines in good faith after consultation with its outside legal counsel and its financial advisors that the Board’s fiduciary duties require them to do otherwise, the Scheme Recommendation will not be withdrawn, adversely modified or qualified.

5.5	Solicitation

5.5.1	Notwithstanding any other provision of this Agreement, during the period beginning on the date of this Agreement and continuing until 11.59 pm New York, New York time on 6 March 2010, SkillSoft and its Subsidiaries and their respective Representatives shall have the right to: (i) initiate, solicit and encourage, including by way of providing access to non-public information, any discussions with, or enquiries or proposals from, any person other than SSI in respect of or in connection with a Third Party Transaction Proposal and (ii) enter into and maintain discussions or negotiations with respect to a Third Party Transaction Proposal or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations. Prior to the Non-Solicitation Period Start Date, SkillSoft shall give SSI not less than four days’ advance notice of any meeting of the Board or other forum or the occurring of any other means at which any withdrawal of the Scheme Recommendation is to be considered; provided that nothing in this Agreement shall require SkillSoft to disclose the identity of the person making or submitting such Third Party Transaction Proposal.

5.5.2

Subject to any actions which SkillSoft is required to take so as to comply with the requirements of the Takeover Rules, during the period commencing on the Non-Solicitation Period Start Date and ending on the earlier of (i) the date set forth in Section 9.1.1, (ii) the date on which this Agreement

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is terminated in accordance with its terms and (iii) the date on which the Scheme is withdrawn by SkillSoft in accordance with its terms or lapses or becomes effective (such period, the “Non-Solicitation Period”); SkillSoft agrees that neither it nor any of its Subsidiaries shall and SkillSoft shall not authorise or permit its Representatives to:

(a)	directly or indirectly, solicit or initiate any discussions with, or enquiries or proposals from, any person other than SSI, any Associate of SSI or any person Acting in Concert with SSI in respect of or in connection with a Third Party Transaction Proposal; or

(b)	make available any non-public information relating to SkillSoft and/or its assets and/or its business and/or any subsidiary of SkillSoft in respect of or in connection with a Third Party Transaction Proposal other than to SSI, any Associate of SSI or any person Acting in Concert with SSI provided that nothing in this Agreement shall prevent SkillSoft from complying with its obligations under Rule 20.2 of the Takeover Rules; or

(c)	enter into any expenses reimbursement or similar agreement or any inducement fee agreement of any nature with any person other than SSI or an Excluded Party save on terms that, if SSI’s acquisition of the entire issued and to be issued share capital of SkillSoft proceeds to completion, either pursuant to the Acquisition in its original or any amended form or otherwise, SkillSoft shall not be obliged to discharge any costs or expenses of any party connected with any Third Party Transaction Proposal.

5.5.3	SkillSoft further agrees that, subject to any provision to the contrary in the Takeover Rules applicable to the Scheme, SkillSoft shall during the Non-Solicitation Period:

(a)	promptly advise SSI orally, with written confirmation to follow within one Business Day, of (i) receipt following the Non-Solicitation Period Start Date of any Third Party Transaction Proposal or any request for non-public information in connection with any Third Party Transaction Proposal from any person other than a person that communicated a Third Party Transaction Proposal to SkillSoft in writing prior to the Non-Solicitation Period Start Date (an “Excluded Party”) and (ii) the material terms and conditions of any such Third Party Transaction Proposal (but not, for the avoidance of doubt, the identity of the person making any such Third Party Transaction Proposal);

(b)	keep SSI reasonably informed, on a reasonably current basis, of the status and material terms and conditions (including updating SSI of any material change to such terms within one Business Day of SkillSoft receiving or becoming aware of such change) of any such Third Party Transaction Proposal from any person other than an Excluded Party;

(c)	provide to SSI as soon as practicable after receipt or delivery thereof copies of any proposals received by SkillSoft with respect to such Third Party Transaction Proposal from any person other than an Excluded Party and any draft or final version of any acquisition agreement relating to such Third Party Transaction Proposal; and

(d)	SkillSoft shall give SSI not less than four days’ advance notice of any meeting of the Board, or other forum or the occurring of any other means by which any withdrawal of the Scheme Recommendation is to be considered; provided that nothing in this Agreement shall require SkillSoft to disclose the identity of the person making or submitting such Third Party Transaction Proposal.

5.5.4	For the avoidance of doubt and notwithstanding any other term of this Agreement, nothing in this Agreement shall preclude, restrict or hinder SkillSoft or any of its Subsidiaries or any of their respective Representatives from:

(a)	continuing discussions with respect to a Third Party Transaction Proposal communicated in writing by an Excluded Party to SkillSoft prior to the Non-Solicitation Period Start Date; or

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(b)	considering and engaging with any unsolicited offers/proposals of a Third Party Transaction Proposal but only if and only to the extent that the Board has determined, in good faith after consultation with its outside legal counsel and its financial advisors, that it is required to do so to satisfy the fiduciary duties of the Board or to comply with the Takeover Rules.

SECTION 6.0—REPRESENTATIONS AND WARRANTIES

6.1	SSI Representations and Warranties

SSI hereby represents and warrants to SkillSoft as follows:

6.1.1	As of the date of this Agreement, SSI has available lines of credit or other sources of funds sufficient to ensure that as at the Effective Time it will have the cash to enable it to pay the aggregate Scheme Consideration in full in accordance with the terms of the Scheme as well as to make all payments required under the Optionholder Proposal.

6.1.2	The information relating to SSI and its Subsidiaries and their respective directors, officers and employees provided by SSI to be contained in the Scheme Document (including any amendments or supplements thereto) and any other documents filed or furnished with or to the High Court, the SEC or pursuant to the Act and the Takeover Rules in connection with this Acquisition, will not, on the date the Scheme Document is first posted to SkillSoft Shareholders or at the time of the Court Meeting, contain any untrue statement of any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading at the time and in light of the circumstances under which such statement is made. The parts of the Scheme Document (including any amendments or supplements thereto) and any related filings for which the directors of SSI are responsible under the Takeover Rules and any related filings that SSI is required to make with the SEC will comply in all material respects as to form with the requirements of the Takeover Rules and the Act and the Exchange Act and the rules and regulations thereunder.

6.1.3	Except for the representations and warranties contained in this Clause 6.1, SkillSoft acknowledges that neither SSI nor any Representative of SSI makes any other express or implied representation or warranty with respect to SSI or with respect to any other information provided or made available to SkillSoft in connection with the transactions contemplated hereby. Neither SSI nor any Representative of SSI will be subject to any liability or indemnification obligation to SkillSoft or any other person resulting from the distribution to SkillSoft, or SkillSoft’s use of, any such information, including any information, documents, projections, forecasts or other material made available to SkillSoft and/or to SkillSoft’s Representatives in certain “data rooms” or management presentations in expectation of the transaction contemplated by this Agreement, unless any such information is expressly included in a representation or warranty contained in this Clause 6.1.

6.2	SkillSoft Representations and Warranties

SkillSoft hereby represents and warrants to SSI as follows:

6.2.1

The information relating to SkillSoft and its Subsidiaries and their respective directors, officers and employees provided by SkillSoft to be contained in the Scheme Document (including any amendments or supplements thereto) and any other documents filed or furnished with or to the High Court, the SEC or pursuant to the Act and the Takeover Rules in connection with the Acquisition, will not, on the date the Scheme Document is first posted to SkillSoft Shareholders or at the time of the Court Meeting, contain any untrue statement of any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading at the time and in light of the circumstances under which such statement is made. The parts of the Scheme Document (including any amendments or supplements thereto) and any related filings for which the directors of SkillSoft are responsible under the Takeover Rules and

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any related filings that SkillSoft is required to make with the SEC will comply in all material respects as to form with the requirements of the Takeover Rules and the Act and the Exchange Act and the rules and regulations thereunder. The Scheme Document shall also comply in all material respects as to form with the applicable requirements of the Exchange Act and the rules and regulations thereunder for a proxy statement.

6.2.2	Except for the representations and warranties contained in Clause 4.1.1 and this Clause 6.2, SSI acknowledges that neither SkillSoft nor any Representative of SkillSoft makes any other express or implied representation or warranty with respect to SkillSoft or any of its Subsidiaries or with respect to any other information provided or made available to SSI in connection with the transactions contemplated by this Agreement. Neither SkillSoft nor any Representative of SkillSoft will have or be subject to any liability or indemnification obligation to SSI or any other person resulting from the distribution to SSI and/or to SSI’s Representatives, or SSI’s use of, any such information, including any information, documents, projections, forecasts or other material made available to SSI and/or to SSI’s Representatives in certain “data rooms” or management presentations in expectation of the transactions contemplated by this Agreement, unless and then only to the extent that any such information is expressly included in a representation or warranty contained in Clause 4.1.1 and this Clause 6.2.

6.2.3	Except as disclosed (as defined in the Rule 2.5 Announcement), to the knowledge and belief of Chuck Moran or Tom McDonald, all representations that relate to SkillSoft and its Subsidiaries as are set out in Schedule 3 are, as of the date of this Agreement, true and correct.

6.2.4	The authorised share capital of SkillSoft consists of 250,000,000 SkillSoft Shares. At the close of business on 11 February 2010, (i) 94,656,179 SkillSoft Shares were issued and outstanding, (ii) 12,197,958 SkillSoft Shares were reserved and available for issuance pursuant to the SkillSoft Share Option Plans and the SkillSoft Employee Share Purchase Plan, of which (A) 11,987,958 SkillSoft Shares were subject to outstanding options (other than rights under the SkillSoft Employee Share Purchase Plan) to subscribe for SkillSoft Shares and (B) up to 210,000 SkillSoft Shares were available for issuance pursuant to outstanding purchase rights under the SkillSoft Employee Share Purchase Plan. Except as set forth above, at the close of business on 11 February 2010, no shares in the share capital of or other voting securities of SkillSoft were issued, reserved for issuance or outstanding.

6.3	Representations and Warranties of Both Parties

Each Party represents and warrants to the other on the date of this Agreement that:

6.3.1	it has the requisite power and authority to enter into this Agreement and to publish the Rule 2.5 Announcement;

6.3.2	this Agreement is binding on it in accordance with its terms;

6.3.3	the execution and delivery of, and performance of its obligations under, this Agreement will not result in:

(a)	a breach of any provision of its constitutional documents;

(b)	a breach of, or default under, any material instrument to which it is a party or by which it is bound; or

(c)	a breach of any order, judgment or decree of any court or Relevant Authority to whose jurisdiction it is subject.

6.4	Notification of Breach

Each Party shall notify the other Party promptly if such Party becomes aware of any fact or circumstance which constitutes a breach of this Clause 6.

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SECTION 7.0—DIRECTORS, OFFICERS AND EMPLOYEES

7.1	Directors’ and Officers’ Indemnification and Insurance

7.1.1	SSI agrees that, and agrees to use all reasonable efforts to ensure that, all rights to indemnification or exculpation now existing in favour of, and all limitations on the personal liability of each present and former director or officer of SkillSoft and/or its Subsidiaries provided for in their respective constitutional or organisational documents and in indemnification agreements to which SkillSoft and/or its Subsidiaries (or any one of them) is a party, in effect as of the date of this Agreement, shall continue in full force and effect for a period of 6 years after the Effective Time. During such period, SSI shall not amend, repeal or otherwise modify such provisions for indemnification in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time was a director or officer of SkillSoft and/or any of its Subsidiaries in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law; PROVIDED HOWEVER that in the event any claim or claims are asserted or made either prior to the Effective Time or within such 6-year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims.

7.1.2	Prior to the Effective Time, SkillSoft shall, to the fullest extent permitted under applicable law, indemnify and hold harmless, and, after the Effective Time, SSI shall cause SkillSoft, to the fullest extent permitted under applicable law, to indemnify and hold harmless, each present and former director or officer, of SkillSoft and/or its subsidiaries and their respective heirs and representatives and each such person who served at the request of SkillSoft or any Subsidiary of SkillSoft as a director or officer of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (each an “Indemnified Party” and, collectively, the “Indemnified Parties”) against all costs and expenses (including legal fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, administrative or investigative, arising out of or pertaining to any action or omission in their capacities as directors, officers, employees, fiduciaries or agents, in each case occurring at or before the Effective Time (including the transactions contemplated by this Agreement); PROVIDED HOWEVER, that if it is finally judicially determined that an Indemnified Party was not entitled to be indemnified under this Clause 7.1, then such Indemnified Party shall be responsible for and repay all losses, claims, damages, liabilities and settlement amounts (or expenses related thereto) previously paid or reimbursed by SkillSoft which are the subject of such determination. Without limiting the foregoing, in the event of any such claim, action, suit, proceeding or investigation, (i) SkillSoft or SSI, as the case may be, shall be entitled to control the defence of such claim, action, suit, proceeding or investigation, (ii) if SkillSoft or SSI (or counsel selected by the applicable insurer of SkillSoft) does not elect to control the defence of such claim, action, suit, proceeding or investigation, the Indemnified Party shall be entitled to select counsel for the Indemnified Party, which counsel shall be reasonably satisfactory to SkillSoft or to SSI, as the case may be, and SkillSoft shall pay the fees and expenses of such counsel promptly after statements therefor are received, and (iii) SkillSoft shall cooperate in the defence of any such matter, PROVIDED HOWEVER, that neither SkillSoft nor SSI shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

7.1.3	At or prior to the Effective Time, SkillSoft shall purchase a “tail” directors’ and officers’ liability insurance policy (which by its terms shall survive the Acquisition) for its directors and officers, which shall provide such directors and officers with coverage for 6 years following the Effective Time of not less than the existing coverage under, and have other terms not materially less favourable on the whole to, the insured persons than the directors’ and officers’ liability insurance coverage presently maintained by SkillSoft. SSI shall, and shall cause SkillSoft after the Effective Time to, maintain such policy in full force and effect, and continue to honour the obligations thereunder.

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7.1.4	The obligations under this Clause 7.1 shall not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Clause 7.1 applies without the consent of such affected indemnitee (it being expressly agreed that the indemnitees to whom this Clause 7.1 applies and any such indemnitees’ heirs or representatives, shall be third party beneficiaries of this Clause 7.1 and shall be entitled to enforce the covenants contained herein).

7.1.5	In the event SkillSoft or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of SSI or SkillSoft, as the case may be, assume the obligations set out in this Clause 7.1.

7.2	Employment and Benefit Matters

7.2.1	For the 12 month period commencing on the Completion Date, SSI shall, and shall cause SkillSoft after the Effective Time to, maintain compensation levels, including cash-based incentives, retirement, health and welfare benefits (but not including equity compensation or defined benefit plans), for the employees of SkillSoft or of any subsidiary of SkillSoft who remain employed after the Effective Time (collectively, the “SkillSoft Employees”) at levels that are, in the aggregate, comparable to those in effect for the SkillSoft Employees on the date hereof. SSI shall, and shall cause SkillSoft to, use all reasonable efforts to treat, and cause the applicable benefit plans to treat, the service of the SkillSoft Employees with SkillSoft or any subsidiary of SkillSoft attributable to any period before the Effective Time as service rendered to SSI or SkillSoft for purposes of eligibility to participate, vesting and for other appropriate benefits including, but not limited to, applicability of minimum waiting periods for participation but excluding benefit accrual. Without limiting the foregoing, SSI shall use all reasonable efforts to cause any pre-existing conditions or limitations or eligibility waiting periods under any health or similar plan of SSI to be waived with respect to the SkillSoft Employees and their eligible dependents, to the extent the SkillSoft Employees have satisfied any similar limitations or requirements under the corresponding plan in which the SkillSoft Employees participated immediately prior to the Effective Time, and shall use all reasonable efforts to cause any deductibles paid by the SkillSoft Employees under any of SkillSoft’s or its Subsidiaries’ health plans in the plan year in which Completion occurs to be credited towards equivalent deductibles under the health plans of SSI or any subsidiary of SSI. SSI shall, and shall cause SkillSoft to, use all reasonable efforts to make appropriate arrangements with its insurance carrier(s) to ensure such result. Except with respect to employees who have entered into employment agreements with SkillSoft or its Subsidiaries, the SkillSoft Employees who remain employed after the Effective Time shall be considered to be employed by SSI on the same terms and conditions as they are employed as at the date of this Agreement and nothing shall be construed to limit the ability of SSI or SkillSoft to terminate the employment of any such SkillSoft Employee at any time pursuant to the terms and conditions of their employment with SkillSoft. SSI will cooperate with SkillSoft, and assume all costs, in respect of consultation obligations and similar notice and bargaining obligations owed to any employees or consultants of SkillSoft or any subsidiary of SkillSoft in accordance with all applicable laws and bargaining agreements, if any.

7.2.2	Subject to Clause 7.2.1, SSI shall have sole discretion with respect to the determination as to whether or when to terminate, merge or continue any employee benefit plans and programs of SkillSoft.

7.2.3	SSI shall honour, in accordance with their terms, all compensation, employment, severance, change-of-control and similar agreements to which SkillSoft is a party to the extent such agreements have been disclosed (as defined in the Rule 2.5 Announcement).

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7.2.4	Notwithstanding anything in this Agreement to the contrary, no provision of this Agreement is intended to, or does, constitute the establishment or adoption of, or amendment to, any employee benefit plan (within the meaning of Section 3.3. of, or subject to, ERISA), and no person participating in any such employee benefit plan maintained by either SkillSoft or SSI shall have any claim or cause of action, under ERISA or otherwise, in respect of any provision of this Agreement as it relates to any such employee benefit plan or otherwise.

SECTION 8.0—COMPLETION

8.1	Completion

8.1.1	Completion Date

(a)	Completion shall take place on such date, to be mutually determined by SkillSoft and SSI, being not more than 5 Business Days after the date of issue of the Court Order to SkillSoft (“Completion Date”). SkillSoft shall promptly after receipt of the Court Order notify SSI of this fact.

(b)	Completion shall take place at the offices of William Fry at 11.00 am (or at such other time as may be agreed between the parties in writing) on the Completion Date.

8.1.2	On or prior to Completion:

(a)	SkillSoft shall procure that a meeting of its board of directors is held at which resolutions are passed (conditional on registration of the Court Order with the Registrar of Companies occurring and effective as of the Effective Time) approving:

(i)	the allotment and issue to SSI (and/or its nominees) in accordance with the Scheme of the number of new shares in the capital of SkillSoft provided for in the Scheme;

(ii)	the resignation of all of the non-executive directors of SkillSoft; and

(iii)	the appointment of such persons as SSI may nominate as the directors of SkillSoft.

8.1.3	On Completion:

(a)	SSI shall pay the Scheme Consideration to the SkillSoft Shareholders pursuant to and in accordance with the terms and conditions of the Scheme;

(b)	SkillSoft shall deliver to SSI:

(i)	a certified copy of the resolutions referred to in Clause 8.1.2;

(ii)	share certificates in respect of the aggregate number of new shares in the capital of SkillSoft to be issued to SSI (and/or its nominees) in accordance with the Scheme; and

(iii)	letters of resignation from the non-executive directors of SkillSoft (each such letter containing an acknowledgement that such resignation is without any claim for loss of office or other claim arising from such resignation); and

(c)	SkillSoft shall cause an office copy of the Court Order and a copy of the minute required by Section 75 of the Act to be filed with the Companies Registration Office and obtain from the Registrar of Companies a Certificate of Registration in relation to the reduction of share capital involved in the Scheme;

(d)	Each of the Parties shall, on or prior to the Effective Date, deliver to the other Party such other deeds, documents, consents, waivers, resolutions, and/or other things and/or take such further action(s) as may reasonably be required of it and is necessary to implement the Scheme and/or the Acquisition.

22

SECTION 9.0—TERMINATION

9.1	Termination

9.1.1	If (i) the Resolutions are not duly passed, or (ii) the Conditions are not satisfied or waived by 11.59 pm New York, New York time on 16 July 2010 or such later date as the Parties may agree to in writing subject to the consent of the Panel and/or the High Court (in each case, if required); or (iii) the High Court declines or refuses to sanction the Scheme, unless both Parties agree that the decision of the High Court shall be appealed; or (iv) any of the circumstances set out in Clause 2.2 of the Expenses Reimbursement Agreement occurs, either Party shall be entitled by notice in writing to the other Party to forthwith terminate this Agreement.

9.1.2	Termination of this Agreement in accordance with Clause 9.1.1 shall not, save as provided in the Expenses Reimbursement Agreement, give rise to any liability of the Parties; provided however, that neither such termination nor any of the provisions of this Section 9 shall relieve either Party of any liability to the other Party for any intentional breach of this Agreement prior to or giving rise to such termination. Section 10 of this Agreement shall survive, and continue in full force and effect, notwithstanding its termination.

9.1.3	For the avoidance of doubt, termination of this Agreement shall be without prejudice to the provisions of the Confidentiality Agreement or the Expenses Reimbursement Agreement.

9.1.4	If this Agreement is terminated pursuant to Clause 9.1.1(iv), each of the Parties shall, unless otherwise agreed in writing, apply to the Panel to lapse the Scheme.

SECTION 10.0—GENERAL

10.1	Announcements

Subject to the requirements of applicable law, the Takeover Rules, the Listing Rules, a court order, the Securities Act, the Exchange Act, the SEC or any Relevant Authority (including, without limitation, the Panel), the Parties shall consult together as to the terms of, the timing of and the manner of publication of any formal announcement, document or publication which either Party may make regarding the Acquisition, the Scheme or this Agreement. SSI and SkillSoft shall give each other the opportunity to review and comment upon any such announcement, document or publication and shall not issue any such announcement, document or publication prior to such consultation, except as may be required by applicable law, the Takeover Rules, the Listing Rules, a court order, the Securities Act, the Exchange Act, the SEC or any Relevant Authority (including, without limitation, the Panel) which has jurisdiction over it. Any other communication which any Party may make regarding such matters shall, subject to the requirements of applicable law, the Takeover Rules, the Listing Rules, a court order, the Securities Act, the Exchange Act, the SEC or any Relevant Authority (including, without limitation, the Panel), be consistent with any such announcement, document or publication and the terms of the Rule 2.5 Announcement. The Parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form of the Rule 2.5 Announcement. For the avoidance of doubt, the provisions of this Clause do not apply to any announcement, document or publication in connection with a Third Party Transaction Proposal or a change in the Scheme Recommendation or any proposed amendment to the terms of the Scheme contemplated by SSI on account of an increase in consideration due in respect of the Acquisition whether before or after a withdrawal or adverse modification of the Scheme Recommendation.

23

10.2	Notices

10.2.1	Any notice or other document to be served under this Agreement may be delivered or sent by post, facsimile or e-mail process to the Party to be served as follows:

(a)	if to SSI, if by letter, to its address c/o Michael C. Ascione and Sharlyn Heslam, Berkshire Partners LLC, 200 Clarendon Street, Boston, MA 02116 with a copy to David Chapin and Jane Goldstein, Ropes & Gray LLP, One International Place, Boston, MA 02110 and Paul Egan and Justin McKenna, Mason Hayes+Curran, South Bank House, Barrow Street, Dublin 4, Ireland, if by fax to fax number 617-227-6105 (for Berkshire Partners LLC) or 617-951-7050 (for Ropes & Gray LLP) or +353 1 614 5001 (for Mason Hayes+Curran) or, if by email, to the email address mascione@berkshirepartners.com and sheslam@berkshirepartners.com with a copy to; david.chapin@ropesgray.com, jane.goldstein@ropesgray.com, pegan@mhc.ie, and jmckenna@mhc.ie (which shall not constitute notice); and

(b)	if to SkillSoft, if by letter, to its address Mr. Charles E. Moran, SkillSoft PLC, 107 Northeastern Boulevard, Nashua, NH 03062 with a copy to Patrick J. Rondeau, Esq, WilmerHale, 60 State Street, Boston, MA 02109 and Myra Garrett, William Fry, Fitzwilton House, Wilton Place, Dublin 2, Ireland, if by fax to fax number 603-324-3210 (for SkillSoft) or 617-526-5000 (for WilmerHale) or 00 353 1 6395 333 (for William Fry), or if by email, to the email address Chuck_Moran@skillsoft.com with a copy to Patrick.Rondeau@wilmerhale.com and myra.garrett@williamfry.ie (which shall not constitute notice), or such other postal address, fax number or email address as it may have notified to the other Party in writing in accordance with the provisions hereof. Any notice or other documents sent by post shall have been sent by pre-paid recorded delivery post (if within Ireland) or by pre-paid airmail (if elsewhere).

10.2.2	Any notice or document shall be deemed to have been served:

(a)	if delivered by hand, at the time of delivery;

(b)	if sent by pre-paid post, 48 hours (7 Business Days if posted in a different postal jurisdiction to that of the addressee) after the date of posting;

(c)	if sent by fax, at the time of termination of the fax transmission;

(d)	if sent by email, at the time of the sending of the email.

10.2.3	In proving service of a notice or document it shall be sufficient to prove that delivery was made or that the envelope containing the notice or documents was properly addressed and posted (either by pre-paid recorded delivery post or by pre-paid airmail, as the case may be) or that the fax message or email was properly addressed and despatched, as the case may be.

10.3	Assignment

The rights and obligations of the Parties under this Agreement shall be deemed to be personal rights and shall not be capable of assignment, novation or sub-contraction to any other person without the prior written consent of the other party, provided that SSI may assign any or all of its rights and interests hereunder to one or more of its Affiliates, provided the prior consent in writing has been obtained from the Panel in respect of such assignment and it shall not result in a material departure from the Timetable.

10.4	Counterparts

This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement, and each Party may enter into this Agreement by executing a counterpart.

24

10.5	Amendment

No amendment of this Agreement shall be binding unless the same shall be evidenced in writing duly executed by each of the Parties.

10.6	Costs and Expenses

Save for:

10.6.1	the Panel’s document review fees; and

10.6.2	the costs of, and associated with, the printing, publication and posting of the Acquisition Documents;

which in the case of Clause 10.6.1 will be borne and discharged by SSI and which in the case of Clause 10.6.2 will be borne and discharged by SkillSoft, each Party shall pay its own costs and expenses of and incidental to this Agreement, the Acquisition and all other transactions contemplated hereby.

10.7	Governing Law and Jurisdiction

10.7.1	This Agreement shall be governed by, and construed in accordance with, the laws of Ireland.

10.7.2	Each of the Parties irrevocably agrees that the courts of Ireland are to have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement and, for such purposes, irrevocably submits to the exclusive jurisdiction of such courts. Any proceeding, suit or action arising out of or in connection with this Agreement (the “Proceedings”) shall therefore be brought in the courts of Ireland.

10.8	Rule 16b-3 Actions

SkillSoft and SSI agree that, in order to most effectively compensate and retain those officers and directors of SkillSoft who are subject to the reporting requirements of Section 16(a) of the Exchange Act in connection with the Acquisition, both prior to and after the Effective Date, it is desirable that such persons not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by applicable law in connection with the transactions contemplated by this Agreement, and for that compensatory and retentive purpose agree to the provisions of this Clause 10.8. Promptly after the date hereof and prior to the Effective Date, SkillSoft shall adopt a resolution in advance of the Effective Date providing that any dispositions of SkillSoft Shares resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to SkillSoft to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable law.

10.9	No Third Party Beneficiaries

Except (a) as provided in Clause 7.1 (Directors’ and Officers’ Indemnification and Insurance) hereof, and (b) the provisions of Section 8.1.3(a) concerning payment of the Scheme Consideration pursuant to the Scheme, which shall inure to the SkillSoft Shareholders but, prior to the Effective Date, may only be enforced by SkillSoft acting on their behalf , and (c) the provisions of Section 4 concerning payments under the Optionholder Proposal, which shall inure to the SkillSoft Optionholders but, prior to the Effective Date, may only be enforced by SkillSoft acting on their behalf, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than SSI and SkillSoft any rights or remedies under or by reason of this Agreement.

25

10.10	No Amendment of Expenses Reimbursement Agreement

Notwithstanding any other provision of this Agreement, nothing in this Agreement shall supersede, amend or vary the terms of the Expenses Reimbursement Agreement.

SECTION 11.0—INTERPRETATION

11.1	Definitions

In this Agreement the following words and expressions shall have the meanings set opposite them:

“Acquisition”, the proposed acquisition by SSI of SkillSoft by means of the Scheme, as described in the Rule 2.5 Announcement;

“Acquisition Documents”, (i) any documents to be filed with or submitted to the High Court in connection with the Scheme or the Acquisition, (ii) any filings with or notifications to Relevant Authorities as are necessary or expedient for the implementation of the Acquisition, (iii) the Scheme Document and any other documents sent to SkillSoft Shareholders in connection with the Acquisition or the Scheme, (iv) the Optionholder Proposal and (v) any other documents required to be sent or submitted to any third party in connection with the Acquisition or the Scheme;

“Act”, the Companies Act 1963, as amended;

“Acting in Concert”, shall have the meaning given to that term in the Takeover Panel Act 1997;

“ADS”, the American Depositary Shares representing SkillSoft Shares admitted to trading on NASDAQ;

“Affiliate” with respect to any person, any other person controlling, controlled by or under common control with such person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a person whether through the ownership of voting securities, by contract or otherwise;

“Agreed Form”, in relation to any document, the form of that document which has been initialled for the purpose of identification by or on behalf of each of the Parties;

“Associate”, the meaning given to that term in the Takeover Rules;

“Board”, the board of directors of SkillSoft (or a duly authorised committee thereof);

“Business Day”, any day, other than a Saturday, Sunday or public holiday in Ireland or in the State of New York;

“Clearances”, all consents, clearances, permissions and waivers that need to be obtained, all applications and filings that need to be made and all waiting periods that may need to have expired, from or under the laws, regulations or practices applied by any Relevant Authority in connection with the implementation of the Scheme and/or the Acquisition and, in each case, that constitute Conditions; and any reference to Conditions having been “satisfied” shall be construed as meaning that the foregoing have been obtained, or where appropriate, made or expired in accordance with the relevant Condition;

“Completion”, completion of the Acquisition pursuant to the Scheme;

“Completion Date”, the meaning given to such term in Clause 8.1.1;

“Conditions”, the conditions to the Scheme and the Acquisition set out in Appendix I to the Rule 2.5 Announcement, and “Condition” means any one of the Conditions;

“Confidentiality Agreement”, the confidentiality agreement dated 2 November 2009 between SkillSoft and Berkshire Partners LLC;

26

“Court Hearing”, the hearing by the High Court of the petition to sanction the Scheme under Section 201 of the Act;

“Court Meeting”, the meeting or meetings of the SkillSoft Shareholders (and any adjournment thereof) convened by order of the High Court pursuant to Section 201 of the Act to consider and, if thought fit, approve the Scheme (with or without amendment);

“Court Meeting Record Time”, 5.00 pm (Dublin) on the date which falls two days before the date of the Court Meeting;

“Court Order”, the order or orders of the High Court sanctioning the Scheme under Section 201 of the Act and confirming the reduction of capital that forms part of it under Sections 72 and 74 of the Act;

“Credit Agreements”, (i) that certain Bridge Credit Agreement, dated as of the date hereof, by and among SSI Luxco II, S.à.r.l., the Lenders (as defined therein) party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent and (ii) that certain Credit Agreement dated as of the date hereof, by and among SSI Luxco II, S.à.r.l., SSI Investments II Limited, the Lenders (as defined therein) party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent.

“Effective Date”, the date on which the Scheme becomes effective in accordance with its terms;

“Effective Time”, the time on the Effective Date at which the Court Order and a copy of the minute required by Section 75 of the Act are registered by the Registrar of Companies;

“EGM Resolutions”, the resolutions to be proposed at the EGM for the purposes of approving and implementing the Scheme, the reduction of capital and such other matters as SkillSoft determines to be necessary or desirable for the purposes of implementing the Acquisition and the Scheme;

“Exchange Act”, the United States Securities Exchange Act of 1934, as amended;

“Expenses Reimbursement Agreement”, the expenses reimbursement agreement dated as of the date of this Agreement between SSI and SkillSoft, the terms of which have been approved by the Panel;

“Extraordinary General Meeting” or “EGM”, the extraordinary general meeting of the SkillSoft Shareholders (and any adjournment thereof) to be convened in connection with the Scheme, expected to be held as soon as the preceding Court Meeting shall have been concluded or adjourned;

“Group”, in relation to any body corporate, means any bodies corporate which are holding companies or subsidiaries or subsidiary undertakings (as such terms are defined in the Act and the European Communities (Companies: Group Accounts) Regulations 1992, respectively) of it or of any such holding company;

“High Court”, the High Court of Ireland;

“Holding Company”, the meaning given to that term by Section 155, Companies Act 1963;

“HSR Act”, the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

“Indemnified Parties”, the meaning given to that term in Clause 7.1.2;

“Investor Group”, the meaning given to that term in the Rule 2.5 Announcement;

“Ireland” or “Republic of Ireland”, Ireland excluding Northern Ireland and the word “Irish” shall be construed accordingly;

“Listing Rules”, the listing rules of NASDAQ as amended from time to time;

“NASDAQ”, the market known as the Nasdaq Global Market on which SkillSoft’s ADSs are quoted;

“Non-Solicitation Period Start Date”, 7 March 2010;

“Northern Ireland”, the counties of Antrim, Armagh, Derry, Down, Fermanagh and Tyrone on the island of Ireland;

27

“Optionholder Proposal”, the proposal of SSI to the SkillSoft Optionholders and the holders of purchase rights under the SkillSoft Employee Share Purchase Plan to be made pursuant to Rule 15 of the Takeover Rules;

“Options Schedule”, the list of SkillSoft Options as at the date of this Agreement as provided by SkillSoft and set out in Schedule 2 hereto;

“Panel”, the Irish Takeover Panel;

“Parties”, SkillSoft and SSI and “Party” shall mean either of them (as the context requires);

“Proceedings”, the meaning given to that term in Clause 10.7.2;

“Record Date”, the date which falls two days before the date of the Court Meeting;

“Registrar of Companies”, the Registrar of Companies in Dublin;

“Relevant Authority”, any Irish or United States federal commission, board, body, bureau, or other regulatory authority or agency, including courts and other judicial bodies, or any Irish or United States competition, anti-trust or supervisory body or other governmental, regulatory agency or body or securities exchange including and instrumentality or entity designed to act for or on behalf of any of the foregoing;

“Relevant Entity”, a body corporate in respect of which either (x) SSI or (y) any member of the Investor Group (a) has a majority of the shareholders’ or members’ voting rights; or (b) is a shareholder or member and at the same time has the right to appoint or remove a majority of the members of its board of directors; or (c) is a shareholder or member and alone controls a majority of the shareholders’ or members’ voting rights pursuant to an agreement entered into with other shareholders or members;

“Relevant Person”, the meaning given to that term in Clause 5.2.2;

“Representatives”, the directors, officers, employees, agents, investment bankers, financial advisors, legal advisors, accountants, brokers, finders, consultants or representatives of SkillSoft, SSI, or of any of their respective Subsidiaries, as the case may be;

“Resolutions”, the resolutions to be proposed at the EGM and Court Meeting to effect the Scheme, which will be set out in the Scheme Document, other than any adjournment resolution included in the Scheme Document;

“RIS”, a Regulatory Information Service as defined in the Takeover Rules;

“Rule 2.5 Announcement”, the announcement in the Agreed Form to be made by the Parties pursuant to Rule 2.5 of the Takeover Rules;

“Scheme” or “Scheme of Arrangement”, the proposed scheme of arrangement under Section 201 of the Act and the capital reduction under Sections 72 and 74 of the Act to effect the Acquisition, in such terms as SkillSoft may determine in accordance with the provisions of Clause 3.1, including any revision thereof;

“Scheme Consideration”, the consideration payable to SkillSoft Shareholders under the Scheme;

“Scheme Document”, a document to be distributed to SkillSoft Shareholders and, for information only, to SkillSoft Optionholders and the holders of purchase rights under the SkillSoft Employee Share Purchase Plan containing (i) the Scheme, (ii) the notice or notices of the Court Meeting and EGM, (iii) an explanatory statement as required by Section 202 of the Act with respect to the Scheme, (iv) such other information as may be required or necessary pursuant to the Act, the Takeover Rules, the Exchange Act or the Listing Rules, and (v) such other information as SkillSoft and SSI shall agree;

“Scheme Recommendation”, the unanimous recommendation of the Board that SkillSoft Shareholders vote in favour of the Resolutions;

“SEC”, the United States Securities and Exchange Commission;

“Securities Act”, the United States Securities Act of 1933, as amended;

28

“SkillSoft Employee Share Purchase Plan”, the 2004 SkillSoft Employee Share Purchase Plan;

“SkillSoft Employees”, the meaning given to that term in Clause 7.2.1;

“SkillSoft Group”, SkillSoft, any subsidiary of SkillSoft, any Holding Company of SkillSoft and any subsidiary of any such Holding Company;

“SkillSoft Optionholders”, the holders of SkillSoft Options;

“SkillSoft Options”, the outstanding options to subscribe for SkillSoft Shares pursuant to the SkillSoft Share Option Plans which, as at the date of this Agreement, are as set out in the Options Schedule;

“SkillSoft Shareholders”, the holders of SkillSoft Shares;

“SkillSoft Share Option Plans”, the Booksx24X7.com 1994 Stock Option Plan, the 1994 Share Option Plan, the 1996 Supplemental Stock Plan, the SkillSoft Corporation 1998 Stock Incentive Plan, the SkillSoft Corporation 2001 Stock Incentive Plan, the SkillSoft plc 2002 Share Option Plan and the SkillSoft Public Limited Company 2001 Outside Director Plan;

“SkillSoft Shares”, the Ordinary Shares of €0.11 each in the capital of SkillSoft;

“subsidiary”, the meaning given to that term by Section 155, Companies Act 1963;

“subsidiary undertaking”, the meaning given to that term in the European Communities (Companies: Group Accounts) Regulations 1992;

“Takeover Rules”, the Irish Takeover Panel Act 1997, Takeover Rules 2007, as amended;

“Third Party Transaction Proposal”, any proposal or offer for the acquisition of control (as defined in the Takeover Rules) of SkillSoft, or any other transaction that involves a change of control of SkillSoft through the acquisition of more than 50% of the voting and other equity securities of SkillSoft Shares (whether by acquiring any interest in SkillSoft Shares, SkillSoft ADRs or SkillSoft ADSs), or a disposal or acquisition of more than 50% of the assets of SkillSoft (taken as a whole) or a share exchange of SkillSoft Shares for shares in another company or body corporate;

“Timetable”, shall have the meaning given to that term in Clause 2.2.1;

“United States” or “US”, the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia and any other territory subject to its jurisdiction; and

“US$”, the lawful currency from time to time of the United States.

11.2	Construction

11.2.1	In this Agreement words such as “hereunder”, “hereto”, “hereof” and “herein” and other words commencing with “here” shall, unless the context clearly indicates to the contrary, refer to the whole of this Agreement and not to any particular section or clause thereof.

11.2.2	Save as otherwise provided herein, any reference herein to a section, clause, schedule or paragraph shall be a reference to a section, sub-section, clause, sub-clause, paragraph or sub-paragraph (as the case may be) of this Agreement.

11.2.3	Any reference to any provision of any legislation shall include any modification re-enactment or extension thereof (provided that, as between the parties, no such modification or extension made after the date of this Agreement shall apply for the purpose of this Agreement to the extent that it would impose any new or extended obligation, liability or restriction on, or otherwise adversely affect the rights of any party) and shall also include any subordinate legislation made from time to time under such provision. Any reference to any provision of any legislation, unless the context clearly indicates to the contrary, shall be a reference to legislation of Ireland.

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11.2.4	In this Agreement, the masculine gender shall include the feminine and neuter and the singular number shall include the plural and vice versa. References to persons shall include natural persons, firms, bodies corporate, unincorporated associations and partnerships, organisations, governments, states, foundations and trusts (in each case whether or not having separate legal personality).

11.2.5	In this Agreement reference to the word “person” is deemed to include references to natural persons, firms, partnerships, companies, corporations, associations, bodies corporate, trusts and investment funds (in each case whether or not having a separate legal personality).

11.2.6	Any reference to an Irish legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than Ireland, be deemed to include a reference to what most nearly approximates in that jurisdiction to the Irish legal term.

11.2.7	Any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

11.2.8	Any undertaking by any party not to do any act or thing shall be deemed to include an undertaking not to permit or suffer the doing of that act or thing.

11.3	Captions

The headings or captions to the clauses in this Agreement are inserted for convenience of reference only and shall not be considered a part of or affect the interpretation or construction thereof.

11.4	Time

References to times are to Irish times unless otherwise specified.

IN WITNESS whereof the parties have entered into this Agreement on the date specified above.

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SCHEDULE 1

Indicative Timetable

ITEM	DATE (ALL 2010)
Rule 2.5 Announcement issued	Friday 12 February

Go-Shop Period commences	Friday 12 February

William Fry circulates first draft of Scheme Document	Monday 15 February

WilmerHale files draft Scheme Document with SEC	Friday 19 February

William Fry file Scheme Document with the Irish Takeover Panel for review and approval	Friday 19 February

Submit HSR Filing	Friday 26 February

SEC Comment Period expires	Sunday 28 February

Latest date by which Panel approves the Scheme Document	Thursday 4 March

Company files 201(2) application to convene shareholders’ meeting with Panel-approved draft Scheme Document tendered in Court	Friday 5 March

Latest date for submission of anti-trust filings in Germany, Brazil and Austria	Friday 5 March

Go-Shop Period expires	Saturday 6 March

High Court hearing to convene shareholders’ meeting	Monday 8 March

Latest date by which Scheme Document mailed to SkillSoft shareholders, convening Court Meeting and Extraordinary General Meeting	Friday 12 March

Newspaper Advertisements published	Friday 12 March

Court Meeting and Extraordinary General Meeting held	Tuesday 6 April

Petition presented for s 201(4) application to approve scheme as approved by shareholders	Friday 9 April

Advertising Motions Hearing with the High Court (directions as to advertising petition hearing)	Monday 12 April

Newspaper Advertisements published	Friday 16 April

Petition Hearing with the High Court to sanction the Scheme	Tuesday 4 May

High Court order sanctioning the Scheme available	Tuesday 11 May

Order and Minute of Reduction of Share Capital filed	Tuesday 18 May

Payment	Tuesday 1 June

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SCHEDULE 2

Options Schedule

Number	Grant Date	Expiration Date	Exercise Price	Shares Outstanding
0008349	28-Nov-08	1-Apr-11	$0.14	15,000
0008364	28-Nov-08	1-Apr-11	$0.14	10,000
0008363	28-Nov-08	1-Apr-11	$0.14	10,000
0008370	28-Nov-08	1-Apr-11	$0.14	10,000
0008368	28-Nov-08	1-Apr-11	$0.14	10,000
0008360	28-Nov-08	1-Apr-11	$0.14	10,000
0008359	28-Nov-08	1-Apr-11	$0.14	10,000
0008369	28-Nov-08	1-Apr-11	$0.14	10,000
0008347	28-Nov-08	1-Apr-11	$0.14	15,000
0008350	28-Nov-08	1-Apr-11	$0.14	10,000
0008353	28-Nov-08	1-Apr-11	$0.14	10,000
0008352	28-Nov-08	1-Apr-11	$0.14	10,000
0008356	28-Nov-08	1-Apr-11	$0.14	10,000
0008355	28-Nov-08	1-Apr-11	$0.14	10,000
0008354	28-Nov-08	1-Apr-11	$0.14	10,000
0008371	28-Nov-08	1-Apr-11	$0.14	10,000
0008357	28-Nov-08	1-Apr-11	$0.14	10,000
0008365	28-Nov-08	1-Apr-11	$0.14	10,000
0008358	28-Nov-08	1-Apr-11	$0.14	10,000
0008367	28-Nov-08	1-Apr-11	$0.14	10,000
0008361	28-Nov-08	1-Apr-11	$0.14	10,000
0008348	28-Nov-08	1-Apr-11	$0.14	15,000
0008378	31-Mar-09	1-Apr-11	$0.15	10,000
SK000781	16-Jul-01	16-Jul-11	$0.25	475
SK000818	16-Jul-01	16-Jul-11	$0.25	1,473
SK000814	16-Jul-01	16-Jul-11	$0.25	890
SK000785	16-Jul-01	16-Jul-11	$0.25	2,852
SK000784	16-Jul-01	16-Jul-11	$0.25	1,200
SK000811	16-Jul-01	16-Jul-11	$0.25	119
SK000788	16-Jul-01	16-Jul-11	$0.25	231
SK000792	16-Jul-01	16-Jul-11	$0.25	22
SK000797	16-Jul-01	16-Jul-11	$0.25	539
SK000800	16-Jul-01	16-Jul-11	$0.25	12
SK000860	16-Jul-01	16-Jul-11	$0.25	1,401
SK000807	16-Jul-01	16-Jul-11	$0.25	41
SK000833	16-Jul-01	16-Jul-11	$0.25	18
SK000817	24-Oct-01	24-Oct-11	$1.27	1,604
SK000819	14-Nov-01	14-Nov-11	$2.55	471
0007675	4-Mar-03	4-Mar-13	$2.68	7,000
0007681	4-Mar-03	4-Mar-13	$2.68	4,000
0007658	4-Mar-03	4-Mar-13	$2.68	28,932
0007661	4-Mar-03	4-Mar-13	$2.68	5,000
0007660	4-Mar-03	4-Mar-13	$2.68	2,000
0007696	7-Mar-03	7-Mar-13	$2.80	3,750
0007692	7-Mar-03	7-Mar-13	$2.80	3,000
0007704	14-Apr-03	14-Apr-13	$2.84	10,000
0007638	12-Dec-02	12-Dec-12	$2.96	5,918

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Number	Grant Date	Expiration Date	Exercise Price	Shares Outstanding
0007640	12-Dec-02	12-Dec-12	$2.96	3,500
0007636	12-Dec-02	12-Dec-12	$2.96	452
0007626	12-Dec-02	12-Dec-12	$2.96	800
0007631	12-Dec-02	12-Dec-12	$2.96	4,142
0007633	12-Dec-02	12-Dec-12	$2.96	6,667
0008223	4-Apr-05	4-Apr-15	$3.04	1,000
0008208	4-Apr-05	4-Apr-15	$3.04	15,000
0008213	4-Apr-05	4-Apr-15	$3.04	1,000
0008215	4-Apr-05	4-Apr-15	$3.04	2,000
0008211	4-Apr-05	4-Apr-15	$3.04	3,000
0007532	12-Jul-02	10-Jul-12	$3.30	3,500
0007555	12-Jul-02	10-Jul-12	$3.30	3,500
0007529	12-Jul-02	10-Jul-12	$3.30	2,917
0007584	15-Aug-02	15-Aug-12	$3.37	52,500
0008250	2-Jun-05	2-Jun-15	$3.51	2,000
0008245	2-Jun-05	2-Jun-15	$3.51	1,500
SK001074	1-Aug-02	1-Aug-12	$3.63	2,700
0007796	27-May-03	27-May-13	$3.66	16,000
0007759	27-May-03	27-May-13	$3.66	72,635
0007760	27-May-03	27-May-13	$3.66	2,365
0007766	27-May-03	27-May-13	$3.66	20,000
0007794	27-May-03	27-May-13	$3.66	14,920
0008267	27-May-03	27-May-13	$3.66	2,802
0007795	27-May-03	27-May-13	$3.66	32,278
0007787	27-May-03	27-May-10	$3.66	10,000
0007773	27-May-03	27-May-13	$3.66	27,175
0007772	27-May-03	27-May-13	$3.66	14,825
0007785	27-May-03	27-May-10	$3.66	5,000
0007808	27-May-03	27-May-13	$3.66	40,000
0007809	27-May-03	27-May-13	$3.66	10,000
0007775	27-May-03	27-May-13	$3.66	3,683
0007813	27-May-03	27-May-13	$3.66	61,747
0007783	27-May-03	27-May-10	$3.66	35,000
0007799	27-May-03	27-May-13	$3.66	40,000
0007768	27-May-03	27-May-13	$3.66	279
0007767	27-May-03	27-May-13	$3.66	3,000
0007744	27-May-03	27-May-13	$3.66	2,500
0007788	27-May-03	27-May-10	$3.66	10,000
0007776	27-May-03	27-May-13	$3.66	10,000
0007729	1-May-03	1-May-13	$3.72	800
0007725	1-May-03	1-May-13	$3.72	1,500
0008228	11-May-05	11-May-15	$3.83	2,000
0008232	11-May-05	11-May-15	$3.83	3,500
SK000949	13-Jun-02	13-Jun-12	$3.92	5,326
0008203	3-Mar-05	3-Mar-15	$3.99	750
0008200	3-Mar-05	3-Mar-15	$3.99	3,500
SK000993	16-Aug-02	16-Aug-12	$4.06	7,151
SK001055	16-Aug-02	16-Aug-12	$4.06	27,161
SK000977	16-Aug-02	16-Aug-12	$4.06	98,640
SK000996	16-Aug-02	16-Aug-12	$4.06	5,721

33

Number	Grant Date	Expiration Date	Exercise Price	Shares Outstanding
SK000997	16-Aug-02	16-Aug-12	$4.06	2,367
SK000974	16-Aug-02	16-Aug-12	$4.06	14,303
SK000979	16-Aug-02	16-Aug-12	$4.06	5,918
SK000981	16-Aug-02	16-Aug-12	$4.06	11,837
SK000966	16-Aug-02	16-Aug-12	$4.06	631,959
SK001033	16-Aug-02	16-Aug-12	$4.06	12,536
SK000960	16-Aug-02	16-Aug-12	$4.06	244,438
SK001017	16-Aug-02	16-Aug-12	$4.06	8,416
SK001016	16-Aug-02	16-Aug-12	$4.06	3,522
SK001021	16-Aug-02	16-Aug-12	$4.06	3,243
SK001020	16-Aug-02	16-Aug-12	$4.06	8,828
SK001057	16-Aug-02	16-Aug-12	$4.06	3,551
SK001026	16-Aug-02	16-Aug-12	$4.06	4,734
SK000964	16-Aug-02	16-Aug-12	$4.06	571,377
SK000963	16-Aug-02	16-Aug-12	$4.06	24,609
SK000990	16-Aug-02	16-Aug-12	$4.06	11,837
SK001056	16-Aug-02	16-Aug-12	$4.06	32,023
SK000356	5-Jun-00	5-Jun-10	$4.07	5,445
SK000367	20-Jun-00	20-Jun-10	$4.12	740
SK000338	20-Jun-00	20-Jun-10	$4.12	7,102
0007521	8-Jul-02	8-Jul-12	$4.12	750
SK000329	20-Jun-00	20-Jun-10	$4.12	11,837
SK000343	20-Jun-00	20-Jun-10	$4.12	9,469
SK000335	20-Jun-00	20-Jun-10	$4.12	11,387
SK000339	20-Jun-00	20-Jun-10	$4.12	4,663
0007587	6-Sep-02	6-Sep-12	$4.25	25,000
0007590	5-Nov-02	5-Nov-12	$4.65	2,000
SK000303	17-Apr-00	17-Apr-10	$4.96	1,776
0008377	11-Mar-09	11-Mar-19	$4.97	50,000
0007740	6-Jun-03	6-Jun-13	$5.00	1,500
0007738	6-Jun-03	6-Jun-13	$5.00	1,000
0007731	6-Jun-03	6-Jun-13	$5.00	500
0007733	6-Jun-03	6-Jun-13	$5.00	25,000
0008185	4-Feb-05	4-Feb-15	$5.03	4,500
0008190	4-Feb-05	4-Feb-15	$5.03	2,000
0008184	4-Feb-05	4-Feb-15	$5.03	1,800
SK000354	26-Jun-00	26-Jun-10	$5.12	296
0008178	7-Jan-05	7-Jan-15	$5.32	1,250
0008171	7-Jan-05	7-Jan-15	$5.32	2,500
0008177	7-Jan-05	7-Jan-15	$5.32	2,000
0008127	9-Sep-04	9-Sep-14	$5.46	250
0008126	9-Sep-04	9-Sep-14	$5.46	2,000
0008265	1-Jan-06	1-Jan-16	$5.50	10,000
0008264	1-Jan-06	1-Jan-16	$5.50	10,000
0008263	1-Jan-06	1-Jan-16	$5.50	10,000
0006765	8-May-02	8-May-12	$5.55	750
0006790	8-May-02	8-May-12	$5.55	750
0006810	8-May-02	8-May-12	$5.55	1,500
0007001	8-May-02	8-May-12	$5.55	750
0007026	8-May-02	8-May-12	$5.55	500

34

Number	Grant Date	Expiration Date	Exercise Price	Shares Outstanding
0007034	8-May-02	8-May-12	$5.55	1,000
0006981	8-May-02	8-May-12	$5.55	750
0007483	8-May-02	8-May-12	$5.55	6,563
0006946	8-May-02	8-May-12	$5.55	1,500
0006967	8-May-02	8-May-12	$5.55	400
0006961	8-May-02	8-May-12	$5.55	750
0007485	8-May-02	8-May-12	$5.55	17,000
0006925	8-May-02	8-May-12	$5.55	1,500
0006953	8-May-02	8-May-12	$5.55	1,500
0007487	8-May-02	8-May-12	$5.55	35,000
0007170	8-May-02	8-May-12	$5.55	2,000
0007168	8-May-02	8-May-12	$5.55	575
0007177	8-May-02	8-May-12	$5.55	505
0007146	8-May-02	8-May-12	$5.55	7,104
0007082	8-May-02	8-May-12	$5.55	7,500
0007097	8-May-02	8-May-12	$5.55	2,000
0007093	8-May-02	8-May-12	$5.55	500
0007120	8-May-02	8-May-12	$5.55	1,500
0007132	8-May-02	8-May-12	$5.55	750
0007052	8-May-02	8-May-12	$5.55	1,000
0007049	8-May-02	8-May-12	$5.55	4,000
0007064	8-May-02	8-May-12	$5.55	500
0007078	8-May-02	8-May-12	$5.55	1,250
0007007	8-May-02	8-May-12	$5.55	750
0007006	8-May-02	8-May-12	$5.55	600
0006958	8-May-02	8-May-12	$5.55	750
0006998	8-May-02	8-May-12	$5.55	500
0007231	8-May-02	8-May-12	$5.55	1,750
0007408	8-May-02	8-May-12	$5.55	1,000
0007281	8-May-02	8-May-12	$5.55	4,000
0007201	8-May-02	8-May-12	$5.55	1,500
0007219	8-May-02	8-May-12	$5.55	1,500
0007180	8-May-02	8-May-12	$5.55	2,166
0007411	8-May-02	8-May-12	$5.55	200
0007413	8-May-02	8-May-12	$5.55	2,000
0007153	8-May-02	8-May-12	$5.55	1,000
0007322	8-May-02	8-May-12	$5.55	2,155
0007312	8-May-02	8-May-12	$5.55	750
0007358	8-May-02	8-May-12	$5.55	1,000
0007372	8-May-02	8-May-12	$5.55	500
0007378	8-May-02	8-May-12	$5.55	219
0007376	8-May-02	8-May-12	$5.55	230
0007374	8-May-02	8-May-12	$5.55	2,000
0007232	8-May-02	8-May-12	$5.55	3,500
0007473	8-May-02	8-May-12	$5.55	18,000
0006840	8-May-02	8-May-12	$5.55	750
0006770	8-May-02	8-May-12	$5.55	2,000
0006783	8-May-02	8-May-12	$5.55	200
0006755	8-May-02	8-May-12	$5.55	1,250
0006740	8-May-02	8-May-12	$5.55	1,500

35

Number	Grant Date	Expiration Date	Exercise Price	Shares Outstanding
0006749	8-May-02	8-May-12	$5.55	300
0008196	1-Jan-05	1-Jan-15	$5.65	10,000
0008192	1-Jan-05	1-Jan-15	$5.65	10,000
0008195	1-Jan-05	1-Jan-15	$5.65	10,000
SK000368	3-Jul-00	3-Jul-10	$5.81	3,020
SK000317	8-May-00	8-May-10	$5.81	5,918
SK000347	3-Jul-00	3-Jul-10	$5.81	494
0008119	5-Aug-04	5-Aug-14	$5.90	1,500
0008116	5-Aug-04	5-Aug-14	$5.90	2,000
SK000472	19-Feb-01	19-Feb-11	$5.91	16,174
0008165	3-Dec-04	3-Dec-11	$5.98	10,000
0008169	3-Dec-04	3-Dec-11	$5.98	10,000
0008168	3-Dec-04	3-Dec-11	$5.98	10,000
0008158	3-Dec-04	3-Dec-14	$5.98	2,400
0008279	12-Jun-06	12-Jun-13	$5.99	20,000
0008273	12-Jun-06	12-Jun-13	$5.99	200,000
0008288	12-Jun-06	12-Jun-13	$5.99	45,000
0008275	12-Jun-06	12-Jun-13	$5.99	17,500
0008299	12-Jun-06	12-Jun-13	$5.99	1,875
0008286	12-Jun-06	12-Jun-13	$5.99	1,459
0008302	12-Jun-06	12-Jun-13	$5.99	20,000
0008280	12-Jun-06	12-Jun-13	$5.99	20,000
0008277	12-Jun-06	12-Jun-13	$5.99	17,200
0008297	12-Jun-06	12-Jun-13	$5.99	1,250
0008296	12-Jun-06	12-Jun-13	$5.99	1,042
0008300	12-Jun-06	12-Jun-13	$5.99	45,000
0008283	12-Jun-06	12-Jun-13	$5.99	20,000
0008271	12-Jun-06	12-Jun-13	$5.99	35,000
0008287	12-Jun-06	12-Jun-13	$5.99	45,000
0008274	12-Jun-06	12-Jun-13	$5.99	60,000
0008298	12-Jun-06	12-Jun-13	$5.99	1,250
0008284	12-Jun-06	12-Jun-13	$5.99	20,000
0008278	12-Jun-06	12-Jun-13	$5.99	30,000
0008290	12-Jun-06	12-Jun-13	$5.99	1,250
0008303	12-Jun-06	12-Jun-13	$5.99	15,000
0008301	12-Jun-06	12-Jun-13	$5.99	14,000
0008294	12-Jun-06	12-Jun-13	$5.99	1,250
0008285	12-Jun-06	12-Jun-13	$5.99	10,000
0008276	12-Jun-06	12-Jun-13	$5.99	9,375
0008281	12-Jun-06	12-Jun-13	$5.99	3,334
0008282	12-Jun-06	12-Jun-13	$5.99	3,334
0007828	5-Aug-03	5-Aug-13	$6.09	4,000
SK000269	14-Apr-00	14-Apr-10	$6.12	346
SK000274	14-Apr-00	14-Apr-10	$6.12	4,734
SK000271	14-Apr-00	14-Apr-10	$6.12	16,571
SK000260	14-Apr-00	14-Apr-10	$6.12	4,734
SK000282	14-Apr-00	14-Apr-10	$6.12	6,212
SK000281	14-Apr-00	14-Apr-10	$6.12	148
SK000259	14-Apr-00	14-Apr-10	$6.12	2,367
SK000283	14-Apr-00	14-Apr-10	$6.12	198

36

Number	Grant Date	Expiration Date	Exercise Price	Shares Outstanding
SK000284	14-Apr-00	14-Apr-10	$6.12	346
SK000286	14-Apr-00	14-Apr-10	$6.12	7,102
SK000406	18-Aug-00	18-Aug-10	$6.18	1,053
0008333	1-Jan-07	1-Jan-17	$6.21	10,000
0008331	1-Jan-07	1-Jan-17	$6.21	10,000
0008329	1-Jan-07	1-Jan-17	$6.21	10,000
0008332	1-Jan-07	1-Jan-17	$6.21	10,000
SK000682	27-Sep-01	27-Sep-11	$6.36	2,811
SK000689	27-Sep-01	27-Sep-11	$6.36	7,102
SK000688	27-Sep-01	27-Sep-11	$6.36	757
SK000664	27-Sep-01	27-Sep-11	$6.36	54,248
SK000663	27-Sep-01	27-Sep-11	$6.36	4,936
SK000670	27-Sep-01	27-Sep-11	$6.36	4,439
SK000700	27-Sep-01	27-Sep-11	$6.36	159,027
SK000699	27-Sep-01	27-Sep-11	$6.36	47,712
SK000674	27-Sep-01	27-Sep-11	$6.36	605
SK000673	27-Sep-01	27-Sep-11	$6.36	14,656
SK000698	27-Sep-01	27-Sep-11	$6.36	631,574
SK000697	27-Sep-01	27-Sep-11	$6.36	78,645
SK000702	27-Sep-01	27-Sep-11	$6.36	78,359
SK000691	27-Sep-01	27-Sep-11	$6.36	4,734
SK000676	27-Sep-01	27-Sep-11	$6.36	2,952
SK000675	27-Sep-01	27-Sep-11	$6.36	4,437
SK000668	27-Sep-01	27-Sep-11	$6.36	56,085
SK000703	27-Sep-01	27-Sep-11	$6.36	24,904
SK000692	27-Sep-01	27-Sep-11	$6.36	4,734
SK000686	27-Sep-01	27-Sep-11	$6.36	4,734
0008320	29-Sep-06	29-Sep-13	$6.38	1,875
0008327	5-Dec-06	5-Dec-13	$6.41	400,000
0008326	5-Dec-06	5-Dec-13	$6.41	800,000
0008324	5-Dec-06	5-Dec-13	$6.41	2,000,000
0008328	5-Dec-06	5-Dec-13	$6.41	247,556
0008325	5-Dec-06	5-Dec-13	$6.41	1,200,000
0008141	15-Oct-04	15-Oct-14	$6.62	3,000
0008139	15-Oct-04	15-Oct-14	$6.62	2,000
0008142	15-Oct-04	15-Oct-14	$6.62	2,000
SK000951	1-May-02	1-May-12	$7.10	2,367
SK000903	1-May-02	1-May-12	$7.10	7,102
0008376	1-Jan-09	1-Jan-19	$7.14	20,000
0008375	1-Jan-09	1-Jan-19	$7.14	20,000
0008372	1-Jan-09	1-Jan-19	$7.14	20,000
0008374	1-Jan-09	1-Jan-19	$7.14	20,000
0007847	6-Oct-03	6-Oct-13	$7.25	2,000
0007878	20-Nov-03	20-Nov-13	$7.32	2,500
SK000934	3-Jun-02	3-Jun-12	$7.44	2,367
SK000940	3-Jun-02	3-Jun-12	$7.44	5,326
SK000916	29-Apr-02	29-Apr-12	$7.50	3,551
0008099	7-Jun-04	7-Jun-14	$8.00	2,500
0008088	7-Jun-04	7-Jun-14	$8.00	2,500
0008087	7-Jun-04	7-Jun-14	$8.00	4,500

37

Number	Grant Date	Expiration Date	Exercise Price	Shares Outstanding
0007867	5-Nov-03	5-Nov-10	$8.08	2,500
0007869	5-Nov-03	5-Nov-13	$8.08	400
0007870	5-Nov-03	5-Nov-13	$8.08	1,500
0007861	5-Nov-03	5-Nov-10	$8.08	500
SK000930	28-May-02	28-May-12	$8.19	7,102
SK000484	26-Mar-01	26-Mar-11	$8.24	5,445
SK000652	17-Sep-01	17-Sep-11	$8.24	2,367
0007887	11-Dec-03	11-Dec-10	$8.38	1,500
0007896	11-Dec-03	11-Dec-13	$8.38	12,500
SK000909	8-Apr-02	8-Apr-12	$8.38	7,802
0007891	11-Dec-03	11-Dec-13	$8.38	1,500
0007886	11-Dec-03	11-Dec-10	$8.38	1,500
SK000908	8-Apr-02	8-Apr-12	$8.38	39,545
0007885	11-Dec-03	11-Dec-10	$8.38	1,500
0007924	12-Jan-04	12-Jan-14	$8.42	1,800
0007930	12-Jan-04	12-Jan-14	$8.42	1,000
0007929	12-Jan-04	12-Jan-14	$8.42	400
0007927	12-Jan-04	12-Jan-14	$8.42	1,800
0007925	12-Jan-04	12-Jan-14	$8.42	1,800
0007928	12-Jan-04	12-Jan-14	$8.42	1,800
SK001079	22-Oct-01	22-Oct-11	$8.47	14,204
SK000429	13-Nov-00	13-Nov-10	$8.55	1,036
SK000430	13-Nov-00	13-Nov-10	$8.55	2,303
SK000438	6-Nov-00	6-Nov-10	$8.61	14,204
0007897	1-Jan-04	1-Jan-14	$8.65	10,000
0007899	1-Jan-04	1-Jan-14	$8.65	10,000
0007898	1-Jan-04	1-Jan-14	$8.65	10,000
0007976	20-Feb-04	20-Feb-14	$9.00	20,000
0007977	20-Feb-04	20-Feb-14	$9.00	4,000
SK000480	12-Mar-01	12-Mar-11	$9.19	6,311
0007978	17-Feb-04	17-Feb-14	$9.28	20,000
0008342	1-Jan-08	1-Jan-18	$9.56	20,000
0008338	1-Jan-08	1-Jan-18	$9.56	20,000
0008341	1-Jan-08	1-Jan-18	$9.56	20,000
0008340	1-Jan-08	1-Jan-18	$9.56	20,000
0008337	30-Nov-07	30-Nov-14	$9.69	75,000
SK000899	29-Mar-02	29-Mar-12	$9.74	4,734
SK000719	19-Nov-01	19-Nov-11	$9.87	14,204
SK000720	19-Nov-01	19-Nov-11	$9.87	2,367
SK000891	13-Mar-02	13-Mar-12	$10.18	7,102
SK000778	18-Dec-01	18-Dec-11	$10.26	2,367
0008346	1-Oct-08	1-Oct-15	$10.33	10,000
0008383	1-Jan-10	1-Jan-20	$10.48	20,000
0008379	1-Jan-10	1-Jan-20	$10.48	20,000
0008380	1-Jan-10	1-Jan-20	$10.48	20,000
0008381	1-Jan-10	1-Jan-20	$10.48	20,000
0008382	1-Jan-10	1-Jan-20	$10.48	20,000
SK000841	28-Jan-02	28-Jan-12	$10.50	9,469
0007969	8-Mar-04	8-Mar-14	$10.63	1,000
0007951	8-Mar-04	8-Mar-14	$10.63	2,000

38

Number	Grant Date	Expiration Date	Exercise Price	Shares Outstanding
0007974	8-Mar-04	8-Mar-14	$10.63	3,000
0007962	8-Mar-04	8-Mar-14	$10.63	1,800
SK000779	10-Dec-01	10-Dec-11	$10.67	3,432
0007947	4-Mar-04	4-Mar-14	$10.75	25,000
SK000230	6-Mar-00	6-Mar-10	$10.93	8,285
SK000247	6-Mar-00	6-Mar-10	$10.93	5,445
0008345	2-Sep-08	2-Sep-15	$10.95	10,000
SK000724	21-Jan-02	21-Jan-12	$10.96	1,775
SK000723	21-Jan-02	21-Jan-12	$10.96	2,218
SK000745	21-Jan-02	21-Jan-12	$10.96	2,367
SK000751	21-Jan-02	21-Jan-12	$10.96	4,734
SK000753	21-Jan-02	21-Jan-12	$10.96	1,775
SK000754	21-Jan-02	21-Jan-12	$10.96	1,775
SK000758	21-Jan-02	21-Jan-12	$10.96	7,102
SK000760	21-Jan-02	21-Jan-12	$10.96	3,551
SK000766	21-Jan-02	21-Jan-12	$10.96	1,775
SK000764	21-Jan-02	21-Jan-12	$10.96	9,469
SK000765	21-Jan-02	21-Jan-12	$10.96	7,338
SK000729	21-Jan-02	21-Jan-12	$10.96	11,837
SK000728	21-Jan-02	21-Jan-12	$10.96	7,338
SK000732	21-Jan-02	21-Jan-12	$10.96	7,338
SK000757	21-Jan-02	21-Jan-12	$10.96	1,775
SK000731	21-Jan-02	21-Jan-12	$10.96	1,183
SK000780	21-Jan-02	21-Jan-12	$10.96	473
SK000735	21-Jan-02	21-Jan-12	$10.96	1,775
SK000740	21-Jan-02	21-Jan-12	$10.96	1,775
SK000744	21-Jan-02	21-Jan-12	$10.96	1,775
SK000836	21-Jan-02	21-Jan-12	$10.96	7,102
SK000769	21-Jan-02	21-Jan-12	$10.96	1,775
SK000767	21-Jan-02	21-Jan-12	$10.96	814
SK000722	21-Jan-02	21-Jan-12	$10.96	21,455
SK000843	22-Jan-02	22-Jan-12	$11.01	9,469
SK000507	23-Apr-01	23-Apr-11	$11.32	8,285
SK000497	23-Apr-01	23-Apr-11	$11.32	9,469
SK000297	3-Apr-00	3-Apr-10	$11.41	9,469
SK000580	30-Apr-01	30-Apr-11	$11.60	8,285
SK000612	30-Apr-01	30-Apr-11	$11.60	47,348
SK000570	30-Apr-01	30-Apr-11	$11.60	35
SK000569	30-Apr-01	30-Apr-11	$11.60	14,168
SK000530	30-Apr-01	30-Apr-11	$11.60	8,285
SK000602	30-Apr-01	30-Apr-11	$11.60	4,734
SK000605	30-Apr-01	30-Apr-11	$11.60	7,102
SK000603	30-Apr-01	30-Apr-11	$11.60	11,837
SK000606	30-Apr-01	30-Apr-11	$11.60	3,551
SK000512	30-Apr-01	30-Apr-11	$11.60	53,316
SK000511	30-Apr-01	30-Apr-11	$11.60	17,705
SK000607	30-Apr-01	30-Apr-11	$11.60	5,918
SK000581	30-Apr-01	30-Apr-11	$11.60	5,918
SK000584	30-Apr-01	30-Apr-11	$11.60	2,367
SK000520	30-Apr-01	30-Apr-11	$11.60	532

39

Number	Grant Date	Expiration Date	Exercise Price	Shares Outstanding
SK000519	30-Apr-01	30-Apr-11	$11.60	22,241
SK000583	30-Apr-01	30-Apr-11	$11.60	2,367
SK000562	30-Apr-01	30-Apr-11	$11.60	1,183
SK000573	30-Apr-01	30-Apr-11	$11.60	1,183
SK000556	30-Apr-01	30-Apr-11	$11.60	3,551
SK000545	30-Apr-01	30-Apr-11	$11.60	3,551
SK000587	30-Apr-01	30-Apr-11	$11.60	2,367
SK000600	30-Apr-01	30-Apr-11	$11.60	9,469
SK000543	30-Apr-01	30-Apr-11	$11.60	3,551
SK000585	30-Apr-01	30-Apr-11	$11.60	3,551
SK000572	30-Apr-01	30-Apr-11	$11.60	7,102
SK000564	30-Apr-01	30-Apr-11	$11.60	7,102
SK000576	30-Apr-01	30-Apr-11	$11.60	2,367
SK000539	30-Apr-01	30-Apr-11	$11.60	3,551
SK000554	30-Apr-01	30-Apr-11	$11.60	4,734
SK000516	30-Apr-01	30-Apr-11	$11.60	39,888
SK000515	30-Apr-01	30-Apr-11	$11.60	31,133
SK000594	30-Apr-01	30-Apr-11	$11.60	4,734
SK000565	30-Apr-01	30-Apr-11	$11.60	7,102
SK000596	30-Apr-01	30-Apr-11	$11.60	2,367
SK000595	30-Apr-01	30-Apr-11	$11.60	4,734
SK000532	30-Apr-01	30-Apr-11	$11.60	5,918
SK000538	30-Apr-01	30-Apr-11	$11.60	962
SK000598	30-Apr-01	30-Apr-11	$11.60	809
SK000597	30-Apr-01	30-Apr-11	$11.60	11,027
SK000567	30-Apr-01	30-Apr-11	$11.60	2,367
SK000611	30-Apr-01	30-Apr-11	$11.60	4,734
SK000541	30-Apr-01	30-Apr-11	$11.60	3,551
SK000544	30-Apr-01	30-Apr-11	$11.60	3,551
SK000608	30-Apr-01	30-Apr-11	$11.60	8,285
SK000553	30-Apr-01	30-Apr-11	$11.60	9,469
SK000660	4-Sep-01	4-Sep-11	$12.10	3,551
0008012	21-Apr-04	21-Apr-14	$12.50	10,000
0008066	21-Apr-04	21-Apr-14	$12.50	10,000
0008047	21-Apr-04	21-Apr-14	$12.50	7,500
0008036	21-Apr-04	21-Apr-14	$12.50	10,000
0008037	21-Apr-04	21-Apr-11	$12.50	10,000
0008048	21-Apr-04	21-Apr-11	$12.50	7,500
0007993	21-Apr-04	21-Apr-14	$12.50	40,000
0008070	21-Apr-04	21-Apr-14	$12.50	10,000
0008050	21-Apr-04	21-Apr-14	$12.50	7,500
0008062	21-Apr-04	21-Apr-14	$12.50	5,000
0007992	21-Apr-04	21-Apr-14	$12.50	40,000
0008069	21-Apr-04	21-Apr-14	$12.50	10,000
0008071	21-Apr-04	21-Apr-11	$12.50	10,000
0007994	21-Apr-04	21-Apr-14	$12.50	40,000
0008040	21-Apr-04	21-Apr-14	$12.50	10,000
0008039	21-Apr-04	21-Apr-11	$12.50	10,000
0008063	21-Apr-04	21-Apr-14	$12.50	5,000
0008014	21-Apr-04	21-Apr-14	$12.50	10,000

40

Number	Grant Date	Expiration Date	Exercise Price	Shares Outstanding
0007998	21-Apr-04	21-Apr-14	$12.50	30,000
0008017	21-Apr-04	21-Apr-14	$12.50	10,000
0008023	21-Apr-04	21-Apr-14	$12.50	10,000
0008016	21-Apr-04	21-Apr-14	$12.50	10,000
0008021	21-Apr-04	21-Apr-14	$12.50	10,000
0008067	21-Apr-04	21-Apr-14	$12.50	10,000
0008057	21-Apr-04	21-Apr-14	$12.50	5,000
0008056	21-Apr-04	21-Apr-14	$12.50	5,000
0008029	21-Apr-04	21-Apr-14	$12.50	10,000
0008028	21-Apr-04	21-Apr-14	$12.50	10,000
0008060	21-Apr-04	21-Apr-14	$12.50	5,000
0008006	21-Apr-04	21-Apr-14	$12.50	15,000
0008054	21-Apr-04	21-Apr-11	$12.50	5,000
0008019	21-Apr-04	21-Apr-14	$12.50	10,000
0008059	21-Apr-04	21-Apr-14	$12.50	5,000
0008030	21-Apr-04	21-Apr-14	$12.50	10,000
0008032	21-Apr-04	21-Apr-11	$12.50	10,000
0008072	21-Apr-04	21-Apr-14	$12.50	7,500
0008001	21-Apr-04	21-Apr-14	$12.50	25,000
0008034	21-Apr-04	21-Apr-14	$12.50	10,000
0008004	21-Apr-04	21-Apr-14	$12.50	20,000
0008042	21-Apr-04	21-Apr-11	$12.50	10,000
0008007	21-Apr-04	21-Apr-14	$12.50	15,000
0008026	21-Apr-04	21-Apr-14	$12.50	10,000
0008046	21-Apr-04	21-Apr-11	$12.50	7,500
0008025	21-Apr-04	21-Apr-14	$12.50	10,000
0008000	21-Apr-04	21-Apr-14	$12.50	25,000
0007997	21-Apr-04	21-Apr-14	$12.50	30,000
0007995	21-Apr-04	21-Apr-14	$12.50	40,000
0008064	21-Apr-04	21-Apr-11	$12.50	5,000
0008082	7-May-04	7-May-14	$12.85	4,000
0008073	7-May-04	7-May-14	$12.85	7,500
0007982	5-Apr-04	5-Apr-14	$12.99	3,000
0007984	5-Apr-04	5-Apr-14	$12.99	1,500
0007983	5-Apr-04	5-Apr-14	$12.99	1,000
0007980	5-Apr-04	5-Apr-14	$12.99	10,000
0006671	27-Sep-01	27-Sep-11	$13.40	1,000
0006710	4-Mar-02	4-Mar-12	$14.99	1,500
0005734	5-Apr-01	5-Apr-11	$19.06	1,000
0006146	5-Apr-01	5-Apr-11	$19.06	400
0006444	5-Apr-01	5-Apr-11	$19.06	2,500
0006145	5-Apr-01	5-Apr-11	$19.06	1,750
0006150	5-Apr-01	5-Apr-11	$19.06	4,000
0006469	5-Apr-01	5-Apr-11	$19.06	800
0006352	5-Apr-01	5-Apr-11	$19.06	2,400
0005944	5-Apr-01	5-Apr-11	$19.06	1,200
0005817	5-Apr-01	5-Apr-11	$19.06	750
0006370	5-Apr-01	5-Apr-11	$19.06	700
0006066	5-Apr-01	5-Apr-11	$19.06	7,500
0005788	5-Apr-01	5-Apr-11	$19.06	750

41

Number	Grant Date	Expiration Date	Exercise Price	Shares Outstanding
0005849	5-Apr-01	5-Apr-11	$19.06	800
0006099	5-Apr-01	5-Apr-11	$19.06	1,750
0006489	5-Apr-01	5-Apr-11	$19.06	700
0005792	5-Apr-01	5-Apr-11	$19.06	750
0005774	5-Apr-01	5-Apr-11	$19.06	600
0006074	5-Apr-01	5-Apr-11	$19.06	10,000
0005853	5-Apr-01	5-Apr-11	$19.06	800
0006114	5-Apr-01	5-Apr-11	$19.06	700
0006112	5-Apr-01	5-Apr-11	$19.06	1,000
0006296	5-Apr-01	5-Apr-11	$19.06	1,800
0006409	5-Apr-01	5-Apr-11	$19.06	4,000
0006123	5-Apr-01	5-Apr-11	$19.06	1,750
0005884	5-Apr-01	5-Apr-11	$19.06	1,000
0006030	5-Apr-01	5-Apr-11	$19.06	3,000
0006121	5-Apr-01	5-Apr-11	$19.06	4,000
0006247	5-Apr-01	5-Apr-11	$19.06	50,000
0006119	5-Apr-01	5-Apr-11	$19.06	4,000
0005881	5-Apr-01	5-Apr-11	$19.06	1,000
0006019	5-Apr-01	5-Apr-11	$19.06	2,250
0006052	5-Apr-01	5-Apr-11	$19.06	5,000
0006011	5-Apr-01	5-Apr-11	$19.06	2,000
0006375	5-Apr-01	5-Apr-11	$19.06	2,150
0006303	5-Apr-01	5-Apr-11	$19.06	1,800
0005857	5-Apr-01	5-Apr-11	$19.06	800
0005893	5-Apr-01	5-Apr-11	$19.06	1,000
0005898	5-Apr-01	5-Apr-11	$19.06	1,000
0006324	5-Apr-01	5-Apr-11	$19.06	500
0006094	5-Apr-01	5-Apr-11	$19.06	30,000
0006254	5-Apr-01	5-Apr-11	$19.06	5,500
0005957	5-Apr-01	5-Apr-11	$19.06	1,250
0005748	5-Apr-01	5-Apr-11	$19.06	500
0006078	5-Apr-01	5-Apr-11	$19.06	10,000
0005976	5-Apr-01	5-Apr-11	$19.06	1,450
0006377	5-Apr-01	5-Apr-11	$19.06	3,000
0005746	5-Apr-01	5-Apr-11	$19.06	500
0005809	5-Apr-01	5-Apr-11	$19.06	750
0006602	5-Apr-01	5-Apr-11	$19.06	2,000
0006023	5-Apr-01	5-Apr-11	$19.06	3,000
0006053	5-Apr-01	5-Apr-11	$19.06	300
0006522	5-Apr-01	5-Apr-11	$19.06	700
0006170	5-Apr-01	5-Apr-11	$19.06	400
0005722	5-Apr-01	5-Apr-11	$19.06	400
0006079	5-Apr-01	5-Apr-11	$19.06	10,000
0006509	5-Apr-01	5-Apr-11	$19.06	10,000
0005912	5-Apr-01	5-Apr-11	$19.06	1,000
0006035	5-Apr-01	5-Apr-11	$19.06	3,000
0005931	5-Apr-01	5-Apr-11	$19.06	1,000
0005824	5-Apr-01	5-Apr-11	$19.06	750
0006379	5-Apr-01	5-Apr-11	$19.06	20,000
0006160	5-Apr-01	5-Apr-11	$19.06	1,000

42

Number	Grant Date	Expiration Date	Exercise Price	Shares Outstanding
0006357	5-Apr-01	5-Apr-11	$19.06	800
0006158	5-Apr-01	5-Apr-11	$19.06	500
0006376	5-Apr-01	5-Apr-11	$19.06	400
0006418	5-Apr-01	5-Apr-11	$19.06	14,000
0006407	5-Apr-01	5-Apr-11	$19.06	1,750
0006388	5-Apr-01	5-Apr-11	$19.06	1,200
0006442	5-Apr-01	5-Apr-11	$19.06	3,750
0006186	5-Apr-01	5-Apr-11	$19.06	2,000
0006184	5-Apr-01	5-Apr-11	$19.06	30,000
0005989	5-Apr-01	5-Apr-11	$19.06	1,500
0006307	5-Apr-01	5-Apr-11	$19.06	15,000
0005921	5-Apr-01	5-Apr-11	$19.06	1,000
0005917	5-Apr-01	5-Apr-11	$19.06	1,000
0005965	5-Apr-01	5-Apr-11	$19.06	1,250
0005992	5-Apr-01	5-Apr-11	$19.06	1,750
0005766	5-Apr-01	5-Apr-11	$19.06	500
0005996	5-Apr-01	5-Apr-11	$19.06	1,500
0006050	5-Apr-01	5-Apr-11	$19.06	4,000
0006502	5-Apr-01	5-Apr-11	$19.06	800
0006344	5-Apr-01	5-Apr-11	$19.06	1,750
0005946	5-Apr-01	5-Apr-11	$19.06	1,200
0005728	5-Apr-01	5-Apr-11	$19.06	400
0006187	5-Apr-01	5-Apr-11	$19.06	10,000
0006084	5-Apr-01	5-Apr-11	$19.06	10,000
0006208	5-Apr-01	5-Apr-11	$19.06	1,000
0006473	5-Apr-01	5-Apr-11	$19.06	1,750
0005864	5-Apr-01	5-Apr-11	$19.06	800
0006505	5-Apr-01	5-Apr-11	$19.06	400
0006691	26-Nov-01	26-Nov-11	$20.68	25,000
0006701	1-Jan-02	1-Jan-12	$24.80	10,000
0006583	18-Apr-01	18-Apr-11	$26.85	1,000
0006564	18-Apr-01	18-Apr-11	$26.85	500
0006652	17-Apr-01	17-Apr-11	$27.81	25,000
0003623	17-Apr-00	13-Apr-10	$31.00	750
0003831	14-Mar-01	12-Mar-11	$31.50	7,500
0003745	18-Oct-00	18-Oct-10	$42.88	3,000
0003780	18-Oct-00	18-Oct-10	$42.88	1,000
				11,987,958

43

SCHEDULE 3

Representations and Warranties

Section 1.01 Organization; Powers

Target and each of its Subsidiaries (a) is duly organized or formed, validly existing and in good standing (to the extent applicable in such jurisdiction) under the laws of the jurisdiction of its organization or formation, (b) has all requisite power and authority, and the legal right, to own and operate its property and assets, to lease the property it operates as lessee and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing (to the extent applicable in such jurisdiction) in, every jurisdiction where such qualification is required, except where the failure to so qualify in a jurisdiction (other than its jurisdiction of incorporation) could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (d) has the power and authority, and the legal right, to execute, deliver and perform its obligations under the Scheme Documentation.

Section 1.02 Governmental Approvals

No action, consent or approval of, registration or filing with, Permit from, notice to, or any other action by, any Governmental Authority is or will be required by Target and its Subsidiaries in connection with the Acquisition and the Scheme Documentation, except for (a) such as have been made or obtained and are in full force and effect or which will be made or obtained by the time required by law and (b) those actions, consents, approvals, registrations, filings, Permits, notices or actions, the failure of which to obtain or make could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 1.03 Financial Statements

Target has heretofore furnished to the Buyer (i) the publicly available consolidated balance sheets and statements of income, stockholder’s equity and cash flows for the Target as of and for the fiscal years ended January 31, 2007, January 31, 2008 and January 31, 2009, and to the extent furnished to the Buyer, January 31, 2010, in each case audited by and accompanied by the opinion of Ernst & Young LLP, independent public accountants or an independent public accounting firm of recognized national standing, (ii) the publicly available unaudited consolidated balance sheets and related statements of income and cash flows of the Target for each fiscal quarter ended between January 31, 2009 and the date of the Scheme Documents and (iii) the publicly available unaudited consolidated balance sheets and related statements of income and cash flows of the Target for each fiscal quarter ended after January 31, 2010 to the extent furnished to the Buyer. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Target as of the dates thereof, all in accordance with GAAP. Such financial statements were prepared in accordance with GAAP applied on a consistent basis, (A) except as otherwise expressly noted therein, and (B) subject, in the case of quarterly financial statements, to changes resulting from normal year end adjustments and the absence of footnotes.

Section 1.04 No Material Adverse Effect

Except as set forth in the Target’s publicly available filings made in compliance with the reporting requirements of Section 13 or 15(d) of the Exchange Act prior to the date of the Scheme Documents, no event, change or condition has occurred since January 31, 2009 that has caused, or could reasonably be expected to cause, a Material Adverse Effect.

Section 1.05 Properties

(a)

Target and each of its Restricted Subsidiaries has, subject to Liens permitted under Section 6.02 of the Existing Credit Agreement, (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold or licensed interests in (in the case of leased or licensed interests in real or personal

44

property) and (iii) good title to (in the case of all other personal property), all of their respective properties and assets except where the failure to have such title, leasehold interests or licensed rights could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except for Liens permitted under Section 6.02 of the Existing Credit Agreement, all such properties and assets are free and clear of Liens except for defects or irregularities in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes or materially impact the value of such assets, and except where the failure to have such title, leasehold interests or licensed rights could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)	Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Target and its Restricted Subsidiaries has complied with all obligations under all leases to which it is a party in all respects and all such leases are valid, binding and in full force and effect and are enforceable in all respects in accordance with their terms. None of the material owned Real Property is subject to any lease, sublease, license or other agreement granting to any Person (other than a Target Party and their Affiliates) any right to the use, occupancy, possession or enjoyment of such material owned Real Property or any portion thereof, except for any such lease, sublease, license or other agreement or similar rights which do not materially detract from the value of the property subject thereto.

(c)	None of Target Parties or any of the Restricted Subsidiaries is obligated under any right of first refusal, option or other contractual right or statutory or legal order to sell, assign or otherwise dispose of any owned Real Property or any interest therein that could, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 1.06 Restricted Subsidiaries

The shares of capital stock or other Equity Interests of the Restricted Subsidiaries of the Target Parties are fully paid and non-assessable and are owned by a Target Party, directly or indirectly, free and clear of all Liens (other than Liens permitted under Section 6.02 of the Existing Credit Agreement)).

Section 1.07 Litigation

Compliance with Laws

(a)	There are no actions, suits or proceedings at law or in equity or by or before any arbitrator or Governmental Authority now pending or, to the knowledge of Target or Target (USA), threatened against or affecting Target, Target (USA) or any Restricted Subsidiary or any business, property or rights of any such Person (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, other than any proceedings or actions which are frivolous and/or vexatious and where the relevant proceeding or action is dismissed or permanently stayed, set aside, revoked or terminated within one Business Day of the commencement of the relevant court hearing.

(b)	None of Target, Target (USA) or any of the Restricted Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

Section 1.8 Agreements

(a)	None of Target, Target (USA) or any of the Restricted Subsidiaries is a party to any agreement or instrument that, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect.

45

(b)	None of Target, Target (USA) or any of the Restricted Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound where such default, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

Section 1.9 Federal Reserve Regulations

(a)	None of Target, Target (USA) or any of the Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

Section 1.10 Investment Company Act

None of Target, Target (USA) or any of the Restricted Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 1.11 Tax Returns

Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (a) each of Target, Target (USA) and each of the Restricted Subsidiaries have filed or caused to be filed all Federal (and foreign national equivalent) and all state, provincial and local income and Revenue Commissioner (whichever applicable) tax and other tax returns or materials required to have been filed by it, and all such tax returns are correct and complete, (b) each of Target, Target (USA) and each of the Restricted Subsidiaries have paid or caused to be paid all Taxes due and payable by it and all assessments received by it, except Taxes that are being contested in good faith by appropriate proceedings and for which Target, Target (USA) or such Restricted Subsidiary, as applicable, shall have set aside on its books adequate reserves to the extent required by GAAP and (c) to the knowledge of Target, Target (USA) and each of the Restricted Subsidiaries, no claim is being asserted or audit being conducted, with respect to any Tax relating to the Target (USA) or any of the Restricted Subsidiaries.

Section 1.12 No Material Misstatements

No information, report, financial statement, exhibit or schedule furnished by or on behalf of Target and its Subsidiaries to the Sponsors, Initial Holdings and Bidco, for use in connection with the Acquisition or in connection with the negotiation of any Scheme Document, when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (taken as a whole), in the light of the circumstances under which they were delivered, not materially misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes pro forma financial information, forecasts, projections, or information of a general economic or general industry nature, each of Target and its Subsidiaries represent only that it acted in good faith based upon assumptions believed by it to be reasonable at the time of preparation, it being understood that such projections may vary from actual results and that such variances may be material.

Section 1.13 Employee Benefit Plans

(a)

Each of Target (USA) and Target and each of its ERISA Affiliates is in compliance in all respects with the applicable provisions of ERISA and the Tax Code and the regulations and published interpretations thereunder, except such noncompliance as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No ERISA Event has occurred in the last five years or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of Target (USA) or any of its ERISA Affiliates in an aggregate amount exceeding $10,000,000. The accumulated benefit obligation (as defined for purposes of Statement of Financial Accounting Standards No. 87) under each Benefit Plan (based on the assumptions used for

46

purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation date applicable thereto, exceed by more than $2,000,000 the fair market value of the assets of such Benefit Plan, and the present value of all accumulated benefit obligations of all underfunded Benefit Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation dates applicable thereto, exceed by more than $2,000,000 the fair market value of the assets of all such underfunded Benefit Plans. For purposes of this Section, a Benefit Plan is underfunded if the accumulated benefit obligation of such Benefit Plan, as of the last annual valuation date applicable thereto (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87), is greater than the fair market value of the assets of such Benefit Plan.

(b)	There are no liabilities associated with or arising from the UK Guarantor or any other Non-US Subsidiary participating in, providing, or contributing to, either currently or in the past, or ceasing to provide or contribute to, or in respect of, any scheme or arrangement for the provision of any pension, superannuation, retirement (including on early retirement) or death benefits (including in the form of a lump sum) (the benefits together referred to as “Pension Benefits”) or providing, or being obligated to provide or failing to provide any Pension Benefits, which are neither fully funded, insured nor provided for on a generally accepted basis either through a separate trust, insurance policy or as an accrual or provision in the accounts of the relevant Non-US Subsidiary.

Section 1.14 Environmental Matters

(a)	Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of Target, Target (USA) or any of the Restricted Subsidiaries:

(i)	has failed to comply with any Environmental Law or to take, in a timely manner, all actions reasonably necessary to obtain, maintain, renew and comply with any Environmental Permit, and all such Environmental Permits are in full force and effect and not subject to any administrative or judicial appeal;

(ii)	has become a party to any governmental, administrative or judicial proceeding under Environmental Law or possesses knowledge of any such proceeding that has been threatened under Environmental Law;

(iii)	has received notice of, become subject to, or is aware of any facts or circumstances that could reasonably be expected to form the basis for, any Environmental Liability other than those which have been fully and finally resolved and for which no obligations remain outstanding;

(iv)	possesses knowledge that any Mortgaged Property contains or previously contained Hazardous Materials of a form or type or in a quantity or location that could reasonably be expected to result in any Environmental Liability for Target, Target (USA) or any of the Restricted Subsidiaries;

(v)	possesses knowledge that there has been a Release or threat of Release of Hazardous Materials at or from the Mortgaged Properties (or from any facilities or other properties formerly owned, leased or operated by Target, Target (USA) or any of the Restricted Subsidiaries) in violation of, or in amounts or in a manner that could reasonably be expected to give rise to liability under, any Environmental Law for Target, Target (USA) or any of the Restricted Subsidiaries;

(vi)	has generated, treated, stored, transported, or Released Hazardous Materials from the Mortgaged Properties (or from any facilities or other properties formerly owned, leased or operated by Target, Target (USA) or any of the Restricted Subsidiaries) in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law for Target, Target (USA) or any of the Restricted Subsidiaries;

(vii)

is aware of any facts, circumstances, conditions or occurrences in respect of any of the facilities and properties owned, leased or operated by Target, Target (USA) or any of the Restricted Subsidiaries

47

that could reasonably be expected to (A) form the basis of any action, suit, claim or other judicial or administrative proceeding relating to liability under or noncompliance with Environmental Law on the part of Target, Target (USA) or any of the Restricted Subsidiaries or (B) materially interfere with or prevent continued compliance with Environmental Laws by Target, Target (USA) or the Restricted Subsidiaries; or

(viii)	has pursuant to any agreement by which it is bound or has assumed the Environmental Liability of any other Person.

Section 1.15 Labor Matters

Except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, (a) there are no strikes, lockouts or slowdowns against the Target, Target (USA) or any Restricted Subsidiary pending or, to the knowledge of Target, Target (USA), threatened, (b) the hours worked by and payments made to employees of the Target, Target (USA) and the Restricted Subsidiaries have not been in violation, to the extent applicable, of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, (c) all payments due from Target, Target (USA) or any Restricted Subsidiary, or for which any claim may be made against Target, Target (USA) or any Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Target, Target (USA) or such Restricted Subsidiary consistent with applicable law in all material respects and (d) the consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Target, Target (USA) or any Restricted Subsidiary is bound.

Section 1.16 UK Pensions

Neither the UK Guarantor has ever participated in a UK defined benefit pension plan or been associated or connected with the employer in relation to a UK defined benefit pension plan.

Section 1.17 Intellectual Property

Each of Target, Target (USA) and each of the Restricted Subsidiaries owns, is licensed to use or possess the right to use, all trademarks, tradenames, copyrights, patents and other intellectual property reasonably necessary as currently conducted in its business, and the use thereof by Target, Target (USA) and the Restricted Subsidiaries does not infringe upon the rights of any other Person, except to the extent such failure to own, license or possess, or such conflicts, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 1.18 Permits

Except to the extent it would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) Each Target Party has obtained and holds all Permits required in respect of all Real Property and for any other property otherwise operated by or on behalf of, or for the benefit of, such Person and for the operation of each of its businesses as presently conducted, (b) all such Permits are in full force and effect, and each Target Party has performed and observed all requirements of such Permits and (c) no event has occurred that allows or results in, or after notice or lapse of time would allow or result in, revocation or termination by the issuer thereof or in any other impairment of the rights of the holder of any such Permit.

Section 1.19 Insurance

Target and its Restricted Subsidiaries are insured by financially sound and reputable insurers and such insurance is in such amounts and covering such risks and liabilities as are in accordance with normal and prudent industry practice.

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Section 1.20 Anti-Terrorism

None of Target or any of its Restricted Subsidiaries are in violation of any laws relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 23, 2001 (the “Executive Order”), and the Patriot Act.

Section 1.21 Definitions

For purposes of this Schedule 3, except for the specific definitions noted below, capitalized terms used but not otherwise defined in this Schedule 3 shall have the meaning ascribed to them in the Existing Credit Agreement. For the purposes of this Schedule 3, the following terms shall be defined as follows:

“Acquisition” shall mean “Acquisition” as defined in the Credit Agreements.

“Acquisition Documentation” shall mean, collectively, the Scheme Documents and all schedules, exhibits, annexes and amendments thereto, and all side letters and agreements affecting the terms thereof or entered into in connection therewith; provided that, for clarity, the term Acquisition Documentation shall not include and shall exclude any and all agreements, documents, instruments and other items entered into in connection with any financing of the purchase price being paid by or on behalf of the Buyer in connection with the Acquisition.

“Buyer” shall mean SSI Investments III Limited, an Irish private limited company.

“Credit Agreements” shall mean “Credit Agreements” as defined in this Agreement.

“Existing Credit Agreement” shall mean that certain Credit Agreement, dated as of May 14, 2007, by and among SkillSoft PLC as Holdings, SkillSoft Corporation as Borrower, the Lenders party thereto and Credit Suisse as Administrative Agent and Collateral Agent, as the same shall have been amended, restated, supplemented or otherwise modified from time to time but as in effect on the date of this Agreement.

“Non-US Subsidiary” shall mean any Subsidiary that is not a US Subsidiary.

“Restricted Subsidiary” means a Subsidiary of Target.

“Scheme Document” shall mean “Scheme Document” as defined in the Credit Agreements.

“Target” shall mean SkillSoft PLC, an Irish public limited company.

“Target (USA)” shall mean SkillSoft Corporation, a Delaware corporation.

“Target Party” shall mean Target and Target (USA).

“US Subsidiary” shall mean each Subsidiary incorporated, formed or organized under the laws of the United States of America, any State thereof or the District of Columbia.

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SIGNED
on behalf of SSI INVESTMENTS III LIMITED by its authorised signatory in the presence of:	/S/ MICHAEL C. ASCIONE
Authorised Signatory (Signature)

Michael C. Ascione
/S/ PAUL EGAN	Print name
Witness (Signature)

Paul Egan
Print name

South Bank House, Barrow Street, Dublin 4
Print address

SIGNED on behalf of SKILLSOFT PLC by its authorised signatory in the presence of:	/S/ CHARLES E. MORAN
Authorised Signatory (Signature)

Charles E. Moran
/S/ THOMAS J. MCDONALD	Print name
Witness (Signature)

Thomas J. McDonald
Print name

200 Beach Road, Unit #20, Tequesta, FL 33469
Print address

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Annex B

FIRST AMENDING AGREEMENT TO

TRANSACTION AGREEMENT

THIS FIRST AMENDING AGREEMENT TO TRANSACTION AGREEMENT (this “Amendment”) is made as of this 31st day of March, 2010, by and among SSI Investments III Limited, a company incorporated in Ireland with registered number 480477 (“SSI”) SkillSoft plc, a company incorporated in Ireland with registered number 148294 (“SkillSoft”).

WHEREAS, SSI and SkillSoft entered into a certain Transaction Agreement, dated as of 11 February 2010 (the “Transaction Agreement”); and

WHEREAS, the parties have agreed to enter into this Amendment in order to reflect certain amendments to the Transaction Agreement;

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Transaction Agreement.

2. Reaffirmation of Clauses 2.1.1 through 2.1.3, 2.2.3 and Representations and Warranties. By executing this Amendment, SkillSoft hereby reaffirms the provisions of Clauses 2.1.1 through 2.1.3 and 2.2.3 of the Transaction Agreement (provided that the reference in Clause 2.1.1 to “the Rule 2.5 Announcement” is hereby removed and replaced with “the “Increase Announcement and the Rule 2.5 Announcement”) with respect to the Increase Announcement and confirms that the representations and warranties of SkillSoft in the Transaction Agreement are true and correct as of the date of this Amendment except for any representation or warranty given as at a specific time and/or date which remains true and correct as of such time and/or date.

3. Amendment of Transaction Agreement. Effective as of the date hereof, the Transaction Agreement is hereby amended as follows:

3.1. Amendment of Clause 2.1.5. Clause 2.1.5 of the Transaction Agreement is hereby amended and restated in its entirety as follows:

“Following the release of the Increase Announcement, SkillSoft shall use all reasonable efforts to assist SSI in obtaining irrevocable undertakings from certain of SkillSoft’s major institutional shareholders as agreed between the Parties to vote in favour of the Acquisition at the Court Meeting and the EGM.”

3.2. Amendment of Clause 2.1.6. Clause 2.1.6 of the Transaction Agreement is hereby amended and restated in its entirety as follows:

“Forthwith upon the execution of the First Amending Agreement to Transaction Agreement, SkillSoft shall, in accordance with, and for the purposes of, the Takeover Rules, procure the release of the Increase Announcement to a RIS by no later than 9.30am United States Eastern Standard Time on 1 April 2010.”

3.3 Amendment of Clause 2.2.1, final sentence. The final sentence of Clause 2.2.1 of the Transaction Agreement is hereby amended and restated in its entirety as follows and Schedule 1 to the Transaction Agreement is hereby deleted:

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“Each of the Parties shall use all of its reasonable efforts to adhere to the indicative timetable set forth in the Table to this Clause (the “Timetable”).”

Item	Date (all 2010)
Adjourned Court Meeting and EGM	Thursday 29 April

Petition presented for s 201(4) application to approve scheme as approved by shareholders	Thursday 29 April

Advertising Motions Hearing with the High Court (directions as to advertising petition hearing)	Tuesday 4 May

Newspaper Advertisements published	On or before Tuesday 11 May

Petition Hearing with the High Court to sanction the Scheme	Tuesday 25 May

High Court order sanctioning the Scheme available	Wednesday 26 May

Order and Minute of Reduction of Share Capital filed	Thursday 27 May

Payment	Thursday 10 June

3.4. Amendment of Clause 3.1.9. Clause 3.1.9 of the Transaction Agreement is hereby amended and restated in its entirety as follows:

“3.1.9	subject to the obligations of the Board under the Takeover Rules, and unless the Board determines in good faith after consultation with its outside legal counsel and its financial advisors that the Board’s fiduciary duties require otherwise, procure that the Scheme Document shall include the Scheme Recommendation, provided that SkillSoft shall not withdraw the Scheme Recommendation except where:

(a)	following compliance in all material respects with Clause 5.5.3 SSI has not irrevocably committed to an acquisition of the entire issued, and to be issued, share capital of the Company at a price per share equal to or greater than, and otherwise substantially on the same terms as that of, the proposed Third Party Transaction Proposal in a Superior Proposal Notice pursuant to Section 5.5.3; and

(b)	the Board recommends that Third Party Transaction Proposal;”

3.5. Addition of Clause 3.1.19. A new Clause 3.1.19 of the Transaction Agreement is hereby inserted as follows:

“3.1.19	if, during the term of this Agreement, SSI decides to make the Acquisition by means of an offer, to use all reasonable efforts to take such steps as are reasonably required of it by SSI for the proper implementation of the Acquisition by such method, including, without limitation joining in making and/or supporting an application by SSI to the Panel under Takeover Rule 41.3.”

3.6. Amendment of Clause 5.5. Clause 5.5 of the Transaction Agreement is hereby amended and restated in its entirety as follows:

“5.5 Solicitation

5.5.1	[Intentionally deleted].

5.5.2

Subject to any actions which SkillSoft is required to take so as to comply with the requirements of the Takeover Rules, during the period commencing on 7 March 2010 and ending on the earlier of (i) the date set forth in Section 9.1.1, (ii) the date on which this Agreement is terminated in accordance with its terms and (iii) the date on which the Scheme is withdrawn by

2

SkillSoft in accordance with its terms or lapses or becomes effective, SkillSoft agrees that neither it nor any of its Subsidiaries shall and SkillSoft shall not authorise or permit its Representatives to:

(a)	directly or indirectly, solicit or initiate any discussions with, or enquiries or proposals from, any person other than SSI, any Associate of SSI or any person Acting in Concert with SSI in respect of or in connection with a Third Party Transaction Proposal; or

(b)	make available any non-public information relating to SkillSoft and/or its assets and/or its business and/or any Subsidiary of SkillSoft in respect of or in connection with a Third Party Transaction Proposal other than to SSI, any Associate of SSI or any person Acting in Concert with SSI provided that nothing in this Agreement shall prevent SkillSoft from complying with its obligations under Rule 20.2 of the Takeover Rules; or

(c)	enter into any expenses reimbursement or similar agreement or any inducement fee agreement of any nature with any person (an “Other Bidder”). This paragraph (c) shall survive the termination of this Agreement as provided by Clause 9.1.5.

5.5.3	SkillSoft further agrees that, subject to any provision to the contrary in the Takeover Rules applicable to the Scheme, SkillSoft shall from and after the date of the First Amending Agreement to Transaction Agreement and ending on the earlier of the dates specified in paragraphs (i), (ii) and (iii) of Clause 5.5.2:

(a)	promptly advise SSI orally, with written confirmation to follow within one Business Day, of (i) receipt of any Third Party Transaction Proposal or any request for non-public information in connection with any Third Party Transaction Proposal from any person and (ii) the material terms and conditions of any such Third Party Transaction Proposal (including, for the avoidance of doubt, the identity of the person making any such Third Party Transaction Proposal);

(b)	keep SSI reasonably informed, on a reasonably current basis, of the status and material terms and conditions (including updating SSI of any material change to such terms within one Business Day of SkillSoft receiving or becoming aware of such change) of any such Third Party Transaction Proposal from any person;

(c)	provide to SSI as soon as practicable after receipt or delivery thereof copies of any proposals received by SkillSoft with respect to such Third Party Transaction Proposal from any person and any draft or final version of any acquisition agreement relating to such Third Party Transaction Proposal;

(d)	SkillSoft shall give SSI not less than four (4) days’ advance written notice of any meeting of the Board, or other forum or the occurring of any other means by which any withdrawal of the Scheme Recommendation is to be considered and SkillSoft shall as part of such notice disclose the identity of the person making or submitting such Third Party Transaction Proposal and the material terms and conditions thereof;

(e)	deliver to SSI, not less than four (4) days prior to any withdrawal of the Scheme Recommendation, a written notice (the “Superior Proposal Notice”) stating that Skillsoft (or the Board) intends to make a change in the Scheme Recommendation and withdraw the Scheme and intends to join with such person in the issue of a recommended announcement of such Third Party Transaction Proposal pursuant to Rule 2.5 of the Takeover Rules;

(f)

make, during the four (4) day period commencing on the date of such Superior Proposal Notice, its Representatives reasonably available for the purpose of engaging in negotiations with SSI (to the extent SSI desires to negotiate) regarding a possible amendment of the Transaction Agreement or the Scheme to effect an increase in the price payable under the Scheme or the implementation of the Acquisition at such

3

increased price by way of a general offer so that the Third Party Transaction Proposal that is the subject of the Superior Proposal Notice ceases to be superior to that available to the Skillsoft Shareholders pursuant to the Scheme (it being understood that SkillSoft must agree to such amendment that is necessary solely to increase the price if such amendment is binding upon SSI and will deliver equal consideration to the consideration offered by the Third Party Transaction Proposal); and

(g)	if, after the expiration of the negotiation period described in clause 5.5.3(f) above the Board shall have in good faith determined, after consultation with Skillsoft’s outside legal counsel and financial advisers, that such amendment as described in Clause 5.5.3(f) does not constitute a proposal which is itself superior to that available to the Skillsoft Shareholders pursuant to the Third Party Transaction Proposal, there is an amendment to the financial or other material terms of the Third Party Transaction Proposal, Skillsoft shall be obliged to deliver a further Superior Proposal Notice and the period of negotiation pursuant to clause “(f)” above, in respect of such further Superior Proposal Notice, shall be a period of two (2) Business Days from the date of receipt by SSI of such further Superior Proposal Notice.

5.5.4	For the avoidance of doubt and notwithstanding any other term of this Agreement, nothing in this Agreement shall preclude, restrict or hinder SkillSoft or any of its Subsidiaries or any of their respective Representatives from:

(a)	[intentionally deleted]; or

(b)	considering and engaging with any unsolicited offers/proposals of a Third Party Transaction Proposal but only if and only to the extent that the Board has determined, in good faith after consultation with its outside legal counsel and its financial advisors, that it is required to do so to satisfy the fiduciary duties of the Board or to comply with the Takeover Rules.”

3.7. Addition of Clause 9.1.5. A new Clause 9.1.5 of the Transaction Agreement is hereby inserted as follows:

“9.1.5 Termination of this Agreement shall not affect Clause 5.5.2(c), which shall continue in full force and effect until the first anniversary of the date of this Agreement save where this Agreement is terminated by reason of the material breach thereof by SSI.”

3.8. Amendments to Definitions in Clause 11.1. The definitions in Clause 11.1 of the Transaction Agreement are hereby amended as follows:

(a) The definition of “Acquisition” is hereby amended and restated in its entirety as follows:

“Acquisition”, the proposed acquisition by SSI of SkillSoft by means of the Scheme as described in the Increase Announcement and the Rule 2.5 Announcement;

(b) The definition of “Credit Agreements” is hereby amended and restated in its entirety as follows:

“Credit Agreements”, (i) that certain Bridge Credit Agreement, dated as of 11 February 2010, by and among SSI Luxco II, S.à.r.l., the Lenders (as defined therein) party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, as amended, restated or supplemented from time to time and (ii) that certain Credit Agreement dated as of 11 February 2010, by and among SSI Luxco II, S.à.r.l., SSI Investments II Limited, the Lenders (as defined therein) party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, as amended, restated or supplemented from time to time.”

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(c) The definition of “Expenses Reimbursement Agreement” is hereby amended and restated in its entirety as follows:

“Expenses Reimbursement Agreement”, the restated expenses reimbursement agreement, dated as of the date of the First Amending Agreement to Transaction Agreement, between SSI and SkillSoft, the terms of which have been approved by the Panel;

(d) A new definition of “First Amending Agreement to Transaction Agreement” is hereby added as follows:

“First Amending Agreement to Transaction Agreement,” the first amending agreement to the Transaction Agreement dated as of 31 March 2010, between the Parties.

(e) A new definition of “Increase Announcement” is hereby added as follows:

“Increase Announcement”, the announcement to be made by SSI and SkillSoft pursuant to the Takeover Rules increasing the price payable under the Acquisition to US$11.25;

(f) The definition of “Non-Solicitation Period Start Date” is hereby deleted.

(g) The definition of “Optionholder Proposal” is hereby amended and restated in its entirety as follows:

“Optionholder Proposal”, the proposal of SSI to the SkillSoft Optionholders to be made pursuant to Rule 15 of the Takeover Rules.

(h) A new definition of “Other Bidder” is hereby added as follows:

“Other Bidder”, the meaning given to that term in Clause 5.5.2(c);

(i) The definition of “Rule 2.5 Announcement” is hereby amended and restated in its entirety as follows:

“Rule 2.5 Announcement”, the announcement dated 12 February 2010 made by SSI and SkillSoft pursuant to Rule 2.5 of the Takeover Rules;

(j) A new definition of “Superior Proposal Notice” is hereby added as follows:

“Superior Proposal Notice”, the meaning given to that term in Clause 5.5.3(e);

4. Counterparts. This Amendment may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement, and each Party may enter into this Amendment by executing a counterpart.

5. Governing Law and Jurisdiction.

5.1. This Amendment shall be governed by, and construed in accordance with, the laws of Ireland.

5.2. Each of the Parties irrevocably agrees that the courts of Ireland are to have exclusive jurisdiction to settle any dispute arising out of or in connection with this Amendment and, for such purposes, irrevocably submits to the exclusive jurisdiction of such courts. Any proceeding, suit or action arising out of or in connection with this Amendment shall therefore be brought in the courts of Ireland.

6. Effect of this Amendment; No Other Modifications. From and after the date of this Amendment, all references in the Transaction Agreement to “this Agreement”, “hereof”, “herein”, “hereunder” and words or expressions of similar import shall be deemed to be references to the Transaction Agreement as amended by this Amendment; provided, that, for the avoidance of doubt, all references to the “date hereof”, the “date of this Agreement”, the “date of the Agreement” and words and expressions of similar import shall refer to 11 February

5

2010. Except as amended hereby, the terms and conditions of the Transaction Agreement shall continue in full force and effect. The execution of this Amendment does not affect the rights and liabilities of the Parties under the Transaction Agreement prior to the execution of this Amendment nor does it constitute a waiver of those rights and liabilities by the Parties under the Transaction Agreement prior to the execution of this Amendment. Without affecting the foregoing, any breach of Clause 5.5 prior to the execution of this Amendment shall be regulated by Clause 5.5 of the Transaction Agreement unamended by this Amendment.

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SIGNED on behalf of SSI INVESTMENTS III LIMITED by its authorised signatory in the presence of:	/S/ IMELDA SHINE
Authorised Signatory (Signature)

Imelda Shine Print name
/S/ PAUL EGAN
Witness (Signature)

Paul Egan
Print name

South Bank House, Barrow Street, Dublin 4
Print address

SIGNED on behalf of SKILLSOFT PLC by its authorised signatory in the presence of:	/S/ CHARLES E. MORAN
Authorised Signatory (Signature)

Charles E. Moran Print name
/S/ GREGORY PORTO
Witness (Signature)

Gregory Porto
Print name

15 Rolling Woods Drive, Bedford, NH 03110
Print address

Annex C

SSI INVESTMENTS III LIMITED

SKILLSOFT PLC

RESTATED EXPENSES REIMBURSEMENT AGREEMENT

William Fry

Solicitors

Fitzwilton House

Wilton Place

Dublin 2

www.williamfry.ie

© William Fry 2010

020533.0001.DMF/MAT

THIS AGREEMENT is made on 31 March 2010

BETWEEN:

SSI INVESTMENTS III LIMITED

a company incorporated in Ireland with registered number 480477 and having its registered office at Block 3, The Harcourt Centre, Harcourt Road, Dublin 2, Ireland

(hereinafter referred to as “SSI”)

- and -

SKILLSOFT public limited company

a public limited company incorporated in Ireland with registered number 148294 and having its registered office at Belfield Office Park, Clonskeagh, Dublin 4, Ireland

(hereinafter referred to as “Skillsoft”)

RECITALS:

A.	SSI intends to acquire Skillsoft on the terms set out in the Increase Announcement and the Rule 2.5 Announcement and Skillsoft intends to agree to reimburse costs and expenses incurred and to be incurred by SSI for the purposes of, in preparation for or in connection with the Acquisition in certain circumstances if the Acquisition does not proceed.

B.	This Agreement (i) sets out the agreement between the parties as to the reimbursement in certain circumstances by Skillsoft of costs and expenses incurred and to be incurred by SSI for the purposes of, in preparation for or in connection with the Acquisition and (ii) supersedes in its entirety an expenses reimbursement agreement made between the parties on 11 February 2010.

C.	Capitalised terms and some other words and expressions used in this Agreement are defined in Clause 4.

NOW IT IS HEREBY AGREED as follows:

1.	Commencement of Clause 2

Clause 2 of this Agreement shall not have effect unless the Increase Announcement is issued on or before 09:30 am (United States Eastern Time) on the day next following the date hereof.

2.	Reimbursement

2.1	Subject to, and in consideration of, SSI announcing a firm intention to make the Acquisition in the Increase Announcement and the Rule 2.5 Announcement, Skillsoft agrees to pay to SSI, if any one or more of the Events described in Clause 2.2 occur, an amount equal to all specific, quantifiable third party (including vouched out of pocket expenses incurred by third party advisers only) costs and expenses incurred by SSI for the purposes of, in preparation for or in connection with the Acquisition, including, without limitation:

2.1.1	exploratory work carried out in contemplation of and in connection with the Acquisition;

2.1.2	legal, financial and commercial due diligence;

2.1.3	arranging financing (with associated hedging and related expenses); and

2.1.4	engaging advisers to assist in the process;

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provided that the gross amount payable to SSI pursuant to this Agreement shall not, in any event, exceed such sum as is equal to 1% of the total value of the entire issued share capital (excluding, for the avoidance of doubt, any interest in such share capital of Skillsoft (including in the form of American Depositary Shares) held by Stockbridge Fund, L.P.) as ascribed by the terms of the Acquisition as set out in the Increase Announcement and the Rule 2.5 Announcement. The amount payable by Skillsoft to SSI under this Clause 2.1 shall not include any Value Added Tax attributable to such third party costs to the extent that it is recoverable by SSI.

2.2	The Events for the purposes of Clause 2.1 are any one or more of the following:

2.2.1	the Board (or any one or more of the members thereof) withdraws, adversely modifies or qualifies its recommendation to Skillsoft Shareholders or the holders of Skillsoft ADSs to vote in favour of the Scheme (to include any public announcement by Skillsoft of a recommendation or intention to recommend a Competing Offer); or

2.2.2	Skillsoft wilfully takes or omits to take any action, such as failing to post a Scheme Circular, preventing Skillsoft Shareholders from voting at any meetings to approve the Scheme or any related resolutions, withdrawal of the Scheme, adjourning any Court hearing or shareholders’ meeting, failing to issue the petition to approve the Scheme, unilaterally altering the terms and conditions of the Scheme, or failing to deliver the Court Order and minute of reduction of capital to the Registrar of Companies (in any such case without the consent of SSI); or

2.2.3	prior to the Scheme being withdrawn by Skillsoft or lapsing in accordance with its terms, a Competing Offer is announced (under Rule 2.4 or 2.5) and subsequently made and that Competing Offer or a Competing Offer in which that Competing Party is interested or participates subsequently becomes effective or unconditional within the 18 months of such lapse or withdrawal; or

2.2.4	the Scheme is not approved at the Court Meeting by the requisite majorities required by section 201 of the Companies Act 1963 or if any other resolutions of Skillsoft Shareholders required to implement the Scheme are not passed by the requisite majorities at the extraordinary general meeting(s) convened for the purpose of proposing such resolutions to Skillsoft Shareholders.

2.3	Any request by SSI for a Reimbursement Payment shall be:

2.3.1	notified in writing to Skillsoft no later than 30 days following:

(a)	in the case of Clauses 2.2.1 and 2.2.2, to include in the case of withdrawal of the Scheme by Skillsoft, SSI becoming aware of the Event or;

(b)	in the case of Clause 2.2.3, SSI becoming aware that such Competing Offer has become effective; and

2.3.2	accompanied and / or followed by written invoices or written documentation supporting the request for a Reimbursement Payment; and

2.3.3	subject to satisfactory compliance with Clause 2.3.2, satisfied in full by payment in full by Skillsoft to SSI in cleared, immediately available funds within 14 calendar days following such receipt of such invoices or documentation.

2.4	Notices under this Agreement shall be served as provided in the Transaction Agreement.

2.5	For the avoidance of doubt:

2.5.1	the refusal by Skillsoft to agree an extension to the date set out in Condition 1 to the Rule 2.5 Announcement (namely 16 July 2010) shall not constitute a withdrawal, or an adverse modification, of the Board’s recommendation of the Acquisition; and

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2.5.2	where used in this Agreement in the context of the Scheme:

(a)	the term “lapse” shall mean any of the Conditions becoming incapable of satisfaction and “lapsing” shall be construed accordingly;

(b)	the term “withdraw” shall include (i) an application to Court to adjourn Court proceedings on the Scheme either generally without a return date or to a date after 16 July 2010 and (ii) an adjournment of any shareholders’ meeting either generally without an adjourned date or to a date after 16 July 2010 and “withdrawal” shall be construed accordingly.

3.	General

3.1	The invalidity, illegality or unenforceability of a provision of this Agreement does not affect or impair the continuance in force of the remainder of this Agreement.

3.2	This Agreement shall be construed in accordance with and governed by the laws of Ireland. The parties submit to the exclusive jurisdiction of the Irish Courts in relation to any disputes arising out of this Agreement.

3.3	This Agreement may be executed by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart. Each counterpart shall constitute an original of this Agreement, but the counterparts shall together constitute one and the same instrument.

3.4	Each party hereto represents and warrants to the other that, assuming due authorisation, execution and delivery by the other party hereto, this Agreement constitutes the valid and binding obligations of that party.

3.5	Each party hereto confirms and agrees that no provision of the Transaction Agreement shall supersede, vary or otherwise amend the provisions of this Agreement.

4.	Definitions

4.1	In this Agreement (including in the Recitals), the following expressions shall have the following meaning:

“Acquisition”, the proposed acquisition by SSI of Skillsoft by means of the Scheme, as described in, and on the terms and conditions of, the Increase Announcement and the Rule 2.5 Announcement;

“Act”, the Irish Takeover Panel Act 1997 (as amended);

“Acting in Concert”, shall have the meaning given to that term in the Act;

“Associate”, shall have the meaning given to that term in the Rules;

“Board”, the board of directors of Skillsoft (or, where a director is considered not to be independent for the purposes of Rule 3 or if restricted from voting on the Scheme or a Competing Offer at a meeting of the Board pursuant to the Articles of Association of Skillsoft, a duly constituted and authorised committee thereof consisting of all other directors);

“Business Day”, any day, other than a Saturday, Sunday or public holiday in Ireland or the State of New York;

“SSI’s Group” means SSI and any bodies corporate which are Holding Companies of SSI or Subsidiaries or subsidiary undertakings, in each of SSI or of any Holding Company of SSI;

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“Competing Offer”, means any one or more offers by or on behalf of a party (a “Competing Party”) other than SSI (or an Associate of SSI or a person Acting in Concert with SSI) which is publicly disclosed and which, if completed, would result in the Competing Party (whether alone or with its Associates and concert parties) holding or controlling more than 50% of:

(i)	the voting and other equity securities of Skillsoft (whether in Skillsoft Shares, Skillsoft ADRs or Skillsoft ADSs); or

(ii)	all or substantially all the assets of Skillsoft;

“Competing Party” means a person other than SSI (or an Associate of SSI or a person Acting in Concert with SSI) who alone or with or through others announces a Competing Offer prior to the withdrawal or lapse of the Scheme;

“Conditions”, the conditions to the Scheme and the Acquisition set out in Appendix I to the Rule 2.5 Announcement, and “Condition” means any one of the Conditions;

“Court Meeting”, the meeting or meetings of the SkillSoft Shareholders (and any adjournment thereof) convened by order of the High Court pursuant to Section 201 of the Companies Act 1963 to consider and, if thought fit, approve the Scheme (with or without amendment);

“Event” means any one or more of the events described in Clause 2.2;

“First Amending Agreement” means an agreement between SSI and Skillsoft dated as of the date hereof expressed to be the First Amending Agreement to the Transaction Agreement;

“Holding Company”, shall have the meaning given to it in the Transaction Agreement;

“Increase Announcement”, means the announcement to be made by SSI and SkillSoft pursuant to the Rules increasing the price payable under the Acquisition to US$11.25;

“Offer Period”, shall have the meaning given to it in the Rules;

“Panel”, the Irish Takeover Panel;

“Reimbursement Payment(s)”, the payment(s) provided for in Clause 2.1;

“Rule 2.5 Announcement”, the announcement dated 12 February 2010 made by SSI and SkillSoft pursuant to Rule 2.5 of the Rules;

“Rules”, the Irish Takeover Panel Act, 1997, Takeover Rules, 2007, as amended;

“Scheme”, the proposed scheme of arrangement under Section 201 of the Companies Act 1963 and the capital reduction under Sections 72 and 74 of the Companies Act 1963 to effect the Acquisition, including any revision thereof;

“Skillsoft”, Skillsoft plc;

“Skillsoft ADRs”, American Depositary Receipts evidencing Skillsoft ADSs;

“Skillsoft ADSs”, American Depositary Shares each representing one Skillsoft Share and evidenced by Skillsoft ADRs;

“Skillsoft Shareholders”, the holders of Skillsoft Shares;

“Skillsoft Shares”, the ordinary shares of €0.11 each in the capital of Skillsoft;

“Subsidiary”, shall have the meaning given to it in the Transaction Agreement;

“subsidiary undertaking”, shall have the meaning given to it in the Transaction Agreement; and

“Transaction Agreement”, the transaction agreement between SSI and Skillsoft dated 11 February 2010, as amended by the First Amending Agreement.

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4.2	In this Agreement, the expression “offer” shall include:

4.2.1	an offer, scheme of arrangement, contract, merger, redemption, share swap, re-capitalisation or other transaction of any nature whatsoever made by or on behalf of a party (other than SSI or any party Acting in Concert with SSI) which, if completed, would result in such third party or its Associates holding more than 50% of:

(a)	the voting and other equity securities of Skillsoft; or

(b)	all or substantially all the assets of Skillsoft; and

4.2.2	a merger or other transaction pursuant to SI 137/1987, SI 157/2008, Council Regulation (EC) No 2157/2001 or SI 21/2007.

4.3	In this Agreement:

4.3.1	reference to the word “person” is deemed to include references to natural persons, firms, partnerships, companies, corporations, associations, bodies corporate, trusts and investment funds (in each case whether or not having a separate legal personality);

4.3.2	reference to the word “writing” is deemed to include reference to electronic communications such as fax and email.

4.4	In this Agreement, references to time are to Irish times unless otherwise specified.

IN WITNESS whereof the parties have executed these presents the day and year above written.

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SIGNED on behalf of SSI INVESTMENTS III LIMITED by its authorised signatory in the presence of:	/S/ IMELDA SHINE
Authorised Signatory (Signature)

Imelda Shine Print name
/S/ PAUL EGAN
Witness (Signature)

Paul Egan
Print name

South Bank House, Barrow Street, Dublin 4
Print address

SIGNED on behalf of SKILLSOFT plc by its authorised signatory in the presence of:	/S/ CHARLES E. MORAN
Authorised Signatory (Signature)

Charles E. Moran Print name
/S/ GREGORY PORTO
Witness (Signature)

Gregory Porto
Print name

15 Rolling Woods Drive Bedford, NH 03110
Print address

Annex D

DIRECTORS’ VOTING UNDERTAKING

To:	SSI INVESTMENTS III LIMITED
Block 3
The Harcourt Centre
Harcourt Road
Dublin 2
Ireland

From:	[name]

— February 2010

Dear Sirs,

Re: Acquisition of Skillsoft plc (the “Company”)

1.	In this Deed unless the context otherwise requires:

“Acquirer” shall mean SSI Investments III Limited or any company owned or controlled directly or indirectly by SSI Investments III Limited, which is making the Acquisition;

“Acquisition” means the proposed acquisition by or on behalf of the Acquirer described in the Rule 2.5 Announcement, and any references to the “Acquisition” shall include any revisions, extensions or renewals of such Acquisition;

“Act”, the Companies Act 1963, as amended;

“Acting in Concert”, shall have the meaning given to that term in the Irish Takeover Panel Act 1997 (as amended);

“ADS” means an American Depositary Share issued pursuant to the Deposit Agreement upon deposit of a Share;

“Adviser”, means Morgan Stanley;

“Associate”, shall have the meaning given to that term in the Takeover Rules;

“Business Day” means any day, other than a Saturday, Sunday or public or bank holiday in Ireland and the State of New York;

“Committed ADSs” means the ADSs specified in the Schedule hereto which are derived from the Deposited Shares, including any ADSs deriving from the rights set out in column 4 of Part (A) of that Schedule;

“Committed Shares” means the Shares specified in the Schedule hereto, including any Shares deriving from the rights set out in column 4 of Part (A) of that Schedule;

“Court” means the High Court of Ireland;

“Court Meeting” means the meeting or meetings of the registered holders of the ordinary shares of €0.11 each in the capital of the Company (and any adjournment thereof) convened by order of the Court pursuant to Section 201 of the Act to consider and, if thought fit, approve the Scheme (with or without amendment);

“Depositary” means The Bank of New York, and shall include such person (if any) who is the nominee holder of any Shares on its behalf;

“Deposit Agreement” means, as applicable, any or all of the Deposit Agreement dated as of April 13 1995, the Restricted Deposit Agreement dated as of November 30 1995 and the Restricted Deposit Agreement (B) dated as of June 8 1999, in each case between the Company] and the Depositary and in each case as amended and restated up to the date hereof;

“Deposited Shares” means the ordinary shares of €0.11 each in the capital of the Company deposited with the Depositary pursuant to the Deposit Agreement, in respect of which I am the beneficial owner of the corresponding ADSs;

“Encumbrance” means any mortgage, assignment, dealing, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, third party right or interest, any other encumbrance or security interest of any kind, and any other type of preferential arrangement (including, without limitation, title transfer and retention arrangements) having a similar effect;

“Exempted Transaction”

shall mean any of the following transfers of Shares:

(a)	transfer(s) of Shares or ADSs, effected pursuant to this Deed;

(b)	transfer(s) of Shares by will or operation of law, in which case this Deed shall bind the transferee, and

(c)	transfer(s) of Shares pursuant to any pledge agreement, subject to the pledgee agreeing in writing to be bound by the terms of this Deed;

(d)	transfer(s) of Shares in connection with estate and charitable planning purposes, including transfers to relatives, trusts and charitable organisations, subject to the transferee first agreeing in writing to be bound by the terms of this Deed; and

(e)	such transfer(s) of Shares as the Acquirer may otherwise permit in its discretion;

“Extraordinary General Meeting” or “EGM” means the extraordinary general meeting of the registered holders of the ordinary shares of €0.11 each in the capital of the Company (and any adjournment thereof) to be convened in connection with the Scheme, expected to be held as soon as the preceding Court Meeting shall have been concluded or adjourned;

“Further ADSs” means any other ADSs in respect of shares in the capital of the Company of which I may hereafter become the beneficial owner;

“Further Shares” means any other shares in the capital of the Company of which I may hereafter become the beneficial owner;

“Higher Competing Offer”, means an offer, increased offer, proposed offer or proposed increased offer (including by means of a scheme of arrangement), by or on behalf of a party other than the Acquirer, any Associate of the Acquirer or any person Acting in Concert with the Acquirer, for the Company and which is:

(a)	wholly in, or enables a holder of Shares to receive exclusively, cash; or

(b)	is in some form other than in (a) above,

and which in respect of each relevant Share exceeds (in the case of (b) above, in the opinion of the directors of the Company) the value of the cash element of the Scheme for a shareholder;

“Panel” means the Irish Takeover Panel;

“Registered Member” means BNY (Nominees) Limited;

“Rule 2.5 Announcement” means the announcement to be made by the Company and the Acquirer pursuant to Rule 2.5 of the Takeover Rules as attached to this Deed and marked “A”;

“Scheme” means the proposed scheme of arrangement pursuant to section 201 of the Act, by which the Acquisition will be effected;

“Scheme Document” means the formal document containing, inter alia, the terms and conditions of the Scheme and explanatory statement in relation thereto;

“Shares” means the ordinary shares of €0.11 each in the capital of the Company;

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“subsidiaries” means subsidiaries as defined in the Act, and subsidiary undertakings as defined in the European Communities (Companies: Group Accounts) Regulations 1992; and

“Takeover Rules” means the Irish Takeover Panel Act 1997, Takeover Rules 2007 as amended and as in force from time to time.

Terms not otherwise defined shall bear the same meaning as in the Rule 2.5 Announcement.

2.	I, the undersigned hereby irrevocably and unconditionally warrant, undertake and agree with the Acquirer on the terms of this Deed, that:

2.1	I am the sole beneficial owner of the Committed Shares and Committed ADSs and have, and will continue to have (i) all relevant authority to accept or procure the acceptance of, vote in favour of, the Scheme and Acquisition in respect of the Committed Shares; and (ii) subject to the terms of the Deposit Agreement, all relevant authority to accept or procure the acceptance of, vote in favour of, or instruct the Depositary to vote in favour of the Scheme and Acquisition in respect of the Deposited Shares corresponding to the Committed ADSs. I do not own, manage or control, directly or indirectly any other Shares or ADSs either alone or together with others. This warranty and undertaking will not be extinguished or affected by the Scheme becoming effective.

2.2	Neither the whole nor any part of my interest in the Committed Shares, the Committed ADSs and/or the Further Shares and/or the Further ADSs is, or will be prior to the date that the Scheme becomes effective, subject to any Encumbrance or restriction whatsoever. This warranty and undertaking will not be extinguished or affected by the Scheme becoming effective.

2.3	Subject to Section 8 below, I shall:

(a)	cast or procure the casting of all votes, whether on a show of hands or on a poll and whether in person or by proxy in respect of all of my Committed Shares and Further Shares in favour of any resolutions required to approve and implement the Scheme and Acquisition at the Extraordinary General Meeting(s) (the “Resolutions”);

(b)	serve such notices (and in the case of sub-paragraph (ii) only, within 1 Business Day of the date of a request made under sub-paragraph (ii)) , and provide such instructions to the Depositary in accordance with the terms of the Deposit Agreement, to procure that:

(i)	the Depositary shall cast or procure the casting of all votes whether on a show of hands or on a poll and whether in person or by proxy in respect of the Deposited Shares corresponding to the Committed ADSs and the Further ADSs in favour of the Resolutions;

(ii)	on request by you and at your cost, procure that the Depositary and the Registered Member vest the Committed Shares, comprised in the Committed ADSs, to me or such one or more nominees of me as are reasonably necessary to implement the Scheme and register me and/or such nominees as a member or members of the Company, in which event I will procure that the such nominees shall comply with this undertaking as though named herein as a party;

(c)	complete and submit all necessary forms, including forms of proxy and instructions to the Depositary, in relation to the exercise of my voting rights conferred by the Committed Shares and the Depositary’s voting rights in respect of the Deposited Shares in favour of the Resolutions within eight (8) Business Days of receiving the Scheme Document; and

(d)	vote or do everything within my power of procurement, including providing instructions to the Depositary in accordance with the terms of the Deposit Agreement, as aforesaid to procure that the Depositary shall vote against any resolution or proposal to adjourn any meeting at which any Resolution is to be voted on, or proposing any amendment to any Resolution, unless the Acquirer has previously requested in writing that I vote in favour of such a resolution or proposal.

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For the avoidance of doubt it is understood and agreed between the Acquirer and me that voting rights in respect of the Committed Shares, Further Shares and any Deposited Shares in respect of Committed ADSs and any Further ADSs shall be exercised by the registered holder until such time as the Scheme becomes effective.

2.4	Subject to Section 8 below, I shall not:

(a)	except by way of an Exempted Transaction or except pursuant to the Acquisition, sell, transfer, encumber, grant any option over or otherwise dispose of or permit the sale, transfer, charging or other disposition or the creation or grant of any other Encumbrance over all or any of the Committed Shares, Further Shares, Committed ADSs or any Further ADSs or any interest in all or any thereof;

(b)	other than as to Further Shares issued after the date hereof and attributable to or derived from my holdings of Committed Shares or any Further ADSs issued after the date hereof and attributable to or derived from my holdings of Committed ADSs or rights specified or referred to in the Schedule or pursuant to the terms of the 2004 Skillsoft plc Employee Stock Purchase Plan, acquire or become beneficially interested in any further Shares or ADSs, or securities convertible into Shares, in the Company or any interest in such Shares or ADSs or securities without the Acquirer’s prior written consent;

(c)	other than in connection with either of the circumstances set out in paragraph 8.3, enter into any deed, agreement or arrangement with any person (whether conditional or unconditional) which would or might restrict or affect my authority or ability to vote as is required by paragraph 2.3; or

(d)	other than in connection with either of the circumstances set out in paragraph 8.3, enter into any deed, agreement or arrangement with any person (whether conditional or unconditional) to do all or any of the acts referred to in this paragraph 2.4.

2.5	I have and will continue to have all relevant authority and power to enter into, and to perform all obligations under this Deed. 2.6 Where the Committed Shares and/or the Further Shares are registered in the name of a nominee, I shall direct the nominee to act as if the nominee were bound by the terms of this Deed and I shall do such acts necessary (which lie within my power of procurement) to carry out the terms hereof into effect as if I had been the registered holder of the Committed Shares and/or the Further Shares. In respect of the Committed ADSs and any Further ADSs, I shall direct the Depositary, in accordance with the terms of the Deposit Agreement, to act as if the Depositary were bound by the terms of this Deed and I shall do such acts necessary (which lie within my power of procurement) to carry the terms of this paragraph 2.6 into effect as if I had been the registered holder of any Deposited Shares corresponding to the Committed ADSs and any Further ADSs.

2.7	I will notify the Acquirer immediately upon becoming aware of a breach of the foregoing undertakings and warranties.

3.	I recognise and acknowledge that if I should fail to comply with my obligations contained herein or should otherwise be in breach of any of my obligations under this Deed, damages may not be an adequate remedy and that the Acquirer should accordingly be entitled to seek equitable relief, including an injunction or order for specific performance for such failure or breach.

4.	I consent to the issue of any press announcement incorporating references to me and to this Deed substantially in the same terms as references set out in the Rule 2.5 Announcement.

5.

I understand that the Takeover Rules require my interests in securities in the Company and the Acquirer in the twelve (12) months prior to 10 February 2010 to be disclosed in the Scheme Document and that, if the Scheme Document is posted, this Deed will be made available for public inspection prior to the Scheme becoming effective and that particulars of it will be contained in the Scheme Document. I warrant that the

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details of all my interests in securities of the Company and dealings in securities of the Company (including for the avoidance of doubt, ADSs) as set out in the Schedule are true, complete and accurate and that my interests are correctly described and the registered holders of the securities to which they relate as set out in the Schedule are true and accurate in all respects. I shall notify the Acquirer promptly in writing of any changes in such details and shall, on request, provide the Acquirer with all reasonable assistance in compiling and confirming the details of my interests and dealings in securities of the Company, following disclosure of any such changes in accordance with applicable law or regulation. I shall also promptly supply, or procure the supply to the Acquirer of details (dates, prices and numbers) of my dealings in Shares in the twelve (12) month period prior to 10 February 2010.

6.	In my capacity as a Director of the Company and subject to Section 8, I undertake, unless and until the Scheme becomes effective, is withdrawn or lapses, and subject to my fiduciary duties as director of the Company and to my obligations under the Takeover Rules:

6.1	to provide to the Acquirer and its professional advisers all information necessary to be included in the Scheme Document concerning me, my immediate family, related trusts and persons connected with me;

6.2	to recommend all Skillsoft plc shareholders vote in favour of the Resolutions, including joining in the recommendation of the Board included in the Rule 2.5 Announcement and the Scheme Document;

6.3	to refrain from taking any action or making any statement which is or may be prejudicial to the success of the Scheme and the Acquisition;

6.4	to procure so far as I am able to by using all my reasonable endeavours that:

(a)	no dividend, distribution or bonus will be declared, paid or made in respect of the profits or capital of the Company or any of its subsidiaries;

(b)	no action which may be prejudicial to the successful outcome of the Scheme and the Acquisition is taken; and

(c)	such meetings of the directors or members of the Company as may be required to consider such resolutions as may be required to implement the Scheme and the Acquisition will be convened;

6.5	upon the Scheme becoming effective:

(a)	to vote to approve the registration of all transfers or issues of Shares in the Company made pursuant to or in connection with the Acquisition (subject, in the case of transfers, to the same being duly stamped); and

(b)	to vote in favour of the appointment of such persons as the Acquirer may nominate as directors of the Company (and its subsidiaries) and in approving alternate directors nominated by such newly appointed directors.

7.	Subject to Section 8 I will immediately inform the Acquirer of the contents of any notices I receive of meetings of shareholders of the Company or of any circular or other notices received from the Company or the Depositary in respect of the Committed Shares or any Further Shares or any Committed ADSs or Further ADSs whether from the Company, the Depositary or any other party and, in the event of any meeting being held at any time from the date of this Deed until the Scheme becomes effective, will vote the Committed Shares and any Further Shares or do everything within my power of procurement, including serving all notices, and giving all instructions required pursuant to the Deposit Agreement, to procure that the Depositary shall cast or procure the casting of all votes in respect of any Deposited Shares in consultation with the Acquirer.

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8.	This Deed shall cease to have any effect whatsoever if:

8.1	the Scheme lapses or is withdrawn;

8.2	the Transaction Agreement is terminated by either party thereto;

8.3	a Higher Competing Offer is announced (whether pursuant to Rule 2.4 or Rule 2.5 of the Takeover Rules) or a Higher Competing Offer is made;

8.4	the Scheme does not become effective by 13 July 2010 (or such later date as the Company and Acquirer agree, with the consent of the Panel and the Court);

8.5	the Resolutions are not passed at the EGM or the Court Meeting;

8.6	the directors of the Company withdraw their recommendation to shareholders of the Company to vote in favour of the Scheme;

8.7	the High Court declines or refuses to sanction the Scheme, unless the Company and Acquirer agree that the decision of the High Court shall be appealed and, if so appealed, a final non-appealable order, decree, judgement, or ruling has been issued; or

8.8	the Acquirer announces that it will not proceed to make the Acquisition.

9.	I hereby accept and acknowledge that I have not entered into this Deed relying on any statement or representation, whether or not made by the Acquirer (or any of its directors, officers, employees or agents) or any other person and that nothing in this Deed obliges the Acquirer to announce or make the Acquisition or despatch the Scheme Document in the event that it is not required to do so under the Takeover Rules.

10.	I recognise that the Adviser is acting on behalf of the Acquirer and as such I am not a client of the Adviser. I have taken my own independent financial and legal advice in agreeing to execute this Deed. As I am not a client of the Adviser I recognise that neither the Adviser nor the Acquirer has any responsibility to me to ensure that this Deed is suitable for execution by me or otherwise.

11.	The Acquirer may assign all rights and obligations under this Deed to any other company under the same ultimate ownership as the Acquirer with my prior written consent, which consent will not be unreasonably withheld.

12.	I agree that this Deed will be governed by and construed in accordance with Irish law and that the Irish courts are to have exclusive jurisdiction for all purposes in connection herewith.

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SCHEDULE

Interests, Short Positions and Dealings in Relevant Securities of the Company

Part A

Interests and Short Positions

Registered Holder	Beneficial Owner	Number and Class of Shares Held		Number of Shares subject to options, warrants or other rights to subscribe, acquire or convert
		Long	Short
		Number (%)	Number (%)

Part B

Dealings since 10 February 2009

Registered Holder	Nature of Transaction	Date	Quantity	Price per Unit

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IN WITNESS whereof this irrevocable undertaking has been entered into and delivered as a deed the day and year first herein WRITTEN.

SIGNED AS A DEED AND DELIVERED by in the presence of:
Signature

Witness (Signature)

Print name

Print address

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Annex E

AFFIRMATION OF UNDERTAKING

To:	SSI INVESTMENTS III LIMITED

Block 3

The Harcourt Centre

Harcourt Road

Dublin 2

Ireland

2010

Dear Sirs,

Re:	Acquisition of Skillsoft plc (the “Company”)

1	I refer to a Deed of Undertaking (the “Undertaking”) executed by me in your favour on 11 February 2010 by way of scheme of arrangement, for the Acquisition (within the meaning of the Undertaking) as revised by you and announced on or around 31 March 2010. I hereby affirm that Undertaking, subject to the following substitution in paragraph 1 of the definition of “Higher Competing Offer” so as to read as follows:

‘“Higher Competing Offer”, means an offer, increased offer, proposed offer or proposed increased offer (including by means of a scheme of arrangement), by or on behalf of a party other than the Acquirer, any Associate of the Acquirer or any person Acting in Concert with the Acquirer, for the Company: and:

(a)	which is:

(i)	wholly in, or enables a holder of Shares to receive exclusively, cash; or

(ii)	is in some form other than in (i) above,

and which in respect of each relevant Share exceeds (in the case of (ii) above, in the opinion of the directors of the Company) the value of the cash element of the Scheme for a shareholder; and

(b)	which is recommended by the Board of Directors of the Company, following compliance by the Company in all material respects with its obligations under the Transaction Agreement, and termination of the Transaction Agreement in accordance with its terms without any material breach on the part of the Company;’

2	I hereby acknowledge and agree that the Undertaking, as so amended, continues in full force and effect, and that the Undertaking has not at any time terminated.

3	I represent that the information in the Schedule to the Undertaking continues to be true and accurate as at the date hereof.

IN WITNESS whereof this irrevocable undertaking has been entered into and delivered as a deed the day and year first herein WRITTEN.

SIGNED AS A DEED AND DELIVERED

by

in the presence of:

____________________________________

Signature

____________________________________

Witness (Signature)

____________________________________

Print name

____________________________________

Print address

Annex F

SHAREHOLDER’S VOTING UNDERTAKING

To:	SSI INVESTMENTS III LIMITED

Block 3

The Harcourt Centre

Harcourt Road

Dublin 2

Ireland

To:	SKILLSOFT PLC

Belfield Office Park

Clonskeagh

Dublin 4

Ireland

From: Columbia Wanger Asset Management, L.P. (Shareholder)

31 March 2010

Dear Sirs,

Re:	Acquisition of SkillSoft plc (the “Company”)

1.	In this Deed unless the context otherwise requires:

“Acquirer” shall mean SSI Investments III Limited or any company owned or controlled directly or indirectly by SSI Investments III Limited, which is making the Acquisition;

“Acquisition” means the proposed acquisition by or on behalf of the Acquirer described in the Rule 2.5 Announcement and the Increase Announcement, and any references to the “Acquisition” shall include any revisions, extensions or renewals of such Acquisition;

“Act” the Companies Act 1963, as amended;

“Acting in Concert” shall have the meaning given to that term in the Irish Takeover Panel Act 1997 (as amended);

“ADS” means an American Depositary Share issued pursuant to the Deposit Agreement upon deposit of a Share;

“Adviser” means Morgan Stanley;

“Associate” shall have the meaning given to that term in the Takeover Rules;

“Business Day” means any day, other than a Saturday, Sunday or public or bank holiday in Ireland and the State of New York;

“Committed ADSs” means the ADSs specified in the Schedule hereto which are derived from the Deposited Shares, including any ADSs deriving from the rights set out in column 4 of Part (A) of that Schedule;

“Committed Shares” means the Shares specified in the Schedule hereto, including any Shares deriving from the rights set out in column 4 of Part (A) of that Schedule;

“Court” means the High Court of Ireland;

“Court Meeting” means the meeting or meetings of the registered holders of the ordinary shares of €0.11 each in the capital of the Company (and any adjournment thereof) convened by order of the Court pursuant to Section 201 of the Act to consider and, if thought fit, approve the Scheme (with or without amendment);

“Depositary” means The Bank of New York, and shall include such person (if any) who is the nominee holder of any Shares on its behalf;

“Deposit Agreement” means, as applicable, any or all of the Deposit Agreement dated as of April 13 1995, the Restricted Deposit Agreement dated as of November 30 1995 and the Restricted Deposit Agreement (B) dated as of June 8 1999, in each case between the Company and the Depositary and in each case as amended and restated up to the date hereof;

“Deposited Shares” means the ordinary shares of €0.11 each in the capital of the Company deposited with the Depositary pursuant to the Deposit Agreement, in respect of which we are the beneficial owner of the corresponding ADSs;

“Encumbrance” means any mortgage, assignment, dealing, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, third party right or interest, any other encumbrance or security interest of any kind, and any other type of preferential arrangement (including, without limitation, title transfer and retention arrangements) having a similar effect;

“Exempted Transaction” shall mean any of the following transfers of Shares:

(a)	transfer(s) of Shares or ADSs, effected pursuant to this Deed;

(b)	transfer(s) of Shares by will or operation of law, in which case this Deed shall bind the transferee, and

(c)	transfer(s) of Shares pursuant to any pledge agreement, subject to the pledgee agreeing in writing to be bound by the terms of this Deed; and

(d)	such transfer(s) of Shares as the Acquirer may otherwise permit in its discretion;

“Extraordinary General Meeting” or “EGM” means the extraordinary general meeting of the registered holders of the ordinary shares of €0.11 each in the capital of the Company (and any adjournment thereof) to be convened in connection with the Scheme, expected to be held as soon as the preceding Court Meeting shall have been concluded or adjourned;

“Further ADSs” means any other ADSs in respect of shares in the capital of the Company of which we may hereafter become the beneficial owner;

“Further Shares” means any other shares in the capital of the Company of which we may hereafter become the beneficial owner;

“Higher Competing Offer”, means an offer, increased offer, proposed offer or proposed increased offer (including by means of a scheme of arrangement), by or on behalf of a party other than the Acquirer, any Associate of the Acquirer or any person Acting in Concert with the Acquirer, for the Company: and which is:

(a)	which is:

(i)	wholly in, or enables a holder of Shares to receive exclusively, cash; or

(ii)	is in some form other than in (i) above,

and which in respect of each relevant Share exceeds (in the case of (ii) above, in the opinion of the directors of the Company) the value of the cash element of the Scheme for a shareholder; and

(b)	which is recommended by the Board of Directors of the Company, following compliance by the Company with its obligations under the Transaction Agreement, and termination of the Transaction Agreement in accordance with its terms without breach on the part of the Company.

Subject to compliance with the Takeover Rules and the United States federal securities laws, the Company shall provide notice to the Shareholder of a Higher Competing Offer and the Company shall comply with the provisions of the Takeover Rules with respect to any offer, proposed offer or proposed increased offer.

“Increase Announcement” means the announcement to be made, subject to the consent of the Panel, if applicable, by the Company and the Acquirer pursuant to the Takeover Rules increasing the price payable under the Acquisition to US$11.25 as attached to this Deed and marked “A”;

2

“Panel” means the Irish Takeover Panel;

“Registered Member” means BNY (Nominees) Limited;

“Rule 2.5 Announcement” means the announcement dated 12 February 2010 made by the Company and the Acquirer pursuant to Rule 2.5 of the Takeover Rules as attached to this Deed and marked “B”;

“Scheme” means the proposed scheme of arrangement pursuant to section 201 of the Act, by which the Acquisition will be effected;

“Scheme Communication” means any formal document containing information pertaining to the Scheme that is sent or published to the holders of ADSs and or Shares;

“Scheme Document” means the formal document containing, inter alia, the terms and conditions of the Scheme and explanatory statement in relation thereto;

“Shares” means the ordinary shares of €0.11 each in the capital of the Company;

“subsidiaries” means subsidiaries as defined in the Act, and subsidiary undertakings as defined in the European Communities (Companies: Group Accounts) Regulations 1992; and

“Takeover Rules” means the Irish Takeover Panel Act 1997, Takeover Rules 2007 as amended and as in force from time to time.

Terms not otherwise defined shall bear the same meaning as in the Rule 2.5 Announcement.

2.	We, the undersigned hereby irrevocably and unconditionally warrant, undertake and agree with the Acquirer on the terms of this Deed, that:

2.1	We are the sole beneficial owner of the Committed Shares and Committed ADSs and have, and will continue to have (i) all relevant authority to accept or procure the acceptance of, vote in favour of, the Scheme and Acquisition in respect of the Committed Shares; and (ii) subject to the terms of the Deposit Agreement, all relevant authority to accept or procure the acceptance of, vote in favour of, or instruct the Depositary to vote in favour of the Scheme and Acquisition in respect of the Deposited Shares corresponding to the Committed ADSs. We do not own, manage or control, directly or indirectly any other Shares or ADSs either alone or together with others. This warranty and undertaking will not be extinguished or affected by the Scheme becoming effective.

2.2	Neither the whole nor any part of our interest in the Committed Shares, the Committed ADSs and/or the Further Shares and/or the Further ADSs is, or will be prior to the date that the Scheme becomes effective, subject to any Encumbrance or restriction whatsoever. This warranty and undertaking will not be extinguished or affected by the Scheme becoming effective.

2.3	Subject to Section 7 below, we shall:

(a)	cast or procure the casting of all votes, whether on a show of hands or on a poll and whether in person or by proxy in respect of all of our Committed Shares and Further Shares in favour of any resolutions required to approve and implement the Scheme and Acquisition at the Court Meeting and the Extraordinary General Meeting (the “Resolutions”);

(b)	cast or procure the casting of all votes, whether on a show of hands or on a poll and whether in person or by proxy in respect of all of our Committed Shares and Further Shares against any offer, increased offer, proposed offer or proposed increased offer (including by means of a scheme of arrangement), by or on behalf of a party other than the Acquirer, any Associate of the Acquirer or any person Acting in Concert with the Acquirer (a “Competing Proposal”) unless:

(i)	the Acquirer has previously requested in writing that we vote in favour of the Competing Proposal; or

(ii)	the Competing Proposal is a Higher Competing Offer;

3

(c)	complete and submit all necessary forms, including forms of proxy and instructions to the Depositary, in relation to the exercise of our voting rights conferred by the Committed Shares and the Depositary’s voting rights in respect of the Deposited Shares in favour of the Resolutions within two (2) Business Days of receipt by us from the Depositary of the forms of proxy and instructions in respect of the adjourned EGM and Court Meeting;

(d)	vote or do everything within our power of procurement, including providing instructions to the Depositary in accordance with the terms of the Deposit Agreement, as aforesaid to procure that the Depositary shall vote against any resolution or proposal to adjourn any meeting at which any Resolution is to be voted on, or proposing any amendment to any Resolution, unless the Acquirer has previously requested in writing that we vote in favour of such a resolution or proposal; and

(e)	not do or omit to do any act or thing that would impede, negate, delay or frustrate the obligations on our part in sub paragraphs (a) to (d) of this paragraph 2.3.

For the avoidance of doubt it is understood and agreed between the Acquirer and us that voting rights in respect of the Committed Shares, Further Shares and any Deposited Shares in respect of Committed ADSs and any Further ADSs shall be exercised by the registered holder until such time as the Scheme becomes effective.

2.4	Subject to Section 7 below, we shall not:

(a)	except by way of an Exempted Transaction or except pursuant to the Acquisition, sell, transfer, encumber, grant any option over or otherwise dispose of or permit the sale, transfer, charging or other disposition or the creation or grant of any other Encumbrance over all or any of the Committed Shares, Further Shares, Committed ADSs or any Further ADSs or any interest in all or any thereof;

(b)	other than as to Further Shares issued after the date hereof and attributable to or derived from our holdings of Committed Shares or any Further ADSs issued after the date hereof and attributable to or derived from our holdings of Committed ADSs, acquire or become beneficially interested in any further Shares or ADSs, or securities convertible into Shares, in the Company or any interest in such Shares or ADSs or securities without the Acquirer’s prior written consent;

(c)	other than in connection with either of the circumstances set out in paragraph 7.3, enter into any deed, agreement or arrangement with any person (whether conditional or unconditional) which would or might restrict or affect our authority or ability to vote as is required by paragraph 2.3; or

(d)	other than in connection with either of the circumstances set out in paragraph 7.3, enter into any deed, agreement or arrangement with any person (whether conditional or unconditional) to do all or any of the acts referred to in this paragraph 2.4.

2.5	We have and will continue to have all relevant authority and power to enter into, and to perform all obligations under this Deed.

2.6	Where the Committed Shares and/or the Further Shares are registered in the name of a nominee, we shall direct the nominee to act as if the nominee were bound by the terms of this Deed and we shall do such acts necessary (which lie within our power of procurement) to carry out the terms hereof into effect as if we had been the registered holder of the Committed Shares and/or the Further Shares. In respect of the Committed ADSs and any Further ADSs, we shall direct the Depositary, in accordance with the terms of the Deposit Agreement, to act as if the Depositary were bound by the terms of this Deed and we shall do such acts necessary (which lie within our power of procurement) to carry the terms of this paragraph 2.6 into effect as if we had been the registered holder of any Deposited Shares corresponding to the Committed ADSs and any Further ADSs.

2.7	We will notify the Acquirer immediately upon becoming aware of a breach of the foregoing undertakings and warranties.

4

3.	We recognise and acknowledge that if we should fail to comply with our obligations contained herein or should otherwise be in breach of any of our obligations under this Deed, damages may not be an adequate remedy and that the Acquirer should accordingly be entitled to seek equitable relief, including an injunction or order for specific performance for such failure or breach.

4.	We consent to the issue of any press announcement incorporating references to us and to this Deed substantially in the same terms as references set out in the Increase Announcement, provided, that in the event the identity of the Shareholder is disclosed in such press announcement, Shareholder shall be entitled to review and consent to such disclosure, such consent to not be unreasonably withheld, conditioned or delayed.

5.	We understand that the Takeover Rules may require our interests in securities in the Company and the Acquirer in the twelve (12) months prior to 10 February 2010 to be disclosed in a Scheme Communication and that, if such a Scheme Communication is posted, this Deed will be made available for public inspection and that particulars of it may be contained in the Scheme Communication. We warrant that the details of all our interests in securities of the Company and dealings in securities of the Company (including for the avoidance of doubt, ADSs) as set out in the Schedule are true, complete and accurate and that our interests are correctly described and the registered holders of the securities to which they relate as set out in the Schedule are true and accurate in all respects. We shall notify the Acquirer promptly in writing of any changes in such details and shall, on request, provide the Acquirer with all reasonable assistance in compiling and confirming the details of our interests and dealings in securities of the Company, following disclosure of any such changes in accordance with applicable law or regulation. We shall also immediately supply, or procure the supply to the Acquirer of details (dates, prices and numbers) of our dealings in Shares in the twelve (12) month period prior to 10 February 2010.

6.	Subject to Section 7, we will immediately inform the Acquirer of the contents of any notices we receive of meetings of shareholders of the Company or of any circular or other notices received from the Company or the Depositary in respect of the Committed Shares or any Further Shares or any Committed ADSs or Further ADSs whether from the Company, the Depositary or any other party and, in the event of any meeting being held at any time from the date of this Deed until the Scheme becomes effective, will vote the Committed Shares and any Further Shares or do everything within our power of procurement, including serving all notices, and giving all instructions required pursuant to the Deposit Agreement, to procure that the Depositary shall cast or procure the casting of all votes in respect of any Deposited Shares in consultation with the Acquirer.

7.	This Deed shall cease to have any effect whatsoever if:

7.1	the Increase Announcement is not made within ten (10) Business Days after the date of this Deed;

7.2	the Scheme lapses for want of the requisite majorities on the Resolutions (save as a result of the breach by us of this Deed) or is withdrawn at the request of the Acquirer;

7.3	the Transaction Agreement is terminated by either party thereto in accordance with its terms without breach on the part of the Company;

7.4	a Higher Competing Offer is announced (pursuant to Rule 2.5 of the Takeover Rules) or a Higher Competing Offer is made following termination of the Transaction Agreement in accordance with its terms without breach on the part of the Company;

7.5	the directors of the Company withdraw their recommendation to shareholders of the Company to vote in favour of the Scheme following termination of the Transaction Agreement in accordance with its terms without breach on the part of the Company;

7.6	the Scheme does not become effective by 16 July 2010 (or such later date as the Company and Acquirer agree, with the consent of the Panel and the Court);

7.7	the High Court declines or refuses to sanction the Scheme, unless the Company and Acquirer agree that the decision of the High Court shall be appealed and, if so appealed, a final non-appealable order, decree, judgement, or ruling has been issued; or

7.8	the Acquirer announces that it will not proceed to make the Acquisition.

5

8.	We hereby accept and acknowledge that we have not entered into this Deed relying on any statement or representation, whether or not made by the Acquirer (or any of its directors, officers, employees or agents) or any other person and that nothing in this Deed obliges the Acquirer to announce or make the Acquisition or despatch a Scheme Communication in the event that it is not required to do so under the Takeover Rules.

9.	We recognise that the Adviser is acting on behalf of the Acquirer and as such we are not a client of the Adviser. We have taken our own independent financial and legal advice in agreeing to execute this Deed. As we are not a client of the Adviser we recognise that neither the Adviser nor the Acquirer has any responsibility to us to ensure that this Deed is suitable for execution by us or otherwise.

10.	The Acquirer may assign all rights and obligations under this Deed to any other company under the same ultimate ownership as the Acquirer.

11.	We agree that this Deed will be governed by and construed in accordance with Irish law and that the Irish courts are to have exclusive jurisdiction for all purposes in connection herewith.

6

Part A

Interests and Short Positions

Registered Holder	Beneficial Owner	Long (Number)	(%)	Shares subject to options, etc.
Fairfax County Employer’s Retirement System	Columbia Wanger Asset Management, LP	115,000	0.1212	0.0000
Oregon State Treasury	Columbia Wanger Asset Management, LP	700,000	0.7377	0.0000
Columbia Acorn Select	Columbia Wanger Asset Management, LP	9,000,000	9.4849	0.0000
Columbia Acorn Fund	Columbia Wanger Asset Management, LP	9,500,000	10.0119	0.0000
Wanger Select	Columbia Wanger Asset Management, LP	1,074,000	1.1319	0.0000
Wanger US Smaller Companies Fund	Columbia Wanger Asset Management, LP	100,000	0.1054	0.0000

(No short positions)

7

Part B

Dealings since 10 February 2009

Registered Holder	Transaction	Trade Date	Quantity	Price per Unit
Columbia Acorn Select	SELL	4/30/2009	2,400.00	8.822
Columbia Acorn Select	SELL	4/30/2009	32,000.00	8.574
Columbia Acorn Select	SELL	4/30/2009	7,978.00	8.456
Columbia Acorn Select	SELL	5/4/2009	47,317.00	8.298
Columbia Acorn Select	SELL	5/5/2009	10,305.00	8.208
Columbia Acorn Select	SELL	6/11/2009	2,800.00	7.93
Columbia Acorn Select	SELL	6/11/2009	400	8
Columbia Acorn Select	SELL	6/12/2009	7,888.00	8
Columbia Acorn Select	SELL	6/19/2009	7,847.00	8
Columbia Acorn Select	SELL	6/22/2009	23,065.00	8.008
Columbia Acorn Select	SELL	6/25/2009	100	8
Columbia Acorn Select	SELL	6/25/2009	19,931.00	8.009
Columbia Acorn Select	SELL	6/25/2009	5,400.00	8.023
Columbia Acorn Select	SELL	6/26/2009	17,569.00	8.003
Columbia Acorn Select	SELL	6/29/2009	17,700.00	8.008
Columbia Acorn Select	SELL	6/30/2009	9,972.00	8.001
Columbia Acorn Select	SELL	6/30/2009	3,400.00	8
Columbia Acorn Select	SELL	7/2/2009	6,600.00	8.013
Columbia Acorn Select	SELL	7/2/2009	9,600.00	8
Columbia Acorn Select	SELL	7/2/2009	100	8
Columbia Acorn Select	SELL	7/6/2009	49,928.00	8.069
Columbia Acorn Select	SELL	7/6/2009	17,700.00	8.001
Columbia Acorn Select	SELL	10/20/2009	100,000.00	9.99
Columbia Acorn Select	SELL	11/27/2009	2,900.00	10.11
Columbia Acorn Select	SELL	11/27/2009	70,000.00	10.083
Columbia Acorn Select	SELL	11/27/2009	27,100.00	10.1

New America Small Caps	SELL	3/3/2009	4,000.00	6.54
New America Small Caps	SELL	3/26/2009	2,800.00	6.396
New America Small Caps	SELL	5/13/2009	2,500.00	7.475
New America Small Caps	SELL	9/30/2009	2,250.00	9.418
New America Small Caps	SELL	10/8/2009	2,000.00	9.517
New America Small Caps	SELL	2/5/2010	1,800.00	9.444
New America Small Caps	SELL	3/12/2010	16,650.00	10.7

Optimum Small-Mid Cap Growth Fund	BUY	7/21/2009	9,800.00	7.557
Optimum Small-Mid Cap Growth Fund	SELL	2/13/2009	7,500.00	6.798
Optimum Small-Mid Cap Growth Fund	SELL	3/5/2009	6,500.00	5.923
Optimum Small-Mid Cap Growth Fund	SELL	4/6/2009	6,000.00	7.139
Optimum Small-Mid Cap Growth Fund	SELL	3/8/2010	64,800.00	11.164

Wanger Select	BUY	10/20/2009	100,000.00	9.99
Wanger Select	SELL	6/11/2009	400	7.93
Wanger Select	SELL	6/12/2009	1,000.00	8
Wanger Select	SELL	6/19/2009	1,000.00	8
Wanger Select	SELL	6/22/2009	3,000.00	8.008

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Registered Holder	Transaction	Trade Date	Quantity	Price per Unit
Wanger Select	SELL	6/25/2009	2,600.00	8.009
Wanger Select	SELL	6/25/2009	700	8.023
Wanger Select	SELL	6/26/2009	2,300.00	8.003
Wanger Select	SELL	6/29/2009	2,300.00	8.008
Wanger Select	SELL	6/30/2009	1,300.00	8.001
Wanger Select	SELL	6/30/2009	500	8
Wanger Select	SELL	7/2/2009	900	8.013
Wanger Select	SELL	7/2/2009	1,200.00	8
Wanger Select	SELL	7/6/2009	6,500.00	8.069
Wanger Select	SELL	7/6/2009	2,300.00	8.001

Wanger USA	SELL	2/26/2010	310,000.00	11.023

Wanger U.S. Smaller Companies Fund	SELL	2/24/2009	30,000.00	6.703
Wanger U.S. Smaller Companies Fund	SELL	7/17/2009	27,000.00	7.533
Wanger U.S. Smaller Companies Fund	SELL	2/4/2010	35,000.00	9.6
Wanger U.S. Smaller Companies Fund	SELL	2/24/2010	60,000.00	11.1
Wanger U.S. Smaller Companies Fund	SELL	2/25/2010	30,000.00	11.07
Wanger U.S. Smaller Companies Fund	SELL	3/12/2010	18,000.00	10.72

9

IN WITNESS whereof this irrevocable undertaking has been entered into and delivered as a deed the day and year first herein WRITTEN.

EXECUTED AS A DEED AND DELIVERED by Ben Andrews in the presence of:	/s/ BEN ANDREWS
Signature

/s/ CHARLES P. MCQUAID
Witness (Signature)

Charles P. McQuaid
Print name

227 W. MONROE ST., SUITE 3000, CHICAGO IL 60606, USA
Print address

Columbia Wanger Asset Management, L.P.

EXECUTED AS A DEED AND DELIVERED By Imelda Shine, duly authorised for SSI Investments III Limited in the presence of:	/s/ IMELDA SHINE
Signature

/s/ PAUL EGAN
Witness (Signature)

Paul Egan
Print name

South Bank House, Barrow Street, Dublin 4
Print address

10

EXECUTED AS A DEED AND DELIVERED By Charles E. Moran, duly authorised for SKILLSOFT PLC in the presence of:	/s/ CHARLES E. MORAN
Signature

/s/ GREGORY PORTO
Witness (Signature)

Gregory Porto
Print name

15 Rolling Woods Drive Bedford, NH 03110
Print address

11

SKILLSOFT PUBLIC LIMITED COMPANY

ORDINARY SHARE FORM OF PROXY

THIS PROXY FOR THE ADJOURNED COURT MEETING OF THE SCHEME SHAREHOLDERS

IS SOLICITED BY THE BOARD OF DIRECTORS OF SKILLSOFT

The undersigned Member of the Company, a public limited company incorporated under the laws of Ireland, hereby appoints (See Note B below):

(a)	the Chairman of the Adjourned Court Meeting; or

(b)	of

as my/our proxy to vote all shares on my/our behalf which I/we would be entitled to vote if then and there personally present at the Adjourned Court Meeting of the Scheme Shareholders (as defined in the proposed Scheme of Arrangement referred to in the Notice convening the meeting to which this Form of Proxy relates) reconvened by order of the High Court pursuant to Section 201 of the Companies Act 1963 (the “Adjourned Court Meeting”) for the purpose of considering and, if thought appropriate, approving (with or without modifications) the proposed Scheme of Arrangement to be held at Fitzwilton House, Wilton Place, Dublin 2, Ireland, on 3 May 2010, at 9.00 a.m. (Irish Standard Time), including for the avoidance of doubt, any adjournment thereof.

NOTES:

A.	If the Member’s name has not been pre-printed below, he, she or it must insert his, her or its full name and registered address in type or block letters. In the case of joint accounts, the names of all holders must be stated.

B.	If a Member desires to appoint a proxy other than the Chairman of the Adjourned Court Meeting, he, she or it should insert his, her or its name and address and delete the words “the Chairman of the Adjourned Court Meeting”.

C.	If the Form of Proxy is properly executed and returned to the Registrar, it will be voted in the manner directed by the Member executing it or, if no directions are given, will be voted (or withheld) at the discretion of the Chairman of the Adjourned Court Meeting or any other person duly appointed as proxy by the Member.

D.	The Form of Proxy must:

(i)	in the case of an individual Member be signed by the Member or his or her attorney; or

(ii)	in the case of a corporate Member be given either under its common seal or signed on its behalf by an attorney or by a duly authorised officer of the corporate Member.

E.	In the case of joint holders, the vote of the senior holder who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose, seniority shall be determined by the order in which the names stand in the Register of Members of the Company in respect of the joint holding.

F.	To be valid, this Form of Proxy and any power of attorney under which it is signed must reach the Company’s Registrar at, Computershare Investor Services (Ireland) Limited, Heron House, Corrig Road, Sandyford Industrial Estate, Dublin 18, Ireland, not less than 48 hours before the commencement of the Adjourned Court Meeting. This Form of Proxy may also be handed to the Chairman of the Adjourned Court Meeting before the start of the Adjourned Court Meeting and will still be valid.

G.	A proxy need not be a Member of the Company but must attend the Adjourned Court Meeting in person to represent you.

H.	Save where otherwise appears, capitalised terms shall have the same meaning in this document as they have in the Scheme Document issued by the Company on 8 April 2010.

I.	Only those Members registered on the Register of Members of the Company at 9.00 a.m. (Irish Standard Time) on 1 May 2010 or, if the Adjourned Court Meeting is adjourned, at the time which is 48 hours prior to the adjourned Adjourned Court Meeting shall be entitled to attend and vote at the Adjourned Court Meeting, or, if relevant, any adjournment thereof.

J.	Any alteration to this Form of Proxy must be initialled by the person who signs it.

K.	The return of a Form of Proxy will not preclude any Member from attending the Adjourned Court Meeting or from speaking and voting in person should he/she/it wish to do so.

Please indicate with an “x” in the space below how you wish your votes to be cast in respect of the resolution detailed in the notice convening the meeting. A vote “withheld” is not a vote in law and will not be counted in the calculation of the proportion of the votes “for” and “against” the Proposed Resolution.

THE FULL TEXT OF THE RESOLUTION IS CONTAINED IN THE ACCOMPANYING NOTICE OF ADJOURNED COURT MEETING.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED (OR WITHHELD) AS SAID PROXY OR PROXIES DEEM APPROPRIATE IN RESPECT OF THE PROPOSED RESOLUTION BELOW.

THE BOARD RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSED RESOLUTION:

	PROPOSED RESOLUTION	FOR	AGAINST	WITHHOLD
1.	To approve the Scheme of Arrangement.	☐	☐	☐

Date:

Signature or other execution by the Member (See Note C above):

Print Name and Address of Member

If you have already tendered your vote for the original Court Meeting, and you do not wish to change your vote, you do not need to take any further action.

SKILLSOFT PUBLIC LIMITED COMPANY

ORDINARY SHARE FORM OF PROXY

THIS PROXY FOR THE ADJOURNED EXTRAORDINARY GENERAL MEETING

IS SOLICITED BY THE BOARD OF DIRECTORS OF SKILLSOFT

The undersigned Member of the Company, a public limited company incorporated under the laws of Ireland, hereby appoints (See Note B below):

(a)	the Chairman of the Adjourned Extraordinary General Meeting; or

(b)	of

as my/our proxy to vote all shares on my/our behalf which I/we would be entitled to vote if then and there personally present at the Adjourned Extraordinary General Meeting to be held at Fitzwilton House, Wilton Place, Dublin 2, Ireland, on 3 May 2010, at 9.15 a.m. (Irish Standard Time), including for the avoidance of doubt, any adjournment thereof.

NOTES:

A.	If the Member’s name has not been pre-printed below, he, she or it must insert his, her or its full name and registered address in type or block letters. In the case of joint accounts, the names of all holders must be stated.

B.	If a Member desires to appoint a proxy other than the Chairman of the Adjourned Extraordinary General Meeting, he, she or it should insert his, her or its name and address and delete the words “the Chairman of the Meeting”.

C.	If the Form of Proxy is properly executed and returned to the Registrar, it will be voted in the manner directed by the Member executing it or, if no directions are given, will be voted (or withheld) at the discretion of the Chairman of the Adjourned Extraordinary General Meeting or any other person duly appointed as proxy by the Member.

D.	The Form of Proxy must:

(i)	in the case of an individual Member be signed by the Member or his or her attorney; or

(ii)	in the case of a corporate Member be given either under its common seal or signed on its behalf by an attorney or by a duly authorised officer of the corporate Member.

E.	In the case of joint holders, the vote of the senior holder who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose, seniority shall be determined by the order in which the names stand in the Register of Members of the Company in respect of the joint holding.

F.	To be valid, this Form of Proxy and any power of attorney under which it is signed must reach the Company’s Registrar at, Computershare Investor Services (Ireland) Limited, Heron House, Corrig Road, Sandyford Industrial Estate, Dublin 18, Ireland, not less than 48 hours before the commencement of the Adjourned Extraordinary General Meeting.

G.	A proxy need not be a Member of the Company but must attend the Adjourned Extraordinary General Meeting in person to represent you.

H.	Save where otherwise appears, capitalised terms shall have the same meaning in this document as they have in the Scheme Document issued by the Company on 8 April 2010.

I.	Only those Members registered on the Register of Members of the Company at 9.15 a.m. (Irish Standard Time) on 1 May 2010 or, if the Adjourned EGM is adjourned, at the time which is 48 hours prior to the Adjourned Extraordinary General Meeting shall be entitled to attend and vote at the Adjourned EGM or, if relevant, any adjournment thereof.

J.	Any alteration to this Form of Proxy must be initialed by the person who signs it.

K.	The return of a Form of Proxy will not preclude any Member from attending the Adjourned Meeting or from speaking and voting in person should he/she/it wish to do so.

Please indicate with an “x” in the space below how you wish your votes to be cast in respect of each of the resolutions detailed in the notice convening the meeting. A vote “withheld” is not a vote in law and will not be counted in the calculation of the proportion of the votes “for” and “against” the Proposed Resolutions.

THE FULL TEXT OF THE RESOLUTIONS IS CONTAINED IN THE ACCOMPANYING NOTICE OF ADJOURNED EXTRAORDINARY GENERAL MEETING.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED (OR WITHHELD) AS SAID PROXY OR PROXIES DEEM APPROPRIATE IN RESPECT OF PROPOSED RESOLUTIONS 1 TO 4 BELOW AND ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ADJOURNED EXTRAORDINARY GENERAL MEETING.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING PROPOSED RESOLUTIONS:

	PROPOSED RESOLUTION	FOR	AGAINST	WITHHOLD
1.	To approve the Scheme of Arrangement.	☐	☐	☐

2.	Cancellation of Cancellation Shares and application of reserves.	☐	☐	☐

3.	Amendment to Articles.	☐	☐	☐

4.	Adjournment of the Adjourned EGM.	☐	☐	☐

Date:

Signature or other execution by the Member (See Note C above):

Print Name and Address of Member

If you have already tendered your vote for the original Extraordinary General Meeting, and you do not wish to change your vote, you do not need to take any further action.

Adjourned Court Meeting and Adjourned Extraordinary General

Meeting of SkillSoft PLC

Date:	May 3, 2010
See Voting Instruction On Reverse Side.

Please make your marks like this: ☐ Use dark black pencil or pen only

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED (OR WITHHELD) AS SAID PROXY OR PROXIES DEEM APPROPRIATE IN RESPECT OF RESOLUTIONS 1 TO 4 BELOW TO BE PROPOSED AT THE ADJOURNED EGM AND ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ADJOURNED EGM.

THE BOARD OF DIRECTORS OF SKILLSOFT RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSED RESOLUTIONS BELOW.

A VOTE “ABSTAIN” WILL NOT BE COUNTED IN THE CALCULATION OF THE PROPORTION OF THE VOTES “FOR” AND “AGAINST” THE PROPOSED RESOLUTIONS.

ADJOURNED COURT MEETING PROPOSED RESOLUTION		FOR	AGAINST	ABSTAIN
1.	To approve the Scheme of Arrangement	☐	☐	☐

ADJOURNED EGM
PROPOSED RESOLUTIONS

1	To approve the Scheme of Arrangement	☐	☐	☐

2.	Cancellation of Cancellation Shares and application of reserves	☐	☐	☐

3.	Amendment to Articles	☐	☐	☐

4	Adjournment of the Adjourned EGM	☐	☐	☐

Authorized Signatures - This section must be completed for your instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Adjourned Court Meeting and Adjourned Extraordinary General

Meeting of SkillSoft PLC to be held May 3, 2010

For Holders as of March 3, 2010

INTERNET		TELEPHONE
Go To
www.proxypush.com/skil • Cast your vote online. • View Meeting Documents.	OR	1-866-390-5421 For International callers please dial 212-785-4470
• Use any touch-tone telephone. • Have your Voting Instruction Form ready. • Follow the simple recorded instructions.
MAIL
OR	• Mark, sign and date your Voting Instruction Form.
• Detach your Voting Instruction Form.
• Return your Voting Instruction Form in the postage-paid envelope provided.

All votes must be received by 5:00 pm, Eastern Time April 27, 2010.

PROXY TABULATOR FOR

SKILLSOFT PLC

P.O. BOX 8016

CARY, NC 27512-9903

EVENT #

CLIENT #

Copyright © 2010 Mediant Communications LLC. All Rights Reserved

SkillSoft PLC

Instructions to The Bank of New York Mellon, as Depositary

(Must be received prior to 5.00 PM New York City Time on April 27, 2010)

This Proxy for the Adjourned Court Meeting and the Adjourned Extraordinary General Meeting

is solicited on behalf of the Board of Directors.

The undersigned registered owner of American Depositary Receipts hereby requests and instructs The Bank of New York Mellon, as Depositary, to endeavour, in so far as practicable, to vote or cause to be voted the amount of shares or other Deposited Securities represented by such Receipt of SkillSoft PLC registered in the name of the undersigned on the books of the Depositary as of the close of business on April 27, 2010 at the Adjourned Court Meeting and the Adjourned Extraordinary General Meeting of the Members of SkillSoft PLC to be held on May 3, 2010 in respect of the proposals specified on the reverse.

PROXY TABULATOR FOR SKILLSOFT PLC

p.o. BOX 8016

CARY, NC 27512-9003